As filed with the Securities and Exchange Commission on September 13, 2013.

Registration No. 333-190590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Pre-Effective
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERJEX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	88-0422242
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4040 Broadway, Suite 508
San Antonio, TX 78209
(210) 451-5545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Pfau, Esq.
Fernando Velez, Jr, Esq.
Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, CA 93101
Telephone: (805) 966-2440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	44,357,143	$0.70	$31,500,000.00	$4,296.60

(1)	The number of shares of common stock, par value $0.001 per share, of the registrant (“EnerJex common stock”) being registered is based upon the product obtained by multiplying (i) 125,030,812 shares of common stock of Black Raven Energy, Inc. (“Black Raven common stock”), the maximum estimated number of shares to be outstanding immediately prior to the merger and to be exchanged for EnerJex common stock, by (ii) the initial exchange ratio of 0.34791 plus 0.00686, the anticipated maximum upward adjustment. Pursuant to Rule 416, the registration statement also covers an indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457 under the Securities Act of 1933, as amended and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated by taking the product of (a) $0.70, and (b) 43,500,000 (the maximum possible number of shares of EnerJex common stock to be issued in the merger.
(3)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $136.40 per $1 million of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. EnerJex Resources, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.

September 13, 2013

Proxy Statement/Information Statement/Prospectus

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

On July 23, 2013, EnerJex Resources, Inc., a Nevada corporation (EnerJex), and Black Raven Energy, Inc., a Nevada corporation (Black Raven), entered into a merger agreement pursuant to which BRE Merger Sub, Inc., a wholly owned subsidiary of EnerJex, will merge with and into Black Raven, with Black Raven continuing as the surviving company and becoming a wholly owned subsidiary of EnerJex. The boards of directors of EnerJex and Black Raven, based upon the unanimous recommendations of the special transactions committees of the boards of directors of EnerJex and Black Raven, have approved the merger agreement and the merger and believe that the combination of EnerJex and Black Raven will create more value than either company could achieve individually. The combined company that will result from the merger will be a domestic onshore oil and natural gas exploration and production company.

Pursuant to the terms of the merger agreement, upon completion of the merger, Black Raven stockholders will have the right to receive, for each share of Black Raven capital stock they hold, (i) a cash payout of $0.40 per share (up to a maximum of $600,000 in the aggregate), (ii) 0.34971 shares of EnerJex common stock, as determined and subject certain adjustments and limitations pursuant to the merger agreement, or (iii) a combination of each. Following completion of the merger, Black Raven stockholders will own approximately 39% of the outstanding shares of common stock of the combined company, and EnerJex stockholders will own approximately 61% of the outstanding shares of common stock of the combined company. The EnerJex common stock has been attributed a value of $0.70 per share in the merger agreement.

EnerJex common stock is listed on the OTCBB and trades under the symbol “ENRJ.” On September 10, 2013, the latest practicable date before the printing of this proxy statement/information statement/prospectus, the closing sale price of EnerJex common stock was $.55 per share. Black Raven is a privately held oil and natural gas exploration and production company.

This proxy statement/information statement/prospectus provides you with detailed information about the special meeting of stockholders of EnerJex to consider the issuance of shares of EnerJex common stock in the merger and other matters. Your vote is very important. If you are an EnerJex stockholder, whether or not you plan to attend the EnerJex meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at the meeting.

In addition to being a proxy statement for EnerJex, this document is also a prospectus to be used by EnerJex when issuing EnerJex common stock to Black Raven stockholders in connection with the merger.

Black Raven has already obtained the necessary approvals for the merger described in this document by stockholders holding the majority of its voting power, pursuant to Section 92A of the Nevada Revised Statutes. As a result, no further vote of the Black Raven stockholders is being sought, although this document is being sent to all of Black Raven’s stockholders in order to inform them of such approval and of the proposed merger.

You should read this entire document carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 23 for a discussion of the risks related to the merger, the combined company following completion of the merger, and the business and operations of each of EnerJex and Black Raven.

EnerJex and Black Raven are excited about the opportunities that the proposed merger brings to both EnerJex and Black Raven stockholders and thank you for your consideration and continued support.

Sincerely,

Robert G. Watson, Jr. Chief Executive Officer EnerJex Resources, Inc.	Thomas E. Riley Chief Executive Officer Black Raven Energy, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the EnerJex common stock to be issued pursuant to the merger or determined if the information in this proxy statement/information statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/information statement/prospectus is dated September 16, 2013 and is first being mailed to EnerJex stockholders and Black Raven stockholders on or about September 16, 2013.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/information statement/prospectus forms a part of a registration statement on Form S-4 filed by EnerJex with the Securities and Exchange Commission (SEC). It constitutes a prospectus of EnerJex under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the Securities Act), with respect to the shares of EnerJex common stock to be issued to holders of capital stock of Black Raven in the merger. In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the Exchange Act), and a notice of meeting with respect to the EnerJex special meeting of stockholders.

If you would like to request documents from EnerJex, please contact EnerJex at the following address:

EnerJex Resources, Inc.
Attn: Investor Relations
4040 Broadway, Suite 508
San Antonio, TX 78209
Telephone: (210) 451-5545
Facsimile: (210) 463-9297

If you would like to request documents, please do so by September 24, 2013 in order to receive them before the EnerJex special meeting. See “Where You Can Find More Information” beginning on page 157.

ABOUT THIS DOCUMENT

EnerJex has supplied all information contained in or incorporated by reference into this proxy statement/information statement/prospectus relating to EnerJex. Black Raven has supplied all information contained in or incorporated by reference into this proxy statement/information statement/prospectus relating to Black Raven. Both have contributed to information relating to the merger.

You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this document. This document is dated September 13, 2013. You should not assume that the information contained in this document is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such other document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the respective stockholders of EnerJex or Black Raven, nor the taking of any actions contemplated hereby by EnerJex or Black Raven at any time, will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction.

4040 Broadway, Suite 508
San Antonio, Texas 78209

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 27, 2013

Dear EnerJex Stockholder:

A special meeting of the stockholders of EnerJex Resources, Inc. will be held on September 27, 2013 at 9:00 a.m., local time, at The Petroleum Club of San Antonio, located at 8620 North New Braunfels Avenue, Suite 700, San Antonio, Texas 78217, for the following purposes:

1.	To consider and vote upon a proposal to approve the issuance of EnerJex common stock, par value $0.001 per share, in the merger contemplated by the agreement and plan of merger, dated as of July 23, 2013, by and among EnerJex, BRE Merger Sub, Inc., a wholly owned subsidiary of EnerJex, Black Raven, and West Coast Opportunity Fund, LLC, a copy of which is attached as Annex A to the document accompanying this notice.
2.	To consider and vote upon a proposal to approve an adjournment of the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of EnerJex Proposal No. 1.

Stockholders also will consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting.

The EnerJex board of directors fixed September 4, 2013 as the record date for the determination of EnerJex stockholders entitled to notice of, and to vote at, the EnerJex special meeting or any adjournments or postponements of the EnerJex special meeting. Only holders of record of EnerJex common stock and Series A preferred stock at the close of business on the EnerJex record date are entitled to notice of, and to vote at, the EnerJex special meeting. At the close of business on the record date, EnerJex had 67,895,279 shares of common stock and 4,779,460 shares of EnerJex Series A preferred stock outstanding and entitled to vote.

Your vote is important. The affirmative vote of the holders of a majority of the EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting in person or by proxy and entitled to vote on the proposal, is required for approval of EnerJex Proposal No. 1 and 2.

Even if you plan to attend the EnerJex special meeting in person, please complete, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposals. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting. If you do attend the EnerJex special meeting and wish to vote in person, you may withdraw any previously submitted proxy in order to do so.

The EnerJex board of directors, acting on the unanimous recommendation of the EnerJex special transactions committee, has determined that the issuance of shares of EnerJex common stock in the merger is advisable and in the best interests of EnerJex and its stockholders. The EnerJex board of directors has approved the issuance of shares of EnerJex common stock in the merger, and recommends that EnerJex stockholders vote “FOR” the issuance of shares of EnerJex common stock in the merger, and “FOR” all other proposals.

By Order of the Board of Directors,

Robert G. Watson, Jr.
Chief Executive Officer and Secretary

September 13, 2013
San Antonio, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
ENERJEX'S SPECIAL MEETING TO BE HELD ON SEPTEMBER 27, 2013

1331 17th Street, Suite 350
Denver, CO 80202

NOTICE OF APPROVALS GIVEN AND ACTIONS TO BE TAKEN

To the Stockholders of Black Raven Energy, Inc.:

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING POWER OF BLACK RAVEN ENERGY, INC. PURSUANT TO NEVADA REVISED STATUTES. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This proxy statement/information statement/prospectus is being furnished in connection with the merger contemplated by the agreement and plan of merger, dated as of July 23, 2013, by and among EnerJex, BRE Merger Sub, Inc., a wholly owned subsidiary of EnerJex, Black Raven and West Coast Opportunity Fund, LLC, a copy of which is attached as Annex A to the document accompanying this notice. If EnerJex stockholders approve the issuance of shares pursuant to the merger agreement and the merger is subsequently completed, BRE Merger Sub will merge with and into Black Raven and, each share of Black Raven common stock will be converted (and each warrant to purchase Black Raven common stock will be adjusted) into the right to receive (i) $0.40 in cash (up to a maximum of $600,000 in the aggregate), (ii) 0.34791 shares of EnerJex common stock, or (iii) a combination of each.

Pursuant to Nevada law, the merger and the merger agreement requires the approval of holders of a majority of the outstanding voting power of Black Raven common stock. On July 23, 2013, West Coast Opportunity Fund, LLC, the owner of a majority of the outstanding voting power of Black Raven, executed a written consent approving the merger and the merger agreement.

As a result, no further action on the part of Black Raven stockholders is required in connection with any of these transactions. This document is being mailed to Black Raven stockholders on or about September 16, 2013.

By Order of the Board of Directors,

Thomas E. Riley
Chief Executive Officer

September 13, 2013
Denver, Colorado

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following section provides answers to frequently asked questions about the merger. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as an EnerJex or Black Raven stockholder. You should read carefully the entire proxy statement/information statement/prospectus, including each of the annexes.

Frequently Used Terms

This document generally avoids the use of technical defined terms, but a few frequently used terms may be helpful for you to have in mind as you begin reading.

•	“EnerJex” refers to EnerJex Resources, Inc.
•	“Black Raven” refers to Black Raven Energy, Inc.
•	The “combined company” refers to EnerJex and its wholly owned subsidiary, Black Raven, after the merger, and, when used in the context of board and management composition and share ownership after the merger, refers to EnerJex as the parent company.
•	“Merger Sub” refers to BRE Merger Sub, Inc., a newly formed, wholly owned subsidiary of EnerJex.
•	Except as otherwise noted, references to “we,” “us” or “our” refer to EnerJex.

In addition, except as otherwise noted:

•	“merger agreement” refers to that certain agreement and plan of merger dated as of July 23, 2013 among EnerJex, Merger Sub and Black Raven, as amended from time to time.
•	“merger” refers to the merger of Merger Sub with and into Black Raven, with Black Raven surviving as the surviving entity and as a wholly owned subsidiary of EnerJex as contemplated under the merger agreement.
•	“Black Raven capital stock” refers to shares of common stock, par value $0.001 per share, of Black Raven.
•	“Black Raven stockholders” refers to holders of shares of Black Raven capital stock.
•	“EnerJex common stock” refers to shares of common stock, par value $0.001 per share, of EnerJex.
•	“EnerJex Series A preferred stock” refers to shares of Series A preferred stock, par value of $0.001 per share, of EnerJex.
•	“EnerJex capital stock” refers to shares of EnerJex common stock and Series A preferred stock.
•	“EnerJex stockholders” refers to holders of shares of EnerJex capital stock.
Q:	What is the merger?
A:	EnerJex, Merger Sub, and Black Raven entered into the merger agreement containing terms and conditions by which EnerJex's and Black Raven's businesses will be combined. In the merger, Merger Sub, a newly formed, wholly owned subsidiary of EnerJex that was formed for the purpose of the merger, will merge with and into Black Raven, with Black Raven surviving the merger and becoming a wholly owned subsidiary of EnerJex upon completion of the merger.
Q:	Why are EnerJex and Black Raven proposing to effect the merger?
A:	EnerJex and Black Raven believe that the combination of EnerJex's and Black Raven's businesses through the merger will create more value than either company could achieve individually. The combined company from the merger will be an independent domestic onshore oil and natural gas exploration and production company. For a more complete description of the reasons for the merger, see the sections entitled “The Merger — EnerJex Reasons for the Merger” beginning on page 61 and “The Merger — Black Raven Reasons for the Merger” beginning on page 61.

Q:	What will Black Raven stockholders receive in the merger?
A:	Upon completion of the merger, each share of Black Raven common stock will be converted into the right to receive, either: (i) a cash payout of $0.40 per share (up to a maximum of $600,000 in the aggregate), (ii) 0.34971 shares of EnerJex common stock, as determined and subject to certain adjustments and limitations pursuant to the merger agreement, of (iii) a combination of both. Black Raven’s largest stockholder, West Coast Opportunity Fund, LLC, has agreed to accept the stock consideration. See the section entitled “The Merger Agreement — Merger Consideration and Adjustment” beginning on page 78. Upon completion of the merger, Black Raven stockholders will receive shares of EnerJex common stock representing an aggregate of approximately 39% of the outstanding shares of common stock of the combined company.

No fractional shares of EnerJex common stock will be issued to Black Raven stockholders in the merger. Instead, Black Raven stockholders will be entitled to receive cash in lieu of any fractional shares of EnerJex common stock that they otherwise would be entitled to receive in the merger. For a more complete discussion of what Black Raven stockholders will receive in the merger, see the sections entitled “The Merger Agreement — Merger Consideration and Adjustment” beginning on page 78.

Q:	How will EnerJex stockholders be affected by the merger?
A:	The merger will have no effect on the number of shares of EnerJex common stock or Series A preferred stock held by EnerJex stockholders as of immediately prior to completion of the merger. However, it is expected that upon completion of the merger, shares of EnerJex common stock outstanding as of the date hereof will represent an aggregate of approximately 61% percent of the outstanding shares of common stock of the combined company, assuming approximately 43,500,000 shares of EnerJex common stock are issued to Black Raven stockholders in the merger.

For illustrative purposes only, the merger will affect the stock holdings of a hypothetical 5% EnerJex stockholder as follows:

	Pre-Merger	Post-Merger
Number of shares held	3,390,000	3,390,000
Approximate percentage of outstanding shares	5%	3.15%
Q:	Can the value of the transaction change between now and the time the merger is completed?
A:	Yes. The market value of EnerJex common stock can change between now and the time the merger is completed. The cash consideration and the exchange ratio to determine the stock consideration, however, are fixed and will not change even if the market value of EnerJex common stock changes Therefore, the market value of the total transaction will increase or decrease as the market value of EnerJex common stock increases or decreases. However, the number of shares of EnerJex common stock to be issued to Black Raven stockholders in the merger will not change as a result of changes in the market value of EnerJex common stock.

While the exchange ratio will not change due to market conditions, it may change due to other factors described in the merger agreement. For a more complete discussion of what Black Raven stockholders will receive in the merger, see the sections entitled “The Merger Agreement — Merger Consideration and Adjustment” beginning on page 78.

Q:	Who will be the directors and executive officers of the combined company following the merger?
A:	Following the merger, the board of directors of the combined company will be as follows:

Name	Current Principal Affiliation
Robert G. Watson, Jr.	EnerJex
R. Atticus Lowe	EnerJex; Black Raven
Lance W. Helfert	EnerJex
James G. Miller	EnerJex
Richard Menchaca	EnerJex

Following the merger, the executive officers of the combined company will be:

Name	Position	Current Principal Affiliation
Robert G. Watson, Jr.	Chief Executive Officer and Secretary	EnerJex
Douglas M. Wright	Chief Financial Officer	EnerJex
David L. Kunovic	Executive Vice President – Exploration	Black Raven
Q:	What are the conditions to the completion of the merger?
A:	The obligations of each of EnerJex and Black Raven to consummate the merger are subject to the satisfaction or waiver (if permissible) at or before the effective time of the merger of the following conditions:
•	the approval by EnerJex stockholders of the issuance of EnerJex common stock in the merger and by Black Raven stockholders of the transactions contemplated by the merger agreement (which Black Raven approval has been received);
•	the absence of any legal prohibition to completing the merger; and
•	the effectiveness of, and the absence of any stop order with respect to, the registration statement on Form S-4 of which this proxy statement/information statement/prospectus forms a part;

In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver (if permissible) by that party of the following additional conditions:

•	the representations and warranties of the other party in the merger agreement are true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger, or, if such representations and warranties address matters as of a particular date, then as of that particular date;
•	the other party to the merger agreement has performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it at or before the closing of the merger; and
•	the other party has delivered a certificate signed by a duly authorized officer certifying to the satisfaction of such party that the above conditions in the merger agreement have been satisfied.

In addition, the obligation of EnerJex to complete the merger is further subject to the satisfaction or waiver at or before the effective time of the merger of the following additional condition:

•	Black Raven shall have issued to West Coast Opportunity Fund, LLC, in satisfaction of Black Raven's outstanding indebtedness to West Coast Opportunity Fund, LLC, approximately, and in any case no more than, 107,305,678 shares of Black Raven capital stock;
•	Black Raven's auditors, shall have delivered to EnerJex (i) audited financial statements for Black Raven for 2011 and 2012, and (ii) a report of agreed procedures with regard to the six-month period ended June 30, 2013; and
•	The payoff amount to holders of promissory notes referred to as the “Carlyle Notes” in the merger agreement does not exceed $16,343,910, reduced by the “Capital Reserve Account” of Black Raven as defined in the Carlyle Notes.
Q:	What will happen to EnerJex or Black Raven if, for any reason, the merger does not close?
A:	EnerJex and Black Raven have invested significant time and incurred, and expect to continue to incur, significant expenses related to the proposed merger. In the event the merger does not close, each of EnerJex and Black Raven will review all alternatives then available to them. Failure to complete the merger could result in other adverse effects, as discussed in “Risk Factors — Risks Related to the Merger” beginning on page 23.

In addition, under certain circumstances if the merger agreement is terminated, the terminating party may be entitled to a termination fee and/or a reimbursement of expenses.

Q:	When do EnerJex and Black Raven expect the merger to be completed?
A:	The merger will be completed upon the filing of articles of merger with the Secretary of State of Nevada and a certificate of merger with the Secretary of State of Delaware, but such filing only will be made upon the satisfaction or waiver (if permissible) of the conditions specified in the merger agreement. It is possible that factors outside the control of EnerJex and Black Raven could result in the merger not being completed or being completed later than expected. Although the exact timing of completion of the merger cannot be predicted with certainty, EnerJex and Black Raven currently anticipate completing the merger at the end of the third quarter of 2013.

QUESTIONS AND ANSWERS FOR ENERJEX STOCKHOLDERS
ABOUT THE ENERJEX SPECIAL MEETING

The following section provides answers to frequently asked questions about the EnerJex special meeting of stockholders. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as an EnerJex stockholder. You should read carefully the entire proxy statement/information statement/prospectus, including each of the annexes.

Q:	What proposals will be voted on at the EnerJex special meeting?
A:	The following proposals will be voted on at the EnerJex special meeting:
•	To authorize EnerJex to issue shares of its common stock in the merger as contemplated by the merger agreement. See “Matters Being Submitted to a Vote of EnerJex Stockholders — EnerJex Proposal No. 1 — The Issuance of Shares of EnerJex Common Stock in the Merger,” “The Merger” and “The Merger Agreement” beginning on pages 55, 78 and 78, respectively, for a more detailed description of the transaction.
•	To adjourn the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal. See “Matters Being Submitted to a Vote of EnerJex Stockholders — EnerJex Proposal No. 2 — Approval of Possible Adjournment of the EnerJex Special Meeting” beginning on page 50 for a more detailed description of the possible adjournment.
Q:	What risks should I consider before I vote on the proposed merger transaction and other merger related proposals?
A:	You should review the section entitled “Risk Factors” beginning on page 23.
Q:	How does the EnerJex board of directors recommend that EnerJex stockholders vote?
A:	After careful consideration, the EnerJex board of directors (with Mr. Lowe and Mr. Helfert abstaining), acting on the unanimous recommendation of the EnerJex special transactions committee, determined that the merger and the consideration to be paid in the merger are advisable, fair to and in the best interests of EnerJex and its stockholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of EnerJex common stock in the merger.

The EnerJex board of directors, acting on the unanimous recommendation of the special transactions committee of the board of directors, recommends that EnerJex stockholders vote “FOR” the issuance of shares of EnerJex common stock in the merger, and “FOR” Proposal No. 1 and Proposal No. 2.

Q:	Can I dissent and require appraisal of my shares?
A:	No. Under the Nevada Revised Statutes, EnerJex stockholders will not have appraisal rights in connection with the merger or any of the other proposals described in this proxy statement/information statement/prospectus that EnerJex stockholders are being asked to consider. See “The Merger — Appraisal Rights” beginning on page 77.
Q:	When and where is the EnerJex special meeting?
A:	The EnerJex special meeting of stockholders will be held on September 27, 2013 at 9:00 a.m., local time, at The Petroleum Club of San Antonio, located at 8620 North New Braunfels Avenue, Suite 700, San

Antonio, Texas 78217, to consider and vote on the proposals related to the merger agreement and the transactions contemplated by it and the other proposals being submitted to a vote of EnerJex stockholders. For additional information relating to the EnerJex special meeting, please see the section entitled “The Special Meeting of EnerJex Stockholders” beginning on page 50.
Q:	Who is soliciting my proxy?
A:	This proxy is being solicited by the EnerJex board of directors.
Q:	What do I do now?
A:	You should read carefully and consider this proxy statement/information statement/prospectus, including its annexes, and consider how the proposed merger affects you.

In order for your shares to be represented at the EnerJex special meeting:

•	you can indicate on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope; or
•	you can attend the EnerJex special meeting in person.

If you hold your shares in “street name,” please refer to the enclosed proxy card or the information forwarded by your bank, broker or other holder of record to see what options are available to you.

Q:	Who is entitled to vote at the EnerJex special meeting?
A:	Holders of record of EnerJex common stock and Series A preferred stock at the close of business on September 4, 2013 are entitled to notice of and to vote at the EnerJex special meeting. As of September 4, 2013, 67,895,279 shares of EnerJex common stock were issued and outstanding and entitled to vote and 4,779,460 shares of Series A preferred stock were issued and outstanding and entitled to vote. Each share of common stock and Series A preferred stock have one vote, and vote together as a single class.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with EnerJex's transfer agent, Standard Register & Transfer Co., Inc., as it relates to common stock or Reicker, Pfau, Pyle & McRoy LLP as it relates to Series A preferred stock, you are considered, with respect to those shares, the “stockholder of record.” These proxy materials are sent to you directly by EnerJex.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. These proxy materials are forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares held in your account.

Q:	If I am a stockholder of record of EnerJex capital stock, how do I vote?
A:	You may vote your proxy by mail. Alternatively, if you are a stockholder of record, you may vote in person at the EnerJex special meeting. You will receive a ballot when you arrive.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:	You may vote your by proxy by mail. If you are a beneficial owner of shares held in street name and you wish to vote in person at the EnerJex special meeting, you must obtain a valid proxy from the organization that holds your shares.

Q:	What can I do if I change my mind after I vote my shares?
A:	A stockholder of record may revoke its proxy at any time before it is used on the date of the EnerJex special meeting by delivering to the corporate secretary of EnerJex:
•	written notice of revocation,
•	a duly executed proxy bearing a later date or time than that of the previously submitted proxy, or
•	a ballot cast in person at the EnerJex special meeting.

If you are a beneficial owner of EnerJex capital stock, you may submit new voting instructions by contacting your bank, broker or other holder of record. You also may vote in person if you obtain a legal proxy as described in the answer to the previous question. All shares that have been properly voted and not revoked will be voted at the EnerJex special meeting.

Q:	What shares are included on the proxy card?
A:	If you are a stockholder of record of EnerJex capital stock, you will receive only one proxy card for all the shares of EnerJex capital stock you hold in certificate form and in book-entry form.

If you are a beneficial owner of EnerJex capital stock, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

Q:	What are the voting requirements to approve each of the proposals that will be voted on at the EnerJex special meeting?

A:

Proposal	Vote Required
Approval of the issuance of shares of EnerJex common stock in the merger	Majority of the shares of EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present
Approval of adjournment of the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal	Majority of the shares of EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present
Q:	What constitutes a quorum at the EnerJex special meeting?
A:	The presence at the EnerJex special meeting, either in person or by proxy, of the holders of a majority of each of the outstanding shares of EnerJex common stock and Series A preferred stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Q:	Could other matters be decided at the EnerJex special meeting?
A:	As of the date of the printing of this proxy statement/information statement/prospectus, we did not know of any matters to be raised at the EnerJex special meeting other than those referred to in this proxy statement/information statement/prospectus. If other matters are properly presented at the EnerJex special meeting for consideration, the proxy committee appointed by the EnerJex board of directors (the persons named in your proxy card if you are an EnerJex stockholder of record) will have the discretion to vote on those matters for you.

Q:	Who will count the vote?
A:	Standard Registrar & Transfer Co., Inc. will tabulate the votes by holders of EnerJex common stock, and an officer of EnerJex or a designee will tabulate the votes of EnerJex Series A preferred stock and act as inspector of the election.
Q:	Who is paying for this proxy solicitation?
A:	EnerJex will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement/information statement/prospectus, the proxy card and any additional information furnished to EnerJex stockholders. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of EnerJex common stock for the forwarding of solicitation materials to the beneficial owners of EnerJex common stock. EnerJex will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.
Q:	Whom should I call with questions?
A:	If you have additional questions or you would like additional copies of this proxy statement/information statement/prospectus statement, you should contact:

EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, TX 78209
Attention: Investor Relations
Telephone Number: (210) 451-5545
Email Address: dwright@enerjexresources.com

QUESTIONS AND ANSWERS FOR BLACK RAVEN STOCKHOLDERS
ABOUT THE BLACK RAVEN STOCKHOLDER ACTION

The following section provides answers to frequently asked questions about the Black Raven stockholder action. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a Black Raven stockholder. You should read carefully the entire proxy statement/information statement/prospectus, including each of the annexes.

Q:	Why have I received this proxy statement/information statement/prospectus?
A:	You have received this document because Black Raven is required to provide you a notice of certain stockholder approvals that have been received, and of certain actions to be taken, by Black Raven.
Q:	What actions are going to be taken by Black Raven?
A:	Assuming the issuance of shares of EnerJex common stock pursuant to the merger agreement is approved and adopted by EnerJex's stockholders, and the merger is thereafter completed, Black Raven will merge with and into Merger Sub, with Black Raven surviving and becoming a wholly owned subsidiary of EnerJex.
Q:	Are Black Raven stockholders being asked to vote on any of these matters?
A:	No. West Coast Opportunity Fund, LLC, which holds a majority of the voting power of Black Raven outstanding common stock, has executed a written stockholder consent approving the merger agreement and the merger. Pursuant to Nevada law, no further action by Black Raven stockholders is required to effectuate these transactions.
Q:	Are there risks associated with these matters that I should be aware of?
A:	Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 23 of this document.
Q:	Do I have dissenters' rights in connection with any of these transactions?
A:	Yes. If you were not asked to consent to the merger, you are entitled to receive the “fair market value”

of your shares. See “The Merger — Dissenters' and Appraisal Rights” beginning on page 77 for a detailed description of your dissenters' rights and how to exercise those rights.
Q:	Should Black Raven stockholders send in their stock certificates now?
A:	No. If the merger is approved and completed, Black Raven stockholders will receive written instructions from the exchange agent retained for purposes of the merger explaining how to make an election to exchange their certificates representing shares of Black Raven common stock for: (i) the cash consideration of $0.40 per share (up to a maximum of $600,000 in the aggregate), (ii) the stock consideration of 0.34971 shares of EnerJex common stock per share of Black Raven common stock, subject to adjustment pursuant to the merger agreement, or (iii) a combination of cash and stock.
Q:	Whom should I call with questions?
A:	If you have additional questions or you would like additional copies of this proxy statement/information statement/prospectus, you should contact:

Black Raven Energy, Inc.
1331 17th Street, Suite 350
Denver, CO 80202
Attention: Investor Relations
Phone Number: (303) 308-1330
Email Address: triley@blackravenenergy.com

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this proxy statement/information statement/prospectus, including those relating to EnerJex's and Black Raven's strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” “should,” “may” or similar expression, are forward-looking statements. These statements are not historical facts but instead represent only EnerJex's and/or Black Raven's expectations, estimates and projections regarding future events.

The forward-looking statements contained in this proxy statement/information statement/prospectus are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The future results and stockholder values of EnerJex and Black Raven may differ materially from those expressed in the forward-looking statements contained in this document due to, among other factors:

•	the timing and anticipated completion of the proposed merger;
•	the likelihood of the satisfaction of certain conditions to completion of the merger and whether and when the merger will be completed;
•	EnerJex's ability to integrate successfully the businesses of Black Raven, or that such integration will be more time consuming or costly than expected; and
•	the risk that the expected benefits of and potential value created by the proposed merger will not be realized within the expected time period or at all.

These statements are subject to risks and uncertainties, including the risks described in this document under the section “Risk Factors,” that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements in this document. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of management of EnerJex and Black Raven and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, neither EnerJex nor Black Raven undertakes any obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger, you should read this entire document carefully, including the attached annexes, and the other documents to which you are referred herein. See “Where You Can Find More Information” beginning on page 157.

The Companies

EnerJex Resources, Inc.

We operate as an oil exploration and production company engaged in the acquisition, development, exploration and production of oil in Eastern Kansas and South Texas.

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas and Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries DD Energy, Inc., Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

EnerJex's corporate offices are located at 4040 Broadway, Suite 508, San Antonio, Texas 78209 and its telephone number is (210) 451-5545. EnerJex's website is located at www.enerjex.com. The information contained on or connected to EnerJex's website is expressly not incorporated by reference into this proxy statement/information statement/prospectus. Additional information about EnerJex is included elsewhere in this proxy statement/information statement/prospectus. See the sections entitled “Information about EnerJex” and “EnerJex's Management's Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 90 and 100, respectively and EnerJex’s financial statements at Exhibits 13.3 and 13.4.

Black Raven Energy, Inc.

Black Raven Energy, Inc. and its subsidiaries operate as an oil and natural gas exploration and production company engaged in the acquisition, development and production of oil and natural gas in the Rocky Mountain region of the United States.

On March 5, 2008, Black Raven (fka PRB Energy, Inc.) and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado. Black Raven continued to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On January 16, 2009, the Bankruptcy Court entered an order confirming a Modified Second Amended Joint Plan of Reorganization (the “Reorg Plan”) of Black Raven and PRB Oil and Gas, Inc. (PRB Oil), which was then a wholly owned subsidiary of Black Raven. The effective date of the Reorg Plan was February 2, 2009 (the “Effective Date”). After the effective date, PRB Oil was merged into Black Raven. On the Effective Date, Black Raven issued an Amended and Restated Senior Secured Debenture payable to West Coast Opportunity Fund, LLC (WCOF), the principal pre-petition secured creditor, in the original principal amount of $18,450,000. WCOF also became Black Raven's principal stockholder as of the Effective Date.

Black Raven's corporate offices are located at 1331 17th Street, Suite 350, Denver, Colorado 80202, and its telephone number is (303) 308-1330. The information contained on or connected to Black Raven's website is expressly not incorporated by reference into this proxy statement/information statement/prospectus. Additional information about Black Raven is included elsewhere in this proxy statement/information statement/prospectus. See the sections entitled “Information about Black Raven” and “Black Raven's Management's Discussion and Analysis of Financial Condition and Result of Operations” beginning on pages 107 and 111, respectively and Black Raven’s financial statements at Exhibits 13.1 and 13.2.

BRE Merger Sub, Inc.

BRE Merger Sub, Inc., which is referred to as “Merger Sub” in this proxy statement/proxy statement/prospectus, is a wholly owned subsidiary of EnerJex that was incorporated in Delaware on July 15, 2013. Merger Sub does not engage in any operations and exists solely to facilitate the merger. If the merger is completed, Merger Sub will cease to exist following its merger with and into Black Raven.

Merger Sub's corporate offices are located at 4040 Broadway, Suite 508, San Antonio, Texas 78209 and its telephone number is (210) 451-5545.

Summary of the Merger (see page 55 and 78)

If the merger is completed, Merger Sub will merge with and into Black Raven, with Black Raven surviving the merger as a wholly owned subsidiary of EnerJex. After the merger, EnerJex and its wholly owned subsidiary, Black Raven, will operate as a combined company. A copy of the merger agreement is attached as Annex A to this proxy statement/information statement/prospectus. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.

Reasons for the Merger (see page 61)

The combined company that will result from the merger will be a domestic onshore oil and natural gas exploration and production company. EnerJex and Black Raven both believe that the combination of the two companies will be able to create more value than either company could achieve individually.

The EnerJex special transactions committee and the board of directors also considered other reasons for the merger, including:

•	EnerJex's anticipated near- and long-term operations and performance on an independent, stand-alone basis, the substantial additional financing that would be needed to sustain such operations, and the risk that such substantial additional financing could not be obtained on terms favorable to EnerJex, or at all, in light of a volatile economy and uncertain capital markets.
•	The belief that the combined company would have access to more financing sources and be viewed as an attractive investment to a broader pool of investors.
•	The belief that the combination of EnerJex's and Black Raven's businesses would create more value for EnerJex stockholders in the long-term than EnerJex could create as an independent, stand-alone company.
•	Historical and current information concerning Black Raven's business, financial performance, financial condition, operations and management and the results of EnerJex's due diligence investigation.
•	The opportunity for EnerJex stockholders to participate in the potential future value of the combined company.

EnerJex's Financial Advisor Has Delivered a Fairness Opinion to EnerJex's Special Transactions Committee That the Consideration to Be Paid in the Merger is Fair, From a Financial Point of View, To EnerJex and its Stockholders (see page 64)

Stifel, Nicolaus & Company, Incorporated (“Stifel”) delivered its opinion to the special transactions committee of the board of directors of EnerJex Resources, Inc. on July 22, 2013 that, based upon and subject to the factors, considerations, qualifications, limitations and assumptions set forth in the opinion, the merger consideration to be paid by EnerJex in the merger pursuant to the merger agreement is fair to EnerJex from a financial point of view.

The full text of the written opinion of Stifel, dated July 22, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement/information statement/prospectus. EnerJex’s stockholders should read the opinion in its entirety, as well as the section of this proxy statement/information statement/prospectus entitled “The Merger — Opinion of Stifel, Nicolaus & Company, Incorporated” beginning on page 55. Stifel provided its opinion for the information and assistance of the special transactions committee in connection with the special transactions committee’s consideration of the merger. Stifel addressed its opinion to the special transactions committee, and its opinion does not constitute a recommendation to any EnerJex stockholder as to how such shareholder should vote at the special meeting with respect to the merger or as to any other action that a stockholder should take with respect to the merger.

Black Raven's Financial Advisor Has Delivered a Fairness Opinion to Black Raven's Board of Directors That the Merger and Merger Agreement are Fair, From a Financial Point of View, to Black Raven's Stockholders (see page 69)

On July 19, 2013, at a joint meeting of the Black Raven special transactions committee and board held to evaluate the merger agreement and the merger, C. K. Cooper & Company, Inc. (“C.K. Cooper”) delivered its oral and written opinion to the board that based upon and subject to the conditions and limitations and qualifications described in the opinion, the merger consideration to be received by Black Raven stockholders is fair, from a financial point of view and as of the date of the opinion, to Black Raven's stockholders.

The full text of C.K. Cooper's written opinion, dated July 19, 2013, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this document as Annex C. C.K. Cooper's opinion was provided to the Black Raven board of directors in connection with its evaluation of the merger and merger agreement from a financial point of view to Black Raven and does not address any other aspect of the merger. C.K. Cooper's opinion does not address, among other things, the underlying business decision of Black Raven to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Black Raven or the effect of any other transaction in which Black Raven might engage and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to any matters relating to the merger.

Risk Factors (see page 23)

EnerJex is subject to numerous material risks associated with its business and financial condition. In addition, the merger, as well as the possibility that the merger may not be completed, poses a number of risks to EnerJex and its stockholders, including the following risks:

•	The issuance of shares of EnerJex common stock to the Black Raven stockholders in the merger will dilute substantially the voting power of current EnerJex stockholders.
•	The announcement and pendency of the merger could have an adverse effect on the price of EnerJex common stock and/or the business, financial condition, results of operations, or business prospects for EnerJex.
•	Failure to complete the merger could impact negatively EnerJex's businesses, financial condition or results of operations or EnerJex's stock price.
•	Some of the directors and executive officers of EnerJex and Black Raven have interests in the merger that are different from, or in addition to, those of the other EnerJex and Black Raven stockholders.
•	Completion of the merger is subject to a number of customary conditions. If any of the conditions to the merger are not satisfied or, where waiver is permissible, not waived, the merger will not be completed.
•	The combined company's stock price may be volatile, and the market price of the combined company's common stock may decline in value following the merger.

In addition, EnerJex, Black Raven and the combined company are subject to various risks associated with their respective businesses.

Black Raven Stockholders Will Have the Option to Receive Cash or EnerJex Stock in the Merger (see page 73)

Pursuant to the terms of the merger agreement, upon completion of the merger, Black Raven stockholders will have the option to receive, for each share of Black Raven capital stock they hold:

(1)	$0.40 per share (up to a maximum of $600,000 in the aggregate for all Black Raven stockholders), referred to as the cash consideration, or
(2)	0.34791 shares of EnerJex common stock, subject to certain adjustments and limitations pursuant to the terms of the merger agreement, referred to as the stock consideration, or
(3)	a combination of cash and/or stock.

West Coast Opportunity Fund, LLC, Black Raven’s largest stockholder, has agreed to elect to receive only stock consideration.

Upon completion of the merger, Black Raven stockholders will receive shares of EnerJex common stock representing approximately 39% of the outstanding shares of common stock of the combined company (assuming approximately 43,500,000 shares of EnerJex common stock are issued in the merger).

No fractional shares of EnerJex common stock will be issued to Black Raven stockholders in connection with the merger. Instead, Black Raven stockholders will be entitled to receive cash in lieu of any fractional shares of EnerJex common stock that they otherwise would be entitled to receive in connection with the merger.

There will be no adjustment to the total number of shares of EnerJex common stock that Black Raven stockholders will be entitled to receive as a result of changes in the market price of EnerJex common stock or for any other reason except as a result of changes to the number of shares of outstanding capital stock of EnerJex immediately prior to completion of the merger (which change in the number of shares outstanding prior to completion of the merger is not expected). Accordingly, the market value of the shares of EnerJex common stock issued in connection with the merger will depend on the market value of the shares of EnerJex common stock at the time of the merger, and could vary significantly from the market value on the date hereof.

Treatment of Black Raven Stock Options and Warrants (see page 79)

All stock options to purchase shares of Black Raven capital stock outstanding immediately prior to the effective time of the merger will terminate and will no longer be outstanding immediately after the merger. Certain warrants outstanding to purchase shares of common stock of Black Raven shall survive the merger, and be adjusted pursuant to the merger exchange ratio, with a corresponding adjustment to the warrant exercise price.

Management of the Combined Company Following the Merger (see page 122)

Following the merger, the board of directors of the combined company will be comprised of the five current members of EnerJex's board of directors as follows:

Name	Current Principal Affiliation
Robert G. Watson, Jr.	EnerJex
R. Atticus Lowe	EnerJex; Black Raven
James G. Miller	EnerJex
Lance W. Helfert	EnerJex
Richard Menchaca	EnerJex

Following the merger, the executive officers of the combined company will be:

Name	Title	Current Principal Affiliation
Robert G. Watson, Jr.	Chief Executive Officer and Secretary	EnerJex
Douglas M. Wright	Chief Financial Officer	EnerJex
David L. Kunovic	Executive Vice President – Exploration	Black Raven

EnerJex's Directors and Officers have Financial and Other Interests in the Merger that are in Addition to, and/or Different From, Your Interests (see page 75)

You should be aware that members of the EnerJex board of directors and EnerJex's officers have interests in the merger that may be different from, or in addition to, or conflict with, the interests of EnerJex stockholders.

Interests of the EnerJex directors and officers relate to:

•	The continuing service of each director and officer of EnerJex as directors and officers of the combined company following completion of the merger.
•	Two of EnerJex's directors, R. Atticus Lowe and Lance W. Helfert, are affiliates of West Coast Opportunity Fund, LLC (WCOF). WCOF is the largest stockholder of Black Raven, and Black Raven has a loan outstanding with WCOF in the approximate amount of $26 million. Pursuant to the terms of the merger agreement, WCOF will convert its outstanding indebtedness into shares of Black Raven common stock. WCOF currently owns approximately 92% of the outstanding shares of Black Raven, and after this conversion, WCOF will own approximately 99% of the outstanding shares of Black Raven common stock.
•	Mr. Lowe and Mr. Helfert are also affiliates of Montecito Venture Partners, LLC (MVP), which owns approximately 21% of the outstanding shares of the common stock and 50% of the outstanding shares of Series A preferred stock of EnerJex. WCOF, in addition to being a majority stockholder of Black Raven, also owns 17% of the outstanding shares of EnerJex. At the conclusion of this merger, WCOF, MVP, and their affiliates will own approximately 62% of the combined company (approximately 61% including of the Series A preferred stock).
•	The right to continued indemnification and insurance coverage for directors and officers of EnerJex pursuant to the terms of the merger agreement.

In light of these potential conflicts of interest, the EnerJex board of directors appointed an independent special transactions committee to evaluate and negotiate the transaction and evaluate the fairness of the merger consideration to the stockholders of EnerJex. The independent special committee was given the authority to, and did, hire its own independent legal counsel and financial advisor.

The EnerJex special transactions committee and the EnerJex board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the issuance of shares of EnerJex common stock, and to recommend that EnerJex stockholders approve the issuance of shares of EnerJex common stock in the merger and related matters.

Mr. Lowe and Mr. Helfert abstained from the vote approving the merger agreement and the transaction contemplated thereby.

Black Raven's Directors and Officers have Financial and Other Interests in the Merger that are in Addition to, and/or Different From, Your Interests (see page 75)

You should be aware that members of the Black Raven board of directors and officers have interests in the merger that may be different from, or in addition to, or conflict with, the interests of Black Raven stockholders.

Interests of the Black Raven directors and officers relate to:

•	One of Black Raven's directors, R. Atticus Lowe, is an affiliate of West Coast Opportunity Fund, LLC (WCOF). WCOF is the largest stockholder of Black Raven, and Black Raven has a loan outstanding with WCOF in the approximate amount of $26 million. Pursuant to the terms of the merger agreement, WCOF will convert its outstanding indebtedness into shares of Black Raven common stock. After this conversion, WCOF will own approximately 99% of the outstanding shares of Black Raven common stock.

•	Mr. Lowe is also an affiliate of Montecito Venture Partners, LLC (MVP), which owns approximately 21% of the outstanding shares of the common stock and 50% of the outstanding shares of Series A preferred stock EnerJex. WCOF currently owns approximately 92% of the outstanding shares of Black Raven, and in addition to being a majority stockholder of Black Raven, also owns 17% of the outstanding shares of EnerJex. At the conclusion of this merger, WCOF, MVP, and their affiliates will own approximately 62% of the combined company (approximately 61% including the Series A preferred stock).
•	The right to continued indemnification and insurance coverage for directors and officers of Black Raven pursuant to the terms of the merger agreement.

In light of these potential conflicts of interest, the Black Raven board of directors appointed an independent special transactions committee to evaluate and negotiate the transaction and evaluate the fairness of the merger consideration to the stockholders of Black Raven. This special transactions committee was given the authority to, and did, hire its own independent legal counsel and financial advisor.

The Black Raven special transactions committee and board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, and to recommend that Black Raven stockholders approve the merger agreement and the transactions contemplated thereby and related matters.

Completion of the Merger is Subject to Conditions (see page 80)

EnerJex and Black Raven expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or, if permissible, waived. EnerJex and Black Raven currently expect to complete the merger at the end of the third quarter of 2013. However, it is possible that factors outside of EnerJex's or Black Raven’s control could require EnerJex and Black Raven to complete the merger at a later time or not complete it at all. The obligations of each of EnerJex and Black Raven to complete the merger are subject to the satisfaction or waiver (if permissible) at or before the effective time of the merger of the following conditions:

•	The approval by the requisite vote of EnerJex stockholders of the issuance of EnerJex common stock in the merger.
•	The adoption of the merger agreement, including the merger, by the requisite vote of the Black Raven stockholders (which has already been obtained).
•	The absence of any legal prohibition to completing the merger.
•	The effectiveness of, and the absence of any stop order with respect to, the registration statement on Form S-4, of which this proxy statement/information statement/prospectus forms a part, filed by EnerJex with the SEC.
•	In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver (if permissible) by that party of the following additional conditions:
º	The representations and warranties of the other party in the merger agreement are true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger, or, if such representations and warranties address matters as of a particular date, then as of that particular date.
º	The other party to the merger agreement has performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it at or before the closing of the merger.
º	The other party has delivered a certificate signed by a duly authorized officer certifying to the satisfaction of such party of the above conditions in the merger agreement.

In addition, the obligation of EnerJex to complete the merger is further subject to the satisfaction or waiver at or before the effective time of the merger of the following additional conditions:

•	Black Raven shall have issued to WCOF approximately, and no more than, 107,305,678 shares of Black Raven common stock in satisfaction of all amounts due under the WCOF's approximately $26 million loan to Black Raven.
•	Black Raven's auditors shall have delivered to EnerJex (i) audited financial statements for Black Raven for the 12-month periods ended December 31, 2011 and December 31, 2012, and (ii) report of agreed procedures acceptable to EnerJex with respect to the six-month period ended June 30, 2013, both in form and substance acceptable to EnerJex.
•	The obligations to the Carlyle Group under the Carlyle Notes referred to in the merger agreement shall not exceed $16,343,910, as reduced by the balance of the Capital Reserve Account (defined in the Carlyle Notes).

Black Raven Has Agreed Not to Solicit or Enter Into Discussions Relating to an Acquisition Proposal (see page 81)

Black Raven has agreed that, with certain exceptions, Black Raven and its respective officers, directors, employees and advisors will not:

•	Solicit, initiate, facilitate, encourage or induce the making of any acquisition proposal.
•	Engage in, continue or otherwise participate in any discussions or negotiations regarding or otherwise facilitate or induce any effort or attempt to make or implement any acquisition proposal.
•	Approve, recommend or enter into any acquisition proposal.
•	Agree, resolve or commit to do any of the foregoing.

The merger agreement does not, however, prohibit Black Raven from considering a bona fide acquisition proposal from a third party if certain specified conditions are met.

The Merger Agreement May Be Terminated Under Certain Circumstances (see page 85)

The merger agreement can be terminated, whether before or after the meeting of the EnerJex stockholder meeting, as follows:

•	By mutual written consent of EnerJex and Black Raven.
•	By EnerJex or Black Raven, if the merger has not been completed by September 30, 2013, subject to extension to no later than December 31, 2013 if certain conditions have not been satisfied by September 30, 2013, except that a party whose material breach of the merger agreement resulted in the failure of the merger to occur by such date cannot seek termination for this reason.
•	By EnerJex or Black Raven, if an injunction shall have been entered that permanently restrains, enjoins or otherwise prohibits the merger, except that the right to terminate the merger agreement for this reason is not available to any party that has not used reasonable best efforts to cause such order to be lifted.
•	By EnerJex if the stockholders fail to approve the issuance of shares of EnerJex common stock in the merger at the EnerJex special meeting.
•	By EnerJex or Black Raven, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement or if any representation or warranty has become inaccurate, in either case such that any of the conditions to the closing of the merger would not be satisfied on or prior to September 30, 2013 and by its nature cannot be cured by September 30, 2013.
•	By Black Raven, in order to enter into an agreement with regard to a superior proposal.

•	By EnerJex, in the event the Black Raven board of directors withdraws its recommendation to the Black Raven stockholders in favor of the merger.

Under Certain Circumstances, if the Merger Agreement is Terminated, One Party may be Required to Pay the Other Party a Termination Fee and/or That Party's Expenses (see page 78)

Generally, the parties will pay their own expenses in the merger. Following the termination of the merger agreement under specified circumstances, Black Raven may be required to pay EnerJex a termination fee of $1 million and, under certain circumstances, EnerJex may be required to pay Black Raven a termination fee of $1 million. Following termination of the merger agreement under certain other circumstances, Black Raven may be required to pay EnerJex a termination fee of $2 million and pay for EnerJex's expenses (up to a maximum of $250,000) in connection with the transaction.

EnerJex Stockholders Holding a Majority of the Voting Power at the Meeting are Required To Approve the Merger (see page 53)

The affirmative vote of the holders of a majority of EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present at the meeting, is required for approval of: (1) the proposal to approve the issuance of shares of EnerJex common stock in the merger; and (2) the proposal to approve an adjournment of the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the issuance of shares of EnerJex common stock in the merger.

EnerJex May Declare a Special Dividend Prior to the Closing of the Merger Representing the Value of the Net Proceeds From Certain Litigation (see page 84)

EnerJex is involved in certain litigation that against its former attorneys that was disclosed on a Current Report on Form 8-K filed on January 27, 2012. A trial is currently scheduled to hear this case in the 16th Circuit Court of Jackson County, Missouri on November 12, 2013. EnerJex believes its claims are substantial. Pursuant to the terms of the merger agreement, EnerJex is permitted to declare and distribute a special dividend to its stockholders of record as of a date to be determined by its board of directors prior to the closing of the merger, under which EnerJex may issue to such stockholders shares of stock, a warrant, or another right or security entitling such stockholders to receive in the aggregate a number of shares of EnerJex's common stock equal to the quotient determined by dividing (x) EnerJex’s net proceeds from the lawsuit, if any, by (y) $0.70. There can be no assurance of the outcome of this litigation, including whether and in what amount EnerJex may recover damages, or what, if any, value such dividend may have.

Material U.S. Federal Income Tax Consequences of the Merger (see page 88)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the “reorganization,” Black Raven stockholders generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Black Raven capital stock for shares of EnerJex common stock in connection with the merger. However, if a Black Raven stockholder receives cash in lieu of a fractional share of EnerJex common stock, then such stockholder generally will recognize gain or loss in an amount equal to the difference between such stockholder's adjusted tax basis in the fractional share and the amount of cash received. Moreover, a Black Raven stockholder who perfects appraisal rights and receives cash in exchange for such stockholder's shares of Black Raven capital stock will recognize gain or loss measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in those shares. EnerJex stockholders generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger.

Although Black Raven will obtain a tax opinion from Levine, Garfinkel and Eckersley, LLP regarding the tax consequences to Black Raven's stockholders of the consummation of the merger, neither Black Raven nor EnerJex has sought or obtained a ruling from the Internal Revenue Service (“IRS”) regarding such tax consequences and the opinion of Levine, Garfinkel and Eckersley, LLP is not binding on the IRS or any court of law nor will it preclude the IRS from adopting a position contrary to those expressed in the opinion.

Tax matters are very complicated, and the tax consequences of the merger to you will depend in part on your individual circumstances. Accordingly, EnerJex urges you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Regulatory Approvals (see page 77)

Neither EnerJex nor Black Raven is required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, EnerJex must comply with applicable federal and state securities laws and OTCBB rules and regulations in connection with the issuance of shares of EnerJex common stock in the merger, including the filing with the SEC of the registration statement of which this proxy statement/information statement/ prospectus is a part.

Anticipated Accounting Treatment (see page 77)

EnerJex will account for the merger in accordance with generally accepted accounting principles in the United States. Due to a significant stockholder having an interest in both Black Raven and EnerJex, EnerJex will use the historical cost basis of Black Raven’s assets and liabilities in accounting for the purchase and for the preparation of the combined company's financial statements. The results of operations and the financial position of Black Raven will be included in EnerJex's consolidated results of operations and consolidated financial position for periods subsequent to the completion of the merger.

Holders of EnerJex Stock Will Not Have Appraisal or Dissenters' Rights in the Merger (see page 77)

If the merger is completed, EnerJex stockholders are not entitled to appraisal rights in connection with the merger.

Holders of Black Raven Common Stock Will Have Appraisal/Dissenters' Rights in the Merger (see page 77)

Black Raven stockholders are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. For a more complete discussion of the appraisal rights, see the provisions of Section 92A of the Nevada Revised Statutes, attached to this document as Annex D, and the section entitled “The Merger — Appraisal Rights” beginning on page 77.

Your Rights as a Holder of EnerJex Common Stock Will Be Different From Your Rights as a Holder of Black Raven Common Stock (see page 148)

Both EnerJex and Black Raven are incorporated under the laws of the State of Nevada. If the merger is completed, Black Raven stockholders will become stockholders of EnerJex, and their rights will be governed by the Nevada Revised Statutes and the amended and restated articles of incorporation and bylaws of EnerJex. The rights of EnerJex stockholders contained in the amended and restated articles of incorporation and bylaws of EnerJex differ from the rights of Black Raven stockholders under the amended and restated articles of incorporation and bylaws of Black Raven.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth for the periods presented certain per share data of EnerJex and Black Raven on a historical basis and on an unaudited pro forma basis after giving effect to the merger as described above.

	Six Months Ending June 30, 2013
EnerJex. – Historical
Per common share data:	$
Net income
basic and diluted		0.01
Unaudited book value		0.32
Black Raven. – Historical
Per common share data:	$
Net income
basic and diluted		(0.18)
Unaudited book value		(0.72)
EnerJex. – Unaudited pro forma combined with Black Raven Energy, Inc.
Per common share data:	$
Net income
basic and diluted		0.00
Unaudited book value per share		0.27

MARKET PRICE OF AND DIVIDENDS ON ENERJEX COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

EnerJex Common Stock

EnerJex's common stock is quoted on the OTCQB under the symbol “ENRJ.” The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock MarketSM or any other stock market. There is no established public trading market for EnerJex Series A preferred stock. EnerJex's fiscal year ends on December 31st.

As of September 4, 2013, there were 67,895,279 shares of EnerJex's common stock issued and outstanding. Additionally, EnerJex has 1,717,000 shares of common stock reserved for issuance upon exercise of outstanding stock options and up to 4,779,460 shares of its common stock reserved for issuance upon conversion of 4,779,460 shares of Series A preferred stock.

Currently, there is only a limited public market for EnerJex stock on the OTCQB. You should also note that the OTCQB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If EnerJex's common stock is not quoted on the OTCQB or if a public market for EnerJex's common stock does not develop, then investors may not be able to resell the shares of its common stock that they have received and may lose all of their investment. If EnerJex does establish a trading market for its common stock, the market price of its common stock may be significantly affected by factors such as actual or anticipated fluctuations in its operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of small companies, which may materially adversely affect the market price of EnerJex's common stock. Accordingly, investors may find that the price for EnerJex's common stock may be highly volatile and may bear no relationship to its actual financial condition or results of operations.

The negotiated value of EnerJex common stock to be received in the merger is $0.70 per share. On July 26, 2013, the last trading day prior to announcement of the merger, the last reported sale price of EnerJex common stock was $0.60, for an aggregate market capitalization of EnerJex of $40.7 million. On September 10, 2013, the latest practicable date before the printing of this document, the last reported sale price of EnerJex common stock was $.55, for an aggregate market capitalization of EnerJex of $37.5 million. Assuming the issuance on such date of an aggregate of 43,500,000 shares of EnerJex common stock based on an exchange ratio of 0.34791 for the Black Raven common stock, if the merger were completed on such date, the market value attributable to the Black Raven common stock in the aggregate, or approximately 39% of the outstanding shares of the combined company, would equal $24 million based upon the negotiated value of EnerJex common stock of $0.70 per share.

The following table sets forth the range of high and low closing bid quotations for EnerJex's common stock during its most recent two years on the OTCQB. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

EnerJex Common Stock

	High	Low
Year Ended December 31, 2011
Quarter ended September 30, 2011	$0.85	$0.20
Quarter ended December 31, 2011	$0.90	$0.22
Year Ended December 31, 2012
Quarter ended March 31, 2012	$0.90	$0.70
Quarter ended June 30, 2012	$0.78	$0.60
Quarter ended September 30, 2012	$0.74	$0.60
Quarter ended December 31, 2012	$0.73	$0.46
Year Ended December 31, 2013
Quarter ended March 31, 2013	$0.69	$0.46
Quarter ended June 30, 2013	$0.69	$0.48

As of September 4, 2013, the latest practicable date before the printing of this document, EnerJex had 1,236 holders of record of EnerJex common stock and 15 record holders of EnerJex Series A preferred stock.

Dividend Policy

EnerJex never has declared or paid cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future. As discussed elsewhere in this document, EnerJex intends, as provided in the merger agreement, to declare a special dividend prior to closing the merger (see “The Merger Agreement — EnerJex Special Dividend”). Holders of EnerJex Series A preferred stock are eligible to receive dividends. Any future determination to pay cash dividends on the common stock will be at the discretion of the EnerJex board of directors and will depend upon EnerJex's financial condition, operating results, capital requirements, deployment of resources and ability to engage in strategic transactions, whether or not the merger is consummated, and such other factors as the EnerJex board of directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under all of EnerJex's existing equity compensation plans, as of June 30, 2013.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflect in column (a))
Equity Compensation plans approved by security holders	1,717,000	$0.54	4,328,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL:	1,717,000	$0.54	4,328,000

Beneficial Ownership of Principal Stockholders; Directors and Officers Before and After Merger

The following table sets forth information concerning the beneficial ownership of:

•	each person known by EnerJex to beneficially own more than five percent of EnerJex's voting capital stock;
•	each of EnerJex's directors, including persons who are expected to become directors of the combined company following completion of the merger; and
•	all of EnerJex's current directors and executive officers as a group, prior to the completion of the merger and immediately following the completion of the merger.

The pre-merger percentage of beneficial ownership is calculated in relation to the 67,895,279 shares of EnerJex common stock that were outstanding as of September 4, 2013 and the post-merger percentage of beneficial ownership is calculated in relation to an estimated 111,392,279 shares of common stock of the combined company outstanding upon completion of the merger. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options and warrants currently exercisable or that become exercisable within 60 days of September 4, 2013 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, such unissued shares of common stock are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. EnerJex believes that the beneficial owners of its common stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The address for each beneficial owner below is 4040 Broadway, Suite 508, San Antonio, Texas unless specified otherwise.

	Pre-Merger		Post-Merger
Name of Beneficial Owner	EnerJex Common Stock and Common Stock Equivalents	Percent of Class	EnerJex Common Stock and Common Stock Equivalents	Percent of Class
Montecito Venture Partners, LLC	14,814,000	21.8%	14,814,000	13.3%
West Coast Opportunity Fund, LLC	11,812,469	17.4%	54,794,469	49.2%
Newman Family Trust	5,000,000	7.3%	5,000,000	4.5%
Robert G. Watson, Jr.	4,618,750	6.8%	4,618,750	3.6%
Coal Energy Creek, LLC	3,945,000	5.8%	3,945,000	3.5%
James G. Miller	2,174,000	3.2%	2,174,000	2.0%
Lance W. Helfert	202,000	0.3%	202,000	0.2%
R. Atticus Lowe	129,000	0.2%	129,000	0.1%
All current EnerJex directors and executive officers as a group (eight persons)	42,695,219	62.9%	85,677,219	76.9%

Certain stockholders listed above are also stockholders of Black Raven and will receive additional shares of EnerJex common stock in the merger that are not reflected in this table. See “Interests of EnerJex's Directors and Officers in the Merger” at page 75.

For detailed information regarding the beneficial ownership of certain stockholders of EnerJex, Black Raven and the combined company upon completion of the merger, see the sections entitled “Principal Stockholders of EnerJex,” “Principal Stockholders of Black Raven” and “Principal Stockholders of Combined Company” in this document.

Because the market price of EnerJex common stock is subject to fluctuation, the market value of the shares of EnerJex common stock that holders of Black Raven capital stock will receive in the merger may increase or decrease. The foregoing information reflects only historical information. This information may not provide meaningful information to Black Raven stockholders in determining how to act with their shares in regard to the merger. Black Raven stockholders are urged to obtain current market quotations for EnerJex common stock and to review carefully the other information contained in this document or referenced in this document. Historical stock prices are not indicative of future stock prices.

RISK FACTORS

In addition to the other information included in this proxy statement/information statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully read and consider the following risk factors before deciding how to vote your shares of EnerJex capital stock at the EnerJex special meeting and/or your election to receive the cash consideration or the stock consideration for your shares of Black Raven capital stock, or dissent to the merger. If any of the risks described below actually occurs, the respective businesses, operating results, financial condition or stock prices of EnerJex, Black Raven or the combined company could be materially adversely affected.

Risks Related to the Merger

The issuance of shares of EnerJex common stock to Black Raven stockholders in the merger will dilute substantially the voting power of current EnerJex stockholders.

Pursuant to the terms of the merger agreement, EnerJex will issue shares of EnerJex common stock to Black Raven stockholders representing approximately 39% of the outstanding shares of common stock of the combined company immediately following completion of the merger. After such issuance, the shares of EnerJex common stock outstanding immediately prior to completion of the merger will represents approximately 61% of the outstanding shares of common stock of the combined company as of immediately following completion of the merger. Accordingly, the issuance of shares of EnerJex common stock to Black Raven stockholders in the merger will reduce significantly the relative voting power of the EnerJex common stock held by current EnerJex stockholders. Consequently, current EnerJex stockholders as a group (other than WCOF and its affiliates) will have significantly less influence over the management and policies of the combined company after the merger than prior to the merger.

The exchange ratio for the stock consideration is not adjustable based on the market price of EnerJex common stock and if the market price of EnerJex common stock fluctuates, the market value of the shares of EnerJex common stock to be received by the Black Raven stockholders in connection with the merger is subject to change prior to completion of the merger.

The aggregate number of shares of EnerJex common stock to be issued to Black Raven stockholders will represent approximately 39% of the outstanding shares of common stock of the combined company as of immediately following completion of the merger assuming approximately 43,500,000 shares of EnerJex common stock are issued to Black Raven stockholders. The exchange ratio of 0.34791 shares of EnerJex common stock for each share of Black Raven common stock is based on the number of shares of EnerJex common stock and Black Raven common stock outstanding as of immediately prior to completion of the merger, and in the case of Black Raven, a certain number of warrants to purchase shares of Black Raven common stock outstanding as of such date. The exchange ratio will be adjusted upward or downward only as a result of a final determination of the amount of certain indebtedness of Black Raven immediately prior to completion of the merger pursuant to the formulas set forth in the merger agreement. No adjustments to the exchange ratios will be made based on changes in the trading price of EnerJex common stock or the value of Black Raven common stock prior to completion of the merger. Changes in the trading price of EnerJex common stock or the value of Black Raven common stock may result from a variety of factors, including, among others, general market and economic conditions, changes in EnerJex's or Black Raven’s respective businesses, operations and prospects, market assessment of the likelihood that the merger will be completed as anticipated or at all, and regulatory considerations. Many of these factors are beyond EnerJex's or Black Raven's control. As a result, the value of the shares of EnerJex common stock issued to Black Raven stockholders in connection with the merger could be substantially less or substantially more than the current market value of EnerJex common stock.

The percentage of outstanding shares of the combined company that Black Raven stockholders will receive in the merger is not adjustable based on issuances by EnerJex of additional shares of EnerJex common stock either upon the exercise of options or the conversion of convertible securities or otherwise, which issuances would result in additional dilution to EnerJex and former Black Raven stockholders.

As of June 30, 2013, EnerJex had outstanding options to purchase an aggregate of approximately 1,717,000 shares of common stock and 4,779,460 shares of Series A preferred stock that are convertible into

4,779,460 shares of EnerJex common stock. EnerJex is permitted under the terms of the merger agreement to issue additional equity securities under certain circumstances, including securities issued pursuant to the exercise of outstanding options or warrants. It is possible that prior to completion of the merger EnerJex may issue additional equity securities. The number of shares of EnerJex common stock that will be issued to Black Raven stockholders pursuant to the merger will represent approximately 39% of the outstanding shares of common stock of the combined company as of immediately following completion of the merger, and this percentage is not adjustable based on issuances by EnerJex of additional shares of EnerJex common stock. Therefore, any such issuances by EnerJex would result in dilution to EnerJex stockholders.

The announcement and pendency of the merger could have an adverse effect on the trading price of EnerJex common stock and/or the business, financial condition, results of operations or business prospects for EnerJex and/or Black Raven.

While there have been no significant adverse effects to date, the announcement and pendency of the merger could disrupt EnerJex's and/or Black Raven's businesses in the following ways, among others:

•	third parties may seek to terminate and/or renegotiate their relationships with EnerJex or Black Raven as a result of the merger, whether pursuant to the terms of their existing agreements with EnerJex and/or Black Raven or otherwise; and
•	the attention of EnerJex and/or Black Raven management may be directed toward completion of the merger and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that otherwise might be beneficial to EnerJex or Black Raven.

Should they occur, any of these matters could adversely affect the trading price of EnerJex common stock or harm the financial condition, results of operations or business prospects of EnerJex, Black Raven and/or the combined company.

Failure to complete the merger could negatively impact EnerJex's and Black Raven’s respective businesses, financial condition or results of operations and the trading price of EnerJex common stock.

The completion of the merger is subject to a number of conditions and there can be no assurance that the conditions to the completion of the merger will be satisfied. If the merger is not completed, EnerJex and/or Black Raven, as applicable, will be subject to several risks, including:

•	the current trading price of EnerJex common stock may reflect a market assumption that the merger will occur, meaning that a failure to complete the merger could result in a decline in the trading price of EnerJex common stock;
•	certain executive officers and/or directors of EnerJex may seek other employment opportunities, and the departure of any of EnerJex's executive officers and the possibility that the company would be unable to recruit and hire an executive could impact negatively EnerJex's business and operating results;
•	the EnerJex and Black Raven boards of directors will need to reevaluate their company's strategic alternatives, which alternatives may include a sale or other strategic transaction;
•	Black Raven may be required to reimburse EnerJex for expenses of up to $250,000 or pay a termination fee of $1 million or $2 million to EnerJex if the merger agreement is terminated under certain circumstances;
•	EnerJex may be required to pay Black Raven a termination fee of $1 million if the merger agreement is terminated under certain circumstances;
•	EnerJex and Black Raven likely will incur substantial transaction costs in connection with the merger whether or not the merger is completed;

•	neither EnerJex nor Black Raven would realize any of the anticipated benefits of having completed the merger; and
•	under the merger agreement, each of EnerJex and Black Raven is subject to certain restrictions on the conduct of its business prior to completion of the merger, which restrictions could adversely affect their ability to realize certain of their respective business strategies or take advantage of certain business opportunities.

If the merger is not completed, these risks may materialize and affect materially and adversely either or both companies' respective businesses, financial condition, results of operations, or, in the case of EnerJex, the trading price of EnerJex common stock.

EnerJex and Black Raven have incurred and will continue to incur significant transaction costs in connection with the merger, most of which will be required to be paid even if the merger is not completed.

EnerJex and Black Raven have incurred and will continue to incur significant transaction costs in connection with the merger. These costs primarily are associated with the fees of their respective attorneys, accountants and financial advisors. Most of these costs will be paid by the party incurring the costs even if the merger is not completed. In addition, if the merger agreement is terminated due to certain triggering events specified in the merger agreement, EnerJex may be required to pay Black Raven a termination fee of $1 million or Black Raven may be required to pay EnerJex a termination fee of either $1 million or $2 million. The merger agreement also provides that under specified circumstances, Black Raven may be required to reimburse EnerJex up to $250,000 for its expenses in connection with the transaction. If the merger is completed, the combined company will bear the transaction costs of both EnerJex and Black Raven in connection with the merger, including financial advisory, legal and accounting fees and expenses.

Some of the directors and executive officers of EnerJex and Black Raven have interests in the merger that are different from, or in addition to, those of the other EnerJex and Black Raven stockholders.

You should be aware that certain of the directors and executive officers of EnerJex and Black Raven have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the stockholders of EnerJex.

Two directors of EnerJex, R. Atticus Lowe and Lance Helfert, are affiliated with West Coast Opportunity Fund, LLC (WCOF), the majority owner of Black Raven. In addition, R. Atticus Lowe is also a director and member of the Audit Committee of Black Raven. Both Mr. Lowe and Mr. Helfert are affiliates of other major owners of EnerJex common stock. Following completion of the merger, WCOF and its affiliates will own approximately 61% of the voting stock of EnerJex. The directors and executive officers of EnerJex and Black Raven also have certain rights to indemnification and to directors' and officers' liability insurance that will be provided by the combined company following completion of the merger. See the sections entitled “The Merger — Interests of EnerJex's Directors and Executive Officers in the Merger.”

The merger agreement contains provisions that could discourage or make it difficult for a third party to acquire Black Raven or EnerJex prior to completion of the merger.

The merger agreement contains provisions that make it difficult for EnerJex or Black Raven to entertain a third-party proposal for an acquisition. These provisions include:

•	the general prohibition on Black Raven's soliciting or engaging in discussions or negotiations regarding any alternative acquisition proposal;
•	the requirement that Black Raven reimburse EnerJex for expenses of up to $250,000 or pay a termination fee of up to $2 million to Black Raven if the merger agreement is terminated by Black Raven or EnerJex under certain circumstances;
•	the requirement that Black Raven pay EnerJex a termination fee of $1 million if the merger agreement is terminated by EnerJex under certain circumstances; and
•	the requirement that EnerJex and Black Raven submit the proposals described in this document to a vote of their respective stockholders even if their respective board of directors changes its recommendation with respect to such proposals, as applicable.

See the sections entitled “The Merger Agreement — No Solicitation or Discussions Relating to an Acquisition Proposal,“The Merger Agreement — Meeting of Stockholders; Change in Board Recommendation” and “The Merger Agreement — Termination Fees and Expenses” beginning on pages 78, 85 and 87, respectively.

These provisions might discourage an otherwise interested third party from considering or proposing an acquisition of EnerJex or Black Raven, even one that may be deemed of greater value than the merger to EnerJex stockholders or Black Raven stockholders, as applicable. Furthermore, even if a third party elects to propose an acquisition, the requirement of a termination fee or payment of the other party's expenses may result in that third party offering a lower value to EnerJex stockholders or Black Raven stockholders, as applicable, than such third party might otherwise have offered.

Because the lack of a public market for shares of Black Raven capital stock makes it difficult to evaluate the fairness of the merger, Black Raven stockholders may receive consideration in the merger that is greater than or less than the fair value of the shares of capital stock of Black Raven.

Black Raven is privately held and its outstanding capital stock is not traded in any public market. The lack of a public market makes it difficult to determine the fair value of Black Raven or its shares of capital stock. Since the percentage of EnerJex's equity to be issued to the Black Raven stockholders was determined based on negotiations between the parties, it is possible that the value of the EnerJex common stock to be issued in connection with the merger will be greater than the fair value of Black Raven. Alternatively, it is possible that the value of the shares of EnerJex common stock to be issued in connection with the merger will be less than the fair value of Black Raven.

If the merger does not qualify as a reorganization under Section 368(a) of the Code, the Black Raven stockholders may be required to pay substantial U.S. federal income taxes as a result of the merger.

EnerJex and Black Raven intend that the merger will qualify as a “reorganization” under Section 368(a) of the Code. EnerJex and Black Raven currently anticipate that neither Black Raven nor, generally, the U.S. holders of shares of Black Raven common stock electing to receive shares of EnerJex common stock in exchange for the Black Raven shares, will recognize taxable gain or loss as a result of the merger. Black Raven stockholders electing to receive cash in the merger, or Black Raven stockholders receiving cash in lieu of fractional shares, if any, generally would recognize taxable gain or loss on their receipt of cash in connection with the merger in an amount equal to the difference between such stockholder's adjusted tax basis in their shares of Black Raven common stock and the cash received. EnerJex and Black Raven will receive at the closing a tax opinion from Levine, Garfinkel & Eckersley, LLP regarding the tax treatment of the merger. However, neither EnerJex nor Black Raven has requested, or intends to request a ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the merger, and there can be no assurance that the companies’ position would be sustained if challenged by the IRS. Accordingly, if there is a final determination that the merger does not qualify as a “reorganization” under Section 368(a) of the Code and is taxable for U.S. federal income tax purposes, Black Raven stockholders generally would recognize taxable gain or loss on their receipt of EnerJex common stock in connection with the merger in an amount equal to the difference between such stockholder's adjusted tax basis in their shares of Black Raven common stock and the fair market value of the EnerJex common stock and cash received in lieu of fractional shares, if any. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88.

The shares of EnerJex common stock to be received by Black Raven stockholders as a result of the merger will have different rights from shares of Black Raven common stock.

Following completion of the merger, Black Raven stockholders will no longer be stockholders of Black Raven, but will be stockholders of EnerJex. There are important differences between your current rights as a Black Raven stockholder and the rights to which you will be entitled as an EnerJex stockholder. See “Comparison of Rights of Holders of EnerJex Stock and Black Raven Stock” beginning on page 148 for a discussion of the different rights associated with EnerJex common stock and Black Raven common stock.

EnerJex and Black Raven may waive one or more of the conditions to the merger without resoliciting stockholder approval for the merger.

Certain conditions to EnerJex's and Black Raven’s obligations to complete the merger may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of EnerJex and Black Raven. In the event of a waiver of a condition, the boards of directors of EnerJex and Black Raven will evaluate the materiality of any such waiver to determine whether amendment of this document and resolicitation of proxies is necessary. In the event that the board of directors of EnerJex or Black Raven determines any such waiver is not significant enough to require resolicitation of stockholders, it will have the discretion to complete the merger without seeking further stockholder approval. The conditions requiring the approval of each company's stockholders cannot, however, be waived.

Risks Related to the Combined Company if the Merger is Completed

If any of the events described in “Risks Related to EnerJex” or “Risks Related to Black Raven” occur, those events could cause the potential benefits of the merger not to be realized.

Following completion of the merger, the combined company will be susceptible to many of the risks described in the sections herein entitled “Risks Related to EnerJex,” “Risks Related to Black Raven” and “Risks Related to the Combined Company.” To the extent any of the events in the risks described in those sections occur, those events could cause the potential benefits of the merger not to be realized and the market price of the EnerJex's common stock to decline.

The success of the merger will depend, in large part, on the ability of the combined company following completion of the merger to realize the anticipated benefits from combining the businesses of EnerJex and Black Raven.

The merger involves integrating two previously independent companies with principal offices in separate locations. EnerJex and Black Raven are able to conduct only limited planning regarding the integration of the two companies prior to completion of the merger. Significant management attention and resources will be required to integrate the two companies after completion of the merger. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company's failure to achieve some or all of the anticipated benefits of the merger.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company's cash and other assets efficiently to develop the business of the combined company;
•	appropriately managing the liabilities of the combined company;
•	potential unknown or currently unquantifiable liabilities associated with the merger and the operations of the combined company;
•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the merger; and
•	performance shortfalls at one or both of the companies as a result of the diversion of management's attention caused by completing the merger and integrating the companies' operations.

Delays in the integration process could adversely affect the combined company's business, financial results, financial condition and stock price following the merger. Even if the combined company is able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time.

Ownership of the combined company's common stock will be highly concentrated, and such concentration may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined company's stock price to decline.

Upon completion of the merger, EnerJex's directors and executive officers continuing with the combined company, together with their respective affiliates, are expected to beneficially own or control more than 61%

of the combined company (see the sections entitled “Principal Stockholders of EnerJex” beginning on page 141 and “Principal Stockholders of Combined Company” beginning on page 143 for more information on the estimated ownership of the combined company following the merger). Accordingly, these directors, executive officers and their affiliates, acting individually or as a group, will have substantial influence over the outcome of a corporate action of the combined company requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the combined company's assets or any other significant corporate transaction. These stockholders also may exert influence in delaying or preventing a change in control of the combined company, even if such change in control would benefit the other stockholders of the combined company. In addition, the significant concentration of stock ownership may affect adversely the market value of EnerJex's common stock due to investors' perception that conflicts of interest may exist or arise.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this document.

The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this document, which show only a combination of the historical results of EnerJex and Black Raven. EnerJex and Black Raven expect to incur significant costs associated with completion of the merger and combining the operations of the two companies. The exact magnitude of these costs is not yet known, but is estimated to be approximately $800,000. Furthermore, these costs may decrease the capital that the combined company could use for continued development of the combined company's business in the future or may cause the combined company to seek to raise new capital sooner than expected.

The combined company's ability to utilize EnerJex's or Black Raven's net operating loss and tax credit carryforwards in the future is subject to substantial limitations and may be further limited as a result of the merger.

Under Section 382 of the Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50 percent change (by value) in its equity ownership over a three-year period), the corporation's ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Further, if the historic business of EnerJex or Black Raven is not treated as being continued by the combined entity for the two-year period beginning on the date of the merger (referred to as the “continuity of business requirement”), the pre-transaction net operating loss carryforward deductions of EnerJex or Black Raven (as the case may be) may become reduced substantially or unavailable for use by the combined company in the transaction. The merger also may result in an “ownership change” of Black Raven. Accordingly, the combined company's ability to utilize EnerJex's and Black Raven’s net operating losses and tax credit carryforwards may be limited substantially. These limitations, in turn, could result in increased future tax payments for the combined company, which could have a material adverse effect on the business, financial condition or results of operations of the combined company.

Under Section 384 of the Code, available net operating loss carryovers of EnerJex or Black Raven may not be available to offset certain gains arising after the merger from assets held by the other corporation at the effective time of the merger. This limitation will apply to the extent that the gain is attributable to an unrealized built-in-gain in the assets of EnerJex or Black Raven existing at the effective time of the merger. To the extent that any such gains are recognized in the five-year period after the merger upon the disposition of any such assets, the net operating loss carryovers of the other corporation will not be available to offset such gains (but the net operating loss carryovers of the corporation that owned such assets will not be limited by Section 384 of the Code although they may be subject to other limitations under Section 382 of the Code as described above).

The price of EnerJex common stock after the merger is completed may be affected by factors different from those currently affecting the price of EnerJex common stock.

Upon completion of the merger, holders of Black Raven capital stock who receive shares of EnerJex common stock in connection with the merger will become holders of EnerJex common stock. EnerJex and Black Raven are different businesses; and, accordingly, the results of operations of the combined company and the trading price of EnerJex common stock following completion of the merger may be affected significantly by factors different from those currently affecting the independent results of operations of EnerJex. For a discussion of the businesses of EnerJex and Black Raven and of certain factors to consider in connection with those businesses, see the sections entitled “EnerJex's Business,” “EnerJex's Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Black Raven's Business,” “Black Raven's Management's Discussion and Analysis of Financial Condition and Results of Operations” and the audited historical financial statements of EnerJex and Black Raven, including the notes thereto, which are included elsewhere in this document, and the other information contained in this document.

The combined company's management will be required to devote substantial time to comply with public company regulations.

As a public company, the combined company will incur significant legal, accounting and other expenses that Black Raven does not currently incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the SEC and OTCBB, impose various requirements on public companies, including those related to corporate governance practices. The combined company's management and other personnel will need to devote a substantial amount of time to these requirements. These rules and regulations may increase the combined company's legal and financial compliance costs relative to the historic costs of EnerJex and may make some activities more time consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that the combined company maintain effective internal control for financial reporting and disclosure controls and procedures. In particular, the combined company must perform system and process evaluation and testing of its internal control over financial reporting to allow management and the combined company's independent registered public accounting firm to report on the effectiveness of its internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The combined company's compliance with these requirements will require that it incur substantial accounting and related expenses and expend significant management efforts, since Black Raven's internal controls are not currently subject to such requirements. The combined company may need to hire additional accounting and financial staff to satisfy the ongoing requirements of Section 404 of the Sarbanes-Oxley Act. The costs of hiring such staff may be material and there can be no assurance that such staff will be immediately available to the combined company. Moreover, if the combined company is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if the combined company or its independent registered public accounting firm identifies deficiencies in its internal control over financial reporting that are deemed to be material weaknesses, investors could lose confidence in the accuracy and completeness of the combined company's financial reports, the market price of the combined company's common stock could decline and the combined company could be subject to sanctions or investigations by the SEC, OTCBB or other regulatory authorities.

After completion of the merger, the combined company will possess not only all of the assets but also all of the liabilities of both EnerJex and Black Raven. Discovery of previously undisclosed or unknown liabilities could have an adverse effect on the combined company's business, operating results and financial condition.

Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. After completion of the merger, the combined company will possess not only all of the assets, but also all of the liabilities of both EnerJex and Black Raven. Although EnerJex conducted a due diligence investigation of Black Raven and its known and potential liabilities and obligations, and Black Raven conducted a due diligence investigation of EnerJex and its known and potential liabilities and obligations, it is possible that undisclosed, contingent or other liabilities or problems may arise after completion of the merger, which could have an adverse effect on the combined company's business, operating results and financial condition.

Anti-takeover provisions in the combined company's charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition of the combined company difficult.

The combined company's amended and restated articles of incorporation and bylaws, as amended, contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the combined company's common stock.

Risks Related to the Oil and Natural Gas Industry and Business of
EnerJex, Black Raven, and the Combined Company in General

In this next discussion of risk factors related to the oil and natural gas industry and the business of EnerJex, Black Raven, and the combined company in general, the terms “we,” “our,” or “us” or the like refer to EnerJex and Black Raven individually before the merger, and to the combined company after the merger.

Declining economic conditions and worsening geopolitical conditions could negatively impact our business.

Our operations are affected by local, national and worldwide economic conditions. Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 5 years, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil, our revenues, liquidity and future growth. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The oil business involves a variety of operating risks, including:

•	unexpected operational events and/or conditions;
•	reductions in oil prices;
•	limitations in the market for oil;
•	adverse weather conditions;
•	facility or equipment malfunctions;
•	title problems;
•	oil and gas quality issues;
•	pipe, casing, cement or pipeline failures;
•	natural disasters;

•	fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;
•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
•	compliance with environmental and other governmental requirements; and
•	uncontrollable flows of oil or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

•	injury or loss of life;
•	severe damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation and penalties;
•	suspension of our operations; and
•	repairs to resume operations.

Because we use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

Drilling wells is speculative, and any material inaccuracies in our forecasted drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for oil and natural gas involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. Substantially all of EnerJex's wells drilled through December 31, 2012 have been development wells, while a majority of the wells drilled by Black Raven have been considered by Black Raven to be development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, and any potential additional sites that may be developed, require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity and lack of access to economically acceptable capital may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions over which we have no control and assumptions required by the SEC relating to oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We have limited control over our operations that affect, among other things, acquisitions and dispositions of properties, availability of funds, use of applicable technologies, hydrocarbon recovery efficiency, drainage volume and production decline rates that are part of these estimates and assumptions and any variance in our operations that affects these items within our control may have a material effect on reserves. The process of estimating our oil reserves is extremely complex, and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and gas production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may be unable to make such acquisitions because we are:

•	unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;
•	unable to obtain financing for these acquisitions on economically acceptable terms; or
•	outbid by competitors.

If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often incomplete or inconclusive.

Our reviews of acquired properties can be inherently incomplete because it is not always feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, plugging or orphaned well liability are not necessarily observable even when an inspection is undertaken.

We must obtain governmental permits and approvals for drilling operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We operate in a highly competitive environment and our competitors may have greater resources than do we.

The oil and natural gas industry is intensely competitive and we compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low oil market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

•	Commodities speculators;
•	local, national and worldwide economic conditions;
•	worldwide or regional demand for energy, which is affected by economic conditions;
•	the domestic and foreign supply of oil;
•	weather conditions;
•	natural disasters;
•	acts of terrorism;
•	domestic and foreign governmental regulations and taxation;
•	political and economic conditions in oil producing countries, including those in the Middle East and South America;
•	impact of the U.S. dollar exchange rates on oil prices;

•	the availability of refining capacity;
•	actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and
•	the price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.

Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined to approximately $111 per barrel at year-end 2012. During 2012, the benchmark for crude prices fluctuated between the high $80's per barrel and high $120's per barrel. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly from the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

Our business involves numerous operating hazards, and our insurance and contractual indemnity rights may not be adequate to cover our losses.

Our operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch throughs, craterings, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by host governments, oil and natural gas companies and other businesses operating offshore and in coastal areas, as well as claims by individuals living in or around coastal areas.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we currently operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, our operations and activities in the United States and its territorial waters are subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

In addition, some financial institutions are imposing, as a condition to financing, requirements to comply with additional non-governmental environmental and social standards in connection with operations outside the United States, such as the Equator Principles, a credit risk management framework for determining, assessing and managing environmental and social risk in project finance transactions. Such additional standards could impose significant new costs on us, which may materially and adversely affect us.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the combined company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our exploration and production operations is an important component of our business strategy. We believe that acquisition opportunities for EnerJex, such as the merger with Black Raven, may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing stockholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Any future acquisitions could present a number of risks, including:

•	the risk of using management time and resources to pursue acquisitions that are not successfully completed;
•	the risk of incorrect assumptions regarding the future results of acquired operations;
•	the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and
•	the risk of diversion of management's attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Risks Related to EnerJex

We have sustained losses in the past, and our future profitability is subject to many risks inherent in the oil exploration and production industry.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing and maintaining a business in the exploration and production industry. There is nothing conclusive at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including:

•	the future prices of oil;

•	our ability to raise adequate capital;
•	success of our development and exploration efforts;
•	our ability to manage our operations cost effectively;
•	effects of our hedging strategies;
•	demand for oil;
•	the level of our competition;
•	our ability to attract and maintain key management, employees and operators;
•	transportation and processing fees on our facilities;
•	fuel conservation measures;
•	alternate fuel requirements or advancements;
•	government regulation and taxation;
•	technical advances in fuel economy and energy generation devices; and
•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production efforts. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that some of our wells may never produce oil in sustainable or economic quantities.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We will need to rely on cash flow from operations and borrowings under our credit facility or raise additional cash to fund our operations, pay outstanding long-term debt, fund our anticipated reserve replacement needs and implement our growth strategy, or respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, exploration, work-over and development activities.

If low oil prices, operating difficulties, constrained capital sources or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to complete our development, production exploitation and exploration programs. If our resources or cash flows do not satisfy our operational needs, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our acquisition, drilling, development, and exploration activities or be forced to sell some of our assets on an untimely or unfavorable basis. Our current plans to address a drop in crude oil prices are to maintain hedges covering a portion of our expected future oil production and to reduce both capital and operating expenditures to a level equal to or below cash flow from operations. However, our plans may not be successful in improving our results of operations and liquidity.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders.

Approximately 47% of our total proved reserves as of December 31, 2012 consist of undeveloped reserves, and those reserves may not ultimately be developed or produced.

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2012 was $60.8 million, versus $53.2 million as of December 31, 2011. Of the 2.9 million net barrels of oil at December 31, 2012, approximately 53% are proved developed producing, and approximately 47% are proved undeveloped.

Assuming we can obtain adequate capital resources, we plan to develop and produce all of our proved reserves, but ultimately some of these reserves may not be developed or produced. Furthermore, not all of our undeveloped reserves may be ultimately produced in the time periods we have planned, at the costs we have budgeted, or at all.

Because we face uncertainties in estimating proved recoverable reserves, you should not place undue reliance on such reserve information.

Our reserve estimates and the future net cash flows attributable to those reserves at December 31, 2012 were prepared by MHA Petroleum Consultants LLC, an independent petroleum consultant. There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of these independent consultants and engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil that can be economically extracted, which cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of the available data, assumptions regarding future oil prices, expenditures for future development and exploitation activities, and engineering and geological interpretation and judgment. Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the assumptions and estimates in our reserve reports. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil attributable to any particular group of properties, the classification of reserves based on risk of recovery, and estimates of the future net cash flows. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in this report were prepared by MHA Petroleum Consultants LLC in accordance with rules of the Securities and Exchange Commission, or SEC, and are not intended to represent the fair market value of such reserves.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs. However, actual future net cash flows from our oil properties also will be affected by factors such as:

•	geological conditions;
•	assumptions governing future oil prices;
•	amount and timing of actual production;
•	availability of funds;
•	future operating and development costs;
•	actual prices we receive for oil;
•	changes in government regulations and taxation; and
•	capital costs of drilling new wells.

The timing of both our production and our incurrence of expenses in connection with the development and production of our properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our business or the oil industry in general.

The differential between the New York Mercantile Exchange, or NYMEX, or other benchmark price of oil and the wellhead price we receive could have a material adverse effect on our results of operations, financial condition and cash flows.

The prices that we receive for our oil production in Eastern Kansas are typically based on a discount to the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. In South Texas, the prices that we receive for our oil production are currently based on a premium to NYMEX. The difference between the benchmark price and the price we receive is called a differential. We cannot accurately predict oil differentials. In recent years for example, production increases from competing Canadian and Rocky Mountain producers, in conjunction with limited refining and pipeline capacity from the Rocky Mountain area, have gradually widened this differential. Recent economic conditions, including volatility in the price of oil, have resulted in both increases and decreases in the differential between the benchmark price for oil and the wellhead price we receive. These fluctuations could have a material adverse effect on our results of operations, financial condition and cash flows by decreasing the proceeds we receive for our oil production in comparison to what we would receive if not for the differential.

In order to exploit successfully our current oil leases and others that we acquire in the future, we will need to generate significant amounts of capital.

The oil exploration, development and production business is a capital-intensive undertaking. In order for us to be successful in acquiring, investigating, developing, and producing oil from our current mineral leases and other leases that we may acquire in the future, we will need to generate an amount of capital in excess of that generated from our results of operations. In order to generate that additional capital, we may need to obtain an expanded debt facility and issue additional shares of our equity securities. There can be no assurance that we will be successful in ether obtaining that expanded debt facility or issuing additional shares of our equity securities, and our inability to generate the needed additional capital may have a material adverse effect on our prospects and financial results of operations. If we are able to issue additional equity securities in order to generate such additional capital, then those issuances may occur at prices that represent discounts to our trading price, and will dilute the percentage ownership interest of those persons holding our shares prior to such issuances. Unless we are able to generate additional enterprise value with the proceeds of the sale of our equity securities, those issuances may adversely affect the value of our shares that are outstanding prior to those issuances.

A significant portion of our potential future reserves and our business plan depend upon secondary recovery techniques to establish production. There are significant risks associated with such techniques.

We anticipate that a significant portion of our future reserves and our business plan will be associated with secondary recovery projects that are either in the early stage of implementation or are scheduled for implementation subject to availability of capital. We anticipate that secondary recovery will affect our reserves and our business plan, and the exact project initiation dates and, by the very nature of waterflood operations, the exact completion dates of such projects are uncertain. In addition, the reserves and our business plan associated with these secondary recovery projects, as with any reserves, are estimates only, as the success of any development project, including these waterflood projects, cannot be ascertained in advance. If we are not successful in developing a significant portion of our reserves associated with secondary recovery methods, then the project may be uneconomic or generate less cash flow and reserves than we had estimated prior to investing the capital. Risks associated with secondary recovery techniques include, but are not limited to, the following:

•	higher than projected operating costs;
•	lower-than-expected production;
•	longer response times;
•	higher costs associated with obtaining capital;

•	unusual or unexpected geological formations;
•	fluctuations in oil prices;
•	regulatory changes;
•	shortages of equipment; and
•	lack of technical expertise.

If any of these risks occur, it could adversely affect our financial condition or results of operations.

Any acquisitions we complete are subject to considerable risk.

Even when we make acquisitions that we believe are good for our business, any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about reserves, future production, revenues and costs, including synergies;
•	an inability to integrate successfully the businesses we acquire;
•	a decrease in our liquidity by using our available cash or borrowing capacity to finance acquisitions;
•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;
•	the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate;
•	the diversion of management's attention from other business concerns;
•	an inability to hire, train or retain qualified personnel to manage the acquired properties or assets;
•	the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;
•	unforeseen difficulties encountered in operating in new geographic or geological areas; and
•	customer or key employee losses at the acquired businesses.

Due to our lack of geographic diversification, adverse developments in our operating areas would materially affect our business.

We currently only lease and operate oil properties located in Eastern Kansas and South Texas. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these properties caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters, adverse weather conditions or other events which impact this area.

We depend on a small number of customers for all, or a substantial amount of our sales. If these customers reduce the volumes of oil they purchase from us, our revenue and cash available for distribution will decline to the extent we are not able to find new customers for our production.

We currently sell oil to two purchasers in Eastern Kansas: Coffeyville Resources and Plains Marketing. There are approximately five potential purchasers of oil in Eastern Kansas, and it is not likely that there will be a large pool of available purchasers. If a key purchaser were to reduce the volume of oil it purchases from us, our revenue and cash available for operations will decline to the extent we are not able to find new customers to purchase our production at equivalent prices.

We currently sell oil to Sunoco in South Texas. The number of purchasers in South Texas are numerous, but increased production volumes from extensive shale drilling activity in the area may result in bottlenecks with various purchasers.

We are not the operator of some of our properties and we have limited control over the activities on those properties.

We are not the operator of our Mississippian Project, and our dependence on the operator of this project limits our ability to influence or control the operation or future development of this project. Such limitations could materially adversely affect the realization of our targeted returns on capital related to exploration, drilling or production activities and lead to unexpected future costs.

We may suffer losses or incur liability for events for which we or the operator of a property have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our and others' properties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. In addition, pollution and environmental risks generally are not fully insurable. As a result of market conditions, existing insurance policies may not be renewed and other desirable insurance may not be available on commercially reasonable terms, if at all. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our hedging activities could result in financial losses or could reduce our available funds or income and therefore adversely affect our financial position.

To achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil, we have entered into derivative arrangements through December 31, 2015, for volumes up to 190 barrels of oil per day that could result in both realized and unrealized hedging losses. As of December 31, 2012, we had incurred realized and unrealized gains of approximately $56,000. The extent of our commodity price exposure is related largely to the effectiveness and scope of our derivative activities. For example, the derivative instruments we may utilize may be based on posted market prices, which may differ significantly from the actual crude oil prices we realize in our operations.

Our actual future production may be significantly higher or lower than we estimate at the time we enter into derivative transactions for such period. If the actual amount is higher than we estimate, we will have greater commodity price exposure than we intended. If the actual amount is lower than the nominal amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale or purchase of the underlying physical commodity, resulting in a substantial diminution of our liquidity. As a result of these factors, our derivative activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows. In addition, while we believe our existing derivative activities are with creditworthy counterparties, continued deterioration in the credit markets may cause a counterparty not to perform its obligation under the applicable derivative instrument or impact their willingness to enter into future transactions with us.

Our business depends in part on processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil production and could harm our business.

The marketability of our oil production will depend in part on the availability, proximity and capacity of pipelines and oil processing facilities. The amount of oil that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in pipeline capacity or the capacity of processing facilities could significantly reduce our ability to market our oil production and could materially harm our business.

Our reserves are subject to the risk of depletion because many of our leases are in mature fields that have produced large quantities of oil to date.

A significant portion of our operations are located in or near established fields in Eastern Kansas and South Texas. As a result, many of our leases are in, or directly offset, areas that have produced large quantities of oil to date. As such, our reserves may be negatively impacted by offsetting wells or previously drilled wells, which could significantly harm our business.

Our lease ownership may be diluted due to financing strategies we may employ in the future.

To accelerate our development efforts, we may take on working interest partners who will contribute to the costs of drilling and completion operations and then share in any cash flow derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and could significantly reduce our operating revenues.

We may face lease expirations on leases that are not currently held-by-production.

We have numerous leases that are not currently held-by-production, some of which have near term lease expirations and are likely to expire. Although we believe that we can maintain our most desirable leases by conducting drilling operations or by negotiating lease extensions, we can make no guarantee that we can maintain these leases.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of oil in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, but are not limited to:

•	location and density of wells;
•	the handling of drilling fluids and obtaining discharge permits for drilling operations;
•	accounting for and payment of royalties on production from state, federal and Indian lands;
•	bonds for ownership, development and production of oil properties;
•	transportation of oil by pipelines;
•	operation of wells and reports concerning operations; and
•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our operations may expose us to significant costs and liabilities with respect to environmental, operational safety and other matters.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil production activities. We may also be exposed to the risk of costs associated with Kansas Corporation Commission and/or the Texas Railroad Commission requirements to plug orphaned and abandoned wells on our oil leases from wells previously drilled by third parties. In addition, we may indemnify sellers or lessors of oil properties for environmental liabilities they or their predecessors may have created. These costs and liabilities could arise under a wide range of federal, state and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs, liens and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations.

Strict, joint and several liability may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to operate effectively could be adversely affected.

We may incur substantial write-downs of the carrying value of our oil properties, which would adversely impact our earnings.

We review the carrying value of our oil properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current prices and costs used are those as of the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

In December 2008, the SEC issued new regulations for oil reserve reporting were effective for fiscal years ending on or after December 31, 2009. One of the key elements of the new regulations relate to the commodity prices which are used to calculate reserves and their present value. The new regulations provide for disclosure of oil reserves evaluated using annual average prices based on the prices in effect on the first day of each month rather than the current regulations which utilize commodity prices on the last day of the year.

There was no impairment for the fiscal year ended December 31, 2012, or for the fiscal year ended December 31, 2011.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the trading price of EnerJex common stock.

Section 404 of the Sarbanes-Oxley Act of 2002 requires EnerJex's management to assess the effectiveness of its internal control over financial reporting and to provide a report by its registered independent public accounting firm addressing the effectiveness of EnerJex's internal control over financial reporting. The Committee of Sponsoring Organizations of the Treadway Commission (COSO) provides a framework for companies to assess and improve their internal control systems. If EnerJex is unable to assert that its internal control over financial reporting is effective or if EnerJex's registered independent public accounting firm is unable to express an opinion on the effectiveness of the internal controls or identifies one or more material weaknesses in EnerJex's internal control over financial reporting, EnerJex could lose investor confidence in the accuracy and completeness of its financial reports, which in turn could have an adverse effect on the trading price of EnerJex common stock. If EnerJex fails to maintain the adequacy of its internal controls, EnerJex may not be able to ensure that it can conclude on an ongoing basis that EnerJex has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain effective internal control over financial reporting could have an adverse effect on the trading price of EnerJex common stock.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a few customers. Our financial condition and results of operations could be materially and adversely affected if any one of these customers interrupt or curtail their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers could materially adversely affect our financial condition and results of operations.

We are exposed to the credit risks of our key customers, and certain other third parties, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by key customers and certain other third parties could adversely affect our financial position, results of operations and cash flows. If any key customers or other parties default on their obligations to us, our financial results and condition could be adversely affected. Furthermore, some of these customers and other parties may be highly leveraged and subject to their own operating and regulatory risks.

EnerJex's operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

Natural disasters or other catastrophic events could disrupt EnerJex's operations or those of its strategic partners, contractors and vendors. Even though EnerJex believes it carries commercially reasonable business interruption and liability insurance, and its contractors may carry liability insurance that protect EnerJex in certain events, EnerJex might suffer losses as a result of business interruptions that exceed the coverage available under its and its contractors' insurance policies or for which it or its contractors do not have coverage. Any natural disaster or catastrophic event could have a significant negative impact on EnerJex's operations and financial results, and could delay its efforts to identify and execute any strategic opportunities.

Risks Related to Black Raven

Black Raven's auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming Black Raven will continue as a going concern. As shown in the accompanying consolidated financial statements, Black Raven continues to experience net losses from its operations, reporting a net loss of $3.0 million for the year ended December 31, 2010. Cash and cash equivalents on hand and internally generated cash flows may not be sufficient to execute Black Raven’s business plan. Future bank financings, asset sales, or other equity or debt financings will be required to fund Black Raven’s debt service, working capital requirements, planned drilling, potential acquisitions and other capital expenditures. These conditions raise substantial doubt about Black Raven’s ability to continue as a going concern.

Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure additional financing and continue to incur losses, we may be unable to maintain a level of liquidity necessary to continue operating our business and may be required to discontinue operations.

Natural gas prices are volatile and a decline in prices could hurt our financial condition, operating results and ability to grow.

Black Raven's revenues, operating results, profitability, future rate of growth and the carrying value of our gas properties depend heavily on the prices we receive from natural gas sales. Gas prices also affect our cash flows and borrowing base, as well as the amount and value of our gas reserves.

Historically, the markets for natural gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in gas prices may result from relatively minor changes in the supply of and demand for gas, market uncertainty and other factors that are beyond our control, including:

•	domestic supplies of natural gas;
•	weather conditions in the United States and wherever our property interests are located or our gas is sold;
•	technological advances affecting energy consumption;
•	the price and availability of alternative fuels;
•	worldwide and domestic economic conditions;
•	actions by OPEC, the Organization of Petroleum Exporting Countries;
•	political instability in major oil and gas producing regions;
•	the level of consumer demand;
•	changes in the overall supply and demand for oil and gas;
•	the availability of transportation facilities;
•	the ability of oil and gas companies to raise capital;
•	the discovery rate of new oil and gas reserves;
•	the cost of exploring for, producing and delivering oil and gas;
•	the price of foreign imports of oil and gas; and
•	governmental regulations and taxes, both domestic and foreign.

These factors and the volatility of gas markets make it very difficult to predict future gas price movements with any certainty. Declines in gas prices would reduce our revenues and could also reduce the amount of gas that we can produce economically and therefore could have a material adverse effect on us.

Black Raven's indebtedness, and the covenants in the agreements governing that debt, could negatively impact our financial condition, results of operations and business prospects.

Black Raven has indebtedness to Carlyle Energy Mezzanine Opportunities Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund-A, L.P., and CEMOF Coinvestment L.P. (Carlyle) of approximately $16.25 million and to West Coast Opportunity Fund, LLC (WCOF) of approximately $26 million. If we fail to comply with the terms of the Carlyle debt or the WCOF debt, an event of default could occur that would permit the lenders to foreclose on substantially all of our assets. Black Raven's ability to comply with these restrictions may be affected by events beyond our control, including prevailing economic and financial conditions. If Black Raven is required but unable to make the Carlyle or WCOF payments when due out of cash on hand or from internal cash flow, Black Raven would be required to attempt to refinance, sell assets, or repay the debt with the proceeds from an equity or debt offering. However, Black Raven may not be able to raise sufficient capital through the sale of assets or issuance of equity or debt to pay or refinance the amounts owed. Factors that will affect its ability to raise cash through a sale of assets or a debt or equity offering include financial market conditions and our market value and operating performance at the time of such offering or other financing. Black Raven may, therefore, not be able to successfully complete any such offering or sale of assets. The terms of the merger agreement between EnerJex and Black Raven require EnerJex to retire the Carlyle debt with cash and Black Raven to issue shares of common stock to WCOF in satisfaction of the WCOF debt.

Black Raven's development operations require substantial capital and Black Raven may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a disposition of properties and a decline in our natural gas reserves.

The energy industry is capital intensive. Black Raven makes and expects to continue to make substantial capital expenditures in our business and operations for development, production and acquisition of oil and natural gas reserves. To date, Black Raven has financed capital expenditures primarily with proceeds from the issuance of debt and equity plus cash generated by operations. In addition to funding provided by Atlas under the Farmout Agreement, Black Raven intends to finance future capital expenditures with cash flow from operations and from debt or equity capital. Black Raven's cash flow from operations and access to capital is subject to a number of variables, including:

•	the success of the Farmout Agreement;
•	our proved reserves;
•	the level of natural gas we are able to produce from existing wells;
•	the prices at which natural gas is sold; and
•	our ability to acquire, locate and produce new reserves.

If revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, then Black Raven may have limited ability to obtain the capital necessary to sustain our operations at current levels. Black Raven may, from time to time, need to seek additional financing. There can be no assurance as to the availability or terms of any additional financing.

If additional capital is needed, then Black Raven may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of operations which in turn could lead to a possible disposition of properties and a decline in reserves.

If Black Raven is not able to replace reserves, it will not be able to sustain production.

Black Raven's properties produce oil and natural gas at a declining rate over time. In order to become profitable, Black Raven must develop its properties or locate and acquire new oil and gas reserves to replace those being depleted by production. Black Raven may do this even during periods of low oil and gas prices. Competition for the acquisition of producing oil and natural gas properties is intense and many of competitors have financial and other resources for acquisitions that are substantially greater than those available to Black Raven. Therefore, Black Raven may not be able to acquire oil and gas properties that contain economically recoverable reserves, or may not be able to acquire such properties at acceptable prices. Without successful drilling or acquisition activities, Black Raven's reserves, production and revenues will decline.

Black Raven’s reserves and future net revenues may differ significantly from estimates.

Black Raven's estimates of reserves and future net revenues contained in this document are not exact and are based on many variable and uncertain factors; therefore, the estimates may vary substantially from the actual amounts depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The process of estimating oil and natural gas reserves requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas reserves will vary from those estimated. Any significant variance could materially affect the estimated quantities and the value of our reserves. Black Raven's properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, Black Raven may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control. The reserve data assumes that Black Raven will make significant capital expenditures to develop reserves. Capital expenditures with regard to development of these reserves will likely vary from estimated capital expenditures, development may not occur as scheduled and actual results may not be as estimated.

Black Raven's prices, income and cash flows may be impacted adversely by new taxes.

The federal, state and local governments in which we operate impose taxes on the oil and natural gas products we sell. There has been a significant amount of discussion by the United States Congress and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. Black Raven cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices, its income or cash flows.

The terms of Black Raven's debt contains various restrictions on operations.

Black Raven's debt covenants contain various restrictions. In particular, these restrictions limit Black Raven's ability, without the lenders’ approval, to, among other things:

•	pay dividends on, redeem or repurchase capital stock;
•	make loans to others;
•	incur additional indebtedness or issue preferred stock;
•	create certain liens; and
•	purchase or sell assets.

If Black Raven fails to comply with these restrictions, an event of default may allow its creditors to foreclose on substantially all of Black Raven's assets. Any such default or foreclosure could have a material adverse effect on Black Raven and its business.

Continuing volatility in the financial and credit markets, and in oil and natural gas prices may affect Black Raven's ability to obtain funding or to obtain funding on acceptable terms. These factors may hinder or prevent Black Raven from meeting future capital needs and/or continuing to meet obligations and conduct business.

Global financial markets and economic conditions continue to be volatile, which has impacted the debt and equity capital markets. These issues, along with significant asset write-offs in the financial services sector, the re-pricing of credit risk and weak economic conditions, have made, and will likely continue to make, it difficult to obtain debt or equity capital funding.

Due to these factors, there can be no assurance that funding will be available to us, if needed, and to the extent required, on acceptable terms. If funding is not available as needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due, enhance our existing business, complete acquisitions or otherwise take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our production, revenues, results of operations, financial position and cash flows.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Drilling and production activities are subject to numerous risks, including the risk that no commercially productive oil or natural gas will be found. The cost of drilling and completing wells is often uncertain, and oil and gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

•	unexpected drilling conditions;
•	title problems;
•	pressure or irregularities in formations;
•	equipment failures or accidents;
•	adverse weather conditions;
•	compliance with environmental and other governmental requirements;
•	delays caused by regulatory approvals from state, local and other governmental authorities;

•	shortages or delays in the availability of or increases in the cost of drilling rigs and the delivery of equipment;
•	lack of availability of experienced drilling crews; and
•	lack of pipeline availability or pipeline capacity.

The wells we drill may not be productive and we may not recover all or any portion of our investment in such wells. The seismic data and other technologies that we use do not allow us to know conclusively prior to drilling a well that oil or gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Drilling activities can result in dry holes or wells that are productive but do not produce sufficient net revenues after operating and other costs to cover initial drilling costs.

Our future drilling activities may not be successful, or our overall drilling success rate or our drilling success rate for activity within a particular area may decline. Although we have identified numerous potential drilling locations, we may not be able to economically produce oil or natural gas from them.

The occurrence of any or all of these risks could have a materially adverse effect on our business, financial condition and results of operations.

Substantially all of Black Raven's producing properties are located in the Rocky Mountain region, making Black Raven vulnerable to risks associated with operating in one major geographic area.

Black Raven's operations are focused on the Rocky Mountain region, and its producing properties are located in the states of Colorado and Nebraska. As a result, Black Raven may be disproportionately exposed to the impact of delays or interruptions of production from these areas caused by significant governmental regulation, transportation capacity constraints, curtailment of production or interruption of transportation of natural gas produced from the wells in these areas.

Black Raven has a limited operating history since emerging from bankruptcy.

Since emerging from bankruptcy on February 2, 2009, Black Raven has not generated significant revenues from operations and it has limited resources. Any operating losses, together with risks associated with Black Raven's ability to be competitive in the oil and natural gas industry, may have a material adverse effect on Black Raven's liquidity. There can be no assurance that Black Raven will generate sufficient revenues to maintain our business operations.

Risks Related to EnerJex Common Stock

EnerJex's business is subject to increasingly complex corporate governance, public disclosure and accounting requirements that could affect adversely its business and financial results.

EnerJex is subject to changing rules and regulations of federal and state governments as well as the stock exchange on which EnerJex common stock is listed. These entities, including the SEC and the OTCBB, continue to issue new requirements and regulations in response to laws enacted by Congress. In July 2010, the Dodd-Frank Wall Street Reform and Protection Act (the Dodd-Frank Act) was enacted. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that require the SEC and the OTCBB to adopt additional rules and regulations in these areas. EnerJex's efforts to comply with these requirements have resulted in, and are likely to continue to result in, an increase in expenses and a diversion of management's time from its other business activities.

The trading price of EnerJex common stock has been volatile, and your investment in EnerJex common stock could decline in value.

The price of EnerJex common stock has fluctuated in the past and it is likely that the price of EnerJex common stock will continue to fluctuate in the future. From January 1, 2011 to June 30, 2013, the closing bid price of EnerJex common stock ranged from $0.45 per share to $1.24 per share. In particular, the market price of EnerJex common stock may fluctuate significantly due to a variety of factors, including:

•	general stock market and general economic conditions in the United States and abroad, not directly related to EnerJex or its business;

•	entering into new strategic partnering arrangements or termination of existing strategic partnering arrangements;
•	developments concerning EnerJex's efforts to identify and implement strategic opportunities and the terms and timing of any resulting transactions;
•	EnerJex's cash and cash equivalents and its need and ability to obtain additional financing;
•	changes in laws or regulations;
•	the resolution of EnerJex's pending litigation;
•	period-to-period fluctuations in EnerJex's financial results, including its cash and cash equivalents, operating expenses, cash burn rate or revenues;
•	loss of key management;
•	common stock sales and purchases in the public market by one or more of EnerJex's larger stockholders, officers or directors;
•	reports issued by securities analysts regarding EnerJex common stock and articles published regarding its business and/or products; and
•	other financial announcements, including delisting of EnerJex common stock from OTCBB, review of any of its filings by the SEC, changes in accounting treatment or restatement of previously reported financial results, delays in its filings with the SEC or its failure to maintain effective internal control over financial reporting.

In addition, the occurrence of any of the risks described in this report or in subsequent reports EnerJex files with or submits to the SEC from time to time could have a material and adverse impact on the market price of EnerJex common stock. Securities class action litigation is sometimes brought against a company following periods of volatility in the market price of its securities or for other reasons. Securities litigation, whether with or without merit, could result in substantial costs and divert management's attention and resources, which could harm EnerJex's business and financial condition, as well as the market price of EnerJex common stock.

Provisions in EnerJex's charter documents and Nevada law could discourage or prevent a takeover, even if an acquisition would be beneficial to EnerJex stockholders.

Provisions of EnerJex's amended and restated articles of incorporation and bylaws, as well as provisions of Nevada law, could make it more difficult for a third party to acquire EnerJex, even if doing so would be beneficial to its stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred shares that could be issued by the EnerJex board of directors to increase the number of outstanding shares and thwart a takeover attempt;
•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and
•	advance notice provisions in connection with stockholder proposals and director nominations that may prevent or hinder any attempt by EnerJex stockholders to bring business to be considered by its stockholders at a meeting or replace its board of directors.

THE SPECIAL MEETING OF ENERJEX STOCKHOLDERS

General

This proxy statement/information statement/prospectus is being furnished to stockholders of EnerJex on or about September 16, 2013. EnerJex is sending this proxy statement/information statement/prospectus to its stockholders in connection with the solicitation of proxies by the EnerJex board of directors for use at the EnerJex special meeting and any adjournments or postponements of the meeting.

Date, Time and Place

The special meeting of EnerJex stockholders will be held at 9:00 a.m., local time, on September 27, 2013, at The Petroleum Club of San Antonio, located at 8620 North New Braunfels Avenue, Suite 700, San Antonio, Texas 78217.

Purposes of the EnerJex Special Meeting

The purposes of the EnerJex special meeting are to consider and act upon the following matters:

1)	To consider and vote upon a proposal to approve the issuance of shares of EnerJex common stock in the merger as contemplated by the merger agreement.
2)	To consider and vote upon a proposal to approve an adjournment of the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of EnerJex Proposal No. 1.

EnerJex stockholders also will consider and act on any other matters as may properly come before the EnerJex special meeting or any adjournment or postponement of the meeting, including any procedural matters incident to the conduct of the meeting.

Recommendations of the EnerJex Special Transactions Committee and the EnerJex Board of Directors

The EnerJex special transactions committee and the EnerJex board of directors have determined and believe that the issuance of shares of EnerJex common stock in the merger, and the completion of the merger, are advisable, fair to, and in the best interests of EnerJex and its stockholders. The EnerJex board of directors, acting on the unanimous recommendation of the EnerJex special transactions committee, recommends that EnerJex stockholders vote “FOR” EnerJex Proposal No. 1 to approve the issuance of shares of EnerJex common stock in the merger.

The EnerJex board of directors, acting on the unanimous recommendation of the EnerJex special transactions committee, unanimously recommends that EnerJex stockholders vote “FOR” EnerJex Proposal No. 2 to adjourn the EnerJex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of EnerJex Proposal No. 1. Atticus Lowe and Lance Helfert abstained from the vote due to their affiliation with West Coast Opportunity Fund, LLC, Black Raven's largest stockholder, and Mr. Lowe's position on the board of directors of Black Raven.

Record Date and Voting Power

Only holders of record of EnerJex common stock and Series A preferred stock at the close of business on the EnerJex record date are entitled to notice of, and to vote at, the EnerJex special meeting.

Record Date	September 4, 2013
Shares outstanding on record date	67,895,279 shares of common stock
4,779,460 shares of Series A preferred stock
Voting rights	1 vote per share of common stock
1 vote per share of Series A preferred stock

See “Principal Stockholders of EnerJex” for information regarding persons known to management of EnerJex to be the beneficial owners of more than five percent of the outstanding shares of EnerJex common stock and Series A preferred stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement/information statement/prospectus is solicited on behalf of the EnerJex board of directors for use at the EnerJex special meeting. If you are an EnerJex stockholder of record as of the record date for the EnerJex special meeting, you may vote in person at the EnerJex special meeting or vote by proxy by using the enclosed proxy card. Whether or not you plan to attend the EnerJex special meeting, EnerJex urges you to vote by proxy to ensure your vote is counted. You still may attend the EnerJex special meeting and vote in person if you already have voted by proxy.

EnerJex stockholders of record as of the record date may submit their proxies by mail, by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If your shares are held in “street name,” you must request a legal proxy from your nominee as proof of ownership in order to vote in person at the EnerJex special meeting. If you hold your shares in “street name,” please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

All properly executed proxies that are not revoked will be voted at the EnerJex special meeting and at any adjournments or postponements of the meeting in accordance with the instructions contained in the proxy. If a holder of EnerJex capital stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” EnerJex Proposal No. 1 to approve the issuance of shares of EnerJex common stock in the merger; and “FOR” EnerJex Proposal No. 2 to adjourn the EnerJex special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of EnerJex Proposal No. 1 in accordance with the recommendation of the EnerJex board of directors.

Any EnerJex stockholder of record voting by proxy, has the right to revoke the proxy at any time before the polls close at the EnerJex special meeting by sending a written notice stating that it would like to revoke its proxy to the corporate secretary of EnerJex, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the EnerJex special meeting and voting in person. Attendance alone at the EnerJex special meeting will not revoke a proxy. A beneficial owner of EnerJex common stock that holds shares in “street name” must follow directions received from the bank, broker or other nominee that holds the shares to change its voting instructions.

Quorum and Required Vote

The presence at the EnerJex special meeting, in person or by proxy, of the holders of a majority ([•]shares) of the outstanding shares of EnerJex capital stock as of the record date will constitute a quorum for the transaction of business at the EnerJex special meeting. In general, shares of EnerJex common stock and Series A preferred stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the EnerJex special meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is considered in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If a quorum is not present at the EnerJex special meeting, EnerJex expects that the EnerJex special meeting will be adjourned or postponed to solicit additional proxies.

A description of the vote required to approve each proposal being submitted to a vote of EnerJex stockholders is included with the description of each proposal. If shares are held in “street name” and stockholders holding such shares do not indicate how they wish to vote, brokers are permitted to exercise their discretion to vote such shares on certain “routine” matters. None of the other proposals being submitted to a vote of EnerJex stockholders is a routine matter. Accordingly, if EnerJex stockholders do not direct their brokers how to vote for EnerJex Proposal No. 1 or EnerJex Proposal No. 2, their brokers may not exercise discretion and may not vote their shares on that proposal. For purposes of EnerJex Proposal No. 1 and EnerJex Proposal No. 2 broker non-votes are considered to be shares represented by proxy at the EnerJex special meeting but are not considered to be shares “entitled to vote” or “votes cast” at the meeting. As such, a broker non-vote will not be counted as a vote “For” or “Withheld” with respect to EnerJex Proposal No. 1 and EnerJex Proposal No. 2; and, therefore, will have no effect on the outcome of the vote on any such proposal. Proxies marked “Abstain” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals being submitted to a vote of EnerJex stockholders and will have the effect of a vote “Against” a proposal.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of EnerJex may solicit proxies from EnerJex stockholders by personal interview, telephone, telegram or other electronic means. EnerJex will bear the costs of the solicitation of proxies by EnerJex from EnerJex stockholders. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of EnerJex common stock for the forwarding of solicitation materials to the beneficial owners of EnerJex common stock and Series A preferred stock. EnerJex will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. EnerJex has retained Standard Registrar & Transfer Co, Inc., to assist in the solicitation of proxies for the matters being submitted to EnerJex stockholders for a fee of approximately $10,000.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/information statement/prospectus to any EnerJex stockholder may have been sent to multiple stockholders in each household. EnerJex will promptly deliver a separate copy of this proxy statement/information statement/ prospectus to any EnerJex stockholder upon written or oral request to EnerJex's Investor Relations Department, EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209, telephone: (210) 451-5545; e-mail: dwright@enerjexresources.com.

Other Matters

As of the date of this proxy statement/information statement/prospectus, the EnerJex board of directors does not know of any business to be represented at the EnerJex special meeting other than as set forth in the notice accompanying this document. If any other matters should properly come before the EnerJex special meeting, or any adjournment or postponement of the EnerJex special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the person voting the proxies.

MATTERS BEING SUBMITTED TO A VOTE OF ENERJEX STOCKHOLDERS

EnerJex Proposal No. 1 — The Issuance of Shares of EnerJex Common Stock in the Merger

General

At the EnerJex special meeting, EnerJex stockholders will be asked to approve the issuance of shares of EnerJex common stock in the merger.

If the merger is completed, Merger Sub will merge with and into Black Raven, with Black Raven surviving the merger as a wholly owned subsidiary of EnerJex.

Pursuant to the terms of the merger agreement, upon completion of the merger, each share of Black Raven common stock shall be converted into the right to receive:

(1)	$0.40 in cash (up to a maximum of $600,000 in the aggregate),
(2)	0.34791 shares of EnerJex common stock, subject to adjustment pursuant to the merger agreement; or
(3)	a combination of cash and/or stock.

West Coast Opportunity Fund, LLC, Black Raven’s largest stockholder, has agreed to accept stock consideration.

Following completion of the merger, assuming the Black Raven stockholders will own approximately 39% of the outstanding shares of common stock of the combined company, and EnerJex stockholders will own approximately 61% of the outstanding shares of common stock of the combined company.

The terms of, reasons for and other aspects of the merger agreement, the merger and the issuance of shares of EnerJex common stock in the merger are described in detail in the other sections of this document. The full text of the merger agreement is attached to this document as Annex A.

Vote Required; Recommendation of EnerJex Board of Directors

The affirmative vote of the holders of a majority of the EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting at which a quorum is present in person or by proxy and entitled to vote on the proposal is required for approval of EnerJex Proposal No. 1.

A failure to submit a proxy card or vote at the EnerJex special meeting or a “broker non-vote” will have no effect on the outcome of EnerJex Proposal No. 1. For purposes of the vote on this EnerJex Proposal No. 1, an abstention will have the same effect as a vote “AGAINST” such proposal.

The EnerJex board of directors, with the two members affiliated with WCOF abstaining, acting upon the unanimous recommendation of the EnerJex special transactions committee, recommends that EnerJex stockholders vote “FOR” EnerJex's Proposal No. 1 to approve the issuance of shares of EnerJex common stock in the merger.

EnerJex Proposal No. 2 — Approval of Possible Adjournment of the EnerJex Special Meeting

General

EnerJex is asking its stockholders to consider and vote upon a proposal to approve one or more adjournments of the EnerJex special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approval of EnerJex Proposal No. 1.

If the number of shares of EnerJex capital stock present in person or represented by proxy at the EnerJex special meeting voting in favor of EnerJex Proposal No. 1 is insufficient to approve such proposal at the time of the EnerJex special meeting, then EnerJex may move to adjourn the EnerJex special meeting in order to enable the EnerJex board of directors to solicit additional proxies in respect of the proposal. In that event, EnerJex stockholders will be asked to vote only upon the adjournment proposal, EnerJex Proposal No. 2, and not on any other proposal.

In this proposal, EnerJex is asking its stockholders to authorize the holder of any proxy solicited by the EnerJex board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the EnerJex special meeting one or more times for the purpose of soliciting additional proxies. If EnerJex stockholders approve this EnerJex Proposal No. 2, EnerJex could adjourn the EnerJex special meeting and any adjourned session of the EnerJex special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from EnerJex stockholders that previously have returned properly executed proxies or authorized a proxy by using the mail. Among other things, approval of EnerJex Proposal No. 2 could mean that, even if EnerJex has received proxies representing a sufficient number of votes against the approval of EnerJex Proposal No. 1, such proposal would be defeated, EnerJex could adjourn the EnerJex special meeting without a vote on such proposal and seek to obtain sufficient votes in favor of such proposal to obtain approval of that proposal.

EnerJex currently does not intend to propose adjournment at the EnerJex special meeting if there are sufficient votes to approve EnerJex Proposal No. 1.

Vote Required; Recommendation of EnerJex Board of Directors

The affirmative vote of the holders of a majority of the EnerJex common stock and Series A preferred stock, voting together as a single class, present at the EnerJex special meeting at which a quorum in person or by proxy and entitled to vote on the proposal, is required for approval of EnerJex Proposal No. 2.

A failure to submit a proxy card or vote at the EnerJex special meeting or a “broker non-vote” will have no effect on the outcome of EnerJex Proposal No. 2. For purposes of the vote on this Proposal No. 2, an abstention will have the same effect as a vote “AGAINST” such proposal.

The EnerJex board of directors, with the two members affiliated with WCOF with a conflict abstaining, acting upon the unanimous recommendation of the EnerJex special transactions committee, recommend that EnerJex stockholders vote “FOR” EnerJex Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of EnerJex Proposal No. 1.

THE MERGER

This section and the section entitled “The Merger Agreement” describe the material aspects of the merger, including the merger agreement. While we believe that this description covers the material terms of the merger and the merger agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement/information statement/prospectus for a more complete understanding of the merger and the merger agreement, including the attached Annexes, and the other documents to which you are referred herein. See “Where You Can Find More Information.”

General

The merger agreement provides that, at the effective time, Merger Sub, a wholly owned subsidiary of EnerJex that was formed for the purpose of the merger, will merge with and into Black Raven, with Black Raven surviving the merger and becoming a wholly owned subsidiary of EnerJex.

Pursuant to the terms of the merger agreement, upon completion of the merger, Black Raven stockholders will have the option to receive, for each share of Black Raven capital stock they hold:

(1)	$0.40 per share (up to a maximum of $600,000 in the aggregate), referred to as the cash consideration, or
(2)	0.34791 shares of EnerJex common stock, subject to adjustment pursuant to the terms of the merger agreement, referred to as the stock consideration, or
(3)	a combination of the two.

West Coast Opportunity Fund, LLC, an affiliate of our directors Mr. Lowe and Mr. Helfert, is anticipated to own immediately prior to the closing approximately 99% of the outstanding shares of Black Raven common stock. In the merger agreement, WCOF has agreed to accept solely the stock consideration; therefore, the cash consideration will be available only to the unaffiliated stockholders of Black Raven. Immediately following completion of the merger, assuming 43,500,000 shares of EnerJex common stock are issued in the merger, the current stockholders of Black Raven will own approximately 39% of the outstanding capital stock of the combined company and current stockholders of EnerJex will own approximately 61% of the outstanding capital stock of the combined company.

If the merger is completed, 5% of the shares of EnerJex common stock to be issued in the merger, which we refer to as the escrowed stock consideration, will be withheld from payment to WCOF and contributed to the escrow account that supports certain indemnification obligations of Black Raven under the merger agreement.

EnerJex stockholders will continue to own their existing shares of EnerJex common stock or Series A preferred stock after the merger. The issuance of shares of EnerJex common stock to Black Raven stockholders in the merger will significantly reduce the percentage ownership of the EnerJex stockholders prior to the merger.

The closing of the merger will take place as promptly as practicable after the day on which the last of the conditions to the merger set forth in the merger agreement has been satisfied or waived (if permissible), unless EnerJex and Black Raven agree to a different date. The merger is anticipated to close no later than [•], 2013; however, the uncertainty created by the closing conditions makes it impossible to predict exactly when the closing will occur or if it will occur at all. See “The Merger Agreement — Conditions to Completion of the Merger” for a more complete description of the conditions that must be satisfied or, if permissible, waived before closing.

Background of the Merger

Two of EnerJex's directors, R. Atticus Lowe and Lance W. Helfert, are affiliates of West Coast Opportunity Fund, LLC (WCOF). WCOF is a private investment vehicle formed for the purpose of investing and trading in a wide variety of securities and financial instruments. WCOF owns approximately 17% of the outstanding shares of EnerJex common stock. Mr. Lowe and Mr. Helfert are also affiliates of Montecito Venture Partners, LLC (MVP), which owns approximately 21.8% of the outstanding shares of EnerJex common stock and 50.5% of the outstanding shares of EnerJex Series A preferred stock.

Included in WCOF's portfolio of investments are interests in Black Raven. After a Chapter 11 bankruptcy reorganization effective in early 2009, WCOF became the largest stockholder of Black Raven, and was issued an amended and restated debenture in the original principal amount of $18,450,000. Black Raven's current indebtedness to WCOF is approximately $26 million. Mr. Lowe is also on the board of directors and chairman of the audit committee of Black Raven.

On June 1, 2012, West Coast Asset Management, Inc., an affiliate of WCOF, held a conference in Montecito, California that included presentations from the management of some of WCOF’s portfolio companies. At this conference, Robert Watson, the chief executive officer of EnerJex, and Mr. Tom Riley, the chief executive officer of Black Raven, made presentations. Mr. Watson and Mr. Riley met and discussed their respective businesses.

During these discussions, Mr. Watson and Mr. Riley decided to explore the feasibility of combining the entities and to conduct more in-depth discussions regarding their respective businesses and a possible business combination.

EnerJex and Black Raven negotiated the terms of a mutual nondisclosure agreement to permit the exchange of information on a confidential basis and executed the nondisclosure agreement in June 2012.

On July 10 and 11, 2012, the companies met in Black Raven’s Denver office to review the operations of the two companies. Black Raven agreed to supply technical support to EnerJex related to its reserve engineering.

Also on July 10 and 11, 2012, Mr. Watson and James G. Miller, a member of EnerJex's board of directors, met with Mr. Riley, Black Raven's chief executive officer and member of Black Raven's board, to further explore the opportunity to exploit potential synergies by combining the two companies. While there, the parties reviewed Black Raven's assets and operations.

On July 16, 2012, the EnerJex board of directors met via telephone. Among other things, the board discussed the meetings at Black Raven. Mr. Watson was instructed to continue exploring a potential transaction.

During the course of the next month, Mr. Watson continued his review of Black Raven's assets and operations.

EnerJex believed that its initial review of Black Raven was favorable, so the board of directors held a telephonic meeting on August 8, 2012 and invited a representative from its regular outside law firm, Reicker, Pfau, Pyle & McRoy, LLP (Reicker Pfau), to discuss with the board the various conflicts of interest due to, among other things, WCOF's interests in both companies, Mr. Lowe's and Mr. Helfert's affiliation with WCOF, and Mr. Lowe's position as a director of Black Raven. The board and Reicker Pfau discussed the means by which the board could appropriately perform its duties and proceed with an evaluation and potential execution of a transaction with Black Raven, and discussed confidentiality, record keeping, appointing a special independent committee, obtaining an opinion as to the fairness of the transaction, and seeking shareholder approval.

From August to October 2012, EnerJex retained the services of Black Raven personnel to construct a reserve analysis for EnerJex. Thereafter, Black Raven personnel continued to provide reserve analysis support for EnerJex. During this period, as part of his diligence and subject to the parties' nondisclosure agreement, Mr. Watson discussed via telephone Black Raven's assets and business operations with Black Raven personnel, including Dave Kunovic, Vice President of Exploration for Black Raven.

In early December 2012, Mr. Watson, Mr. Lowe, and one of Black Raven’s consultants who has expertise related to Black Raven’s Adena Field Project, flew to Denver to meet with Mr. Kunovic and further discussions between EnerJex and Black Raven and continue EnerJex's due diligence. While in Denver, the parties further reviewed Black Raven's assets, reviewed Black Raven's recent progress at the Adena Field Project, and visited the Adena Field property to observe a Black Raven horizontal well drilling operation. The parties observed Black Raven’s Adena Field operations over the course of a day and reviewed measurements obtained during Black Raven's horizontal drilling and steering operations while on site.

After the trip to the Adena field operations, on December 19, 2012, Mr. Watson, Mr. Lowe, Mr. Kunovic, the consultant, and Billy Hataway, Black Raven's field engineer, had dinner, at which they primarily discussed the results of the horizontal well, but also discussed horizontal technology applications in the Adena Field Project and the general progress of operations at the Adena Field Project.

The parties paused their efforts during the holidays in December.

In January 2013, following the completion of the companies’ year-end 2012 reserve reports, each of EnerJex and Black Raven began separate discussions with WCOF, a large shareholder of each, with regard to strategic planning.

In January 2013, EnerJex again retained Black Raven as a consultant to continue constructing its reserve analysis, which efforts continued through the spring.

On February 20, 2013, the EnerJex board of directors held a meeting to discuss, among other things, different corporate strategies to pursue going forward. The board reviewed the potential for a sale of the company or certain assets, as well as potential acquisition and merger candidates to pursue growth for the company. The board reviewed Black Raven and determined that in the near term this represented the best opportunity, and concluded that EnerJex should continue discussions with Black Raven and visit Black Raven's headquarters to further investigate and discuss the opportunity.

From March 6 to 8, 2013, Mr. Helfert, Mr. Lowe, Mr. Watson and Mr. Miller met with Mr. Riley, Mr. Kunovic, and other members Black Raven’s management team in Denver, Colorado. Among other things, the parties discussed the progress of Black Raven's Adena Field Project operations and the status of EnerJex's operations. The parties also began preliminary discussions regarding the advantages of combining the companies. Mr. Watson toured Black Raven's Adena field operations, examining its well sites, facilities, and infrastructure. Mr. Watson discussed and reviewed Black Raven's Adena Field Project operations in detail with Black Raven management during the trip.

In the course of the next month, the parties had several informal discussions regarding each other's operations and assets.

On April 8, 2013, Mr. Miller and Mr. Lowe met in person with Mr. Kunovic, vice president of exploration for Black Raven, to tour and review Black Raven’s assets and operations in both the Adena Field and Noibrara Projects. They met Mr. Hataway and other personnel of Black Raven onsite at both projects.

Later that week, Mr. Watson met with Mr. Kunovic in Denver so that Mr. Kunovic could assist EnerJex with its reserve engineering. At this meeting, Mr. Watson and Mr. Konovic discussed Black Raven's operational goals, capital structure constraints, and opportunities. The parties also discussed social issues such as Black Raven personnel and morale.

On April 16, 2013, each of the Black Raven and EnerJex boards of directors attended the Independent Petroleum Association of America’s Oil and Gas Investment Symposium in New York City. The Black Raven board attended the EnerJex presentation at the symposium, and then the boards of directors of both Black Raven and EnerJex met over dinner that evening.

During the rest of April and early May the parties continued to share information and have telephone discussions regarding each other's business operations and assets.

On May 22, 2013, the EnerJex board of directors met to discuss the potential transaction. Mr. Watson noted that, pursuant to the nondisclosure agreement between the parties, EnerJex and Black Raven had shared confidential information regarding each of their operations, assets, and financial performance and condition, and that he and Mr. Riley, Black Raven's chief executive officer, had further discussed the possibility of a business combination. Mr. Watson acknowledged the common ownership in both companies by entities and persons affiliated with WCOF, Mr. Lowe, and Mr. Helfert, and recommended that an independent transactions committee be formed to negotiate, review and consider such a transaction in accordance with applicable law and the best interests of all stockholders. The board established a special transactions committee to formally investigate and negotiate the terms of a potential transaction with Black Raven. The board authorized a payment of $25,000 to each member of the special transactions committee, payable upon the closing of any transaction or termination of the committee, and authorized the special transactions committee to retain such legal counsel, financial advisors, and other advisors as it believes necessary to provide advice and assistance regarding a transaction. Mr. James Miller was appointed the initial member of the special transactions committee.

Immediately thereafter, Mr. Miller held a special transactions committee meeting with Mr. Watson, EnerJex's chief executive officer, and Mr. Lowe and Mr. Helfert, members of the board, present as guests. Mr. Miller discussed proposed terms of the merger to be presented to Black Raven. Such terms included, as consideration for the merger: (i) EnerJex issuing shares of common stock to Black Raven stockholders at a negotiated value above the price quoted over-the-counter for EnerJex stock, and (ii) EnerJex retiring the debt of Black Raven pursuant to certain promissory notes issued to the Carlyle Group. In addition, Mr. Miller proposed that WCOF agree to exchange its Black Raven debt for shares of Black Raven common stock prior to the closing of the merger. The parties deliberated at length about these terms and other considerations. Mr. Miller then invited Reicker Pfau, the company's legal counsel, to discuss the process for and legal issues related to the transaction. Among other things, Reicker Pfau affirmed the need for the special transactions committee to retain its own independent counsel and other advisors to negotiate the terms of any transaction, and suggested that the special transactions committee be expanded to include an additional independent board member.

On various dates between May 22 and June 5, members of the EnerJex board and management team had numerous conferences between themselves and with Reicker Pfau, regarding the process for the merger.

On June 5, 2013, the EnerJex board of directors held a meeting at which they discussed, among other things, the status of the Black Raven transaction.

On June 6, 2013, the EnerJex board of directors appointed Richard Menchaca to the board and to the special transactions committee.

On the same day, Mr. Miller and Mr. Menchaca then met with Mr. Watson to discuss the selection of a financial advisor to the special transactions committee. The special transactions committee established the criteria for selecting a suitable financial advisor and for selecting legal counsel.

On June 6, 2013, Mr. Riley and Gus Blass, Black Raven's independent director, met with the EnerJex board of directors and management in the EnerJex office in San Antonio, Texas. EnerJex presented a proposal for the merger of the two companies. The companies further discussed the terms of the proposal, as well as the timing for a merger.

Between June 6 and June 10 the EnerJex special transactions committee interviewed several financial advisors and solicited engagement proposals from them. On June 10, 2013, the special transactions committee selected and retained Stifel, Nicolaus & Company, Incorporated (Stifel Nicolaus) as its financial advisor.

Black Raven’s board of directors met via conference call on June 10 and voted to form a special independent committee to be chaired by Mr. Blass to review the proposal. The committee then hired the law firm of Levine, Garfinkel & Eckersley, LLP, of Las Vegas, Nevada, as counsel to the committee, and CK Cooper of Irvine, CA, an oil and gas investment banking firm, to review the proposal, discuss terms, and opine on the fairness of the transaction.

Between June 6 and June 12 the EnerJex special transactions committee interviewed several law firms and solicited engagement proposals from them. On June 13, 2013, the special transactions committee held a conference call to discuss the merger and the results of the law firm interviews. The special transactions committee then selected Kirkland & Ellis LLP as the legal advisor to the special transactions committee.

During this time, Mr. Watson, Mr. Miller and Mr. Menchaca met to develop an outline of terms to forward to Black Raven.

On June 17, 2013, Reicker Pfau, counsel to EnerJex, Kirkland & Ellis, counsel to the special transactions committee of EnerJex, and Levine, Garfinkel & Eckersley, counsel to Black Raven, had a conference call about the proposed merger transaction.

During this period EnerJex continued its due diligence investigation of Black Raven.

On June 21, 2013, the parties held an all-hands conference call to negotiate terms of the proposed merger transaction.

Mr. Riley met with CK Cooper in their offices in Irvine on Tuesday, June 24.

The special independent committee of Black Raven met via conference call with CK Cooper on June 27.

On July 1, 2013, members of EnerJex's management and Mr. Miller from the special transactions committee had a telephonic meeting with L.L. Bradford & Company, LLC, EnerJex’s auditors, to discuss financial information, audit preparation and a timeline for an audit of Black Raven's financial statements.

Based upon discussions with and further work by CK Cooper, the Black Raven special independent committee made a counter proposal to EnerJex on July 2, 2013.

On July 2, 2013, Mr. Watson and Reicker Pfau discussed issues related to the negotiations with Black Raven. On the same date the EnerJex special transactions committee had a telephone meeting with Mr. Watson to discuss the counteroffer and timetable by Black Raven and discussed a draft merger agreement.

On July 3, 2013, outside counsel for the two companies held a conference call regarding merger transaction terms and structure. The special transactions committee then discussed the terms and structure of the merger agreement and the counteroffer. The special transactions committee also reviewed with Stifel Nicolaus its fairness opinion analysis.

On July 5, 2013, the special transactions committee had a telephonic meeting to discuss the terms of the draft merger agreement.

On July 7, 2013, Reicker Pfau and EnerJex management had a telephone conference call to discuss the status of the Black Raven due diligence investigation and the status of the merger negotiations. The members of the special transactions committee and Mr. Watson then had a telephonic conference to discuss the counteroffer terms.

On July 7, 2013, Reicker Pfau distributed the initial draft merger agreement to the parties.

On July 8, 2013, Kirkland & Ellis discussed the merger agreement draft with Reicker Pfau.

On this same date, Mr. Miller and Mr. Blass discussed the merger agreement and current offer by telephone. Mr. Miller, Mr. Menchaca, and Mr. Watson then reviewed the merger agreement terms via telephone. The special transactions committee reviewed advice received from Kirkland & Ellis. Mr. Miller, Mr. Watson and Mr. Menchaca then telephoned Mr. Riley to discuss and negotiate the terms of the merger.

On July 8, 2013, EnerJex made a revised proposal, which was acceptable to the Black Raven special independent committee.

On July 9, 2013, Levine Garfinkel communicated its concerns on certain terms of the merger agreement. Reicker Pfau then had a conference call with Kirkland & Ellis and the EnerJex special transactions committee to discuss Black Raven's response to the merger agreement.

On July 10, 2013, EnerJex's and Black Raven's attorneys discussed changes to the merger agreement, and then the parties attended an all-hands conference call to discuss the issues raised since the July 7 distribution of the initial draft of the merger agreement. Subsequent to the all-hands call, Mr. Miller telephoned Mr. Watson to discuss EnerJex's response to Black Raven's requests.

On July 10, 2013, Reicker Pfau distributed a summary of the latest terms and a revised merger agreement draft.

On July 11 and 12, the parties and their advisors held numerous telephone conferences and meetings to discuss the merger agreement.

On the morning of July 13, 2013, the EnerJex special transactions committee held a telephonic conference call with Kirkland & Ellis, to which Mr. Watson and Reicker Pfau were invited, to discuss the final open issues in the merger agreement. Among the final issues were the status of Black Raven's and

WCOF's indemnification obligations and the escrow holdback for the same. Immediately following this call, the EnerJex special transactions committee and Kirkland & Ellis held a private conference call to discuss the issues.

In the afternoon of July 13, 2013, the parties held an all hands conference call to finalize the merger terms.

On July 15, 2013, Reicker Pfau, LL Bradford, and EnerJex management had a conference call to discuss the terms of the merger agreement and the status of Reicker Pfau's and LL Bradford's diligence review, and LL Bradford's audit of Black Raven's financial statements. The EnerJex board, special transactions committee and their respective counsel had several telephonic meetings discussing the merger terms and merger agreement.

On July 16, 2013, Reicker Pfau distributed a revised draft of the merger agreement.

Immediately thereafter, the EnerJex special transactions committee met telephonically with Kirkland & Ellis to discuss the terms of the merger and the merger agreement. Then EnerJex and Black Raven and their respective representatives held a conference call to negotiate changes to the merger agreement.

Later on July 16, the EnerJex special transactions committee, LL Bradford, and Mr. Watson discussed the timing of LL Bradford's audit of Black Raven financial statements.

On July 17 and 18, 2013, the parties held multiple conference calls to negotiate the merger agreement.

On July 18, 2013, Reicker Pfau distributed a revised draft of the merger agreement.

On July 19, 2013, the parties had multiple telephone conferences to discuss the final changes to the merger agreement. The EnerJex special transactions committee had several telephonic calls with Kirkland & Ellis to discuss the merger transaction.

Later that day, the EnerJex board of directors met via conference call with Reicker Pfau. Mr. Watson and Reicker Pfau provided the board with a status update on the merger agreement and ancillary documents related thereto and indicated that all major issues had been resolved. Immediately thereafter Reicker Pfau distributed a revised merger agreement.

Also during the afternoon on July 19, 2013, the Black Raven board of directors met telephonically with Levine Garfinkel and C.K. Cooper. Mr. Riley provided the Black Raven board with a status update on the merger agreement and the ancillary documents relating thereto and indicated that all material issues had been resolved. In connection with consideration by the Black Raven board of directors of the proposed merger with EnerJex, C.K. Cooper delivered its oral and written opinion that, as of that date, the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of shares of Black Raven common stock (as more fully described under “— Opinion of Black Raven's Financial Advisors”). Following these discussions, the Black Raven board determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable to and in the best interests of Black Raven and its stockholders and the members present, with Mr. Lowe abstaining, voted to approve and adopt the merger agreement and the transactions contemplated thereby.

On July 22, 2013, Reicker Pfau distributed a final, executable draft of the merger agreement.

In the afternoon of July 22, the EnerJex special transactions committee met with Kirkland & Ellis and Stifel Nicolaus by telephone. In connection with the consideration by the EnerJex special transactions committee of the proposed merger with Black Raven, Stifel Nicolaus (as more fully described under “— Opinion of EnerJex’s Financial Advisors”) delivered its oral opinion (confirmed in writing later that day) that, as of that date, the merger consideration to be paid to the stockholders of Black Raven in the merger was fair, from a financial point of view, to EnerJex. Following these discussions, the EnerJex special transactions committee determined that the merger agreement and the transactions contemplated thereby were fair to, and in the best interests of, EnerJex and its stockholders and determined to recommend to the EnerJex board of directors that the board approve the merger and the merger agreement.

Immediately after the EnerJex special transactions committee meeting, the entire EnerJex board, as well as Reicker Pfau, Kirkland & Ellis and Stifel Nicolaus, met telephonically. Reicker Pfau and Mr. Watson provided members of the board with an update on the status of the transaction and EnerJex's due diligence efforts. Stifel Nicolaus then provided its report regarding the proposed merger wherein it reviewed the rationale for the transaction, the benefits to each party’s stockholders, an analysis of the proposed merger consideration and the various valuation analyses undertaken by Stifel Nicolaus. Reicker Pfau explained the material terms of the merger agreement, including the agreed merger consideration, the representations and warranties provided by Black Raven and EnerJex, and EnerJex’s rights to indemnification under the merger agreement from WCOF. Reicker Pfau then reminded the board of WCOF's, Mr. Lowe's and Mr. Helfert's different interests in the transaction and potential conflicts of interest and of their fiduciary duties in connection with the proposed transaction. Mr. Miller of the special transactions committee then noted that the special transactions committee had unanimously determined to recommend that the EnerJex board of directors approve the merger and merger agreement. The board of directors, with Mr. Lowe and Mr. Helfert abstaining, then approved the merger and the merger agreement and authorized EnerJex management to execute the merger agreement and the related ancillary documents on behalf of EnerJex.

In the early morning of July 23, 2013, EnerJex and Black Raven executed the merger agreement.

Later that day, West Coast Opportunity Fund, in its capacity as the majority stockholder of Black Raven, delivered its written consent to the merger.

Early in the morning on July 29, 2013, EnerJex and Black Raven issued a joint press release announcing the merger.

Reasons for the Merger

In evaluating the merger and the merger agreement, the EnerJex special transactions committee and the EnerJex board of directors consulted with EnerJex's management and legal, financial and other advisors. Further, the EnerJex transaction committee and board of directors considered a number of factors in determining that the merger and merger agreement are advisable, fair to, and in the best interests of EnerJex and the EnerJex stockholders and deciding to approve the merger and enter into the merger agreement. These factors include:

•	The consideration of other strategic alternatives to the proposed merger, including other merger and acquisition opportunities and continuing to operate EnerJex on an independent, stand-alone basis.
•	The belief that the proposed merger would permit EnerJex stockholders a greater potential opportunity to realize a return on their investment than any other alternative reasonably available.
•	The quality of, and the opportunities presented by, the Black Raven assets.
•	The fact that the land position in terms of mineral leases of the combined company would significantly expand EnerJex’s land position and expose EnerJex to new exploration potential.
•	Historical and current information concerning Black Raven's business, financial performance, financial condition, operations and management and the results of a due diligence investigation of Black Raven conducted by EnerJex's management and advisors, including the determination that:
º	the Black Raven asset portfolio provides an immediate multi-year inventory of apparent low risk development projects that Black Raven, on a stand-alone basis, was unable to develop;
º	the combined company can enhance and supplement EnerJex's current focus on lower volume wells with Black Raven's higher-potential projects;
º	the combined company would have the opportunity to allocate capital to various emerging exploration targets with potential high impact outcomes.
•	The opportunity for EnerJex stockholders to participate in the potential future value of EnerJex and Black Raven, including potential future value from Black Raven's established contracts and leases.

•	The opportunity for the combined company to attract a broader investment base, obtain improved access to capital, and achieve greater operating efficiencies, and position the combined company to better pursue larger scale opportunities.
•	Historical and current information concerning EnerJex's business, financial performance, financial condition, operations and management, including financial projections of EnerJex under various scenarios and its short- and long-term strategic objectives and associated risks.
•	Historical and current financial market conditions and stock prices and historical stock prices and trading volumes of EnerJex common stock, compared with the greater potential market capitalization presented by the combined company.
•	The fact that the exchange ratios will not fluctuate based upon changes in the price of EnerJex common stock or the value of Black Raven capital stock prior to completion of the merger, which protects EnerJex stockholders from additional dilution due to any materially negative trends in the price of EnerJex common stock and any materially positive trends in the value of Black Raven capital stock.
•	The all-stock nature of the merger and the intent that the merger qualify as a tax-free reorganization.
•	The terms and conditions of the merger agreement, including without limitation the following:
º	The structure of the merger and the level of certainty as to the percentage of the total shares of common stock of the combined company that EnerJex and Black Raven stockholders will own immediately after the merger, which will not be adjusted to reflect changes in the market value of EnerJex common stock or Black Raven common stock or the amount of net cash of EnerJex.
º	The provisions in the merger agreement that regulate the ability of Black Raven to solicit and respond to offers for alternative transactions.
º	The requirement to hold a meeting of EnerJex stockholders to vote on the approval of the issuance of shares of EnerJex common stock in the merger, even if the EnerJex board of directors subsequently changes its recommendation, but the ability of the EnerJex board of directors, in accordance with its fiduciary duties, to withdraw, modify or amend its recommendation that EnerJex stockholders vote in favor of the approval of the issuance of shares of EnerJex common stock in the merger, which provisions the EnerJex board of directors believes are reasonable under the circumstances.
º	The relatively limited nature of the closing conditions.
º	The right of EnerJex to declare a special dividend to its stockholders prior to the merger closing representing the net proceeds of certain litigation.
º	The conditions under which the merger agreement may be terminated by either party and the conclusion of the EnerJex board of directors that the potential termination fee of $1 million payable by EnerJex to Black Raven and the potential termination fee of $2 million or the reimbursement of certain transaction expenses incurred in connection with the merger payable by Black Raven to EnerJex, and the circumstances when such fee or expense reimbursement may be payable or received by EnerJex, are reasonable.
•	The belief that the parties' respective representations, warranties, covenants and conditions to their respective obligations are reasonable under the circumstances.
•	Stifel, Nicolaus & Company, Incorporated's opinion, dated July 22, 2013, to the special transactions committee of the EnerJex board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to EnerJex of the merger consideration paid by EnerJex, as described more fully below under the caption “Opinion of Stifel, Nicolaus & Company, Incorporated.”

The EnerJex board of directors weighed the factors described above, which the EnerJex board of directors viewed generally as supporting its decision to approve the merger and the merger agreement, against a number of other factors identified in its deliberations weighing against the merger, including without limitation the following material factors:

•	The fact that the shares of EnerJex common stock to be issued in the merger will represent approximately 39% of the outstanding common stock of the combined company immediately after completion of the merger, thus causing EnerJex stockholders as of immediately prior to completion of the merger to experience immediate and significant dilution in their equity interests and voting power of EnerJex upon completion of the merger.
•	The fact that, while EnerJex expects the merger to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger, including EnerJex obtaining stockholder approval of the issuance of the EnerJex common stock in the merger, will be satisfied within the time frames contemplated by the merger agreement, especially since some of the conditions are outside the control of EnerJex, and, as a result, the merger may not be completed.
•	The amount of time required to complete the merger and the possibility that the merger may not be completed and the potential adverse consequences to EnerJex if the merger is not completed, including the potential adverse effect on the reputation of EnerJex, the potential to depress the values offered by others to EnerJex in a business combination or other alternative transaction and the ability of EnerJex to obtain financing in the future.
•	The possible negative effect of the public announcement of the merger on EnerJex's stock price and the possible volatility in EnerJex common stock that may occur during the pendency of the merger.
•	The possibility that the anticipated benefits of the merger may not be realized or that they may be lower than expected.
•	The risk that the per share value of the consideration to be paid in the merger to the Black Raven stockholders could increase significantly from the value prior to the announcement of the merger agreement because the exchange ratios will not be adjusted for changes in the market price of EnerJex common stock or the value of Black Raven capital stock.
•	The risk of diverting the attention of EnerJex's management from other strategic priorities to implement the merger and make arrangements for the integration of each company's operations and infrastructure following the merger.
•	The risk that Black Raven's revenue forecasts are not attained at the level or within the timeframe expected.
•	The risks, challenges and costs associated with successfully integrating two companies, with separate operations and locations.
•	The potential loss of key Black Raven employees critical to the ongoing success of the combined company's business.
•	The requirement under the merger agreement that EnerJex call and hold a vote of EnerJex stockholders to approve the issuance of common stock in the merger, even in circumstances where the EnerJex board of directors has withdrawn or adversely changed its recommendation to EnerJex stockholders with respect to such proposals in response to a certain intervening events.
•	The risk that stockholder lawsuits may be filed against EnerJex and/or the EnerJex board of directors in connection with the merger agreement.
•	The substantial transaction costs and expenses that have been incurred to date and likely will be incurred in connection with the merger.

•	The provisions of the merger agreement that require EnerJex to pay Black Raven a $1 million fee if the merger agreement is terminated by EnerJex or Black Raven due to specified reasons.
•	The other risks of the type and nature described herein under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

After consideration of these adverse factors, the EnerJex board of directors determined that these risks could be mitigated or managed by EnerJex or Black Raven or by the combined company following the merger, were reasonably acceptable under the circumstances or, in light of the anticipated benefits, were unlikely to have a materially adverse impact on the merger or on the combined company following the merger, and that, overall, these risks were significantly outweighed by the potential benefits of the merger.

Although this discussion of the information and factors considered by the EnerJex board of directors is believed to include the material factors considered by the EnerJex board of directors, it is not intended to be exhaustive and may not include all of the factors considered by the EnerJex board of directors. In reaching its determination to approve the merger and approve and adopt the merger agreement, the EnerJex board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger and the merger agreement are advisable and fair to and in the best interests of EnerJex and its stockholders. Rather, the EnerJex board of directors based its position and determination on the totality of the information presented to and factors considered by it. In addition, individual members of the EnerJex board of directors may have given differing weights to different factors.

In considering the determination by the EnerJex board of directors that the merger and the merger agreement are advisable and fair to and in the best interests of EnerJex and its stockholders, you should be aware that certain EnerJex directors and officers have arrangements that may cause them to have interests in the transaction that are different from, in addition to, or may conflict with the interests of EnerJex stockholders generally. See “— Interests of EnerJex's Directors and Officers in the Merger.”

Opinion of Stifel, Nicolaus & Company, Incorporated

The special transactions committee voted unanimously to retain Stifel on June 10, 2013, and executed an engagement letter with Stifel on June 25, 2013, to act as its financial advisor and to provide a fairness opinion in connection with the transaction contemplated by the merger agreement. The special transactions committee selected Stifel to act as its financial advisor based on Stifel’s qualifications, expertise and reputation. Stifel is a nationally recognized investment banking and securities firm with substantial expertise in transactions similar to the merger with membership on all the principal United States securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. On July 22, 2013, Stifel delivered its written opinion, dated July 22, 2013, to the special transactions committee that, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the merger consideration to be paid by EnerJex in the merger pursuant to the merger agreement was fair to EnerJex, from a financial point of view.

The full text of the written opinion of Stifel is attached as Annex B to this proxy statement/information statement/prospectus and is incorporated into this document by reference. The summary of Stifel’s fairness opinion set forth in this proxy statement/information statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel in connection with such opinion.

The opinion of Stifel is directed to, and solely for the information and use of, the special transactions committee in connection with its consideration of the financial terms of the merger. Stifel’s opinion did not constitute a recommendation to the special transactions committee or the board of directors of EnerJex as to how to vote on the merger. Stifel’s opinion also does not and shall not constitute a recommendation to any EnerJex or Black Raven stockholder as to how such stockholder should vote at any stockholders’ meeting at which the merger is considered, whether to elect to receive the cash consideration or the stock consideration

(or any combination thereof), or whether or not any EnerJex stockholder should exercise any dissenters’ or appraisal rights that may be available to such stockholder. Stifel’s opinion does not compare the relative merits of the merger with any other alternative transaction or business strategies which may have been available to EnerJex and does not address the underlying business decision of the special transactions committee, the board of directors of EnerJex or EnerJex to proceed with or effect the merger. Stifel was not requested to, and did not, explore alternatives to the merger or solicit the interest of any other parties in pursuing transactions with EnerJex.

Stifel’s opinion is limited to whether merger consideration proposed to be paid by EnerJex in the merger pursuant to the merger agreement is fair to the EnerJex, from a financial point of view, and does not address any other terms, aspects or implications of the merger, including, without limitation, the fairness of the merger consideration to Black Raven and its stockholders, the form or structure of the merger, any consequences of the merger on EnerJex, its stockholders, creditors or otherwise, or any terms, aspects or implications of any other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. Stifel’s opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the special transactions committee, the board of directors of EnerJex or EnerJex; (ii) the legal, tax or accounting consequences of the merger on EnerJex or the holders of EnerJex's securities; (iii) the fairness of the amount or nature of any compensation to any of EnerJex’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of EnerJex’s securities; (iv) the effect of the merger on, or the fairness of the consideration to be received by, holders of any class of securities of EnerJex, or any class of securities of any other party to any transaction contemplated by the merger agreement; (v) whether EnerJex has sufficient cash, available lines of credit or other sources of funds to enable it to pay the cash consideration component of the merger consideration to the holders of Black Raven shares at the closing of the merger; (vi) the election by holders of Black Raven shares to receive the stock consideration or the cash consideration, or any combination thereof, or the actual allocation of the merger consideration between the stock consideration and the cash consideration among holders of Black Raven shares (including, without limitation, any re-allocation of the merger consideration pursuant to the merger agreement); (vii) the treatment of, or effect of the merger on, EnerJex’s stock options, warrants, or restricted stock; or (viii) the closing conditions, termination fees or any other provision of the merger agreement or aspect of the merger. Furthermore, Stifel did not express any opinion as to the prices, trading range or volume at which EnerJex’s securities would trade following public announcement or consummation of the merger.

In connection with its opinion, Stifel, among other things:

•	reviewed the audited consolidated financial statements of EnerJex contained in its Annual Reports on Form 10-K for the three years ended December 31, 2012 and unaudited consolidated financial statements of EnerJex contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;
•	reviewed (a) the audited consolidated financial statements of Black Raven contained in its Annual Report on Form 10-K for the year ended December 31, 2010, and (b) Black Raven’s unaudited financial statements for the years ended December 31, 2011 and December 31, 2012 and for the four months ended April 30, 2013 provided to Stifel by Black Raven’s management;
•	reviewed a draft of the merger agreement dated July 16, 2013;
•	reviewed EnerJex’s reserve report prepared by MHA Petroleum Consultants LLC (“MHA”) dated March 25, 2013, Black Raven’s Niobrara reserve report prepared by MHA dated July 1, 2013 and Black Raven’s Adena Field reserve report prepared by William M. Cobb & Associates, Inc. (“Cobb”) dated April 12, 2013 (collectively, the “Reserve Reports”);
•	reviewed and discussed with EnerJex’s management certain other publicly available information concerning EnerJex and Black Raven;
•	reviewed certain non-publicly available information concerning EnerJex and Black Raven, including internal reserve and resource information, financial analyses and forecasts and projections prepared by EnerJex’s and Black Raven’s management teams respectively, and held discussions with EnerJex's and Black Raven’s senior management regarding recent developments;
•	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;
•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;
•	reviewed the reported prices and trading activity of the equity securities of EnerJex;
•	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of the opinion; and
•	took into account our assessment of general economic, market and financial conditions and Stifel’s experience in other transactions, as well as our experience in securities valuations and our knowledge of EnerJex’s industry generally.

In connection with its review, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was provided to Stifel by or on behalf of EnerJex or Black Raven, or that was otherwise reviewed by Stifel, and Stifel did not assume any responsibility for independently verifying any of such information. With respect to any financial forecasts and projections supplied to Stifel by EnerJex, Stifel assumed, at the direction of EnerJex, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of EnerJex or Black Raven, as applicable, as to the future operating and financial performance of EnerJex or Black Raven, as applicable, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel relied on this projected information without independent verification or analyses and does not assume any responsibility for the accuracy or completeness thereof.

Stifel assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either EnerJex or Black Raven since the date of the latest financial statements of EnerJex and Black Raven, respectively, made available to Stifel. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of either EnerJex’s or Black Raven’s assets or liabilities or the potential realization of the value of any such assets, nor was Stifel furnished with any such evaluation or appraisal, other than the Reserve Reports on which Stifel relied without independent verification. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which the companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

Stifel’s fairness opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to Stifel by or on behalf of EnerJex or its advisors, or information otherwise reviewed by Stifel, as of the date of such opinion. It is understood that subsequent developments may affect the conclusions reached in Stifel’s fairness opinion, and that Stifel does not have any obligation to update, revise or reaffirm its fairness opinion. Stifel has assumed, with the special transactions committee’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. In addition, Stifel has assumed that the definitive merger agreement will not differ materially from the draft merger agreement Stifel reviewed. Stifel has also assumed that the merger will be consummated substantially on the terms and conditions described in the draft merger agreement Stifel reviewed, without any waiver of material terms or conditions by EnerJex or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger will not have an adverse effect on EnerJex, Black Raven or the merger. Stifel has assumed that the merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Stifel has assumed for purposes of its analysis that the merger does not constitute a sale of EnerJex. Stifel has assumed for purposes of its analysis, with the special transactions committee’s consent, that no eligible shareholder of Black Raven will elect to receive cash consideration. Stifel has further assumed that EnerJex has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to EnerJex, the merger and the merger agreement.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel, but describes, in summary form, the material elements of the presentation that Stifel made to the special transactions committee on July 22, 2013, in connection with Stifel’s fairness opinion.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods and financial analyses in reaching its opinion. The following is a summary of the material financial analyses performed by Stifel in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. Some of the summaries of the financial analyses include information presented in tabular format. In order to understand the financial analyses used by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness to EnerJex of the merger consideration to be paid by EnerJex in the merger pursuant to the merger agreement, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for EnerJex and Black Raven should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 22, 2013 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In conducting its analysis, Stifel used the following primary methodologies to assess the fairness to EnerJex of the merger consideration to be paid by EnerJex in the merger pursuant to the merger consideration, from a financial point of view: net asset value analysis and comparison of asset value to enterprise value. These analyses were developed and applied collectively. Consequently, each individual methodology was not given a specific weight, nor can any methodology be viewed individually.

Net Asset Value Analysis — EnerJex

In order to estimate the net asset value (“NAV”) of EnerJex, Stifel estimated the present value of the future after-tax cash flows expected to be generated from EnerJex’s existing base of proved developed and proved undeveloped reserves per EnerJex’s reserve report prepared by MHA dated March 25, 2013 and from EnerJex’s resource potential from its other properties as provided to Stifel by EnerJex management. The present value of the future after-tax cash flows was determined using a range of discount rates and risking factors based on reserve category, resource potential and location, as discussed with EnerJex management. Stifel estimated NAV by calculating (i) the present value of the cash flows generated by these proved reserves and resource potential, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories and resource potential, less (ii) other corporate adjustments including net debt (total debt less cash). The commodity prices utilized to derive the cash flows were based on the year-end SEC pricing and adjusted for quality differential. The NAV calculation resulted in an EnerJex NAV of $50.0 million to $59.6 million.

Net Asset Value Analysis — Black Raven

In order to estimate the NAV of Black Raven, Stifel estimated the present value of the future after-tax cash flows expected to be generated from Black Raven’s existing base of proved undeveloped, proved developed, proved non-producing and probable reserves per Black Raven’s Niobrara reserve report prepared by MHA dated July 1, 2013 and Black Raven’s Adena Field reserve report prepared by Cobb dated April 12, 2013. The present value of the future after-tax cash flows was determined using a range of discount rates and risking factors based on reserve category and location, as discussed with EnerJex management. Stifel estimated NAV by adding (i) the present value of the cash flows generated by these proved and probable reserves, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories, plus (ii) the book value or estimated market value of other assets, less (iii) other corporate adjustments including net debt (total debt less cash). The commodity prices utilized to derive the cash flows associated with the Niobrara reserve report prepared by MHA dated July 1, 2013 were based on the NYMEX forward strip on June 24, 2013 and adjusted for quality differential. The NYMEX forward strip reflected pricing through 2025 and then held prices flat for subsequent years. The commodity prices utilized to derive cash flows associated with the Adena Field reserve report prepared by Cobb dated April 12, 2013 were based on April 1, 2013 SEC pricing. The NAV calculation resulted in a Black Raven NAV of $24.5 million to $35.6 million.

Comparison of Asset Value to Enterprise Value — EnerJex

In order to estimate the asset value of EnerJex, Stifel estimated the present value of the future after-tax cash flows expected to be generated from EnerJex’s existing base of proved developed and proved undeveloped reserves per EnerJex’s reserve report prepared by MHA dated March 25, 2013 and from EnerJex’s resource potential from its other properties as provided to Stifel by EnerJex management. The present value of the future after-tax cash flows was determined using a range of discount rates and risking factors based on reserve category, resource potential and location, as discussed with EnerJex management. Stifel estimated asset value based on the present value of the cash flows generated by these proved reserves and resource potential, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories and resource potential. The commodity prices utilized to derive the cash flows were based on the year-end SEC pricing and adjusted for quality differential. The asset value calculation resulted in an EnerJex asset value range of $61.1 million to $70.7 million. EnerJex’s enterprise value of $58.7 million (calculated as equity value (based on the negotiated share value of $0.70) plus total debt less cash on hand) was slightly below the estimated asset value range.

Comparison of Asset Value to Enterprise Value — Black Raven

In order to estimate the asset value of Black Raven, Stifel estimated the present value of the future after-tax cash flows expected to be generated from Black Raven’s existing base of proved undeveloped, proved developed, proved non-producing and probable reserves per Black Raven’s Niobrara reserve report prepared by MHA dated July 1, 2013 and Black Raven’s Adena Field reserve report prepared by Cobb dated April 12, 2013. The present value of the future after-tax cash flows was determined using a range of discount rates and risking factors based on reserve category and location, as discussed with EnerJex management. Stifel estimated asset value by adding (i) the present value of the cash flows generated by these proved and probable reserves, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories, plus (ii) the book value or estimated market value of other assets. The commodity prices utilized to derive the cash flows associated with the Niobrara reserve report prepared by MHA dated July 1, 2013 were based on the NYMEX forward strip on June 24, 2013 and adjusted for quality differential. The NYMEX forward strip reflected pricing through 2025 and then held prices flat for subsequent years. The commodity prices utilized to derive cash flows associated with the Adena Field reserve report prepared by Cobb dated April 12, 2013 were based on April 1, 2013 SEC pricing. The asset value calculation resulted in a Black

Raven asset value range of $39.0 million to $50.1 million. Black Raven’s enterprise value of $45.0 million (calculated as equity value plus total debt less cash on hand) was approximately the midpoint of the estimated asset value range.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel’s opinion letter, Stifel was of the opinion that, as of the date of Stifel’s opinion, the merger consideration to be paid by EnerJex in the merger pursuant to the merger agreement was fair to EnerJex from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel’s analyses and opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel’s view of the actual value of EnerJex or Black Raven.

Stifel acted as financial advisor to the special transactions committee and received a fee upon the delivery of its fairness opinion that was not contingent upon consummation of the merger. Stifel will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In addition, EnerJex has agreed to indemnify Stifel for certain liabilities arising out of its engagement. Stifel served as placement agent in an offering of senior notes by Black Raven in July 2011 for which Stifel received customary fees, and Stifel is currently in discussions with EnerJex to advise on an asset divestiture. There are no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger. Stifel may seek to provide investment banking services to EnerJex, Black Raven or their respective affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel and its clients may transact in the equity and debt securities of each of EnerJex and Black Raven and may at any time hold a long or short position in such securities. Stifel’s internal Fairness Opinion Committee approved the issuance of its fairness opinion.

Opinion of C. K. Cooper & Company, Inc.

In connection with its determination to approve the merger agreement, the Black Raven board of directors engaged C. K. Cooper & Company, Inc. (“C. K. Cooper”) to provide the Black Raven board with an opinion as to whether the consideration to be paid by EnerJex pursuant to the merger is fair, from a financial point of view, to the stockholders of Black Raven.

C. K. Cooper, which was founded in 1981, and is headquartered in Irvine, California, and has offices elsewhere in the United States, is a national investment banking firm whose senior officers and other employees are highly experienced in the evaluation of companies and other elements of finance and investment banking with expertise in the oil and gas exploration and production industry area. The Black Raven board selected C. K. Cooper on the basis of C. K. Cooper’s expertise and knowledge in the oil and gas industry, particularly related to smaller companies operating in the industry, and its ability to perform its analysis and provide its opinion as to fairness.

On July 19, 2013, at a meeting of the Black Raven board, C. K. Cooper delivered its oral and written opinion that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration to be paid by EnerJex in connection with the merger contemplated by the merger agreement is fair, from a financial point of view, to the stockholders of Black Raven.

C. K. Cooper’s written opinion, dated July 19, 2013, which was directed to the Black Raven board, addresses only the fairness of the consideration to be paid by EnerJex in the merger, from a financial point of view, to the stockholders of Black Raven, and does not address the underlying business decision of Black

Raven to proceed with or effect the merger or the structure of the merger, or the relative merits of the merger compared to any alternative business strategy or transaction in which Black Raven might engage and does not constitute a recommendation to any Black Raven stockholder as to how to vote with respect to the merger. Further, the opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion. The full text of C. K. Cooper’s written opinion is attached to this document as Annex C, and you are encouraged to read the opinion in its entirety. This summary of the opinion of C. K. Cooper is qualified by reference to the full text of the opinion.

In arriving at its opinion, C. K. Cooper, among other things:

•	reviewed and analyzed the financial terms of the merger agreement;
•	reviewed and analyzed certain publicly available business and financial information relating to EnerJex that C. K. Cooper deemed relevant;
•	reviewed and analyzed the financial performance of EnerJex with that of other companies that C. K. Cooper deemed relevant;
•	reviewed the financial terms, to the extent publicly available, of certain other transactions involving similar companies to EnerJex in which C. K. Cooper deemed relevant;
•	reviewed and analyzed certain non-public internal financial information and other operating data and planning materials relating to the business and financial prospects of Black Raven, including estimates and financial projections prepared by the management of Black Raven and provided by Black Raven for the purpose of C. K. Cooper’s analysis;
•	reviewed the current and historical share prices and trading history for EnerJex and the trading histories for certain other publicly traded companies which C. K. Cooper deemed relevant;
•	reviewed the financial terms, to the extent publicly available, of certain other transactions involving similar companies to Black Raven in which C. K. Cooper deemed relevant;
•	compared the financial performance of Black Raven with that of other companies that C. K. Cooper deemed relevant; and
•	performed such other financial studies, analyses, investigations and such other factors which C. K. Cooper deemed relevant.

In addition, C. K. Cooper held multiple conversations with senior management and the board of directors of Black Raven, including, in particular, regarding the course of discussions of the merger. These conversations also entailed recent developments in the business operations of Black Raven, including a review of business opportunities and anticipated oil and natural gas production schedules prepared by management along with the corresponding financial projections.

The preparation of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, C. K. Cooper did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, C. K. Cooper believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying C. K. Cooper’s opinion. In addition, in certain of its analyses C. K. Cooper compared the total consideration being paid by EnerJex and the value of Black Raven to certain other companies and other transactions that C. K. Cooper deemed comparable. No public companies and/or transaction utilized by C. K. Cooper, as a comparison, are identical to EnerJex or to the proposed transaction with Black Raven. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the public trading value of the comparable companies or enterprise value of the comparable transactions to which EnerJex and the transaction with Black Raven were being compared.

In performing its analyses, C. K. Cooper made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of C. K. Cooper, EnerJex and Black Raven. Any estimates contained in the analyses performed by C. K. Cooper are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The C. K. Cooper opinion and C. K. Cooper’s presentation to the Black Raven board were among several factors taken into consideration by the Black Raven board in making its determination to approve the merger agreement. Consequently, the C. K. Cooper analyses described herein should not be viewed as determinative of the decision of the Black Raven board or the Black Raven management to engage in the merger.

The following is a summary of the material financial analyses that C. K. Cooper prepared and relied on in delivering its opinion to the Black Raven board. Many of the financial analyses summarized below include information presented in tabular format. In order to fully understand C. K. Cooper’s financial analyses, the tables must be read together with the text of each summary.

Background

C. K. Cooper undertook a review of Black Raven, EnerJex and the transactional components compared to market conditions based upon standard valuation analyses including:

•	Comparable transaction analysis and evaluation;
•	Comparable company analysis and evaluation; and
•	Net asset value analysis and evaluation.

The assumptions utilized in the analyses were based upon Black Raven management’s projections as of September 30, 2013, the anticipated closing date of the transaction and the following significant assumptions: Black Raven Carlyle Debt — $16.2 million; Black Raven WCOF Debt — $26.0 million; Black Raven Outstanding Shares — 18,152,505; and WCOF receives solely EnerJex common stock as consideration in the merger.

Comparable Transaction Analysis

Black Raven.  C. K. Cooper conducted a comparable transactions analysis by examining the terms of selected transactions in the U.S. Rockies region, since January 1, 2012 that C. K. Cooper believed are comparable to Black Raven based upon varying factors including size, geographic location, and/or market perception. C. K. Cooper compared the purchase price being paid, versus the amount of proved reserves being purchased to determine an inferred price being paid per proved barrel of oil equivalent (“BOE”) in dollars per one million barrels of oil equivalent (“MMBOE”) (the “Proved Reserves Value”). C. K. Cooper also compared the purchase price being paid, versus the amount of daily production being purchased to determine an inferred price being paid per BOE produced each day (the “Production Value”). In reviewing these transactions, C. K. Cooper took into consideration various factors including total transaction value, geographic location and diversity of the proven assets and the relative mix of reserves broken down into proved developed and proved un-developed categories.

C. K. Cooper conducted a review of the valuation of Black Raven based upon comparable transactions in the U.S. Rockies region, since January 1, 2012 and found that the median Proved Reserves Value was $13.53 per MMBOE and that the median Production Value was $108,956 per BOE/d. The median Proved Reserves Value and the median Production Value were applied to Black Raven and reduced by Black Raven’s outstanding debt and working capital deficit. Based on this analysis, the median inferred value for Black Raven resulted in a negative value of $11.5 million.

EnerJex.  C. K. Cooper conducted a comparable transactions analysis by examining the terms of selected publicly disclosed merger and divestiture transactions related to the domestic exploration and production industry from August 6, 2012 through July 1, 2013 having transaction enterprise values ranging from a low of $7.2 million to a high of $48.1 million, which C. K. Cooper considered reasonably comparable transactions. C. K. Cooper determined the mean Proved Reserves Value and the mean Production Value for these comparable transactions. In reviewing these transactions, C. K. Cooper took into consideration various factors including total transaction value, geographic location and diversity of the proven assets and the relative mix of reserves broken down into proved developed and proved un-developed categories.

C. K. Cooper conducted a review of the valuation of EnerJex based upon comparable transactions and found that the mean Proved Reserves Value was $16.45 per MMBOE and that the mean Production Value was $105,196 per BOE/d. The mean Proved Reserves Value and the mean Production Value were applied to EnerJex and reduced by EnerJex’s net debt and working capital deficit. Based on this analysis, the inferred mean value for EnerJex was $27.2 million or $0.40 per share ($0.39 based on a fully-diluted share number), suggesting that the merger consideration is fair to the Black Raven stockholders. The Black Raven board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.

Comparable Company Analysis

Black Raven.  C. K. Cooper reviewed companies that it believes are comparable to Black Raven based upon varying factors including size, geographic location, and/or market perception. The analysis resulted in the total enterprise value per proved BOE, the total enterprise value per flowing BOE/d, the total enterprise value based upon cash flow, as well as associated mean and median values. In this analysis, C. K. Cooper utilized when available: (i) enterprise value (enterprise value is defined as market value of equity plus book value of debt and liquidation value of preferred stock, less excess cash and cash equivalents); (ii) cash flow from operations for the years ended December 31, 2011 and 2012, and enterprise value divided by cash flow for those years; (iii) proved reserves at the 2012 year end; (iv) enterprise value divided by year end proved reserves; along with (v) BOE production for the first quarter of 2013, as well as enterprise value divided by first quarter BOE production.

These values were then applied to the financial metrics of Black Raven. The analysis resulted in a mean inferred value of $144.7 million based on the proved reserves of Black Raven, $45.8 million based on daily production for the quarter ended March 31, 2013, and $42.6 million based on 2011 operating cash flow.

EnerJex.  C. K. Cooper compared implied values of EnerJex to a set of peer group companies, which, in C. K. Cooper’s judgment, were comparable to EnerJex for purposes of this analysis. C. K. Cooper analyzed these comparable companies by using publicly available information to compare the enterprise value of EnerJex expressed as estimated multiples of certain metrics to these comparable companies. In this analysis, C. K. Cooper utilized when available: (i) enterprise value (enterprise value is defined as market value of equity plus book value of debt and liquidation value of preferred stock, less excess cash and cash equivalents); (ii) cash flow from operations for the years ended December 31, 2011 and 2012, and enterprise value divided by cash flow for those years; (iii) proved reserves at the 2012 year end; (iv) enterprise value divided by 2012 year end proved reserves; along with (v) BOE production for the first quarter of 2013, as well as enterprise value divided by first quarter production.

These multiples were then analyzed and compared to EnerJex for purposes of this analysis. C. K. Cooper considered a number of factors in selecting companies for comparison to EnerJex including size, financial condition and geographic scope of operations.

Based on the peer mean and median valuation metrics, the following inferred enterprise values for EnerJex were derived: (i) based on the mean 2012 cash flow multiples, a valuation of $7.2 million was inferred; (ii) based on the median 2012 cash flow multiples, a valuation of $6.7 million was inferred; (iii) based on the mean reserve multiple, a valuation of $42.5 million was inferred; (iv) based on the median reserve multiple, a valuation of $40.6 million was inferred; (v) based on the mean daily production multiple, a valuation of $27.3 million was inferred; and (vi) based on the median daily production multiple, a valuation of $23.6 million was inferred.

C. K. Cooper determined that based upon the valuation multiples recognized by the comparable companies, utilizing in its opinion those measures of value most common within the domestic exploration and production industry, the inferred mean value for EnerJex ranged from $7.2 million to $42.5 million, suggesting that the merger is fair to the Black Raven stockholders. The Black Raven board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.

Net Asset Valuation Analysis

Black Raven.  Based upon available information, C. K. Cooper estimated the net present value (“NAV”) based on Black Raven’s existing base of proved developed producing, provided developed non-producing and proved undeveloped reserves per Black Raven’s Niobrara reserve report prepared by MHA dated July 1, 2013 and Black Raven management’s Adena Field estimates as of April 1, 2013. The NAV was determined using PV-10 (as defined below) and risking factors based on reserve category and location, as discussed with Black Raven management. C. K. Cooper estimated NAV by adding (i) the PV-10 of the proved developed producing, provided developed non-producing and proved undeveloped reserves, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories, plus (ii) the book value or estimated market value of other assets discounted by 50%, less (iii) outstanding debt and working capital deficit. The NAV calculation resulted in a Black Raven NAV of $4.2 million or $0.23 per share of Black Raven capital stock. The term “PV-10” means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with SEC guidelines, net of estimated lease operating expense, production taxes and future development costs, using prices, as prescribed in the SEC rules, and costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, depreciation, depletion and amortization, or Federal income taxes and discounted using and annual discount rate of 10%. PV-10 is considered a Non-GAAP financial measure as defined by the SEC.

EnerJex.  Based upon available information, C. K. Cooper estimated the NAV based on EnerJex’s existing base of proved developed producing, provided developed non-producing and proved undeveloped reserves per EnerJex’s reserve report prepared by MHA dated March 25, 2013. The NAV was determined using PV-10 and risking factors based on reserve category and location. C. K. Cooper estimated NAV by adding (i) the PV-10 of the proved developed producing, provided developed non-producing and proved undeveloped reserves, which were discounted at varying rates to reflect the relative certainty of the individual reserve categories, less (ii) net debt, asset retirement obligations and working capital deficit. The NAV calculation resulted in an EnerJex NAV of $43.3 million or $0.64 per share of EnerJex common stock ($0.62 based on fully-diluted shares) suggesting that the merger consideration is fair to the Black Raven stockholders. The Black Raven board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.

Valuation Array

Black Raven.  C. K. Cooper prepared a valuation array for Black Raven that resulted in a net inferred valuation average of $5.9 million.

EnerJex.  C. K. Cooper prepared a valuation array relating to EnerJex based upon comparable company cash flow production and proved reserves, comparable transactions based on production and proved reserves and asset value, which resulted in an average inferred value for EnerJex of $0.49 per share.

Premium Paid Analysis to Black Raven Stockholders

C. K. Cooper reviewed the proposed $0.40 cash per share to be paid to Black Raven stockholders other than WCOF and compared it against Black Raven’s NAV per share. Based on this analysis, there would be a 73% premium to Black Raven’s inferred value of $0.23 per share.

C. K. Cooper also conducted a review of the proposed $0.40 cash per share offered to non-affiliate Black Raven stockholders (i.e. stockholders other than WCOF) and compared it against the market price of EnerJex common stock on July 17, 2013. Based on this analysis, there would be a 117% premium to EnerJex’s current market value equivalent.

Based upon publicly available mergers and acquisitions information, C. K. Cooper conducted a premium paid analysis since April 2010. Based on this analysis, the average of the median premium paid based on the percentage paid to the closing price prior to the transaction announcement as of one day, 30-days and 60 days prior to the announcement in the micro and small cap exploration and production space during this period was 26.5%.

For purposes of its opinion, C. K. Cooper relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Black Raven or otherwise made available to C. K. Cooper and did not assume responsibility to independently verify such information. C. K. Cooper further relied upon the assurances of management of Black Raven that the information provided was prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of management of Black Raven, and management was not aware of any information or facts that would make the information provided to C. K. Cooper incomplete or misleading. C. K. Cooper expressed no opinion regarding such financial planning data or the assumptions on which it is based. C. K. Cooper expresses no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. C. K. Cooper has relied, with the consent of Black Raven, on advice of the outside counsel, the third party engineering firm, and the independent accountants to Black Raven, and on the assumptions of the management of Black Raven as to all accounting, legal, tax and financial reporting matters with respect to Black Raven and the merger agreement.

For the purposes of its opinion, C. K. Cooper assumed that neither Black Raven nor EnerJex are party to any material pending transaction, including any external financing, recapitalization, acquisition or transactions contemplated by the merger agreement, other than the merger. C. K. Cooper also assumed the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, C. K. Cooper assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect Black Raven or EnerJex or alter the terms of the merger agreement.

In arriving at its opinion, C. K. Cooper did not perform any appraisals or valuations of any specific assets or liabilities of Black Raven or EnerJex and was not furnished with any such appraisals or valuations. C. K. Cooper expressed no opinion regarding the liquidation value of Black Raven or EnerJex or any other entity. Without limiting the generality of the foregoing, C. K. Cooper undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Black Raven, or any of its respective affiliates was a party or may be subject and, at the discretion of Black Raven, and with its consent, C. K. Cooper’s opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

C. K. Cooper’s opinion is necessarily based upon the information available to C. K. Cooper and facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion.

C. K. Cooper was engaged to render its opinion on the basis of its experience with mergers and acquisitions in the energy industry in general, and on the basis of its experience with small companies in the E&P sector of the energy industry. C. K. Cooper is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, C. K. Cooper and its affiliates may actively trade in the equity securities of EnerJex for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. C. K. Cooper and its affiliates have in the past provided financial advisory services to Black Raven and EnerJex and may in the future provide investment banking and financial services to EnerJex for which C. K. Cooper would expect to receive compensation. The opinion was reviewed and approved by the opinion committee of C. K. Cooper.

Pursuant to the terms of the engagement of C. K. Cooper, Black Raven paid C. K. Cooper a fee of $150,000 plus reasonable out-of-pocket expenses. Of this amount, one-half was paid at the time of engagement and the remainder was paid upon delivery of its opinion. No portion of the fee is based upon whether C. K. Cooper delivered a favorable opinion with respect to the merger. In addition, an additional fee of $25,000 was due to be paid to C. K. Cooper at the time of filing of this document with the SEC. Black Raven also agreed to reimburse C. K. Cooper for reasonable expenses and to indemnify C. K. Cooper and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Interests of EnerJex's Directors and Officers in the Merger

In considering the recommendation of the EnerJex board of directors to EnerJex stockholders to vote in favor of the issuance of shares of EnerJex common stock in the merger, and the other matters to be acted upon by EnerJex stockholders at the EnerJex special meeting, EnerJex stockholders should be aware that members of the EnerJex board of directors and EnerJex's officers have interests in the merger that may be different from, in addition to, or may conflict with the interests of other EnerJex stockholders. These interests relate to or arise from, among other things:

•	Two of EnerJex's directors, R. Atticus Lowe and Lance W. Helfert, are affiliates of West Coast Opportunity Fund, LLC (WCOF). WCOF is the largest stockholder of Black Raven, and Black Raven has a loan outstanding with WCOF in the approximate amount of $26 million. Pursuant to the terms of the merger agreement, prior to the merger WCOF will convert its outstanding indebtedness into a number of shares of Black Raven common stock. After this conversion, WCOF will own approximately 99% of the outstanding shares of Black Raven common stock.
•	Messers. Lowe and Helfert are also affiliates of Montecito Venture Partners, LLC (MVP), which owns approximately 21% of the outstanding shares of the common stock and 50% of the outstanding shares of Series A preferred stock in EnerJex. WCOF, in addition to being a majority stockholder of Black Raven, also owns 17% of the outstanding shares of EnerJex. At the conclusion of this merger, WCOF and its affiliates will own approximately 62% of the combined company (approximately 61% including the Series A preferred stock).
•	The right to continued indemnification and insurance coverage for directors and executive officers of EnerJex following completion of the merger, pursuant to the terms of the merger agreement, as described in more detail below.

The EnerJex board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of EnerJex common stock, and to recommend that EnerJex stockholders approve the issuance of shares of EnerJex common stock in the merger and related matters. To alleviate these potential conflicts of interest, the EnerJex board of directors appointed a special transactions committee comprised of independent directors to evaluate and negotiate the transaction and provide a recommendation to the full board of directors as to the fairness to EnerJex, from a financial point of view, of the merger consideration to be paid pursuant to the merger agreement. The board of directors considered the recommendation of the special transactions committee in connection with its decision to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of EnerJex common stock.

Mr. Lowe and Mr. Helfert abstained from the vote of the EnerJex board approving the merger agreement and the transactions contemplated thereby.

Interests of Black Raven's Directors and Officers in the Merger

You should be aware that members of the Black Raven board of directors and officers have interests in the merger that may be different from, or in addition to, or conflict with, the interests of Black Raven stockholders.

Interests of the Black Raven directors and officers relate to:

•	One of Black Raven's directors, R. Atticus Lowe, is an affiliate of West Coast Opportunity Fund, LLC (WCOF). WCOF is the largest stockholder of Black Raven, and Black Raven has a loan outstanding with WCOF in the approximate amount of $26 million. Pursuant to the terms of the merger agreement, WCOF will convert its outstanding indebtedness into shares of Black Raven common stock. After this conversion, WCOF will own approximately 99% of the outstanding shares of Black Raven common stock.
•	Mr. Lowe is also an affiliate of Montecito Venture Partners, LLC (MVP), which owns approximately 21% of the outstanding shares of the common stock and 50% of the outstanding shares of Series A preferred stock EnerJex. WCOF currently owns approximately 92% of the outstanding shares of

Black Raven, and in addition to being a majority stockholder of Black Raven, also owns 17% of the outstanding shares of EnerJex. At the conclusion of this merger, WCOF, MVP, and their affiliates will own approximately 62% of the combined company (approximately 61% including the Series A preferred stock).
•	The right to continued indemnification and insurance coverage for directors and officers of Black Raven pursuant to the terms of the merger agreement.

The Black Raven board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, and to recommend that Black Raven stockholders approve the merger agreement and the transactions contemplated thereby and related matters. Mr. Lowe abstained from the vote approving the merger agreement and the transactions contemplated thereby.

Ownership Interests

As of September 4 2013, the latest practicable date before the printing of this document, directors and executive officers of EnerJex, together with their respective affiliates, beneficially owned and were entitled to vote 67,895,279 shares of common stock and 2,417,660 shares of Series A preferred stock, or approximately 66.4% of the shares of common stock and 50% of the shares of Series A preferred stock outstanding on that date.

For a more complete discussion of the ownership interests of the directors and executive officers of EnerJex, see the sections entitled “Principal Stockholders of EnerJex” and “Principal Stockholders of the Combined Company.”

Indemnification and Insurance

The merger agreement provides that the combined company will continue to indemnify and hold harmless each present and former director or officer of EnerJex, with respect to acts or omissions occurring or alleged to have occurred at or prior to completion of the merger, to the fullest extent permitted under applicable law and EnerJex's amended and restated articles of incorporation or bylaws. The merger agreement also provides that the combined company will honor all indemnification agreements in place with each present and former director or officer of EnerJex.

The merger agreement also provides that, prior to completion of the merger, EnerJex will purchase and maintain for a period of six years following completion of the merger, a directors' and officers' liability “tail” insurance policy covering the present and former directors and officers of EnerJex for events occurring prior to completion of the merger. Such policy must contain terms no less favorable than the policies maintained by EnerJex prior to completion of the merger.

Employment Arrangements with Certain Executive Officers of EnerJex

Following completion of the merger, the current executive officers of EnerJex are expected to be the executive officers of the combined company. The employment arrangements between EnerJex and such executive officers are expected to remain in place and the terms of such arrangements will be assumed by the combined company. For a discussion of the employment arrangements between EnerJex and the executive officers of EnerJex who are expected to become executive officers of the combined company, see the section entitled “Management of the Combined Company Following the Merger — Executive Compensation.”

Indemnification and Insurance

The merger agreement provides that the combined company will continue to indemnify and hold harmless each present and former director, officer, or employee of Black Raven, with respect to acts or omissions occurring or alleged to have occurred at or prior to completion of the merger, including advancing expenses, to the fullest extent allowed by applicable law. In addition, all rights to indemnification with respect to acts or omissions occurring at or prior to completion of the merger existing in favor of each present and former director, officer, or employee of Black Raven as provided in Black Raven's amended and restated articles of incorporation, bylaws or indemnification agreements will remain in effect.

The merger agreement also provides that, prior to completion of the merger, Black Raven will purchase and maintain for a period of six years following completion of the merger, a directors' and officers' liability “tail” insurance policy covering the directors and officers of Black Raven for events occurring prior to completion of the merger. Such policy must contain terms no less favorable than the policies maintained by Black Raven prior to completion of the merger.

Regulatory Approvals

It is a condition to the closing of the merger that EnerJex and Black Raven obtain all applicable authorizations, consents, and approvals of all relevant governmental entities in connection with the merger. Based on a review of the information available relating to the business in which EnerJex and Black Raven are engaged, EnerJex and Black Raven believe that the completion of the merger will not require any filings or approvals from any antitrust regulatory authorities in the United States. In the United States, EnerJex must comply with applicable federal and state securities laws in connection with the issuance of shares of EnerJex common stock in the merger, including the filing with the SEC of the registration statement of which this proxy statement/information statement/prospectus is a part. There can be no assurance that the merger will not be challenged on antitrust or other regulatory grounds, or that EnerJex and Black Raven would defeat any such challenge should it arise.

Material U.S. Federal Income Tax Consequences of the Merger

EnerJex and Black Raven intend the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and have agreed to use reasonable best efforts to structure the merger to qualify as a reorganization and not to take any action that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Code. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section herein entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Anticipated Accounting Treatment

EnerJex intends to account for the merger in accordance with generally accepted accounting principles in the United States. Due to a significant stockholder having an interest in both Black Raven and EnerJex, EnerJex will use the historical cost basis of Black Raven’s assets and liabilities in accounting for the purchase and for the preparation of the combined company’s financial statements. The results of operations and the financial position of Black Raven will be included in EnerJex's consolidated results of operations and consolidated financial position for periods subsequent to the completion of the merger.

Appraisal/Dissenter's Rights

If the merger is completed, EnerJex stockholders are not entitled to appraisal rights.

Black Raven stockholders are entitled to appraisal rights and payment for the fair value of their shares when they dissent in a vote for a merger or consolidation or are not asked to give their consent in such a vote. For a more complete discussion of the appraisal rights, see the provisions of Sections 92A.300 — 92A.500 of the Nevada Revised Statutes, attached to this document as Annex D, and the section entitled “The Merger — Dissenter's Rights” beginning on page 77.

THE MERGER AGREEMENT

EnerJex, Merger Sub and Black Raven entered into a merger agreement on July 23, 2013. The full text of this agreement is attached as Annex A to this proxy statement/information statement/prospectus and is incorporated by reference into this proxy statement/information statement/prospectus. EnerJex and Black Raven urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger and related matters.

The representations and warranties described below and included in the merger agreement were made by EnerJex and Black Raven to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by EnerJex and Black Raven in connection with negotiating the terms of the merger agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between EnerJex and Black Raven rather than establishing matters as facts. The merger agreement is described in this proxy statement/information statement/prospectus and included as Annex A only to provide you with information regarding the material terms and conditions of the merger agreement, and not to provide any other factual information regarding EnerJex, Black Raven or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about EnerJex or Black Raven, and you should read the information provided elsewhere in this proxy statement/information statement/prospectus for information regarding EnerJex, Black Raven and their respective businesses.

Structure of the Merger

Under the merger agreement, Merger Sub will merge with and into Black Raven, with Black Raven surviving the merger and becoming a wholly owned subsidiary of EnerJex. The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Completion of the Merger

Completion of the merger will occur at the time that the parties file the certificate of merger with the Secretary of State of the State of Delaware and articles of merger filed with the Nevada Secretary of State on the closing date of the merger or on such later date as EnerJex and Black Raven may mutually agree (and set forth in the certificate of merger and articles of merger).

The closing of the merger will take place no later than the second business day after the satisfaction or waiver of the conditions to completion of the merger contained in the merger agreement, other than the conditions which by their terms can be satisfied only as of the closing of the merger or on such other day as EnerJex and Black Raven may mutually agree. For a more complete discussion of the conditions to completion of the merger, see the section entitled “The Merger Agreement — Conditions to Completion of the Merger.” Because completion of the merger is subject to the satisfaction of other conditions, EnerJex and Black Raven cannot predict the exact time at which the merger will become effective and be completed, although it is anticipated to be completed no later than the end of the third quarter of 2013.

Merger Consideration and Adjustment

At the effective time of the merger, each outstanding share of capital stock of Black Raven will be converted into the right to receive, at the holders option: (1) $0.40 per share (up to a maximum of $600,000 in the aggregate), (2) 0.34197 shares of EnerJex common stock, subject to adjustment as described in the merger agreement, or (3) a combination of cash and stock. No fractional shares of EnerJex common stock will be issued in connection with the merger. Instead, each Black Raven stockholder who otherwise would be entitled to receive a fractional share of EnerJex common stock (after aggregating all fractional shares of EnerJex common stock issuable to such holder) will be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, determined by multiplying such fraction of a share of EnerJex common stock by the $0.70.

West Coast Opportunity Fund, LLC, the majority stockholder of Black Raven and an affiliate of EnerJex’s directors R. Atticus Lowe and Lance Helfert, has agreed in the merger agreement to accept solely the stock consideration in the merger. After the conversion of an approximately $26 million loan to Black Raven into shares of Black Raven common stock, which is a condition to the merger, WCOF will own approximately 99% of Black Raven.

Following the consummation of the transactions contemplated by the merger agreement, the current stockholders of Black Raven will own approximately 39% of the outstanding shares of common stock of the combined company, and current stockholders of EnerJex will own 61% of the outstanding shares of common stock of the combined company.

The exchange ratio for each share of Black Raven capital stock is subject to adjustment, based upon the amount EnerJex is required to pay to discharge or acquire certain promissory notes, referred to as the Carlyle Notes, held by Carlyle Energy Mezzanine Opportunities Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund-A, L.P., and CEMOF Coinvestment, L.P. This payoff amount is the outstanding principal and accrued interest reduced by the capital reserve account maintained by Black Raven pursuant to the terms of the Carlyle Notes. If the payoff amount exceeds $14.5 million, the exchange ratio shall be reduced, resulting in the Black Raven stockholders receiving in the aggregate fewer EnerJex shares in order to compensate EnerJex for such excess. Conversely, if the payoff amount is less than $14.5 million, the exchange ratio shall be increased so that they will in the aggregate receive more EnerJex Shares in order to compensate Black Raven stockholders for such shortfall.

Escrowed Merger Consideration

A portion of stock consideration to be issued to WCOF equal to 5% of the aggregate merger consideration, which we refer to as the escrowed stock consideration, will be withheld from the merger consideration deliverable to WCOF (and not any other Black Raven stockholder) on the closing date, to serve as security for the benefit of EnerJex against the indemnification afforded the EnerJex indemnified parties in the merger agreement. On the closing date, the escrowed stock consideration will be deposited by EnerJex with Standard Transfer & Registrar Co., Inc., which we refer to as the escrow agent, in an escrow account established in accordance with the escrow agreement by and among EnerJex, WCOF, and the escrow agent. If any payment is required to be made to an EnerJex indemnified party from the escrow account, EnerJex and WCOF will promptly provide written instructions to the escrow agent to deliver to EnerJex out of the escrow account an amount of cash equal to such required payment. On the date that is 3 months after the completion by EnerJex's independent auditors of Black Raven's financial statements for the 9-month period ending September 30, 2013, EnerJex will provide written instructions to the escrow agent to deliver to the exchange agent for the merger the aggregate amount of remaining escrowed stock consideration in the escrow account, except for amounts subject to claims for indemnification by any EnerJex indemnified party, which we refer to as the escrow disbursement. The exchange agent will distribute the escrow disbursement to WCOF.

Treatment of Black Raven Stock Options and Warrants

All options to purchase shares of Black Raven capital stock outstanding immediately prior to the effective time of the merger will terminate and will no longer be outstanding immediately after the merger. Certain warrants to purchase Black Raven common stock will convert into warrants to purchase EnerJex common stock. These warrants expire on December 31, 2013.

Procedures for Exchange of Black Raven Stock Certificates

The merger agreement contemplates that, as promptly as practicable following the effective time of the merger, but in no event later than 5 business days after the effective time of the merger, EnerJex will instruct the exchange agent to mail to each record holder of Black Raven common stock immediately prior to the effective time of the merger (other than Black Raven stockholders who have asserted appraisal rights in accordance with the Nevada Revised Statutes) a letter of transmittal, form of election, and instructions for surrendering and exchanging the stockholder’s certificates representing shares of Black Raven common stock and for specifying the number of such holder’s shares of Black Raven common stock with respect to which such holder elects to receive the cash consideration and/or share consideration. Upon surrender of such stock certificates for exchange to the exchange agent, together with a duly signed letter of transmittal, election form, and such other customary documents as may be required, the stockholder will be entitled to receive, and the exchange agent will deliver to such stockholder, (i) the cash consideration or certificates representing the number of shares of EnerJex common stock to which such stockholder is entitled, as the case may be, and (ii) with respect to shares of EnerJex common stock, any dividends or other distributions declared or paid on such shares after the effective time of the merger.

After the effective time of the merger, all holders of certificates representing shares of Black Raven common stock that were outstanding immediately prior to the effective time of the merger will cease to have any rights as stockholders of Black Raven, and until such certificates are surrendered, each such certificate (other than those representing shares of Black Raven common stock owned by holders who exercise and perfect their appraisal rights in accordance with the Nevada Revised Statutes, who will be entitled to receive a cash payment for their shares in accordance with the appraisal rights provisions of the Nevada Revised Statutes) will evidence only the right to receive the merger consideration pursuant to the terms of the merger agreement and, with respect to stock consideration, any dividends or other distributions declared or paid on shares of EnerJex common stock after the effective time of the merger.

If any certificate representing shares of Black Raven common stock has been lost, stolen or destroyed, as a condition to the delivery of the merger consideration in exchange therefor, the owner of such certificate must deliver an affidavit in form and substance reasonably satisfactory to EnerJex and the exchange agent claiming that such certificate has been lost, stolen or destroyed and, if requested, post a bond in such amount as Black Raven or the exchange agent may reasonably direct as indemnity against any claim that may be made with respect to that certificate.

Certificates representing shares of Black Raven common stock should be surrendered for exchange only pursuant to the instructions to be mailed to holders of such certificates by the exchange agent following the effective time of the merger. In all cases, the certificates representing shares of Black Raven common stock and dividends or other distributions declared or paid on shares of Black Raven common stock after the effective time of the merger will be delivered only in accordance with the procedures set forth in the letter of transmittal and exchange instructions provided by the exchange agent.

The merger agreement contemplates that the exchange agent will deliver to EnerJex any certificates representing the stock consideration and any portion of the cash consideration which have not been disbursed to Black Raven stockholders entitled to the merger consideration within 180 days after the effective time of the merger. Thereafter, any holders of certificates representing shares of Black Raven common stock (other than those representing shares owned by stockholders who duly exercise and perfect their appraisal rights) who have not surrendered such certificates in compliance with the required procedures set forth in the instructions provided by the exchange agent may look only to EnerJex for the cash consideration, the stock consideration, and any dividends or distributions with respect to such shares to which they are entitled in accordance with the terms of the merger agreement. If any certificate representing shares of Black Raven common stock (other than those representing shares owned by stockholders who duly exercise and perfect their appraisal rights) is not surrendered prior to the date that is two years after the effective time of the merger (or immediately prior to such earlier date on which any merger consideration would otherwise escheat to, or become the property of, any governmental entity), any merger consideration that the Black Raven stockholder would otherwise have been entitled to receive will, to the extent permitted by applicable law, become the property of EnerJex, free and clear of all claims and interests.

Conditions to Completion of the Merger

The obligations of each of EnerJex and Black Raven to complete the merger are subject to the satisfaction or waiver (if permissible) at or before the effective time of the merger of the following conditions:

•	the approval by the requisite vote of EnerJex stockholders of the issuance of shares of EnerJex common stock in the merger and the adoption of the merger agreement, including the merger, by the Black Raven stockholders;
•	no legal judgment or law is in effect that prohibits the consummation of the merger; and
•	the effectiveness of, and the absence of any stop order with respect to, the registration statement on Form S-4 of which this proxy statement/information statement/prospectus forms a part.

In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver (if permissible) by that party of the following additional conditions:

•	the representations and warranties of the other party in the merger agreement are true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger, or, if such representations and warranties address matters as of a particular date, then as of that particular date;
•	the other party to the merger agreement has performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it at or before the closing of the merger; and
•	the other party has delivered a certificate signed by a duly authorized officer certifying to the satisfaction of such party of the above conditions in the merger agreement.

In addition, the obligation of EnerJex to complete the merger is further subject to the satisfaction or waiver at or before the effective time of the merger of the following additional conditions:

•	Black Raven shall have issued to West Coast Opportunity Fund, LLC approximately, and in any case no more than, 107,305,678 shares of Black Raven common stock in complete satisfaction of the approximately $26 million owed to WCOF.
•	Black Raven’s auditors shall have delivered to EnerJex, in form and substance acceptable to EnerJex:
º	audited financial statements for the 12-month periods ended December 31, 2011 and December 31, 2012, and
º	a report of agreed procedures acceptable to EnerJex with respect to the 6-month period ended June 30, 2012.
•	The amount necessary to discharge or acquire the Carlyle Notes does not exceed $16,343,910, reduced by the capital account balance maintained by Black Raven as a condition of the Carlyle Notes, or approximately $14.5 million.

No Solicitation or Discussions Relating to an Acquisition Proposal

Prior to the consummation of the merger or the termination of the merger agreement in accordance with its terms, Black Raven agreed that, except as described below, it and its subsidiaries will not, and will cause any of their respective officers, directors, employees and advisors retained by them not to, directly or indirectly:

•	solicit, initiate, encourage, facilitate or induce the making of any “acquisition proposal” of the type described below;
•	enter into, continue or otherwise participate in any discussions or negotiations regarding or otherwise facilitate or induce any effort or attempt to make or implement any acquisition proposal;
•	approve, endorse or recommend any acquisition proposal; or
•	agree, resolve or commit to do any of the foregoing.

An “acquisition proposal” is any proposal or offer in a single transaction or series of related transactions, other than pursuant to the merger agreement, with respect to Black Raven that (i) if consummated would result in any third party acquiring, directly or indirectly, over 75% of the outstanding voting stock of Black Raven or more than 75% of its outstanding assets, (ii) the board of directors of Black Raven believes is reasonably capable of being completed, and (iii) the board of directors of Black Raven determines in good faith is more favorable to the Black Raven stockholders than the merger.

However, prior to the Black Raven stockholder adoption of the merger, Black Raven is permitted to engage in discussions or negotiations with, and provide information to, any person in response to an unsolicited written acquisition proposal that is a “superior proposal” of the type described below or could reasonably be expected to lead to a superior proposal if:

•	the Black Raven board of directors determines, after receiving the advice of its advisors, that such acquisition proposal is a superior proposal or could reasonably be expected to lead to a superior proposal and that failing to take such action would be inconsistent with its fiduciary duties to Black Raven stockholders;
•	the person or group of persons making the acquisition proposal enter into a confidentiality agreement with terms no less restrictive to such person than the terms of the confidentiality agreement between Black Raven and EnerJex; and
•	within one day of receipt of an acquisition proposal, Black Raven advises EnerJex in writing of such receipt or any request to enter into discussions with respect to an acquisition proposal, provides a summary of the material terms and conditions of such acquisition proposal, the identity of the person making such proposal, and copies of any acquisition proposal and other written materials provided in connection with such acquisition proposal.

In connection with a superior proposal, Black Raven may make a change in its board recommendation in favor of the merger or terminate the merger agreement to enter into such superior proposal concurrent with or immediately following such termination, if:

•	the Black Raven board of directors determines, after receiving the advice of its advisors, that such acquisition proposal is a superior proposal and that failing to take such action would be inconsistent with its fiduciary duties to Black Raven stockholders;
•	prior to changing its board recommendation or terminating the merger agreement, Black Raven gives EnerJex (i) at least three business days' notice of its intention to change its board recommendation or terminate the merger agreement and the material terms and conditions of such superior proposal, and (ii) the opportunity to negotiate with EnerJex during such notice period in good faith to revise the terms and conditions of the merger agreement so that the superior proposal ceases to be a superior proposal; and
•	pay to EnerJex the fee and expense reimbursement amounts described below under “Termination Fees and Expenses.”

The merger agreement also provides that the parties will keep each other reasonably informed of the status of any negotiations with respect to an acquisition proposal and will provide any non-public information provided to any other person in connection with an acquisition proposal.

Requirement for Black Raven Stockholders to Approve Merger Agreement within 24 Hours After Execution

The merger agreement included a covenant that Black Raven would receive its majority stockholder consent in favor of the merger within 24 hours after execution of the merger agreement. Black Raven fulfilled this covenant by delivering on July 23, 2013 the written consent of West Coast Opportunity Fund, LLC, owner of a majority of the shares of Black Raven common stock.

Meeting of EnerJex Stockholders; Change in Recommendation of EnerJex Board of Directors

EnerJex is obligated under the merger agreement to call and hold the EnerJex special meeting of stockholders for purposes of considering the proposal to approve the issuance of EnerJex common stock pursuant to the merger. The EnerJex board of directors has recommended the approval of the issuance of EnerJex common stock pursuant to the merger by EnerJex stockholders and has agreed that it will not change or publicly propose to change, in any manner adverse to Black Raven, the approval or recommendation by the EnerJex board of directors of the issuance of EnerJex common stock pursuant to the merger or take any action inconsistent with its recommendation. However, the EnerJex board of directors may make a change in its recommendation prior to EnerJex stockholder approval of the issuance of EnerJex common stock pursuant to the merger if:

•	the board determines, after receiving the advice of its advisors in response to a material fact or circumstance that the board was not aware of at the time it made its recommendation to the EnerJex stockholders, that failing to take such action would be inconsistent with its fiduciary duties to EnerJex stockholders.
•	prior to changing its board recommendation, EnerJex gives Black Raven (i) at least three business days' notice of its intention to change its board recommendation or terminate the merger agreement and the its reasons for doing so, and (ii) the opportunity to negotiate during such notice period in good faith to revise the terms and conditions of the merger agreement so that the board could not change its recommendation.

Unless the merger agreement is otherwise terminated in accordance with its terms, even if the EnerJex board of directors has made an adverse recommendation change regarding the issuance of the EnerJex common stock pursuant to the merger, those proposals must be submitted to EnerJex stockholders at a meeting of EnerJex stockholders called for such purpose.

Covenants; Conduct of Business Pending the Merger

EnerJex and Black Raven each agreed to certain restrictions on their respective businesses until the later of either the effective time of the merger or the date the merger agreement is terminated. In general, EnerJex and Black Raven must conduct their operations in the ordinary course of business and use their reasonable best efforts to preserve intact their businesses and keep available the services of their officers and employees. Each of EnerJex and Black Raven also agreed that, subject to certain limited exceptions described in the merger agreement, without the consent of the other party, it would not, during the period prior to the closing of the merger:

•	amend its articles of incorporation or bylaws;
•	split, combine or reclassify its shares of capital stock;
•	declare dividends (other than the special dividend discussed below);
•	adopt any plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;
•	acquire any other business, or make loans, advances, or other investments to another person (except, in the case of EnerJex, to the extent such actions would not reasonably be expected to prevent, materially impede, or materially delay the merger);
•	issue or sell equity securities, options or other securities convertible into or exercisable for equity securities (except, in the case of EnerJex, certain issuances including issuances at a price of at least $0.70 and not exceeding 10% of the issued and outstanding shares);
•	make or change any material tax election, settle or compromise any material tax liability or engage in certain other activities with respect to taxes outside the ordinary course of business; or
•	agree or commit to do any of the foregoing.

In addition, Black Raven agreed that it would not, during the period prior to the closing of the merger:

•	to the extent exceeding $100,000:
º	sell or pledge any assets other than immaterial assets; or
º	make capital expenditures subject to certain exceptions.
•	adopt or amend any employee benefit plan, enter into any employment contract, pay any special bonus to or increase the salaries or wages of any director or employee, adopt any new severance plan or grant any severance or termination payments to any officer or director, except in accordance with existing agreements or policies;
•	change its accounting policies and procedures;
•	reacquire its own capital stock;
•	incur any indebtedness for borrowed money;
•	enter into certain material contracts or terminate or amend any material contracts; or
•	waive, release, pay, or discharge any material claim or obligation.

Other Agreements

EnerJex has agreed:

•	to use its reasonable best efforts to cause the registration statement of which this proxy statement/information statement/prospectus is a part to become effective as promptly as practicable; and
•	as promptly as practicable after this document becomes effective, take all actions necessary to hold the EnerJex special meeting of the stockholders.

Each of EnerJex and Black Raven also agreed:

•	to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the merger and to obtain all consents, approvals and authorizations necessary to complete the merger;
•	to coordinate with the other in preparing and exchanging information and promptly provide the other with copies of all filings or submissions made in connection with the merger;
•	to consult with each other about any public statement either will make concerning the merger, subject to certain exceptions;
•	that the combined company will continue to indemnify each of the directors and officers of EnerJex and Black Raven to the fullest extent permitted under the Nevada Revised Statutes and, for a period of six years after the merger, and will maintain directors’ and officers’ liability insurance for EnerJex's and Black Raven's directors and officers; and
•	that the directors and officers of the combined company will be as described under the heading “Management of the Combined Company Following the Merger.”

EnerJex Special Dividend

On January 23, 2012, EnerJex filed a petition seeking recovery of damages arising from breach of contract, legal malpractice, breach of fiduciary duty and fraud in the Circuit Court of Jackson County, Missouri against attorneys Jeffrey T. Haughey, Robert K. Green, and the law firm Husch Blackwell LLP f/k/a Husch Blackwell Sanders, LLC. The petition in this action, EnerJex Resources, Inc., v. Haughey, et al., alleges, among other things, that the defendants violated their fiduciary duties and defrauded EnerJex in connection with its 2008 stock offering. The petition alleges economic loss of approximately $50 million and demands judgment for unspecified actual and punitive damages together with repayment of legal fees paid of over $484,000.

A trial is currently scheduled to hear this case in the 16th Circuit Court of Jackson County, Missouri on November 12, 2013. EnerJex believes its claims are substantial.

The merger agreement allows the EnerJex board of directors to declare and distribute a special dividend, to its stockholders as of a record date prior to the merger, related to the value of the net proceeds to EnerJex from this litigation. The board has not yet determined the form of this dividend, but it is contemplated that the dividend will consist of a warrant or other stock right allowing the distributees to receive without any further payment a number of shares of EnerJex's common stock, in the aggregate, equal to the quotient determined by dividing (x) EnerJex’s net proceeds from the lawsuit, if any, by (y) $0.70.

For example, if the EnerJex board elected to declare a dividend in the form of a warrant to its stockholders as of a record date immediately prior to the merger, each EnerJex stockholder would receive a warrant to acquire their pro rata share of an aggregate number of shares of EnerJex stock equal (x) EnerJex’s net proceeds from the lawsuit, if any, divided by (y) $0.70. If there was a subsequent resolution of the Husch Blackwell litigation, and as a hypothetical the net proceeds of the litigation was approximately one-half of the alleged economic losses, or $25 million, then the warrants issued in the dividend would entitle the holders, in the aggregate, to exchange such warrants for a number of shares equal to $25 million divided by $0.70, or approximately 35,714,285 shares. In this scenario, the warrant issued to an EnerJex stockholder shall become the right to receive, at no additional consideration, a number of shares equal to the amount of shares of EnerJex capital stock they own multiplied by 49.18% (the number of EnerJex shares of capital stock issued and outstanding, or 72,615,989, divided by 35,714,285). In this scenario, a holder of 1,000 shares shall be entitled to receive an additional 4,918 shares upon exercise of the warrant.

There can be no assurance of the outcome of this litigation, including whether and in what amount EnerJex may recover damages, or what, if any, value such dividend may have, or whether it would have any value at all.

Termination

The merger agreement may be terminated at any time before the completion of the merger, whether before or after the required stockholder approvals to complete the merger have been obtained, as set forth below:

•	By mutual written consent of EnerJex and Black Raven.
•	By EnerJex or Black Raven, if the merger has not been completed by September 30, 2013, subject to extension to no later than December 31, 2013, except that a party whose material breach of the merger agreement resulted in the failure of the merger to occur by such date cannot seek termination for this reason.
•	By EnerJex or Black Raven, if an injunction shall have been entered that permanently restrains, enjoins or otherwise prohibits the merger, except that the right to terminate the merger agreement for this reason is not available to any party who has not used reasonable best efforts to cause such law or order to be lifted.
•	By EnerJex or Black Raven, if the EnerJex stockholders fail to approve the issuance of shares of EnerJex common stock in the merger at the EnerJex special meeting.
•	By EnerJex or Black Raven, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement or if any representation or warranty has become inaccurate, in either case such that the conditions to the closing of the merger would not be satisfied on or prior to September 30, 2013 and by its nature cannot be cured by September 30, 2013.
•	By Black Raven, in order to enter into an agreement with regard to a superior proposal.
•	By EnerJex, prior to receipt of the Black Raven stockholder approval, in the event the Black Raven board of directors withdraws its recommendation to the Black Raven stockholders in favor of the merger.

Termination Fees and Expenses

Black Raven must pay EnerJex a termination fee of $2 million plus up to $250,000 of EnerJex’s fees and expenses incurred in connection with the merger if Black Raven terminates the merger agreement prior to receipt of Black Raven stockholder approval of the merger in order to enter into a definitive agreement with regard to a transaction the Black Raven board of directors has determined is superior to the merger.

If the merger agreement is terminated by Black Raven because its stockholders fail to approve the merger and any person shall have publicly announced a superior proposal to the board of directors of Black Raven, Black Raven shall pay to EnerJex up to $250,000 of EnerJex's fees and expenses incurred in connection with the merger. If within 24 months after the termination Black Raven enters into the superior proposal, Black Raven shall pay EnerJex a termination fee of $2 million reduced by the amount of expenses previously reimbursed.

Black Raven shall pay to EnerJex a termination fee of $1 million if:

•	EnerJex terminates the merger agreement because the Black Raven board of directors changed its recommendation
•	the merger is not closed prior to September 30, 2013 and Black Raven breached its anti-solicitation obligations,
•	EnerJex terminates the merger agreement (i) due to a breach of Black Raven's covenants and at the time of such breach a superior proposal shall have been announced or (ii) due to a breach of Black Raven's covenant to secure stockholder consent to the merger within 24 hours after the execution of the merger agreement (which consent has been obtained).

EnerJex shall pay to Black Raven a termination fee of $1 million if Black Raven terminates the merger agreement due to a breach of EnerJex’s covenants under the merger agreement.

Black Raven shall pay to EnerJex a termination fee of $1 million if EnerJex terminates the merger agreement due to a breach of Black Raven's covenants that would result in a failure of the applicable condition under the merger agreement.

These termination fees would be the exclusive remedy of the parties for any damages suffered as a result of the failure of the merger to be consummated.

Representations and Warranties

The merger agreement contains customary representations and warranties of Black Raven and EnerJex related to, among other things:

•	due organization, good standing and qualification;
•	capitalization;
•	corporate authority to enter into the merger agreement and complete the merger;
•	required stockholder vote to approve the merger and related transactions;
•	absence of any breach of organizational documents, laws and agreements as a result of the merger;
•	compliance with applicable laws;
•	conformity of the financial statements with applicable accounting principles and that the financial statements fairly present, in all material respects, the consolidated financial positions of EnerJex and Black Raven;
•	absence of undisclosed liabilities;
•	required consents and filings with government entities;
•	environmental matters;
•	absence of material changes or events since December 31, 2012;
•	absence of material pending or threatened legal proceedings;
•	information contained in this document;

•	regulatory compliance;
•	real property ownership and leases;
•	insurance coverage;
•	fairness opinions of financial advisors;
•	material contracts;
•	reserve reports;
•	finders or broker fees;
•	tax matters;
•	employee benefit plans; and
•	employee and labor matters.

The merger agreement contains additional representations and warranties made of Black Raven to EnerJex related to:

•	labor and employment matters;
•	intellectual property;
•	derivative positions; and
•	state takeover statutes.

The merger agreement contains additional representations and warranties made of EnerJex to Black Raven related to:

•	EnerJex's compliance with applicable SEC requirements with respect to, and sufficiency of, documents filed with the SEC by EnerJex;
•	sufficiency of internal controls over financial reporting; and
•	the registration of EnerJex’s common stock under the Securities Exchange Act of 1934, as amended.

The representations and warranties are, in many respects, qualified by materiality and knowledge.

The representations and warranties of Black Raven will survive the merger for 30 days following the date EnerJex receives from its auditors audited financial statements for Black Raven for the 9-month period ended September 30, 2013. The representations and warranties of EnerJex will not survive the merger, but their accuracy forms the basis of one of the conditions to the obligations of Black Raven to complete the merger.

Amendments

The merger agreement may be amended by the parties at any time, except that after the merger agreement has been adopted (and, in the case of EnerJex, the issuance of EnerJex common stock has been approved) by either the Black Raven stockholders or EnerJex stockholders, no amendment that by law requires further approval of the Black Raven stockholders or EnerJex stockholders, as applicable, may be made without such further approval.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the merger. This summary is based upon current provisions of the Code, existing Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. Any change could alter the tax consequences to EnerJex, Black Raven or Black Raven stockholders, as described in this summary. This summary is not binding on the IRS, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein.

This discussion does not address all of the U.S. federal income tax consequences of the merger that may be relevant to Black Raven stockholders and EnerJex stockholders in light of their particular circumstances and does not apply to stockholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	dealers, brokers and traders in securities;
•	individuals who are not citizens or residents of the U.S., including U.S. expatriates;
•	corporations (or other entities taxable as a corporation for U.S. federal income tax purposes) created or organized outside of the U.S.;
•	tax-exempt entities;
•	financial institutions, regulated investment companies, real estate investment trusts or insurance companies;
•	partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, subchapter S corporations and other pass-through entities and investors in such entities;
•	an estate or trust;
•	holders who are subject to the alternative minimum tax provisions of the Code;
•	holders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;
•	holders who hold their shares through a pension plan or other qualified retirement plan;
•	holders who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy;
•	holders who do not hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment will be a capital asset); or
•	holders who have a functional currency other than the U.S. dollar.

In addition, the following discussion does not address:

•	the tax consequences of the merger under any U.S. federal non-income tax laws or under state, local or foreign tax laws;
•	the tax consequences of transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger;
•	the tax consequences of the exchange of any Black Raven capital stock that constitutes “Section 306 stock” within the meaning of Section 306 of the Code;
•	the tax consequences of the receipt of shares of EnerJex common stock other than in exchange for shares of Black Raven capital stock;
•	the tax consequences of the ownership or disposition of shares of EnerJex common stock acquired in the merger; or

•	all of the tax implications of a failure of the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Accordingly, Black Raven stockholders are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the merger in light of their personal circumstances and the consequences of the merger under U.S. federal non-income tax laws and state, local and foreign tax laws.

U.S. Federal Income Tax Consequences of the Merger

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the reorganization:

•	Black Raven stockholders electing to receive EnerJex common stock in the merger generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Black Raven capital stock for shares of EnerJex common stock in connection with the merger.
•	Black Raven stockholders electing to receive cash in the merger, or who receive cash in lieu of a fractional share of EnerJex common stock, generally will recognize gain or loss in an amount equal to the difference between such stockholder's adjusted tax basis in the fractional share and the amount of cash received.

Although Black Raven will obtain a tax opinion from Levine, Garfinkel and Eckersley, LLP regarding the tax consequences to Black Raven's stockholders of the consummation of the merger, neither Black Raven nor EnerJex has sought or obtained a ruling from the Internal Revenue Service (“IRS”) regarding such tax consequences and the opinion of Levine, Garfinkel & Eckersley, LLP is not binding on the IRS or any court of law nor will it preclude the IRS from adopting a position contrary to those expressed in the opinion.

Treatment of Black Raven Stockholders Who Exercise Appraisal Rights

The discussion above does not apply to Black Raven stockholders who properly perfect appraisal rights with respect to such stockholder's shares of Black Raven capital stock. Generally, a Black Raven stockholder who perfects appraisal rights and receives cash in exchange for such stockholder's Black Raven capital stock will recognize capital gain or loss measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in those shares. Such gain or loss will generally be long-term capital gain or loss, provided the shares of Black Raven capital stock were held for more than one year before the disposition of the shares. The deductibility of capital losses is subject to limitations.

For a more complete discussion of the appraisal rights, see the provisions of Section 62A of the Nevada Revised Statutes, attached to this document as Annex D, and the section entitled “The Merger — Appraisal Rights” beginning on page 77.

Information Reporting and Backup Withholding

Generally, non-corporate Black Raven stockholders may be subject to information reporting and backup withholding (currently at a rate of 28 percent) with respect to cash received as a result of their electing to receive cash consideration in the merger, cash received in lieu of a fractional share interest in EnerJex common stock, or cash received for perfecting appraisal rights. However, backup withholding will not apply to a Black Raven stockholder who furnishes a valid taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional U.S. federal income tax. Any amounts so withheld will be allowed as a refund or credit against the Black Raven stockholder's U.S. federal income tax liability (if any), provided that the Black Raven stockholder timely furnishes the required information to the IRS.

The foregoing summary of material U.S. federal income tax consequences is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, the summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any U.S. federal non-income tax or any foreign, state or local tax consequences of the merger, nor any tax consequences of any transaction other than the merger. Accordingly, each Black Raven stockholder is strongly urged to consult his, her or its own tax advisor to determine the particular federal, state, local, or foreign income or other tax consequences of the merger to such Black Raven stockholder.

INFORMATION ABOUT ENERJEX

Overview

Our principal strategy is to acquire, develop, explore and produce domestic onshore oil properties. Our business activities are currently focused in Eastern Kansas and South Texas.

Our total net proved oil reserves as of December 31, 2012, were 2.9 million barrels of oil. Of the 2.9 million barrels of total proved reserves, approximately 53% are classified as proved developed producing and approximately 47% are classified as proved undeveloped.

The total PV10 (present value) of our proved reserves as of December 31, 2012, was approximately $61 million. “PV10” means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC. PV10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues.

Our Opportunity in Kansas

According to the Kansas Geological Survey, the State of Kansas has historically been one of the top 10 domestic oil producing regions in the United States. Approximately 44 million barrels of oil were produced in Kansas during 2012. Twenty companies accounted for approximately 35% of the state’s total production, with the remaining 65% produced by more than 3,500 active producers.

In addition to significant historical oil production levels in the region, we believe that a confluence of the following factors in Eastern Kansas and the surrounding region make it an attractive area for oil development activities:

•	Numerous Acquisition Opportunities in Fragmented Markets. The exploration and production business in Eastern Kansas is highly fragmented and consists of many small operators that operate producing oil properties on relatively small budgets. Consequently, numerous acquisition opportunities with drilling and expansion potential exist in the area.
•	Opportunity to Enhance Operational Efficiency of Mature Leases. Many potential acquisition targets include significant opportunities for enhanced operational efficiencies and increased ultimate recoveries of oil through the application of modern engineering technologies, professional approaches to reservoir engineering and operations management, and the potential application of a number of enhanced oil recovery technologies.
•	Opportunity to Reduce Operating Costs per Barrel Through Economies of Scale. A significant portion of expenses at the field level are fixed (primarily labor and equipment). These costs are scalable, and lease operating expenses per barrel may be significantly reduced by increasing production in current areas of operation by drilling low risk development wells, acquiring producing properties in close proximity to existing operations, and utilizing modern enhanced oil recovery technologies.
•	Large Oil Reserves in Place and Relatively Low Exploration Risk. A majority of the oil reserves in Eastern Kansas are present at relatively shallow horizons (most at a depth of less than 3,000 feet) and contain significant volumes of oil in place. These shallow reservoirs often have relatively low reservoir pressure and lack a strong natural drive mechanism. As a result, the ultimate recovery of oil in place can be significantly increased through the application of secondary recovery technologies.

Our Kansas Properties

The table below summarizes our current Eastern Kansas acreage by project name as of December 31, 2012.

Project Name	Developed Acreage		Undeveloped Acreage		Total Acreage
	Gross	Net(1)	Gross	Net(1)	Gross	Net(1)
Mississippian Project	2,840	2,556	0	0	2,840	2,556
Cherokee Project	2,419	1,680	7,875	7,050	10,293	8,730
Other	904	874	00	00	904	874
Total	6,163	5,110	7,875	7,050	14,037	12,160

(1)	Net acreage is based on our net working interest as of December 31, 2012.

Mississippian Project

Our Mississippian Project is located in Woodson and Greenwood Counties in Southeast Kansas, where we owned a 90% working interest in 2,840 gross acres as of December 31, 2012. All of the leases in this project are currently held-by-production. In addition, we have an agreement in place to acquire a 90% working interest in approximately 1,300 adjacent acres upon fulfilling certain drilling milestones related to our existing acreage in this project. As of December 31, 2012, our Mississippian Project was producing approximately 150 gross barrels of oil per day from the Mississippian formation at a depth of approximately 1,700 feet. We drilled and completed 35 new oil wells, 14 new water injection wells, and one dry hole in this project during 2012, and we have drilled since January 1, 2013 11 new oil wells and 10 new secondary recovery water injection wells. The dry hole was drilled on the outer edge of our leasehold. Water injection from the new injector wellbores commenced in late 2012, and we anticipate initial increases in oil production from water flood operations within six to nine months. According to the Kansas Geological Survey, the Mississippian formation has cumulatively produced more than 1 billion barrels of oil in Kansas and represents more than 25% of the state's 44 million barrels of annual oil production.

Cherokee Project

Our Cherokee Project is located in Miami and Franklin Counties in Eastern Kansas, where we owned an average working interest of 85% in 10,293 gross acres as of December 31, 2012. As of December 31, 2012, approximately 24% of our acreage position in the Cherokee project was held by production, and numerous low risk development opportunities exist on acreage that is currently undeveloped. A majority of the undeveloped leases have between two and five years remaining in the primary term and we are not currently facing any material lease expiration issues. As of December 31, 2012, our Cherokee Project was producing approximately 250 gross barrels of oil per day from the Squirrel formation at a depth of approximately 600 feet. We drilled 91 new oil wells, 86 new water injection wells, and two dry holes in this project during 2012, and since January 1, 2013, we have drilled 13 new oil wells and 8 new secondary recovery wells. The two dry holes were drilled on expansion acreage. The Cherokee Project is located in the prolific Paola Rantoul Field, which according to the Kansas Geological Survey has produced approximately 30 million barrels of oil and currently produces 1,000 barrels of oil per day.

On December 14, 2011, we entered into an agreement with Viking Energy Partners, LLC and FL Oil Holdings, LLC (together the “Investors”), effective October 1, 2011, in which we formed a general partnership (“Rantoul Partners”) for the purpose of owning and developing certain assets in our Cherokee Project. As part of this agreement, (i) EnerJex contributed certain assets to Rantoul Partners in exchange for an 88.25% ownership interest in Rantoul Partners, and (ii) the Investors contributed $2.35 million to Rantoul Partners in exchange for an 11.75% ownership interest in Rantoul Partners. The Investors contributed an additional $2.65 million throughout 2012, and the entire $5 million of contributed capital was invested in drilling and completion operations on the Rantoul Partners leases by the end of 2012. On January 24, 2013, all of the general partners mutually agreed to dissolve Rantoul Partners effective December 31, 2012. Working interests in the Rantoul Partners leases were ratably assigned to each general partner upon dissolution of

Rantoul Partners, and the working interests that comprised the assets of Rantoul Partners are now governed by a joint operating agreement. We received a 75% working interest in the Rantoul Partners leases upon dissolution.

Other

We own an average working interest of 97% in 904 gross acres located in Allen, Anderson, and Linn Counties in Eastern Kansas. As of December 31, 2012, these properties were producing approximately 15 gross barrels of oil per day from multiple formations.

The Opportunity in South Texas

Technological advances in the oil industry have made great strides over the last decade, especially in the area of drilling and completion technologies, mainly through horizontal drilling and artificial fracture stimulation. Multiple sizeable oil deposits were discovered in South Texas during previous decades, but operators lacked the technology to economically produce oil from these reservoirs at the time of discovery. The availability of modern completion technologies, coupled with the current attractive oil price environment, provides an opportunity for operators to economically produce oil from reservoirs that were discovered in the past but were not fully developed due to technology and economic constraints.

Our Texas Properties

The table below summarizes our current South Texas acreage by project name as of December 31, 2011.

Project Name	Developed Acreage		Undeveloped Acreage		Total Acreage
	Gross	Net(1)	Gross	Net(1)	Gross	Net(1)
El Toro Project	458	183	2,975	1,384	3,433	1,567
Lonesome Dove Project	0	0	1,581	1,581	1,581	1,581
Total	458	183	4,556	2,965	5,014	3,148

(1)	Net acreage is based on our net working interest as of December 31, 2012.

El Toro Project

Our El Toro Project is located in Atascosa and Frio Counties in South Texas. As of December 31, 2012, we owned a weighted average working interest of 46% in 3,433 gross acres, of which the majority is not currently held-by-production. As of December 31, 2012, this project was producing approximately 55 gross barrels of oil per day from the Olmos formation at a depth of approximately 4,500 feet. We did not drill any wells in this project and focused 100% of our capital budget on our Eastern Kansas projects during 2012.

Multiple oil fields surround this project, which combined have produced more than 100 million barrels of oil since the 1950's from the Olmos formation. We believe the El Toro Project acreage was neglected due to its relatively tight (low permeability) reservoir characteristics. Recent advances in stimulation technology have enabled us to drill and complete new oil wells in the El Toro project with a high degree of success. As evidence of this success, we believe that our first two wells in this project produced approximately 100% more oil during the initial 12 months of production than the best well in a directly adjacent field. This directly adjacent field was developed in the 1950’s and has produced approximately 10 million barrels of oil.

We have completed 12 wells in the El Toro Project since 2009. While petrophysical data obtained from these wells has been consistent across the project acreage, production results have been inconsistent. At least 8 of the 12 wells appear to be economic producers, and we intend to conduct more testing on additional wells that are temporarily shut-in. The 3 most recent wells completed in this project have been successful, although the costs and time lag associated with drilling and completing them significantly exceeded our expectations. This is a direct result of the high demand and limited supply of services and equipment available in the El Toro Project area due to the rapidly developing Eagle Ford Shale play. As a result of increasing costs in this project area, we have decided to focus our resources on our Eastern Kansas properties in the near term. We believe the El Toro project is potentially a horizontal drilling candidate, and we intend to study the horizontal drilling potential of this project during 2013.

Lonesome Dove Project

Our Lonesome Dove Project is located in Lee County in South Texas. As of December 31, 2012, we owned a 100% working interest in 1,581 acres targeting the Taylor Sand formation at a depth of approximately 4,000 feet. We do not have any producing wells in this project, and none of the acreage is held-by-production. Our working interest in the Lonesome Dove Project is reduced to 10% at depths below the Taylor Sand, although we have an agreement with the majority owner of the deep rights wherein we may receive a 15% carried working interest in the first deep well drilled on this acreage at no cost to us. Deeper prospective horizons underlying this acreage include the Eagle Ford Shale and the Austin Chalk formation. We are facing material lease expirations in this project during 2013, and we do not currently have plans to drill any of the Lonesome Dove acreage in the near term.

Our Business Strategy

Our principal strategy focuses on the acquisition and development of shallow oil properties that have low production decline rates and offer abundant drilling opportunities with low risk profiles. We are currently focusing our oil operations in Eastern Kansas and South Texas, with a near term focus on Eastern Kansas due to what we believe are temporary constraints of services and equipment in South Texas as a result of the rapidly developing Eagle Ford Shale play. The principal elements of our business strategy are:

•	Develop Our Existing Properties. Creating production, cash flow, and reserve growth by developing our extensive inventory of hundreds of drilling locations that we have identified in our existing properties.
•	Maximize Operational Control. We seek to operate and maintain a substantial working interest in the majority of our properties. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our experience and knowledge of oilfield technologies.
•	Pursue Selective Acquisitions and Joint Ventures. We believe our local presence in Eastern Kansas and South Texas makes us well-positioned to pursue selected acquisitions and joint venture arrangements.
•	Reduce Unit Costs Through Economies of Scale and Efficient Operations. As we increase our oil production and develop our existing properties, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs by greater utilization of our existing infrastructure over a larger number of wells.

We continually evaluate new oil opportunities in Eastern Kansas and South Texas and plan to evaluate joint venture opportunities with partners who would contribute capital and or operational expertise to develop leases that we currently own or would acquire as part of a joint venture arrangement. This economic strategy is anticipated to allow us to expand our existing operations at attractive terms.

Our future financial results will continue to depend on:

•	our ability to source and evaluate potential projects;
•	our ability to discover commercial quantities of oil;
•	the market price for oil;
•	our ability to implement our exploration and development program, which is in part dependent on the availability of capital resources; and
•	our ability to cost effectively manage our operations.

We cannot guarantee that we will succeed in any of these respects. Further, we cannot know if the price of crude oil prevailing at the time of production will be at a level allowing for profitable production, or that we will be able to obtain additional funding at terms favorable to us to increase our capital resources.

Our board has implemented a crude oil hedging strategy that will allow management to hedge the majority of our net production.

Drilling Activity

The following table sets forth the results of our drilling activities, including both oil production and water injection wells that were drilled and completed during the year ended December 31, 2012, and the year ended December 31, 2011.

Drilling Activity
	Gross Wells			Net Wells
Fiscal Year	Total	Successful	Dry	Total	Successful	Dry
2011 – Exploratory	6	0	6	3.4	0	3.4
2012 – Exploratory	-2-	-0-	-2-	-1.8-	-0-	-1.8-
2011 – Development	97	97	0	79.3	79.3	0
2012 – Development	227	226	1	172.6	171.7	0.9

(1)	Net wells are based on our net working interest at the end of each respective year.

Net Production, Average Sales Price and Average Production and Lifting Costs

The table below sets forth our net oil production (net of all royalties, overriding royalties and production due to others) for the years ended December 31, 2012, and 2011, the average sales prices, average production costs and direct lifting costs per unit of production.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Net Production
Oil (Bbl)	96,842	71,729
Average Sales Prices
Per Bbl of oil	$87.74	$87.63
Average Production Cost
Per Bbl of oil	$47.95	$63.77
Average Lifting Costs
Per Bbl of oil	$32.03	$47.96

Production costs include all operating expenses, depreciation, depletion and amortization, lease operating expenses (including price a price differentials) and all associated taxes. Impairment of oil properties is not included in production costs.

Direct lifting costs do not include impairment expense or depreciation, depletion and amortization, but does include transportation costs, which is paid to our purchaser as a price differential.

The table below sets forth our net oil production (net of all royalties, overriding royalties and production due to others), the average sales prices, average production costs and direct lifting costs per unit of production for the periods ended June 30, 2013 and June 30, 2012.

	For the Three Months Ended June 30		For the Six Months Ended June 30 ,
	2013	2012	2013	2012
Net Production
Oil (Bbl)	23,857	23,464	50,394	42,949
Average Sales Prices
Oil (per Bbl)	$92.08	$87.33	$89.97	$92.02
Average Production Cost(1)
Per Bbl of oil	$49.06	$49.16	$47.57	$50.88
Average Lifting Costs(2)
Per Bbl of oil	$31.52	$31.77	$30.44	$31.54

(1)	Production costs include all operating expenses, depreciation, depletion and amortization, lease operating expenses and all associated taxes. Impairment of oil properties is not included in production costs.
(2)	Direct lifting costs do not include impairment expense or depreciation, depletion and amortization.

Results of Oil Producing Activities

The following table shows the results of operations from our oil producing activities from the years ended December 31, 2012, and 2011. Results of operations from these activities have been determined using historical revenues, production costs, depreciation, depletion and amortization of the capitalized costs subject to amortization. General and administrative expenses and interest expense have been excluded from this determination.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Production revenues	$8,496,519	$6,285,411
Production costs	(3,102,321)	(3,440,228)
Depreciation, depletion and amortization	(1,541,069)	(1,128,712)
Results of operations for producing activities	$3,853,129	$1,716,471

Results of Operations for the Six Months Ended June 30, 2013 and 2012 compared.

Income:

	Three Months Ended June 30,		Increase/ (Decrease)	Six Months Ended June 30,		Increase/ (Decrease)
	2013	2012		$2013	2012	$
Oil revenues	$2,196,736	$2,049,165	$147,571	$4,534,037	$3,952,057	$581,980

Revenues

Oil revenues for the six months ended June 30, 2013 were $4,534,037 compared to revenues of $3,952,057 in the six months ended June 30, 2012. Revenues increased as a result of higher oil production offset by slightly lower oil prices.

Expenses:

	Three Months Ended June 30,		Increase/ (Decrease)	Six Months Ended June 30,		Increase/ (Decrease)
	2013	2012		$2013	2012	$
Production expenses:
Direct operating costs	$751,957	$745,504	$6,453	$1,534,029	$1,354,583	$179,446
Depreciation, depletion and amortization	418,561	407,916	10,645	863,098	830,519	32,579
Total production expenses	1,170,518	1,153,420	17,098	2,397,127	2,185,102	212,025
General expenses:
Professional fees	269,257	339,757	(70,500)	625,479	672,729	(47,250)
Salaries	185,978	109,498	76,480	431,989	243,380	188,609
Administrative expense	174,243	202,029	(27,786)	313,647	445,926	(132,279)
Total general expenses	629,478	651,284	(21,806)	1,371,115	1,362,035	9,080
Total production and general expenses	1,799,996	1,804,704	(4,708)	3,768,242	3,547,137	221,105
Income from operations	396,740	244,461	152,279	765,795	404,920	360,875

	Three Months Ended June 30,		Increase/ (Decrease)	Six Months Ended June 30,		Increase/ (Decrease)
	2013	2012		$2013	2012	$
Other income (expense)
Interest expense	(137,128)	(69,947)	(67,181)	(255,373)	(137,607)	(117,766)
Gain on derivatives	407,759	2,877,419	(2,469,660)	167,818	1,690,480	(1,522,662)
Other income	49,214	9,793	39,421	58,381	22,251	36,130
Total other income (expense)	319,845	2,817,265	(2,497,420)	(29,174)	1,575,124	(1,604,298)
Net income	$716,585	$3,061,726	$(2,345,141)	$736,621	$1,980,044	$(1,243,423)

Active Wells

The following table sets forth the number of wells that were actively producing oil or injecting water in which we owned an interest as of December 31, 2012.

	Active
Project	Gross Oil	Net Oil(1)
El Toro Project	12	4.8
Mississippian Project	173	155.7
Cherokee Project	552	410.5
Other	125	109.8
Total	862	680.8

(1)	Net wells are based on our net working interest as of December 31, 2012.

Reserves

Proved Reserves

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2012, was $60.8 million, versus $53.2 million as of December 31, 2011. Of the 2.9 million net barrels of total proved reserves at December 31, 2012, approximately 53% are classified as proved developed and approximately 43% are classified as proved undeveloped.

Based on an average net oil price of $84.21 per barrel, and applying an annual discount rate of 10% to the future net cash flow, the estimated PV10 of the 2.9 million barrels, before tax, is calculated as set forth in the following table:

Summary of Proved Oil Reserves
as of December 31, 2012

Proved Reserves Category	Gross STB(1)	Net STB(2)	PV10 (before tax)
Proved, Developed Producing	2,398,400	1,546,300	34,737,900
Proved, Undeveloped	1,951,600	1,380,800	26,108,400
Total Proved	4,350,000	2,927,100	60,846,300

(1)	STB = one stock-tank barrel.
(2)	Net STB is based upon our net revenue interest, including any applicable reversionary interest.

Oil Reserves Reported to Other Agencies

We did not file any estimates of total proved net oil reserves with, or include such information in reports to any federal authority or agency, other than the SEC, during the year ended December 31, 2012.

Title to Properties

We believe that we have satisfactory title to or rights in all of our producing properties. As is customary in the oil industry, minimal investigation of title is made at the time of acquisition of undeveloped properties.

In most cases, we investigate title and obtain title opinions from counsel or have title reviewed by professional landmen only when we acquire producing properties or before we begin drilling operations. However, any acquisition of producing properties without obtaining title opinions are subject to a greater risk of title defects.

Our properties are subject to customary royalty interests, liens under indebtedness, liens incident to operating agreements and liens for current taxes and other burdens, including mineral encumbrances and restrictions. Further, our debt is secured by liens substantially on all of our assets. These burdens have not materially interfered with the use of our properties in the operation of our business to date, though there can be no assurance that such burdens will not materially impact our operations in the future.

Sale of Oil

We do not intend to refine our oil production. We sell all or most of our production to a small number of purchasers in a manner consistent with industry practices at prevailing rates by means of long-term and short-term sales contracts, some of which may have fixed price components. In 2012, we sold oil to Coffeyville Resources, Plains Marketing LP, and Sunoco, Inc. on a month-to-month basis (i.e., without a long-term contract). We also have an ISDA master agreement and a fixed price swap with BP through December 31, 2015. Under current conditions, we should be able to find other purchasers, if needed. All of our produced oil is held in tank batteries. Each respective purchaser picks up the oil from our tank batteries and transports it by truck to refineries. In addition, our board has implemented a crude oil hedging strategy that will allow management to hedge the majority of our net production in an effort to mitigate our exposure to changing oil prices in the intermediate term.

Secondary Recovery and Other Production Enhancement Strategies

When an oil field is first produced, the oil typically is recovered as a result of natural pressure within the producing formation, often assisted by pumps of various types. The only natural force present to move the crude oil to the wellbore is the pressure differential between the higher pressure in the formation and the lower pressure in the wellbore. At the same time, there are many factors that act to impede the flow of crude oil, depending on the nature of the formation and fluid properties, such as pressure, permeability, viscosity and water saturation. This stage of production is referred to as “primary production”, which typically only recovers 5% to 15% of the crude oil originally in place in a producing formation.

Production from oil fields can often be enhanced through the implementation of “secondary recovery”, also known as waterflooding, which is a method in which water is injected into the reservoir through injector wells in order to maintain or increase reservoir pressure and push oil to the adjacent producing wellbores. We utilize waterflooding as a secondary recovery technique for the majority of our oil properties in Eastern Kansas, even in the early stages of production.

As a waterflood matures over time, the fluid produced contains increasing amounts of water and decreasing amounts of oil. Surface equipment is used to separate the produced oil from water, with the oil going to holding tanks for sale and the water being re-injected into the oil reservoir.

In addition, we may utilize 3D seismic analysis, horizontal drilling, and other technologies and production techniques to improve drilling results and oil recovery, and to ultimately enhance our production and returns. We also believe use of such technologies and production techniques in exploring for, developing, and exploiting oil properties will help us reduce drilling risks, lower finding costs and provide for more efficient production of oil from our properties.

Markets and Marketing

The oil industry has experienced dramatic price volatility in recent years. As a commodity, global oil prices respond to macro-economic factors affecting supply and demand. In particular, world oil prices have risen and fallen in response to political unrest and supply uncertainty in the Middle East, and changing demand for energy in rapidly growing economies, notably India and China. North American prospects have become more attractive as oil prices have risen and as efforts to stimulate the US economy and reduce dependence on foreign oil have increased. Escalating conflicts in the Middle East and the ability of OPEC to control supply and pricing are some of the factors impacting the availability of global supply. The costs of steel and other products used to construct drilling rigs and pipeline infrastructure, as well as drilling and well-servicing rig rates, are impacted by the commodity price volatility.

Our market is affected by many factors beyond our control, such as the availability of other domestic production, commodity prices, the proximity and capacity of oil pipelines, and general fluctuations of global and domestic supply and demand. We have currently entered into two month-to-month sales contracts with Coffeeville Resources, Plains Marketing LP, and Sunoco, Inc., and we do not anticipate difficulty in finding additional sales opportunities, as and when needed.

Oil sales prices are negotiated based on factors such as the spot price or posted price for oil, price regulations, regional price variations, hydrocarbon quality, distances from wells to pipelines, well pressure, and estimated reserves. Many of these factors are outside our control. Oil prices have historically experienced high volatility, related in part to ever-changing perceptions within the industry of future supply and demand.

Competition

The oil industry is intensely competitive and we must compete against larger companies, most of whom have greater financial and technical resources than we do and substantially more experience in our industry. These competitive advantages may better enable our competitors to sustain the impact of higher exploration and production costs, oil price volatility, productivity variances between properties, overall industry cycles and other factors related to our industry. Their advantage may also negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel and raise capital.

Governmental Regulation

Our oil exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies that impose requirements relating to the exploration and production of oil. For example, laws and regulations often address conservation matters, including provisions for the unitization or pooling of oil properties, the spacing, plugging and abandonment of wells, rates of production, water discharge, prevention of waste, and other matters. Prior to drilling, we are often required to obtain permits for drilling operations, drilling bonds and file reports concerning operations. Failure to comply with any such rules and regulations can result in substantial penalties. Moreover, laws and regulations may place burdens from previous operations on current lease owners that can be significant.

The public attention on the production of oil will most likely increase the regulatory burden on our industry and increase the cost of doing business, which may affect our profitability. Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

The price we may receive from the sale of oil will be affected by the cost of transporting products to markets. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. We are not able to predict with certainty the effect, if any, of these regulations on our intended operations. However, the regulations may increase transportation costs or reduce well head prices for oil.

Legal Proceedings

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this transition report, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

On January 23, 2012, we filed a petition seeking recovery of damages arising from breach of contract, legal malpractice, breach of fiduciary duty and fraud in the Circuit Court of Jackson County, Missouri against attorneys Jeffrey T. Haughey, Robert K. Green, and the law firm Husch Blackwell LLP f/k/a Husch Blackwell

Sanders, LLC. The petition in this action, EnerJex Resources, Inc., v. Haughey, et al., alleges, among other things, that the defendants violated their fiduciary duties and defrauded us in connection with our stock offering in 2008.

The petition alleges economic loss of approximately $50 million and demands judgment for unspecified actual and punitive damages together with repayment of legal fees paid of over $484,473 in legal fees paid by EnerJex. At the time the petition was filed, we estimated our economic loss of approximately $50 million by conducting an analysis that considered a number of factors, including the loss of at least $25 million of gross proceeds we would have received in the failed 2008 stock offering, the loss of the value we could have created had it been able to utilize the proceeds from the stock offering to execute its business plan in the 2008 economic environment, and the loss of market value for our common stock. Subsequent to the filing of the petition and during the course of discovery, we discovered additional claims for damages substantially greater than the initial claim. The Company intends to amend its petition to include the discovered claims. A trial is currently scheduled to hear this case in the 16th Circuit Court of Jackson County, Missouri on November 12, 2013.

Our financial statements reflect fees paid to the defendants of $484,473 and disputed unpaid fees of $492,134. In addition, our financial statements reflect the litigation costs that we have incurred to date. Any judgment or settlement resulting from this litigation that is reached for our benefit in an amount that exceeds our total costs related to this matter, including the cost of litigation and the paid and disputed fees referenced above, shall be subject to a contingency fee for the benefit of our attorneys. There can be no assurance of the outcome of this litigation, including whether and in what amount EnerJex may recover damages.

Available Information

We file annual, quarterly and other reports and other information with the SEC. You can read these SEC filings and reports over the Internet at the SEC's website at www.sec.gov or on our website at www.enerjex.com. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549 on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt to of a written request to us at EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209.

ENERJEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the “Selected Historical Financial Data of EnerJex” section of this proxy statement/information statement/prospectus and EnerJex's financial statements and the related notes included in this proxy statement/information statement/prospectus. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. EnerJex's actual results could differ materially from those anticipated by the forward-looking statements due to important factors including, but not limited to, those set forth in the “Risk Factors — Risks Related to EnerJex” section of this proxy statement/information statement/prospectus.

Business Overview

Our principal strategy is to develop, acquire, explore and produce domestic onshore oil properties. Our business activities are currently focused in Eastern Kansas and South Texas.

Recent Developments

Agreement and Plan of Merger with Black Raven

On July 23, 2013, EnerJex and Black Raven entered into the merger agreement, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will be merged with and into Black Raven, with Black Raven surviving as a wholly owned subsidiary of EnerJex.

Pursuant to the terms of the merger agreement, upon completion of the merger, Black Raven stockholders will have the option to receive, for each share of Black Raven capital stock they hold:

•	$0.40 per share (up to a maximum of $600,000 in the aggregate), referred to as the cash consideration, or
•	0.34791 shares of EnerJex common stock, subject to adjustment pursuant to the terms of the merger agreement, referred to as the stock consideration.

No fractional shares of EnerJex common stock will be issued in connection with the merger, and holders of Black Raven capital stock will be entitled to receive cash in lieu thereof.

All stock options to purchase shares of Black Raven capital stock outstanding immediately prior to the effective time of the merger will terminate and will no longer be outstanding immediately after the merger. Certain warrants outstanding to purchase shares of common stock of Black Raven shall survive the merger, and be adjusted pursuant to the merger exchange ratio, with a corresponding adjustment to the warrant exercise price. These warrants expire December 31, 2013 and due to their high exercise price are not expected to be exercised prior to expiration.

West Coast Opportunity Fund, LLC, an affiliate of our directors Mr. Lowe and Mr. Helfert, is anticipated to own at the closing approximately 99% of the outstanding shares of Black Raven common stock. WCOF has agreed to accept only the stock consideration in the merger. Immediately following completion of the merger, assuming 43,500,000 shares of EnerJex common stock are issued in the merger, the current stockholders of Black Raven will own approximately 39% of the outstanding capital stock of the combined company and current stockholders of EnerJex will own approximately 61% of the outstanding capital stock of the combined company.

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The merger agreement provides that, immediately following the effective time of the merger, the EnerJex board of directors will consist of the five current directors of EnerJex, and EnerJex's current executive officers are expected to serve as executive officers of the combined company.

Consummation of the merger is subject to a number of conditions, including, but not limited to:

•	approval of the issuance of shares of EnerJex common stock in the merger by EnerJex stockholders and the adoption and approval of the merger agreement and the transactions contemplated thereby by the Black Raven stockholders;
•	the effectiveness of a Form S-4 registration statement to be filed by EnerJex with the SEC to register the shares of EnerJex common stock to be issued in the merger, which will contain a proxy statement/information statement/prospectus;
•	written opinion of counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and
•	other customary closing conditions.

Each of EnerJex and Black Raven have made customary representations, warranties and covenants in the merger agreement, including among others, that:

•	each party will conduct its business in the ordinary course consistent with past practice during the interim period between execution of the merger agreement and consummation of the merger (and EnerJex will not incur compensation expenses for employees and consultants in excess of specified monthly amounts);
•	each party will not engage in certain kinds of transactions or take certain actions during such period;
•	Black Raven will seek the consent of its majority stockholder to the adoption and approval of the merger agreement and the transactions contemplated thereby (which has been obtained); and
•	EnerJex will convene and hold a meeting of its stockholders for the purpose of considering the proposal to approve the issuance of shares of EnerJex common stock in the merger and the EnerJex board of directors will recommend that EnerJex stockholders adopt and approve such proposal, subject to certain exceptions. Each of EnerJex and Black Raven also has agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or an agreement concerning any proposals for alternative business combination transactions, subject to exceptions for Black Raven in the event of its receipt of a “superior proposal.”

The merger agreement contains certain termination rights in favor of each of Black Raven and EnerJex in certain circumstances. If the merger agreement is terminated due to certain triggering events specified in the merger agreement, EnerJex will be required to pay Black Raven a termination fee of up to $1 million or Black Raven will be required to pay EnerJex a termination fee of up to $2 million. The merger agreement also provides that under specified circumstances, Black Raven may be required to reimburse EnerJex up to $250,000 for EnerJex's expenses in connection with the transaction. Any expenses paid by Black Raven will be credited against the termination fee if the termination fee subsequently becomes payable by Black Raven.

Critical Accounting Policies and Estimates

EnerJex's significant accounting policies are described in Note 2 to EnerJex's financial statements for the year ended December 31, 2012 included in this document. The discussion and analysis of EnerJex's financial statements and results of operations are based upon EnerJex's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The discussion and analysis of EnerJex's financial statements and results of operations are based upon EnerJex's financial statements, which have been prepared in accordance with GAAP. The preparation of EnerJex's financial statements requires management to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The SEC has defined a company's most critical accounting policies as those that are most important to the portrayal of its financial condition and results of operations, and which requires EnerJex to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, EnerJex has identified the critical accounting policy described below. Although

EnerJex believes that its estimates and assumptions are reasonable, they are based upon information available when they are made. Actual results may differ significantly from these estimates under different assumptions or conditions.

Results of Operations

The following table sets forth, for the periods indicated, EnerJex's results of operations.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Difference
Oil revenues(1)	$8,469,519	$6,285,411	$2,184,108
Average price per barrel	$87.74	$87.63	$0.11
Expenses:
Direct operating costs(2)	$3,102,321	$3,671,228	$(568,907)
Depreciation, depletion and amortization(3)	1,541,069	1,128,712	412,357
Total production expenses	4,643,390	4,799,940	(156,550)
Professional fees(4)	1,483,720	1,453,386	30,334
Salaries(5)	601,533	502,924	98,609
Depreciation on other fixed assets	92,398	15,731	76,667
Administrative expenses(6)	808,836	945,013	(136,177)
Total expenses	$7,629,877	$7,716,994	$(87,117)

(1)	2012 revenues increased 35% to $8.5 million from $6.3 million during fiscal year 2011. Revenues increased due to increased production sales volume. Production sales increased 35% to 96,842 net barrels of oil sold during 2012 compared to production sales of 71,729 in 2011. Production sales increased as a result of the 2012 drilling program in the Cherokee and Mississippian project areas. Realized prices increased slightly to $87.74 during 2012 compared to realized prices of $87.63 during 2011.
(2)	2012 lease operating expenses decreased 10% to $3.1 million from $3.7 million during 2011. Lease operating expenses decreased due to several factors, including the sale of non-core properties in December 2011, and due to increased leveraging of fixed costs associated with the Cherokee project operations. Lease operating expenses per barrel decreased 33% to $32.03 in 2012 from $47.96 per barrel in 2011. Lease operating expenses include transportation expenses, which are paid to our purchasers as part of our price differential.
(3)	2012 depletion expense increased 45% to $1.6 million compared to $1.1 million FY2011. Depletion expense increases are primarily a result of increased production levels.
(4)	2012 professional fees were $1.5 million, unchanged from $1.5 million during 2011. Professional fees decreased as a result of reduced legal fees and investment banking fees associated with the capital raising transactions in 2011. The decrease was offset by increases in consulting fees, engineering fees, legal fees, and audit fees incurred in 2012.
(5)	2012 salaries and wages expenses increased 20% to $0.6 million compared to $0.5 million of salaries and wages expense incurred during 2011. Salaries and wages increased due to the addition of employees during 2012.
(6)	2012 administrative expenses decreased 14% to $0.8 million compared to $1.0 million during 2011. Administrative expenses decreased as a result of management's focus on controlling and reducing extraneous expenses.

Liquidity and Capital Resources

Liquidity is a measure of a company's ability to meet potential cash requirements. We have historically met our capital requirements through debt financing, revenues from operations and the issuance of equity securities. We believe that our historical means of meeting our capital requirements will provide us with adequate liquidity to fund our operations and capital program in 2013.

The following table summarizes total assets, total liabilities and working capital at year ended December 31, 2012, as compared to the year ended December 31, 2011.

The working capital deficit as of December 31, 2012, includes approximately $492k of accounts payable to Hush Blackwell LLP, which are currently in dispute. The working capital deficit also includes an $825,000 promissory note related to the common stock and asset repurchase from Enutroff, LLC. The promissory note will fully amortize during 2013 and is therefore considered a current liability.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Difference
Current Assets	$3,382,621	$5,357,854	$(1,975,233)
Current Liabilities	$4,381,712	$3,445,596	$(936,116)
Working Capital (deficit)	$(999,091)	$1,912,258	$(2,911,349)

The following table summarizes total current assets, total current liabilities and working capital as of June 30, 2013 and as compared to December 31, 2012.

	June 30, 2013	December 31, 2012	Increase/(Decrease)
Current Assets	$2,849,602	$3,536,497	$(686,895)
Current Liabilities	$3,296,417	$4,556,476	$(1,260,059)
Working Capital (deficit)	$(446,815)	$(1,019,979)	$(573,164)

Senior Secured Credit Facility

On October 3, 2011, EnerJex and DD Energy, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC and Working Interest, LLC Borrowers entered into an Amended and Restated Credit Agreement with Texas Capital Bank, and other financial institutions and banks that may become a party to the Credit Agreement from time to time. The facilities provided under the Amended and Restated Credit Agreement are to be used to refinance Borrowers prior outstanding revolving loan facility with Bank, dated July 3, 2008, and for working capital and general corporate purposes.

At Borrowers option, loans under the facility will bear stated interest based on the Base Rate plus Base Rate Margin, or Floating Rate plus Floating Rate Margin (as those terms are defined in the Credit Agreement). The Base Rate will be, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Bank's prime rate. The Floating Rate shall mean, at Borrower's option, a per annum interest rate equal to (i) the Eurodollar Rate plus Eurodollar Margin, or (ii) the Base Rate plus Base Rate Margin (as those terms are defined in the Amended and Restated Credit Agreement). Eurodollar borrowings may be for one, two, three, or six months, as selected by the Borrowers. The margins for all loans are based on a pricing grid ranging from 0.00% to 0.75% for the Base Rate Margin and 2.25% to 3.00% for the Floating Rate Margin based on the Company's Borrowing Base Utilization Percentage (as defined in the Amended and Restated Credit Agreement).

Borrowers entered into a First Amendment to Amended and Restated Credit Agreement and Second Amended and Restated Promissory Note in the amount of $50,000,000 with the Texas Capital Bank, which closed on December 15, 2011. The Amendment reflected the addition of Rantoul Partners, as an additional Borrower and added as additional security for the loans the assets that were held by Rantoul Partners.

On August 31, 2012, Borrowers entered into a Second Amendment to the Amended and Restated Credit Agreement with Texas Capital Bank. The Second Amendment reflects the following changes: (i) the reduction of the minimum interest rate to 3.75%, ii) an increase in the borrowing base to $7.0 million, iii) the addition of a provision resulting in an event of default if Robert G. Watson ceases to be the chief executive officer of any Borrower for any reason and a successor reasonably acceptable to Administrative Agent is not appointed within one hundred twenty days (120) thereafter, and iv) the addition of new leases to the collateral pool.

On November 2, 2012, Borrowers entered into a Third Amendment to the Amended and Restated Credit Agreement with Texas Capital Bank. The Third Amendment reflects the following changes: i) an increase in the borrowing base to $12.150 million, ii) the addition of a provision permitting the repurchase of up to $2,000,000 of common stock on or before December 31, 2013, subject to certain liquidity requirements,

iii) the amendment of certain financial covenant definitions for the purposes of clarity, and iv) the provision of a limited waiver for the failure to comply with the Interest Coverage Ratio for the period ending December 31, 2011.

On January 24, 2013, Borrowers entered into a Fourth Amendment to Amended and Restated Credit Agreement, which was made effective as of December 31, 2012 with Texas Capital Bank. The Fourth Amendment reflects the following changes: i) Texas Capital Bank consented to the restructuring transactions related to the dissolution of Rantoul Partners, and ii) Texas Capital Bank terminated a Limited Guaranty, as defined in the Credit Agreement, executed by Rantoul Partners in favor of Texas Capital Bank.

On April 16, 2013, Texas Capital Bank increased Borrowers current borrowing base to $19.5 million, of which we had borrowed $11.0 million as of June 30, 2013. We intend to conduct an additional borrowing base review in the third quarter of 2013 and we expect increases in our oil production and the maturity of our existing oil producing wells to result in an additional borrowing base increase.

Satisfaction of our cash obligations for the next 12 months

We intend to meet our near term cash obligations through financings under our credit facility with Texas Capital Bank and through cash flow generated from operations.

Summary of product research and development

We do not anticipate performing any significant product research and development under our plan of operation.

Expected purchase or sale of any significant equipment

We anticipate that we will purchase the necessary production and field service equipment required to produce oil during our normal course of operations over the next twelve months.

Significant changes in the number of employees

There have been no significant changes in number of employees and we currently have 18 full-time employees, including field personnel. As production and drilling activities increase or decrease, we may have to continue to adjust our technical, operational and administrative personnel as appropriate. We are using and will continue to use independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, geology drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. We believe that this use of third-party service providers may enhance our ability to contain operating and general expenses, and capital costs.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Oil Properties

We follow the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, exploration and development activities and do not include costs related to production, general corporate overhead or similar activities.

Proved properties are amortized using the units of production method (UOP). Currently we only have operations in the Unites States of America. The UOP calculation multiplies the percentage of estimated proved reserves produced each quarter by the cost of these reserves. The amortization base in the UOP calculation includes the sum of proved property, net of accumulated depreciation, depletion and amortization (DD&A), estimated future development costs (future costs to access and develop proved reserves) and asset retirement costs, less related salvage value.

The cost of unproved properties are excluded from the amortization calculation until it is determined whether or not proved reserves can be assigned to such properties or until development projects are placed into service. Geological and geophysical costs not associated with specific properties are recorded to proved property immediately. Unproved properties are reviewed for impairment quarterly.

-method of accounting, the net book value of oil properties, less deferred income taxes, may not exceed a calculated “ceiling.” The ceiling limitation is (a) the present value of future net revenues computed by applying current prices of oil & gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil & gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10 percent and assuming continuation of existing economic conditions plus (b) the cost of properties not being amortized plus (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized less (d) income tax effects related to differences between book and tax basis of properties. Future cash outflows associated with settling accrued retirement obligations are excluded from the calculation. Estimated future cash flows are calculated using end-of-period costs and an unweighted arithmetic average of commodity prices in effect on the first day of each of the previous 12 months held flat for the life of the production, except where prices are defined by contractual arrangements.

Any excess of the net book value of proved oil properties, less related deferred income taxes, over the ceiling is charged to expense and reflected as additional DD&A in the statement of operations. The ceiling calculation is performed quarterly. During the years ended December 31, 2012 and 2011 there were no impairments resulting from the quarterly ceiling tests.

Proceeds from the sale or disposition of oil properties are accounted for as a reduction to capitalized costs unless a significant portion (greater than 25%) of our reserve quantities are sold, in which case a gain or loss is recognized in income.

Asset Retirement Obligations

The asset retirement obligation relates to the plug and abandonment costs when our wells are no longer useful. We determine the value of the liability by obtaining quotes for this service and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future however we monitor the costs of the abandoned wells and we will adjust this liability if necessary.

Share-Based Payments

The value we assign to the options and warrants that we issue is based on the fair market value as calculated by the Black-Scholes pricing model. To perform a calculation of the value of our options and warrants, we determine an estimate of the volatility of our stock. We need to estimate volatility because there has not been enough trading of our stock to determine an appropriate measure of volatility. We believe our estimate of volatility is reasonable, and we review the assumptions used to determine this whenever we issue a new equity instruments. If we have a material error in our estimate of the volatility of our stock, our expenses could be understated or overstated.

Effects of Inflation and Pricing

The oil industry is very cyclical and the demand for goods and services of oil field companies, suppliers and others associated with the industry puts extreme pressure on the economic stability and pricing structure within the industry. Material changes in prices impact revenue stream, estimates of future reserves, borrowing base calculations of bank loans and value of properties in purchase and sale transactions. Material changes in prices can impact the value of oil companies and their ability to raise capital, borrow money and retain personnel. We anticipate business costs and the demand for services related to production and exploration will fluctuate while the commodity prices for oil remains volatile.

Recently Issued Accounting Pronouncements

EnerJex does not expect the adoption of any recent accounting pronouncements to have a material effect on its financial position, results of operations or cash flows.

ENERJEX'S CHANGES IN CERTIFYING ACCOUNTANT

On July 15, 2013, the audit committee of EnerJex's board of directors approved the engagement of L.L. Bradford & Company, LLC as its independent registered public accounting firm for the fiscal year ending December 31, 2013. Concurrent with its appointment of L.L. Bradford & Company, LLC, the board of directors dismissed Weaver Martin & Samyn, LLC, which served as independent registered public accountant for the fiscal years ended December 31, 2012, and December 31, 2011.

The reports provided by Weaver Martin & Samyn, LLC in connection with our financial statements for the fiscal years ended December 31, 2012, and December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements between us and Weaver Martin & Samyn, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weaver Martin & Samyn, LLC, would have caused Weaver Martin & Samyn, LLC to make reference to the subject matter of the disagreements in connection with its reports on our financial statements; and there were no other reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On July 15, 2013, we provided Weaver Martin & Samyn, LLC with a copy of the disclosures it is making in response to Item 4.01 on EnerJex's Current Report on Form 8-K in respect of the dismissal, and requested that Weaver Martin & Samyn, LLC furnish it with a letter addressed to the Securities & Exchange Commission stating whether it agreed with the above statements. A copy of the letter dated July 15, 2013, was filed as Exhibit 16.1 to the Current Report on Form 8-K.

As indicated above, on July 15, 2013, the EnerJex board appointed L.L. Bradford & Company, LLC to be EnerJex's independent registered public accountant for the fiscal year ending December 31, 2013. During the two most recent completed fiscal years and through July 15, 2013, neither EnerJex nor anyone on its behalf consulted with L.L. Bradford & Company, LLC regarding any of the following: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the company's financial statements, and none of the following was provided to EnerJex (a) a written report, or (b) oral advise that L.L. Bradford & Company, LLC concluded was an important factor considered by EnerJex in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was subject of a disagreement, as the term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

INFORMATION ABOUT BLACK RAVEN

Overview

Our principal strategy is to acquire, develop, explore and produce domestic onshore oil and natural gas properties. Our business activities are currently focused in the Rocky Mountain region of the United States.

On March 5, 2008, Black Raven (formerly PRB Energy) and its subsidiaries filed voluntary petitions for relief for each business entity under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado. Black Raven continued to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On January 16, 2009, the Bankruptcy Court entered an order confirming the Modified Second Amended Joint Plan of Reorganization. On February 2, 2009, PRB Energy and PRB Oil emerged from bankruptcy and PRB Energy changed its name to Black Raven Energy, Inc. PRB Oil was subsequently merged into the Company.

On July 23, 2010, Black Raven entered into a Farmout Agreement with Atlas Resources, LLC (“Atlas”) relating to Black Raven’s Niobrara project. From August 2010 through March 2012, Atlas and/or its affiliates drilled a total of 214 wells under the Farmout Agreement. Pursuant to this agreement, Black Raven received certain compensation and reimbursements for each well drilled by Atlas and/or its affiliates on Black Raven’s acreage, including a $60,000 well-site fee, an overhead reimbursement of at least $10,000, and a 6% overriding royalty interest in the hydrocarbons produced from each such well. The 214 wells were drilled in four successive drilling programs, with 6 wells in the first program, 40 wells in the second, 135 wells in the third, and 33 wells in the fourth program, which was completed in the second quarter of 2012. It is Black Raven’s position that Atlas was obligated to drill at least an additional 55 wells in the fourth program pursuant to the terms of the Farmout Agreement. Black Raven requested mediation in accordance with the terms of the Farmout Agreement during the second half of 2012. Mediation was conducted on November 29, 2012 and settlement negotiations continue, although a final resolution has not been reached. If a settlement cannot be reached then Black Raven intends to proceed with arbitration in accordance with the terms of the Farmout Agreement.

Black Raven is currently focused on the development of low-risk shallow gas reserves in the Niobrara formation of the eastern D-J Basin in Colorado and Nebraska, and the oil and gas development in the Adena Field in the D-J Basin. The Niobrara formation in this part of the D-J Basin is an unconventional tight gas play characterized by a “chalk” formation. Black Raven has 128,783 net acres under lease in the play and operates 100% of its acreage position. The acreage is located in Sedgwick and Phillips counties in Colorado and in Perkins, Chase and Dundy counties in Nebraska. The Adena Field is located in Morgan County, Colorado, and consists of 18,760 acres, held by production. The field consists of two formations, the J-Sand water flood and the D-Sand. The J-Sand water flood is an existing water flood which we have expanded and improved efficiencies. The D-Sand consists of a number of lenses through the field. In certain areas, we are developing new reserves through recompletions in existing wellbores. In addition, we have instituted a water flood in the D-Sand in the southern area of the field. Due to recent prices in oil and gas, we have been spending our capital on the oil-rich Adena opportunities.

Black Raven Reserves

Summary of Oil and Gas Reserves
as of June 30, 2013

Proved Reserves Category	Gross STB(1)(3)	Net STB(2)(3)	PV10 (before tax)
Proved, Developed Producing	1,299,767	759,517	12,082,400
Proved, Developed Not Producing	1,358,150	1,030,067	11,951,400
Proved, Undeveloped	823,333	676,650	4,755,400
Total Proved	3,481,250	2,466,233	28,789,200
Probable	4,487,517	3,702,983	43,204,951
Possible	9,228,267	7,629,200	73,625,849
Grand Total	17,197,033	13,798,417	145,620,000

(1)	STB = one stock-tank barrel.
(2)	Net STB is based upon our net revenue interest, including any applicable reversionary interest.
(3)	Gas reserves were converted to barrel of oil equivalent by dividing Mcf by a conversion factor of 6.

Our total net proved oil and natural gas reserves as of June 30, 2013, were 13.8 million barrels of oil equivalent (47% oil). “Barrels of oil equivalent” means the oil equivalent of natural gas based on a conversion ratio of 6 thousand cubic feet (Mcf) of natural gas to 1 barrel (Bbl) of oil. Approximately 31% of our total proved reserves are classified as proved developed producing, approximately 42% are classified as proved developed non-producing, and approximately 27% are classified as proved undeveloped. The total PV10 (present value) of our proved reserves as of June 30, 2013, was approximately $28.8 million.

Our total net probable oil and natural gas reserves as of June 30, 2013, was 3.7 million barrels of oil equivalent (27% oil). The total PV10 (present value) of our probable reserves as of June 30, 2013, was approximately $42.2 million.

Our total net possible oil and natural gas reserves as of June 30, 2013, was 7.6 million barrels of oil equivalent (13% oil). The total PV10 (present value) of our possible reserves as of June 30, 2013, was approximately $73.6 million.

Adena Field Project

In two transactions in May and December 2011, Black Raven bought the wells, equipment and acreage known as the Adena Field Project. Our Adena Field Project is located in Morgan County in Northeast Colorado, where we owned a 100% working interest in 18,760 gross acres as of June 30, 2013. Our acreage position covers the vast majority of Adena Field, which is the third largest oil field in the history of Colorado according to the Colorado Oil and Gas Conservation Commission, behind Rangely Field and Wattenberg Field. Adena Field has cumulatively produced 75 million barrels of oil and 125 billion cubic feet of natural gas. Almost all of our leased acreage in this project is currently held-by-production (see “Glossary” on page [•] for definition of held-by-production). Nearly all of the producing wells in Adena Field were temporarily abandoned or shut-in during the secondary recovery phase in the mid-1980’s when oil prices collapsed, and only a small number of wells have been produced since that time.

As of July 31, 2013, our Adena Field Project was producing approximately 250 gross barrels of oil equivalent (68% oil) per day from 8 J-S and 7 D-Sand wells at a depth of approximately 5,500 feet. Approximately 127 wells are currently shut-in or temporarily abandoned in our Adena Field Project, of which we have initially identified approximately 60 wells to be re-activated in the J-Sand formation and 20 wells to be re-completed in the D-sand formation. Our producing J-Sand wells currently average approximately 11 barrels of oil per day and our most recent D-Sand re-completion achieved an initial peak production rate of approximately 100 barrels of oil per day before stabilizing at a rate of approximately 30 barrels of oil per day. Re-completions and re-activations are expected to cost approximately $200,000 per well. In addition, Black Raven initiated a secondary water flood project in an isolated D-Sand oil pool during the first quarter of 2013. This water flood project is expected to significantly increase our oil production with initial response expected during the fourth quarter of 2013.

Our working interest in our Adena Field Project is subject to a 30% reversionary working interest that will be assigned to an unrelated third party, subject to the terms and conditions of such agreement, after payout of all acquisition, operating, development, and financing costs (including interest), plus interest at a rate of 13% per annum on all amounts paid by us on or with respect to the Carlyle Note agreement. The payout balance associated with this reversionary working interest was estimated to be approximately $28 million as of June 30, 2013.

The following table summarizes our proved, probable and possible oil and gas reserves in the Adena Field Project:

Summary of Adena Field Oil and Gas Reserves
as of June 30, 2013

Proved Reserves Category	Gross STB(1)(3)	Net STB(2)(3)	PV10 (before tax)
Proved, Developed Producing	970,750	736,767	11,734,400
Proved, Developed Not Producing	1,358,150	1,030,067	11,951,400
Proved, Undeveloped	183,333	142,417	140,500
Total Proved	2,512,233	1,909,250	23,826,300
Probable	1,296,517	1,039,300	21,344,600
Possible	1,285,267	998,783	18,588,400
Grand Total	5,094,017	3,947,333	63,759,300

(1)	STB = one stock-tank barrel.
(2)	Net STB is based upon our net revenue interest, including any applicable reversionary interest.
(3)	Gas reserves were converted to barrel of oil equivalent by dividing Mcf by a conversion factor of 6.

Niobrara Project

Our Niobrara Project is Located in Northeast Colorado and Southwest Nebraska, where we owned a 100% working interest in more than 110,023 acres as of June 30, 2013. The majority of our acreage is located in Phillips and Sedgwick Counties, Colorado, and Perkins County, Nebraska. Under a farmout agreement with Atlas Resources, LLC, dated July 23, 2010, we have drilled 214 wells for Atlas, for which Black Raven received a location fee of $60,000 per well, and retained a 6% overriding royalty. There has been no further drilling activity under the agreement since March of 2012.

Approximately 25,500 of our leased acres in this project are held by production and more than 15,000 acres expire after 2015. As of July 31, 2013, we produced approximately 250 net mcf of natural gas per day from the Niobrara formation in this project at a depth of approximately 2,500 feet, the majority of which is attributable to the 6% overriding royalty interest that we own in 184 wells that were drilled during the past few years and are operated by Atlas Resources, LLC and/or its affiliates. Our 6% overriding royalty interest also covers the deep rights underlying the Niobrara formation on approximately 8,000 acres that are held-by-production.

Our existing Niobrara acreage was high-graded based on structural features identified through analysis of 114 miles of 2D and 165 square miles (105,000 acres) of 3D seismic data on our original position of 330,000 net acres. We have identified more than 150 high-ranked Niobrara drilling locations on our acreage based on 3D seismic analysis, which has historically yielded success rates of approximately 90% in this play. Our acreage is well situated with direct access to the Cheyenne Hub market and immediate proximity to the 1,679-mile Rocky Mountain Express pipeline and the 436-mile Trailblazer pipeline.

The following table summarizes our acreage position in the Niobrara project:

	Developed Acreage		Undeveloped Acreage		Total Acreage
Project Name	Gross	Net	Gross	Net	Gross	Net
Colorado Acreage	25,947	25,506	33,995	31,643	59,942	57,149
Nebraska Acreage	—	—	56,616	52,874	56,616	52,874
Total	25,947	25,506	90,611	84,517	116,558	110,023

The Upper Cretaceous Niobrara formation produces dry, non-associated gas from numerous fields located on the gently dipping east flank of the Denver-Julesburg (“DJ”) Basin in northeast Colorado, northwest Kansas, and portions of the Nebraska Panhandle. Our Niobrara Project area is situated in the Niobrara depositional fairway, the prime area of the DJ Basin where drilling depths and reservoir characteristics are ideal for Niobrara production development. The producing reservoir is a 30 – 40 foot thick porous chalk

(informally referred to as the Beecher Island zone) at the top of the Smokey Hill Member of the Niobrara formation. The chalk is a primary reservoir and is rich in organic matter. Organic carbon values range from 0.43% to 5.8% and average 3.2%. This indigenous organic material is the primary source for the bacterially generated methane gas produced in the shallow fields of the area. The reservoir has extraordinary porosity averaging over 35% throughout our Niobrara Project area, and the reservoir is pervasive in that virtually all types of structural traps have significant gas saturation. The application of 3-D seismic analysis, which can accurately identify the gas-saturated structures, and modern fracture stimulation, has led to extensive development in recent years, both in the biogenic gas play and the oil play further to the west. The nature of the Niobrara reservoir makes it ideally suited for direct hydrocarbon indication via 3-D seismic analysis. The combination of 3D seismic and modern stimulation technologies makes the Niobrara a relatively low risk, repeatable play, allowing for the productive reservoir to be developed in areas not previously exploited.

We are the operator or contract operator of 207 wells in our Niobrara Project area, of which 23 are owned 100% by Black Raven and 184 are owned by Atlas Resources, LLC and/or its affiliates. We believe the natural gas production from our 100% owned wells can be increased by approximately 300 thousand cubic feet per day by performing certain identified workovers at an aggregate cost of approximately $100,000.

All of the Black Raven Niobrara project area is located within a developing deeper Paleozoic resource type play. Significant oil shows in these deeper Paleozoic zones have been identified and oil production has been established from older conventional drilling in the Black Raven project area. Several companies have aggressive leasing programs underway in the basin. Black Raven owns the deeper rights under almost all of the project area leasehold and is ideally situated to take advantage of any developing new play.

The following table summarizes our proved, probable and possible gas reserves in the Niobrara Project:

Summary of the Niobrara Project Gas Reserves
as of June 30, 2013

Proved Reserves Category	Gross MCF	Net MCF(1)	PV10 (before tax)
Proved, Developed Producing	1,974,100	136,500	348,000
Proved, Developed Not Producing	—	—	—
Proved, Undeveloped	3,840,000	3,205,400	4,614,900
Total Proved	5,814,100	3,341,900	4,962,900
Probable	19,146,000	15,982,100	21,860,351
Possible	47,658,000	39,782,500	55,037,449
Grand Total	72,618,100	59,106,500	81,860,700

(1)	Net MCF is based upon our net revenue interest, including any applicable reversionary interest.

Unconventional Oil Resource Potential

Our Adena Field and Niobrara projects are both located on trend with emerging unconventional oil resource plays that are reportedly being pursued by a number of independent oil and gas companies including Southwestern Energy, Devon Energy, Apache Corp, Chesapeake Energy, Wiepking-Fullerton Energy, Cascade Petroleum, Nighthawk Energy, Synergy Resources, Vecta Oil & Gas, Omimex Petroleum, and Recovery Energy. Numerous exploration wells have recently been permitted, drilled, and tested in the DJ basin of Colorado and Nebraska targeting unconventional oil production from Paleozoic (Permian-Pennsylvanian and Mississippian) carbonates and shales. Primary targets include the Marmaton, Cherokee, Morrow, Atoka, Virgil, and Admire formations. We are closely monitoring industry activity in this area and while we believe that our acreage is prospective for commercial oil production from the formations identified above, there can be no certainty that producing oil from any of these formations will ultimately be economically viable on all or any portion of our acreage.

BLACK RAVEN'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with Black Raven's financial statements and condensed financial statements and accompanying notes appearing elsewhere in this proxy statement/information statement/prospectus. This discussion contains forward-looking statements, based on current expectations and related to future events and Black Raven's future financial performance, that involve risks and uncertainties. Black Raven's actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth under “Risk Factors — Risks Related to Black Raven” and “Risk Factors — Risks Related to the Combined Company” and elsewhere in this proxy statement/information statement/prospectus.

Overview

Our principal strategy is to acquire, develop, explore and produce domestic onshore oil and natural gas properties. Our business activities are currently focused in the Rocky Mountain region of the United States.

Recent Developments

On July 23, 2013, EnerJex and Black Raven entered into a merger agreement, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will be merged with and into Black Raven, after which Black Raven will be a wholly owned subsidiary of EnerJex.

Pursuant to the terms of the merger agreement, at the effective time of the merger, each outstanding share of capital stock of Black Raven will be converted into the right to receive a number of shares of EnerJex common stock, if any, as determined pursuant to the exchange ratio described in the merger agreement and the provisions of Black Raven's certificate of incorporation, and all options, warrants or other rights to purchase shares of capital stock of Black Raven, will be canceled without consideration therefor, except for certain warrants which although not cancelled will not represent the right to acquire any equity or other interest in EnerJex or Black Raven after the merger. No fractional shares of EnerJex common stock will be issued in connection with the merger, and holders of Black Raven capital stock will be entitled to receive cash in lieu thereof. Following the consummation of the transactions contemplated by the merger agreement, the stockholders of Black Raven immediately prior to the effective time of the merger will own approximately 39% of the outstanding shares of EnerJex common stock and the stockholders of EnerJex immediately prior to the effective time of the merger will own approximately 61% of the outstanding shares of EnerJex common stock. The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. For further details, please refer to the sections entitled “The Merger” and “The Merger Agreement” in this document.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

(in thousands)	2012	2011
Oil and gas sales	$4,023	$1,388
Gain on sale of oil and gas properties	2,963	4,281
Management Revenue	60	—
Operating expenses	(5,079)	(4,962)
Operating income (loss)	1,967	707
Other expense (including reorganization items)	(5,017)	(3,047)
Net loss before income tax expense	(3,050)	(2,340)
Income tax expense	—	(54)
Net loss	(3,050)	(2,394)

Oil and Gas Production.  Oil production increased approximately 272% from 11,063 barrels in FY2011 to 41,189 barrels in FY 2012. Oil production increased primarily as a result of successful rehabilitation operations and drilling efforts in the Adena field during FY2012. Gas production increased approximately 60% from 129,491 Mcf in FY2011 to 207,048 Mcf in FY2012. Gas production increased due to drilling activities related to the Atlas farmout agreement and Adena field gas production which commenced in early FY2012.

Realized Prices.  Realized oil prices increased approximately 3% from $83.44 per barrel in FY2011 to $86.27 per barrel in FY2012. Realized gas prices decreased approximately 37% from $3.59 per Mcf in FY2011 to $2.27 per Mcf in 2012.

Oil and Gas Sales.  Oil sales increased approximately 285% from $923k in FY2011 to $3.6 million in FY2012 due to increased production and increased realized prices. Gas sales decreased approximately 1% from $465k in FY2011 to $445k in FY2012. Gas sales increased as a result of increased production, which offset the decrease in realized gas price.

Gain on Sale of Oil and Gas Properties.  Gain on the sale of oil and gas properties decreased approximately 31% from $4.3 million in FY2011 to $3.0 million in FY2012. Gain on sale of oil and gas properties relate to the farmout agreement with Atlas. Proceeds that exceed the carrying cost of the properties are recorded as a gain on sale as funded. Drilling activity on the farmout lands decreased during FY2012, resulting in a decreased gain compared to FY2011.

Operating Expenses

Selected Operating Expenses.  The following table and the explanations that follow present information about certain operating expenses for each of the years ended December 31, 2012 and December 31, 2011:

(in thousands)	2012	2011	Increase (Decrease)	Change
Oil and gas production expense	$1,679	$762	$917	120.3%
Exploration expense	$13	$9	$4	44.4%
Depreciation, depletion, amortization and accretion	$1,386	$550	$836	152.0%
General and administrative	$2,001	$2,119	$(118)	(5.6)%
Interest expense	$5,356	$3,433	$1,923	56.0%

Oil and Gas Production Expense.  Oil and gas production expense increased approximately 120% from $762k in FY2011 to $1.7 million in FY2012. Oil and gas production expenses increased primarily as a result of increased operating activity and production growth in the Adena field. Oil and gas production expense includes costs associated with operating the oil and gas properties and production taxes. Such costs include labor related to pumper and direct field supervision, electricity, surface-use agreements, equipment rental, fuel, chemicals, road maintenance, permits, supplies and other relevant well costs incurred to extract the oil and gas from the well.

Exploration Expense.  Exploration expense in FY2011 was $9k compared to exploration expense of $13k in FY2012. Exploration expense includes the costs of drilling unsuccessful exploratory wells. Exploration expense was nominal in 2012 and 2011.

Depreciation, Depletion, Amortization and Accretion Expense.  Depreciation, Depletion, Amortization and Accretion expenses increased approximately 152% from $550k in FY2011 to $1.4 million in FY2012. The increase in Depreciation, Depletion, Amortization and Accretion Expense in FY2012 was primarily a result of increased depletion expense related to increased production and at Adena field.

Depreciation expense relates to our compressor sites, pipelines and other gas gathering equipment, office furniture, office equipment and computers. Depletion expense relates to developed and undeveloped leaseholds, capitalized development costs and related equipment. Amortization expense relates to leasehold costs. Accretion expense relates to the increase in our asset retirement obligation liability due to the passage of time.

General and Administrative Expense.  General and Administrative expense decreased approximately 5.6% from $2.1 million in FY2011 to $2.0 million in FY2012. The decrease in General and Administrative expenses is primarily a result of management’s increased focus on overhead cost reduction. General and administrative expense includes the costs associated with our corporate office, including personnel costs, professional fees, office rent and other office support costs.

Other Expense

Interest Expense.  Interest expense increased approximately 56% from $3.4 million in FY2011 to $5.4 million in FY2012. Interest expense increased primarily as a result of a full year of outstanding principal on the Senior Secured Notes versus a partial year of outstanding principal associated with the Senior Secured Notes in FY2011. Interest expense primarily includes interest incurred on the Senior Secured Notes and the Amended Debentures, the principal amounts of which total $37.7 million as of December 31, 2012.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

(in thousands)	2011	2010
Oil and gas sales	$1,388	$469
Gain on sale of oil and gas properties	4,281	—
Operating expenses	(4,962)	(3,042)
Operating income (loss)	707	(2,573)
Other expense (including reorganization items)	(3,047)	(694)
Net loss before income tax expense	(2,340)	(3,267)
Income tax expense	(54)	(—)
Net loss	(2,394)	(3,267)

Oil and Gas Production.  Oil production increased to 11,063 barrels in FY 2011 compared to no oil production in FY2010. Oil production increased as a result of the acquisition of Adena field during FY2011. Gas production increased approximately 4% from 124,000 Mcf in FY2010 to 129,491 Mcf in FY2011.

Realized Prices.  Realized oil prices in FY2011 were $83.44 per barrel. Realized gas prices decreased approximately 5% from $3.79 per Mcf in FY2010 to $3.59 per Mcf in 2011.

Oil and Gas Sales.  Oil and gas sales increased approximately 196% from $469k in FY2010 to $1.4 million in FY2011 due to production associated with the Adena field acquisition.

Gain on Sale of Oil and Gas Properties.  Gain on the sale of oil and gas properties was $4.3 million in FY2011 compared to zero Gains from Sale of Oil and Gas Properties in FY2010. Gain on sale of oil and gas properties relate to the farmout agreement. Proceeds that exceed the carrying cost of the properties are recorded as a gain on sale as funded. During 2010, all proceeds from the farmout agreement were used to reduce our cost basis. In 2011, after reducing our basis to zero, a gain of $4.3 million was recognized on additional proceeds that were received.

Operating Expenses

Selected Operating Expenses.  The following table and the explanations that follow present information about certain operating expenses for each of the years ended December 31, 2011 and December 31, 2010:

(in thousands)	2011	2010	Increase (Decrease)	Change
Oil and gas production expense	$762	$776	$	%
Exploration expense	$9	$12	$	%
Depreciation, depletion, amortization and accretion	$550	$165	$	%
General and administrative	$2,119	$2,106	$	%
Interest expense	$3,433	$1,760	$	%

Oil and Gas Production Expense.  Oil and gas production expense decreased approximately 2% from $776k in FY2010 to $762k in FY2011. Oil and gas production expenses decreased primarily as a result of decreased operating costs related to repairs and workover expenses incurred during 2010. Oil and gas production expense includes costs associated with operating the oil and gas properties and production taxes. Such costs include labor related to pumper and direct field supervision, electricity, surface-use agreements, equipment rental, fuel, chemicals, road maintenance, permits, supplies and other relevant well costs incurred to extract the oil and gas from the well.

Exploration Expense.  Exploration expense in FY2010 was $12k compared to exploration expense of $9k in FY2011. Exploration expense includes the costs of drilling unsuccessful exploratory wells. Exploration expense was nominal in 2011 and 2010.

Depreciation, Depletion, Amortization and Accretion Expense.  Depreciation, Depletion, Amortization and Accretion expenses increased approximately 233% from $165k in FY2011 to $550k in FY2011. The increase in Depreciation, Depletion, Amortization and Accretion Expense in FY2012 was primarily a result production associated with the acquisition of Adena field.

Depreciation expense relates to our compressor sites, pipelines and other gas gathering equipment, office furniture, office equipment and computers. Depletion expense relates to developed and undeveloped leaseholds, capitalized development costs and related equipment. Amortization expense relates to leasehold costs. Accretion expense relates to the increase in our asset retirement obligation liability due to the passage of time.

General and Administrative Expense.  General and Administrative expense in FY2011 was approximately equal to General and Administrative expense in FY2010 of $2.1 million. General and administrative expense includes the costs associated with our corporate office, including personnel costs, professional fees, office rent and other office support costs.

Other Expense

Interest Expense.  Interest expense increased approximately 95% from $1.8 million in FY2010 to $3.4 million in FY2011. Interest expense increased primarily as a result of additional indebtedness incurred during FY2011 related to the Senior Secured Notes.

Critical Accounting Policies and Estimates

We are engaged in the exploration, exploitation, development, acquisition, and production of natural gas. Our discussion of financial condition and results of operations is based upon the information reported in our consolidated financial statements. The preparation of these consolidated financial statements requires us to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues, and expenses as well as the disclosure of contingent assets and liabilities as of the date of our financial statements. We base our decisions affecting the estimates we use on historical experience and various other sources that are believed to be reasonable under the circumstances. Actual results may differ from the estimates we calculate due to changes in business conditions or unexpected circumstances. Policies we believe are critical to understanding our business operations and results of operations are detailed below.

Oil and gas reserve quantities.  Estimated reserve quantities and the related estimates of future net cash flows are critical estimates for an exploration and production company because they affect the perceived value of our Company, are used in comparative financial analysis ratios and are used as the basis for the most significant accounting estimates in our financial statements. The significant accounting estimates primarily include the periodic calculations of depletion, depreciation, and impairment of our proved oil and gas properties. Future cash inflows and future production and development costs are determined by applying benchmark prices and costs, including transportation, quality, and basis differentials, in effect at the end of each period to the estimated quantities of oil and gas remaining to be produced as of the end of that period. Expected cash flows are reduced to present value using a discount rate that depends upon the purpose for which the reserve estimates will be used. Cash flows are calculated using average first of month pricing for the past 12 months and, the standardized measure calculations required by FASB ASC Topic 932 requires a ten percent discount rate to be applied. Although reserve estimates are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than those of established producing oil and gas properties, we make a considerable effort in estimating our reserves, including using independent reserve engineering consultants. We expect that periodic reserve estimates will change in the future as additional information becomes available or as oil and gas prices and operating and capital costs change. We evaluate and estimate our oil and gas reserves for impairment at December 31each year, unless factors would indicate to us to evaluate our reserves more frequently. For purposes of depletion, depreciation, and impairment, reserve quantities are adjusted at all interim periods for the estimated impact of additions and dispositions. Changes in depletion, depreciation, or impairment calculations caused by changes in reserve quantities or net cash flows are recorded in the period that the reserve estimates change.

Successful efforts method of accounting.  Generally accepted accounting principles provide for two alternative methods for the oil and gas industry to use in accounting for oil and gas producing activities. These two methods are generally known in our industry as the full cost method and the successful efforts method. Both methods are widely used. The methods are different enough that in many circumstances the same set of facts will provide materially different financial statement results within a given year. We have chosen the successful efforts method of accounting for our oil and gas producing activities, and a detailed description is included in Note 2 to our consolidated financial statements included in this annual report.

Depreciation, Depletion, Amortization and Accretion (“DD&A”).  Our rate of recording DD&A is dependent upon our estimates of total proved and proved developed reserves, which estimates incorporate various assumptions and future projections. If the estimates of total proved or proved developed reserves decline, the rate at which we record DD&A expense increases, reducing our net income or increasing our net loss. Such a decline in reserves may result from lower commodity prices, which may make it uneconomic to drill for and produce higher cost fields. We are unable to predict changes in reserve quantity estimates as such quantities are dependent on the success of our exploitation and development program, as well as future economic conditions.

Revenue recognition.  We derive our revenue primarily from the sale of produced natural gas. We report revenue as the gross amounts we receive before taking into account production taxes and transportation costs. Revenue is recorded in the month our production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production. No revenue is recognized unless it is determined that title to the product has transferred to a purchaser. At the end of each month we make estimates of the amount of production delivered to the purchaser and the price we will receive. We use our knowledge of our properties, their historical performance, local spot market prices, and other factors as the basis for these estimates. Variances between our estimates and the actual amounts received are recorded in the month payment is received. Historical differences have not been significant.

Asset retirement obligations.  We are required to recognize an estimated liability for future costs associated with the abandonment of our oil and gas properties. We base our estimate of the liability on our historical experience in abandoning oil and gas wells projected into the future based on our current understanding of federal and state regulatory requirements. Our present value calculations require us to estimate the economic lives of our properties, assume what future inflation rates apply to external estimates, and determine what credit adjusted risk-free rate to use. The impact to the consolidated statement of operations from these estimates is reflected in our depreciation, depletion, and amortization calculations and occurs over the remaining life of our properties.

Valuation of long-lived assets.  Our property and equipment are recorded at cost. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment. An impairment charge is taken on unproven property when we determine that the property will not be developed or the carrying value will not be realized. We evaluate the reliability of our proved properties and other long-lived assets whenever events or changes in circumstances indicate that impairment may be appropriate. Our impairment test compares the expected undiscounted future net cash flows from property, using escalated pricing, with the related net capitalized cost of the property at the end of each period. When the net capitalized costs exceed the undiscounted future net cash flows of a property, the cost of the property is written down to our estimate of fair value, which is determined by applying a discount rate that we believe is indicative of the current market. Our criteria for an acceptable internal rate of return are subject to change over time. Different pricing assumptions or discount rates could result in a different calculated impairment.

Income taxes.  We provide for deferred income taxes on the difference between the tax basis of an asset or liability and its carrying amount in our financial statements in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC Topic 740”). This difference will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. Additionally, our federal and state income tax returns are generally not filed before the consolidated financial statements are prepared, therefore, we estimate the tax basis of our assets and liabilities at the end of each period as well as the effects of tax rate changes, tax credits, and net operating and capital loss carry-forwards and carry-backs. Adjustments related to differences between the estimates we used and actual amounts we report are recorded in the periods in which we file our income tax returns. These adjustments and changes in our estimates of asset recovery and liability settlement could have an impact on our results of operations. We recognize the impact of a tax position in our financial statements only if the technical merits of that position indicate that the position is more likely than not to be sustained upon audit, according to the uncertainty provisions of ASC Topic 740.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected pro forma condensed financial information of EnerJex and Black Raven combines the consolidated financial information of EnerJex for the year ended December 31, 2012 and for the six month period ended June 30, 2013 with the consolidated financial information of Black Raven for the year ended December 31, 2012 and for the six months ended June 30, 2013.

EnerJex and Black Raven present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had EnerJex and Black Raven completed the merger on the dates indicated. In addition the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed consolidated financial information includes estimates of Black Raven had it accounted for its investments in oil and gas assets using the full cost method of accounting and not the successful efforts method of accounting.

The proposed transaction assumes the outstanding secured notes and debentures will be retired or converted into common shares of Black Raven Energy, Inc. prior to the exchange of EnerJex common shares at exchange rates presumed to exist after the purchase of common shares from existing Black Raven stockholders electing to accept $.40 a share in lieu of exchanging Black Raven common shares at the exchange rate. Interest expense for the periods was adjusted to reflect the capital transactions described above. Additionally, capitalized borrowing costs will eliminated from the financial position of the combined company.

EnerJex and Black Raven prepared the unaudited pro forma consolidated financial information using the full cost method of accounting for oil and gas activities and did not use the purchase method of accounting due to a common shareholder. Historical costs were used to combine the two entities, accordingly assets and liabilities of Black Raven were not recorded at fair value. The unaudited pro forma condensed consolidated financial information does not give effect to any potential cost savings or other operating efficiencies that could result from the merger.

Pro Forma Consolidated Combined Balance Sheet (Unaudited)
For the Six-Month Period Ended June 30, 2013

	EnerJex Resources, Inc.	Black Raven Energy, Inc.	Pro forma Adjustments	Pro forma Combined
Assets
Current assets:
Cash	$231,329	$1,858,531	(363,000)	$1,726,860
Cash, restricted		$228,845		228,845
Accounts receivable, net	988,264	794,048		1,782,312
Marketable securities	1,018,573	—		1,018,573
Prepaid expenses and other current assets	611,435	208,865		820,300
Total current assets	2,849,602	3,090,289	(363,000)	5,576,891
Fixed assets net of accumulated depreciation	284,442	—		284,442
Oil and gas assets
Oil and gas properties using full cost accounting net of DD&A	34,963,246	22,723,826		57,687,072
Gathering and other property and equipment net of depreciation and amortization		2,558,496		2,558,496
Total oil and gas assets net of DD&A	34,963,246	25,282,322		60,245,568
Other non-current assets
Deferred financing costs		2,264,261	(2,264,261)	—
Restricted cash		450,138		450,138
Other non-current assets		727,706		727,706
Total non-current assets	—	3,442,105	(2,264,261)	1,177,844
Total assets	$38,097,289	$31,814,716	(2,627,261)	$67,284,744
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,484,021	$1,540,143		$3,024,164
Accrued and other current liabilities	598,341	3,623,371	(36,383)	4,185,329
Derivative liability	789,055	(159,930)		629,125
Note Payable	425,000	—		425,000
Total current liabilities	3,296,417	5,003,584	(36,383)	8,263,618
Asset retirement obligation	1,336,533	1,213,135		2,549,668
Derivative liability	420,739	(51,760)		368,979
Secured notes and debentures, net of discount	40,847,698	(24,847,698)	16,000,000
Long-term debt	11,000,000	65,446		11,065,446
Total non-current liabilities	12,757,272	42,074,519	(24,847,698)	29,984,093
Total liabilities	16,053,690	47,078,103	(24,884,081)	38,247,712
Stockholders' equity:
Preferred stock	4,780			4,780
Common stock	73,677	17,725		91,402
Treasury stock	(2,551,000)			(2,551,000)
Accumulated other comprehensive income	(552,589)			(552,589)
Paid in capital	45,437,796	32,294,055	24,521,081	102,252,932
Retained deficit	(20,369,065)	(47,575,166)	(2,264,261)	(70,208,493)
Total stockholders' equity	22,043,600	(15,263,386)	22,256,820	29,037,033
Total liabilities and stockholders' equity	$38,097,289	$31,814,717	(2,627,261)	$67,284,744

Pro Forma Consolidated Combined Statements of Operations (Unaudited)
For the Year Ended December 31, 2012

	EnerJex Resources, Inc.	Black Raven Energy, Inc.	Pro forma Adjustments	Pro forma Combined
Revenues
Sales of crude oil and natural gas	$8,496,519	$4,022,844		$12,519,363
Gain on sale of assets		2,962,866		2,962,866
Management fee revenues		60,000		60,000
Total revenue	8,496,519	7,045,710		15,542,229
Expenses:
Lease operating	3,102,321	1,678,450		4,780,771
Exploration		12,928	(12,928)	—
Depreciation, depletion and amortization	1,633,467	1,385,695	187,923	3,207,085
Professional fees	1,483,720	—		1,483,720
General and administrative	1,410,369	2,000,908		3,411,277
Total expenses	7,629,876	5,077,981	174,995	12,882,852
Income from operations	866,643	1,967,729	(174,995)	2,659,377
Other income (expense):
Interest expense	(302,357)	(5,356,495)	5,354,045	(904,807)
Gain on derivative contracts	55,708	207,391		263,099
Other income (loss)	121,126	113,902		235,028
Gain (loss) on sale of assets and other		17,963	(17,963)	—
Total other income (expense)	(125,522)	(5,017,239)	5,336,082	193,321
Net Income (loss)	$741,120	$(3,049,510)	$5,161,087	$2,852,697

Pro Forma Consolidated Combined Statements of Operations (Unaudited)
For the Six Months Ended June 30, 2013

	EnerJex Resources, Inc.	Black Raven Energy, Inc.	Pro forma Adjustments	Pro forma Combined
Revenues
Crude oil sales	$4,534,037	$1,925,200		$6,459,237
Natural gas sales		357,793		357,793
Management revenues		20,000		20,000
Total revenue	4,534,037	2,302,993		6,837,030
Expenses:
Direct operating costs	1,534,029	1,008,892		2,542,921
Exploration expenses		6,849	(6,849)	—
Depreciation, depletion and amortization	863,098	934,516	101,822	1,899,437
Professional fees	625,479	—		625,479
General & administrative expense	745,636	687,029		1,432,665
Total expenses	3,768,242	2,637,286	94,973	6,500,502
Income from operations	765,795	(334,293)	(94,973)	336,528
Other income (expense):
Interest expense	(255,373)	(2,806,409)	2,805,184	(556,598)
Gain on derivative contracts	167,818	350		168,168
Other income (loss)	58,381	13,842		72,223
Gain (loss) on sale of assets and other	—	(31,843)	31,843	—
Total other income (expense)	(29,174)	(2,824,060)	2,837,027	(16,207)
Net Income (loss)	$736,621	$(3,158,353)	$2,742,054	$320,321

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On July 23, 2013, EnerJex entered into the merger agreement with Black Raven. Pursuant to the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Black Raven, with Black Raven surviving the merger and becoming a wholly owned subsidiary of EnerJex.

At the effective time of the merger, each outstanding share of capital stock of Black Raven will be converted into the right to receive that number of shares of EnerJex common stock, if any, as determined pursuant to the exchange ratios described in the merger agreement, and all options, warrants or other rights to purchase shares of capital stock of Black Raven, will be canceled without consideration therefor, except for certain warrants which will be adjusted to purchase shares of EnerJax after the merger. No fractional shares of EnerJex common stock will be issued in connection with the merger, and holders of Black Raven capital stock will be entitled to receive cash in lieu thereof. Upon completion of the merger, Black Raven stockholders will receive shares of EnerJex common stock representing an aggregate of 39% of the outstanding shares of common stock of the combined company.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the merger might have affected the historical financial statements if the merger had been completed on January 1, 2012 and for the six month period ended June 30, 2013for the purposes of the statements of operations and June 30, 2013 for the purposes of the balance sheet. To the extent there are significant changes to the combined company's business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 combines the historical balance sheets of EnerJex and Black Raven as of June 30, 2013 and gives pro forma effect to the merger as if it had been completed on June 30, 2013.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 combines the historical statements of operations of EnerJex and Black Raven for their respective year ended December 31, 2012 and for the six month period ended June 30, 2013 giving pro forma effect to the merger as if it had been completed on January 1, 2012 or January 1, 2013.

The unaudited pro forma condensed combined financial statements assume an exchange ratio of 0.33180 shares of EnerJex common stock for each share of Black Raven common stock. The exchange ratio used on the combined financial statements assumes that the exchange ratio is adjusted per the terms of the merger agreement to account for Carlyle indebtedness in excess of $14.5 million.

The exchange ratios, as such ratios are calculated pursuant to the formulas set forth in the merger agreement, are based on the number of shares of EnerJex common stock and Black Raven capital stock outstanding as of immediately prior to completion of the merger, and in the case of EnerJex, a certain percentage of the number of certain warrants to purchase shares of EnerJex common stock outstanding as of such date, and will not be determined until that time. The exchange ratios will be adjusted upward or downward only as a result of changes to the outstanding capital stock of either or both of EnerJex and Black Raven as of immediately prior to completion of the merger. No adjustments to the exchange ratios will be made based on changes in the trading price of EnerJex common stock or the value of Black Raven capital stock prior to completion of the merger. As a result, the value of the shares of EnerJex common stock issued to Black Raven stockholders in connection with the merger could be substantially less or substantially more than the current market value of EnerJex common stock.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

2. Pro Forma Adjustments

The pro forma adjustments are as follows:

1.	Black Raven accounts for its investment in oil and gas properties using the successful efforts method of accounting. EnerJex uses the full cost method of accounting to record its investment in oil and gas properties. Pro forma adjustments were made to the consolidated combined financial information to convert Black Raven historical financial information to the full cost method of accounting for investments in oil and gas properties.
2.	The secured notes and debentures of Black Raven will be exchanged for Black Raven common stock or it will be repaid to third party lenders prior to the acquisition of Black Raven by EnerJex Accordingly pro forma adjustments were made to the consolidated combined financial information presented to reflect the conversion of debt and retirement of debt and associated deferred costs.
3.	Stockholders of Black Raven have an option to convert their Black Raven common shares into cash or EnerJex common shares. An estimate of the number of Black Raven stockholders to elect the cash option was made and is reflected in the consolidated combined financial information presented along with the weighted average number of shares used to calculate earnings per share.

MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

Directors and Executive Officers of the Combined Company Following the Merger

Pursuant to the terms of the merger agreement, the board of directors of the combined company will consist of the five directors of EnerJex, and EnerJex's current executive officers will serve as the executive officers of the combined company.

The following table lists the names and ages as of September 6, 2013 and positions of the individuals who are expected to serve as directors and executive officers of the combined company upon completion of the merger:

Name	Position with the Company	Age
Robert G. Watson, Jr.	Chief Executive Officer; Director	36
R. Atticus Lowe	Senior Vice President of Corporate Development; Director	33
James G. Miller	Director	64
Lance W. Helfert	Director	40
Richard Menchaca	Director	46
Other Executive Officers
Douglas M. Wright	Chief Financial Officer	60
David L. Kunovic	Executive Vice President – Exploration	61

Business Experience:

The principal occupation and business experience during the last five years for each of our Directors and Executive Officers are as follows. Such information is based upon information received by us from such persons.

The paragraphs below provide information about each director of EnerJex, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or served as a director during the past five years. EnerJex believes that all of its directors display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of its business and its industry and other industries relevant to its business; the ability and willingness to devote adequate time to the work of the EnerJex board of directors and its committees; a fit of skills and personality with those of its other directors that helps build a board of directors that is effective, collegial and responsive to the needs of its company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of EnerJex stockholders. The information presented below regarding each director also sets forth specific experience, qualifications, attributes and skills that led the EnerJex board of directors to the conclusion that he should serve as a director in light of EnerJex's business and structure.

Robert G. Watson, Jr.  Mr. Watson has served as President, Chief Executive Officer, and Secretary since December 31, 2010. Prior to joining EnerJex, he co-founded Black Sable Energy, LLC, approximately 6 years ago and served as its Chief Executive Officer. During his tenure at Black Sable, Mr. Watson was responsible for the company's acquisition and development of two grassroots oil projects in South Texas, both of which were partnered with larger oil and gas companies on a promoted basis. Prior to founding Black Sable, he was a Senior Associate at American Capital, Ltd. (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager with more than $100 billion of total assets under management. Mr. Watson began his career in the Energy Investment Banking Group at CIBC World Markets and subsequently founded and served as the Managing Partner of Centerra Energy Partners, LLC. Mr. Watson's experience in acquiring and developing oil projects, his knowledge of financial markets, and his managerial and leadership abilities that he has demonstrated while serving as the Company's President and Chief Executive Officer and as chief executive officer for Black Sable Energy, LLC, led to the board's conclusion that he should serve as a director.

R. Atticus Lowe.  Mr. Lowe has served as Senior Vice President of Corporate Development since 2011 and as a Director since December 31, 2010. Mr. Lowe is the Chief Investment Officer of West Coast Asset Management, Inc., a registered investment advisor that has invested more than $200 million in the oil and gas industry on behalf of its principals and clients since 2000. He serves as a director and chairman of the audit committee for a privately held oil and gas company with producing assets located in the DJ Basin. Mr. Lowe is a CFA charterholder. His experience in business and finance and his experience as a director and chairman of the audit committee of a company in the oil and gas industry led to the board's conclusion that he should serve as a director.

James G. Miller.  Mr. Miller has served as a Director since December 31, 2010. Mr. Miller retired in 2002 after serving as the Chief Executive Officer of Utilicorp United, Inc.'s business unit responsible for the company's electricity generation and electric and natural gas transmission and distribution businesses, which served 1.3 million customers in seven mid-continent states. Utilicorp traded on the New York Stock Exchange, and the company was renamed Aquila in 2002. In 2007, Utilicorp's electricity assets in northwest Missouri were acquired by Great Plains Energy Incorporated (NYSE: GXP) for $1.7 billion, and its natural gas properties and other assets were acquired by Black Hills Corporation (NYSE: BKH) for $940 million. Mr. Miller joined Utilicorp in 1989 through its acquisition of Michigan Gas Utilities, for which he served as the president from 1983 to 1991. Mr. Miller also is a member of the board of directors of Guardian 8 Holdings. He currently serves as Chairman of The Nature Conservancy, Missouri Chapter, for which he has been a Trustee for the past 12 years. Mr. Miller's experience as a chief executive officer and president, as well as his experience from serving as a board member, led to the board's conclusion that he should serve as a director.

Lance W. Helfert.  Mr. Helfert has served as a Director since December 31, 2010. Mr. Helfert is the President and a co-founder of West Coast Asset Management, Inc. (WCAM), a registered investment advisor located in Montecito, California. Prior to co-founding WCAM, he managed a portfolio at Wilshire Associates and was involved in a full range of financial strategies at M.L. Stern & Co. Mr. Helfert is a co-author of The Entrepreneurial Investor: The Art, Science and Business of Value Investing, a book published by John Wiley & Sons. He has been featured in Kiplinger's Personal Finance, Forbes, Barron's, Fortune Magazine, and the Market Watch for his unique market prospective. In addition, Mr. Helfert has been a frequent guest commentator on CNBC and the Fox Business networks. Mr. Helfert has also served on the board of directors for Junior Achievement of Southern California and the Tri-Counties Make-A-Wish Foundation. Mr. Helfert's knowledge of the capital markets, coupled with his knowledge and understanding of finance and financial reporting led the board to conclude that he should serve as a director.

Richard Menchaca.  Richard Menchaca has been a Director since June 6, 2013. Mr. Menchaca attended the University of Texas at Arlington where he received a BBA in Finance and pursued a MBA in Finance, and received a Graduate Degree from the SMU Southwestern School of Banking. Mr. Menchaca spent 18 years in the corporate banking industry with First Republic Bank (n.k.a. Bank of America), Bank One in Fort Worth and Fuji Bank, and Guaranty Bank in Houston. While at Guaranty Bank, Mr. Menchaca was one of the founding members of the Oil and Gas Banking Group, and within 18 months of its formation became the most profitable lending group within the bank with over $900,000,000 of loans to oil and gas industry. Mr. Menchaca was the principal and founder of Petras Energy, LLC, an oil and gas production company based in Midland, Texas. The company was successfully sold in January 2006. Mr. Menchaca has been the founder and principal of several privately owned oil and gas companies with operations in Texas, Oklahoma and Louisiana. Since May 2010, Mr. Menchaca currently presides as President and Chief Executive Officer of Petroflow Energy Corporation, a Tulsa-based exploration and production company, as well as a member of its board of directors since June 2009. Mr. Menchaca also serves as a director on the board of Fortis Plastics and a non-profit organization based in Houston, Texas.

Douglas M. Wright.  Doug has been Chief Financial Officer since August 2012. Mr. Wright served as Corporate Controller and Chief Accounting Officer of Nations Petroleum Company Ltd. from 2006 to August 2012. Prior to Nations, he served as a Manager of Financial Reporting for Noble Energy (contract). In 1996, he founded Fashion Investments Inc. and served as its Chief Executive Officer until 2005. Fashion Investments owned and operated the largest independent commercial laundry facility in Colorado Springs. From 1986 to 1996, Mr. Wright worked for Oryx Energy Company in various capacities including, Manager, Financial Reporting, Manager, Strategic Planning and General Auditor. From 1977 to 1986, he served as a Senior Manager with Deloitte & Touche. Mr. Wright is a Certified Public Accountant and earned his B.A. from the University of Pittsburgh and his MBA from the University of North Texas.

David L. Kunovic.  David joined Black Raven Energy, Inc. on October 1, 2010 as Vice President of Exploration managing all phases of geologic and geophysical exploration and development activity for the company. Mr. Kunovic has over 34 years experience as an exploration geologist, including 11 years as President of Kachina Energy, Inc., managing geologic and geophysical projects for several independent oil companies. He has also held positions as Vice President of Exploration for Canyon Energy, Inc. from 1994 – 2000 managing all exploration activities for the Rocky Mountain region; Petroleum Incorporated from 1991 – 1994 as Exploration Manager for all US exploration; Newport Exploration from 1984 – 1991 as Exploration Manager Rocky Mountain region; Apache Corporation from 1980 – 1984 as Senior Geologist working the Powder River and Denver Basins and Union Texas Petroleum from 1978-1980 as geologist — Rocky Mountain Basins. Mr. Kunovic holds a Bachelor's degree in Geology from the University of Colorado and also completed Masters level course work in Environmental Engineering and Groundwater at the University of Colorado.

CORPORATE GOVERNANCE OF THE COMBINED COMPANY

The combined company will retain the EnerJex corporate governance policies and procedures discussed below.

Corporate Governance Guidelines

The EnerJex board of directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the Investors — Corporate Governance section of EnerJex's corporate website at www.enerjex.com. Information contained on EnerJex's website or that can be accessed through EnerJex's website does not constitute a part of this proxy statement/information statement/prospectus. EnerJex has included its website addresses only as inactive textual references and does not intend it to be an active link to its website.

Among the topics addressed in EnerJex's Corporate Governance Guidelines are:

•	Director qualifications;
•	Board meetings;
•	Director Responsibilities;
•	Size of Board;
•	Management Succession;
•	Orientation and continuing education;
•	Annual Performance Evaluation;
•	Director Compensation;
•	Direct Access to Management and Advisors; and
•	Public disclosure of corporate governance policies.

Director Independence

The EnerJex board of directors has determined that two of the five current directors — James G. Miller and Richard Menchaca — are “independent directors” under the American Stock Exchange Company Guidelines. The American Stock Exchange Company Guidelines provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the EnerJex board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the EnerJex board of directors reviewed and discussed information provided by these individuals and by EnerJex with regard to each of their business and personal activities as they may relate to EnerJex and its management.

Board Leadership Structure

The EnerJex board of directors believes that EnerJex stockholders are best served if the EnerJex board of directors retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. The EnerJex board of directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the EnerJex board of directors strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors. Under EnerJex's Corporate Governance Guidelines, if at any time the chief executive officer and chairman of the board positions are held by the same person, the EnerJex board of directors, upon recommendation of the nominating and corporate governance committee, will elect an independent director as a lead independent director.

Executive Sessions

At each regular meeting of the EnerJex board of directors, the independent directors meet in executive session with no company management present during a portion of the meeting. James G. Miller presides over these executive sessions and serves as a liaison between the independent directors and EnerJex's Chief Executive Officer.

Board Meetings and Attendance

The EnerJex board of directors held 8 meetings during 2012. All of EnerJex's directors attended 75 percent or more of the aggregate meetings of the EnerJex board of directors and all committees on which they served during 2012.

Board Committees

The board of directors of the combined company will have the same committee structure as EnerJex prior to the merger and therefore will have an audit committee, and the governance, compensation and nominating committee and a nominating. Each of these committees will operate under a charter that has been previously approved by the EnerJex board of directors and will have the composition and responsibilities described below. The board of directors of the combined company from time to time may establish other committees to facilitate the management of the company and may change the composition and the responsibilities of the existing committees.

The table below summarizes the current membership of each of EnerJex's two standing board committees.

Director	Audit	Governance, Compensation & Nominating
James G. Miller	Chair	Chair
R. Atticus Lowe	X	—
Lance W. Helfert	—	X
Richard Menchaca	—	—
Robert G. Watson, Jr.	—	—

Audit Committee

The primary responsibilities of the audit committee of the combined company will include:

•	overseeing the combined company's accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the board of directors and reporting the results or findings of its oversight activities to the board;
•	having sole authority to appoint, retain and oversee the work of the combined company's independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•	reviewing and pre-approving all audit services and permissible non-audit services to be performed for the combined company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and
•	overseeing the combined company's system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of the combined company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The audit committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

It is anticipated that the audit committee of the combined company will consist of Mr. Miller and Mr. Lowe. It is expected that the board of directors of the combined company will determine that each anticipated member of the audit and finance committee will qualify as “independent” for purposes of membership on audit committees pursuant to the American Stock Exchange Company Guidelines and the rules and regulations of the SEC and is “financially literate” as required by the American Stock Exchange Company Guidelines. In addition, it is expected that the board of directors of the combined company will determine that Mr. Miller qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Governance, Compensation and Nominating Committee

The primary responsibilities of the Governance, Compensation and Nominating Committee of the combined company will include:

•	recommending to the board of directors for its determination the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to the combined company's chief executive officer and other executive officers;
•	reviewing and making recommendations to the board of directors regarding any revisions to corporate goals and objectives with respect to compensation for the combined company's chief executive officer and other executive officers and establishing and leading a process for the full board of directors to evaluate the performance of the combined company's chief executive officer and other executive officers in light of those goals and objectives;
•	administering the combined company's equity-based compensation plans applicable to any employee of the combined company and recommending to the board of directors specific grants of options and other awards for all executive officers and determining specific grants of options and other awards for all other employees, under the combined company's equity-based compensation plans;
•	reviewing and discussing with the chief executive officer and reporting periodically to the board of directors plans for executive officer development and corporate succession plans for the chief executive officer and other key executive officers and employees; and
•	annually reviewing and discussing with management the “Compensation Discussion and Analysis” section of the combined company's proxy statement in connection with the combined company's annual meeting of stockholders and based on such review and discussions make a recommendation to the board of directors as to whether the “Compensation Discussion and Analysis” section should be included in the combined company's proxy statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies.
•	identifying individuals qualified to become board members;
•	recommending director nominees for each annual meeting of the combined company's stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;
•	being aware of the best practices in corporate governance and developing and recommending to the board of directors a set of corporate governance standards to govern the board of directors, its committees, the company and its employees in the conduct of the business and affairs of the combined company;
•	developing and overseeing the annual board and board committee evaluation process; and
•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the board.

The governance, compensation and nominating committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

It is anticipated that the governance, compensation and nominating committee of the combined company will consist of Mr. Miller and Mr. Helfert.

Certain Relationships and Related Transactions

It is anticipated that the policies and procedures of the combined company with respect to the review, approval or ratification of related-person transactions will be substantially similar to EnerJex's current policies and procedures on such matters.

The EnerJex board of directors has delegated to the audit and finance committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the audit and finance committee to take an action with respect to a proposed related party transaction, the EnerJex board of directors or another committee of the EnerJex board of directors, may approve or ratify it. No member of the EnerJex board of directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

EnerJex's policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EnerJex (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to EnerJex of the facts and circumstances of the proposed transaction, including:

•	the related party's relationship to EnerJex and his or her interest in the transaction;
•	the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•	the purpose and benefits of the proposed related party transaction with respect to EnerJex;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If EnerJex determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the audit and finance committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the audit committee will consider, among other things, the following:

•	the purpose of the transaction;
•	the benefits of the transaction to EnerJex;
•	the impact on a director's independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the audit committee but are not required to be approved or ratified by the audit committee.

EnerJex also produces quarterly reports to the audit and finance committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow EnerJex to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the audit and finance committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under EnerJex's policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

There were no related party transactions for EnerJex during 2012, and, other than the merger (see “Interests of EnerJex's Directors and Officers in the Merger, page 75), as of the latest practicable date before the printing of this document, there were no related party transactions for EnerJex during 2013.

Role of the Board in Managing Risk

The board of directors does not have a separate risk oversight body. Instead, the EnerJex board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of executives’ management of risks relevant to us. In overseeing risks, the board seeks to understand the material risks, including financial, competitive, and operational risks, we face and the steps management is taking to manage those risks. It also has the responsibility for understanding what level of risk is appropriate. The board of directors reviews our business strategy and determines what constitutes an appropriate level of risk for EnerJex.

While the full EnerJex board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to its two committees. The audit committee, under its charter, has been delegated the responsibility of reviewing and discussing with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). EnerJex's governance, compensation and nominating committee is responsible for considering risks within its areas of responsibility. The board does not believe that our compensation policies encourage excessive risk-taking, as the compensation plans are designed to align its employees with short- and long-term corporate strategy. Generally, our equity awards vest over several years, which the board has determined encourages our employees to act with regard to the long term interest of EnerJex and to focus on sustained stock price appreciation.

The board’s role in risk oversight has not had any effect on the board’s leadership structure.

Code of Conduct and Ethics

EnerJex's code of conduct and ethics applies to all of EnerJex's employees, officers and directors, including EnerJex's principal executive officer and principal financial officer, and meets the requirements of the SEC. A copy of EnerJex's code of conduct and ethics is filed as an exhibit to EnerJex's annual report on Form 10-KSB for the fiscal year ended March 31, 2007.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the EnerJex board of directors that directors standing for re-election should attend EnerJex's annual meeting of stockholders, if their schedules permit. All of EnerJex's directors attended EnerJex's 2013 annual meeting of stockholders in June 2013.

Complaint Procedures

EnerJex's audit committee has established procedures for the receipt, retention and treatment of complaints received by EnerJex regarding accounting, internal accounting controls, or auditing matters, and the submission by EnerJex's employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. EnerJex's personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing EnerJex's chief executive officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with EnerJex's chief executive officer. If an individual prefers not to discuss a matter with the chief executive officer or if the chief executive officer is unavailable and the matter is urgent, the individual is encouraged to contact the chairman of EnerJex's audit committee, James G. Miller.

Process Regarding Stockholder Communications with Board of Directors

EnerJex stockholders may communicate with the EnerJex board of directors or any one particular director by sending correspondence, addressed to EnerJex's Corporate Secretary, EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209, with an instruction to forward the communication to the EnerJex board of directors or one or more particular directors. EnerJex's Corporate Secretary will forward promptly all such stockholder communications to the EnerJex board of directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

EXECUTIVE AND DIRECTOR COMPENSATION FOR COMBINED COMPANY

The combined company will retain the EnerJex executive and director compensation policies and procedures discussed below.

Compensation Discussion and Analysis

Because we are a “smaller reporting company,” as defined by 17 CFR §229.10(f)(1), we are not required to provide a compensation discussion and analysis in this document. Nevertheless, we provide this Compensation Discussion and Analysis to address the aspects of our compensation programs and explain our compensation philosophy, policies, and practices with respect to our Named Executive Officers that are listed in the “Summary Compensation Table” on page 132. During fiscal 2012, these individuals were: Robert G. Watson, Jr., our chief executive officer, and Douglas W. Wright, our chief financial officer.

Our compensation program is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with our short-term and long-term goals. To do this, our compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) short-term incentive programs, designed to reward our executive officers for our yearly performance and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align our executive officers interests with our long-term performance.

The board has appointed a governance, compensation and nominating committee, which consists of James G. Miller and Lance W. Helfert, to assist the board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers. At present, our board of directors has affirmatively determined that Mr. Miller is an “independent” director, as defined by Section 803 of the American Stock Exchange Company Guide. The governance, compensation and nominating committee has overall responsibility for evaluating and approving our compensation plans, policies and programs, setting the compensation and benefits of executive officers, and granting awards under and administering our equity compensation plans. The governance, compensation and nominating committee is charged with, among other things, establishing compensation practices and programs that are (i) designed to attract, retain and motivate exceptional leaders, (ii) structured to align compensation with our overall performance and growth in distributions to stockholders, (iii) implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans, and (iv) applied to reward performance. The governance, compensation and nominating committee administered the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (as amended through October 14, 2008, the “Old Plan”). In accordance with its Charter, the governance, compensation and nominating committee may delegate some of its functions to subcommittees.

We structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performances of the executives, in the form of discretionary annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards under our equity plans, in order to align the interests of executives and other key employees with those of our stockholders and for retention purposes. Historically, we have not made regular annual grants of awards under our Plan. Going forward, we expect that equity-based awards may be made more regularly and that equity-based awards may become more prominent in our annual compensation decision-making process.

Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the individual executive officers experience, skills or tenure with us and changes to the individual executive officers position. In evaluating the contributions of executive officers and our performance, although no pre-determined numerical goals were established, a variety of financial measures have been generally considered, including non-GAAP financial measures used by management to assess our financial performance.

In making individual compensation decisions, the governance, compensation and nominating committee historically has not relied on pre-determined performance goals or targets. Instead, determinations regarding compensation have been the result of the exercise of judgment based on reasonably available information and, to that extent, were discretionary. Each executive officer's current and prior compensation is considered in setting future compensation. The governance, compensation and nominating committee will consider the amount of each executive officer's current compensation as a base against which determinations are made as to whether increases are appropriate to retain the executive officer in light of competition or in order to provide continuing performance incentives. Subject to the provisions contained in the executive officer's employment agreement, if any, the governance, compensation and nominating committee has the discretion to adjust any of the components of compensation to achieve our goal of recruiting, promoting and retaining as executive officers, individuals with the skills necessary to execute our business strategy and develop, grow and manage our business.

The governance, compensation and nominating committee has historically relied upon the judgment and industry experience of its members in making decisions with respect to total compensation and with respect to the allocation of total compensation among our three main components of compensation. Going forward, we expect that the governance, compensation and nominating committee may make compensation decisions taking into account trends occurring within our industry, including from a peer group of companies. Additionally, we expect that the governance, compensation and nominating committee may take into account trends occurring within a group of publicly traded energy companies with market capitalizations in the same range as our own, including from a peer group of companies.

Base salaries for our executive officers will be determined annually by an assessment of our overall financial and operating performance, each executive officer's performance evaluation and changes in his or her responsibilities. While many aspects of performance can be measured in financial terms, senior management will also be evaluated in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other employees, innovation and improvement in our business activities and each executive officer's involvement in industry groups and in the communities that we serve. We seek to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. We believe that executive officer base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive officers performance evaluation, length of service with us and previous work experience. Individual salaries have historically been established by the governance, compensation and nominating committee based on the general industry knowledge and experience of its members, in alignment with these considerations, to ensure the attraction, development and retention of superior talent. Going forward, we expect that the governance, compensation and nominating committee will continue to focus on the above considerations and may also take into account relevant market data, including data from our peer group when determining compensation for EnerJex's executive officers. In 2012, we amended and restated the employment agreement with Robert G. Watson, Jr. and entered into an employment agreement with Douglas M. Wright. In connection with approving the amended and restated employment agreement with Robert G. Watson, Jr., the governance, compensation and nominating committee approved a base salary increases for 2013 for Mr. Watson so that he will receive $225,000 per year rather than $150,000.

Executive officers are rewarded for their contribution to our financial and operational success through the award of discretionary annual cash incentive bonuses. Annual cash incentive awards, if any, for the chief executive officer are determined by the governance, compensation and nominating committee.

Long-term incentive compensation in the form of equity grants are used to provide incentives for performance that leads to enhanced stockholder value, encourage retention and closely align the executive officers interests with the interest of our Stockholders. Under the Old Plan, the Company has awarded stock options and restricted stock.

Summary Compensation Table

The following table sets forth summary compensation information for the fiscal year ended December 31, 2012, and the fiscal year ended December 31, 2011 for our chief executive officer and our chief financial officer. We did not have any other executive officers as of the end of fiscal 2010 whose total compensation exceeded $100,000. We refer to our chief executive officer and our chief financial officer as our “Named Executive Officers” elsewhere in this document.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Nonequity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Robert G. Watson, Jr., Chief Executive Officer(1)	2012	150,000	—	—	—		—	—	—	150,000
	2011	150,000	—	—			—	—	—	150,000
	2010				900,000	(f)(3)
Douglas M. Wright, Chief Financial Officer(2)	2012	140,000	—	—	750,000	(f)(4)	—	—	—	140,000

(a)(1)	On December 31, 2010, we entered into an employment agreement with Robert G. Watson, Jr. This employment agreement was amended and restated on December 31, 2012. Mr. Watson's employment agreement terminates on December 31, 2014. For each calendar year that Mr. Watson's employment agreement is in effect, he is entitled to a cash bonus subject to him meeting performance criteria that the board of directors deems appropriate. In fiscal year ending December 31, 2012, no bonus was awarded. Mr. Watson has the option to receive health insurance coverage for him and his dependents at the cost and expense of EnerJex or $1,000 per month to reimburse Mr. Watson for an individual health insurance plan. He may also receive fringe benefits that the Board determines are to be provided to our employees generally.
(a)(2)	On July 6, 2012, the board unanimously approved an employment offer to Douglas M. Wright. Under the employment agreement, effective as of August 15, 2012, which expires on December 31, 2013, Mr. Wright will have the potential to earn an annual bonus at the discretion of the board. For each calendar year that Mr. Wright's employment agreement is in effect, he is entitled to a cash bonus subject to him meeting performance criteria that the chief executive officer deems appropriate. In fiscal year ending December 31, 2012, no bonus was awarded. Mr. Wright has the option to receive health insurance coverage for him and his dependents at the cost and expense of us or $1,500 per month to reimburse Mr. Wright for an individual health insurance plan. We will reimburse Mr. Wright for up to $5,000.00 of relocation related expenses incurred by Mr. Wright. He may also receive fringe benefits that the Board determines are to be provided to our employees generally.
(d)	We may award discretionary annual bonuses to our named executives for their performance. No bonuses were paid for fiscal 2012.
(f)(3)	On October 14, 2008, the board of directors adopted and the stockholders approved the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (the “Plan”). Mr. Watson was granted options to purchase 900,000 of shares of common stock at $0.40 per share under the Plan, (A) in which option he will vest in equal monthly increments over a period of 48 months, and in full upon a change of control or the sale of all or substantially all of its assets, and (B) which option will have a term of five (5) years.
(f)(4)	We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

Equity Compensation Plans

We currently have three equity compensation plans, each of which has been approved by our stockholders. Any outstanding stock options issued under our prior equity compensation plans remain effective in accordance with their terms. Officers (including officers who are members of the board of directors), directors, employees and consultants are eligible to receive options under our stock option plans. The governance, compensation and nominating committee administers the stock option plans and determines those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised.

Each option granted under the stock option plans will be exercisable for a term of not more than 10 years after the date of grant. Certain other restrictions will apply in connection with the plans when some awards may be exercised. In the event of a change of control (as defined in the stock option plans), the vesting date on which all options outstanding under the stock option plans may first be exercised will be accelerated. Generally, all options terminate 90 days after a change of control.

2000/2001 Stock Option Plan

The Board of Directors approved our 2000/2001 Stock Option Plan on September 25, 2000, and our stockholders ratified the plan. The entire board of directors administers this plan. The total number of options that can be granted under the plan is 200,000 shares and all such shares were previously granted to the former chief executive officer, C. Stephen Cochennet. On August 3, 2009, we exchanged these outstanding options for 50,000 shares of restricted common stock. Therefore, all 200,000 shares reserved for issuance under this plan are available again for issuance.

Under this plan, only officers, employees and directors who are also employees or any of its subsidiaries will be eligible to receive grants of incentive stock options. Officers, employees and directors (whether or not they are also employees) of EnerJex or any of its subsidiaries, as well as consultants, independent contractors or other service providers by us or any of our subsidiaries will be eligible to receive grants of nonqualified options. Non-qualified stock options will be granted by the board of directors with an option price not less than 85% of the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock. However the price shall not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation.

Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.

Generally, all options under this plan terminate 90 days after a change of control if the option holder is terminated other than for cause.

The 2002 – 2003 Stock Option Plan/Stock Incentive Plan

The Board of Directors approved the EnerJex Resources, Inc. Stock Option Plan on August 1, 2002 (the “2002 – 2003 Stock Option Plan”). Originally, the total number of options that could be granted under the 2002 – 2003 Stock Option Plan was not to exceed 400,000 shares. In September 2007, our stockholders approved a proposal to amend and restate the 2002 – 2003 Stock Option Plan to increase the number of shares issuable to 1,000,000. On October 14, 2008, our stockholders approved a proposal to amend and restate the 2002 – 2003 Stock Option Plan to (i) rename it the EnerJex Resources, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), (ii) increase the maximum number of shares of our common stock that may be issued under the Stock Incentive Plan from 1,000,000 to 1,250,000, and (iii) add restricted stock as an eligible award that can be granted under the Stock Incentive Plan. We had previously granted 238,500 options under this plan. On August 3, 2009, we exchanged all 238,500 outstanding options for 59,700 shares of our restricted common stock. In addition, we granted 151,750 shares of restricted common stock under the Stock Incentive Plan to employees for fiscal 2009 bonuses and 59,300 shares to our officers and directors for the prior rescission of stock options in fiscal 2008.

General Terms of 2002 – 2003 Stock Option Plan/Stock Incentive Plan

Officers (including officers who are members of the board of directors), directors, and other employees and consultants and our subsidiaries (if established) are eligible to receive awards under the 2002 – 2003 Stock Option Plan and the Stock Incentive Plan. The governance, compensation and nominating committee administers these plans and determines those persons to whom awards will be granted, the number of and type of awards to be granted, the provisions applicable to each grant and the time periods during which the awards may be exercised. No awards may be granted more than ten years after the date of the adoption of the plans.

Non-qualified stock options will be granted by the committee with an option price equal to the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. The governance, compensation and nominating committee may, in its discretion, determine to price the non-qualified option at a different price. In no event may the option price with respect to an incentive stock option granted under the plans be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted. However the price of an incentive stock option will not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all of our classes of stock.

Each option granted under the plans will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with the plans when some awards may be exercised.

Restricted stock will have full dividend, voting and other ownership rights, unless otherwise indicated in the applicable award agreement pursuant to which it is granted. If any dividends or distributions are paid in shares of common stock during the restricted period, the applicable award agreement may provide that such shares will be subject to the same restrictions as the restricted stock with respect to which they were paid.

As amended, the 2002 – 2003 plan terminates on October 13, 2018, and no options will be granted under these plans after that date.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals in the future.

On December 31, 2010, we granted to Robert G. Watson, Jr., 900,000 options that vest ratably over a 48 month period and are exercisable at $0.40 per share. The term of the options is 5 years. The fair market value of the options on the date of grant as calculated using the Black-Scholes model was $307,751, using the following weighted average assumptions: exercise price of $0.40 per share; common stock price of $0.40 per share; volatility of 128%; term of five years; dividend yield of 0%; interest rate of 1.95%. The amount recognized as expense in the year ended December 31, 2011 was $76,938, and the amount of expense to be recognized in future periods is $230,813.

On June 1, 2012, we granted options for the purchase of 45,000 shares that vest a portion of the shares immediately, then the remaining 30,000 shares vests in three equal parts every six months over a three year period to two employees. In addition, we have agreed to grant to Mr. Wright, our chief financial officer, an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them. The fair value of the option on the date of the grant was calculated using the Black-Scholes model was $167,032 using the following weighted average assumptions: exercise price of $0.70 per share; common stock price of $0.56 per share; volatility of 116%; term of three years; dividend yield of 0%; interest rate of .47%. The amount recognized as expense in the year ended December 31, 2012 was $18,825 and the amount of expense is recognized in future period is $148,208.

The 2013 Stock Incentive Plan

Our board of directors and stockholders have approved and adopted the EnerJex Resources, Inc., 2013 Stock Incentive Plan, which we refer to herein as the “Plan.”

Summary of the Plan

The following is a summary of certain principal features of the Plan.

Administration of Plan; Board Authority to Select Grantees and Determine Awards.  The Plan shall be administered by our board of directors. The Board shall have the power and authority to grant awards consistent with the terms of the Plan. The board may delegate this authority to a compensation committee of the board.

Stock Issuable Under the Plan; Mergers; Substitutions.  The number of shares of stock initially reserved and available for issuance under the Plan shall be 5,000,000 shares, subject to adjustment as provided in

Section 3.1(b) of the Plan. Pursuant to Section 3.1(b), we will increase the number of shares reserved and set aside annually on each January 1st by the lowest of the following: (i) five percent (5.0%) of the number of shares of stock issued and outstanding on the immediately preceding December 31st, (ii) five hundred thousand (500,000) shares, or (iii) such lesser number of shares as is determined by the board. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares of stock available for issuance under the Plan. Subject to such overall limitations, shares of stock may be issued up to such maximum number pursuant to any type or types of award. The shares available for issuance under the Plan may be authorized but unissued shares of stock or shares of stock reacquired by us.

Eligibility.  Grantees under the Plan will be such officers, directors, full or part-time employees, and other key persons (including consultants and prospective employees) of us and our subsidiaries, if any, as are selected from time to time by the board in its sole discretion. Currently, the number of officers is 2; the number of directors, 5; and the number of other employees and key personal is 18.

Stock Options.  Any stock option granted under the Plan shall be in such form as the board may from time to time approve. Stock options granted under the Plan may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees of us or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Exercise Price.  The exercise price per share for the stock covered by a stock option shall be determined by the board at the time of grant but shall not be less than 100% of the fair market value on the date of grant. In the case of an incentive stock option that is granted to a 10% owner, the option price of such Incentive stock option shall be not less than 110% of the fair market value on the grant date.

Option Term.  The term of each stock option shall be fixed by the board, but no stock option shall be exercisable more than 10 years after the date the stock option is granted. In the case of an incentive stock option that is granted to a 10% owner, the term of such stock option shall be no more than 5 years from the date of grant.

Unrestricted and Restricted Stock Awards.  The board may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the board) an unrestricted stock Award or restricted stock award under the Plan. Unrestricted stock awards and restricted stock awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Amendments and Termination.  The board may, at any time, amend or discontinue the Plan. We must obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted . Such plan amendments are subject to approval by our stockholders entitled to vote at a meeting of stockholders. We may not amend, alter, suspend, or terminate the Plan if doing so would impair the rights of any holder, unless both the holder and the Plan's administrator agree in writing and sign the writing.

Federal Income Tax Consequences.  The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and restricted shares. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options or restricted cash payments.

Incentive Stock Options

A participant who is granted an incentive stock option generally recognizes no income upon grant or exercise of the option. The optionee, however, must include in his or her alternative minimum taxable income the excess of the fair market value of EnerJex shares on the date of exercise over the option exercise price. The IRS may take the position that the optionee must pay an alternative minimum tax notwithstanding the fact that the optionee receives no cash upon exercise of the incentive stock option for which the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (Statutory Holding Periods), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. But if an optionee disposes of common stock acquired by exercising an incentive stock option without satisfying the Statutory Holding Periods (Disqualifying Disposition), the optionee may recognize both compensation income and capital gain in the year of disposition. The compensation income amount generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income tax withholding, although it is not subject to employment tax withholding. Whether the balance of the gain that the optionee realizes on such a disposition, if any, will be taxed at long-term or short-term capital gain rates depends on whether the common stock has been held for more than one year following exercise of the incentive stock option.

Provided that the optionee satisfies the Statutory Holding Periods, we are not entitled to any deduction in connection with the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares that he or she acquired. If these holding periods are not satisfied, however, we are generally entitled to take a deduction in the year the optionee disposes of the common stock. The amount that we may deduct is equal to the optionee’s compensation income.

Non-Qualified Stock Options

A participant who is granted a non-qualified stock option recognizes no income when we grant the option. At the time that he or she exercises the option, however, the optionee recognizes compensation income. This compensation income equals the difference between the exercise price and the fair market value of our shares received on the date of exercise. This income is subject to both income and employment tax withholding. We are allowed to take an income tax deduction equivalent to the compensation income that the optionee recognizes.

Restricted Shares

Restricted shares are subject to a “substantial risk of forfeiture,” as the term is used in Section 83 of the Internal Revenue Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”). The consequence of the Section 83(b) Election is that the grant is taxed as compensation income at the date of receipt. Making such a Section 83(b) Election will cause the IRS to tax any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) when the participant who has made a Section 83(b) Election subsequently sells the shares. Such an election must be made within 30 days of the date on which we issue the restricted shares. However, if a participant opts not to make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date when the restrictions imposed on the shares expire. If the participant does not make a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to both income and employment tax withholding. Generally, we may take an income tax deduction for any compensation income taxed to the participant.

Payment of Withholding Taxes

Under Section 11.2 of the Plan, we have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the Plan.

Employment Agreements

Robert G. Watson, Jr. — Chief Executive Officer

On December 31, 2012, we entered into an amended and restated employment agreement with Robert G. Watson, Jr., pursuant to which (i) we will employ Mr. Watson as its chief executive officer for a term ending on December 31, 2014, (ii) we will pay to Mr. Watson base compensation of $225,000 per year, plus such discretionary cash bonus as the board of directors determines to be appropriate, and (iii) if we terminate Mr. Watson's employment without “Cause” (as defined in the amended and restated employment Agreement), then we will pay to Mr. Watson as severance pay (A) the base compensation that would have accrued during the remainder of the term of that amended and restated employment agreement, and (B) if that termination occurs after 16 months of employment, we also will pay to Mr. Watson additional severance pay in the amount of $150,000.

Douglas M. Wright — Chief Financial Officer

On August 15, 2012, we entered into an employment agreement with Douglas M. Wright, pursuant to which (i) we will employ Mr. Wright as chief financial officer for a term ending on December 31, 2013; (ii) we will pay to Mr. Wright base compensation of $140,000 plus such discretionary bonus as our board of directors determines to be appropriate; (iii) we have agreed to seek approval of a new stock incentive plan and the reservation thereunder of shares sufficient in order to enable us to grant to Mr. Wright an option to purchase 750,000 shares of common stock, expiring on July 31, 2017, vesting in six equal tranches of 125,000 options every six months over a period of 3 years, and exercisable at a price per share equal to the fair market value of our common stock on the date on which the option grant to Mr. Wright is formally approved by our board of directors; and (iv) if we terminate Mr. Wright's employment without “Cause” (as defined in the employment agreement), then we will pay to Mr. Wright as severance pay in the amount of $35,000.

Termination Under the Equity Plans

Under our 2000/2001 Stock Option Plan, if the person receiving the option (the optionee) ceases to be employed by us for any reason other than for disability or cause, the optionee's options will expire not later than 3 months afterwards. During this 3 month period and prior to the time the option expires under the terms of the option, the optionee may exercise any option that we have granted to him, but only to the extent that the options were exercisable on the date of termination of his employment. Unless exercised during this period, these options will expire at the end of the 3 month period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination for a reason other than disability, cause or death has occurred are made by the board of directors, whose decision shall be final and conclusive. If an optionee ceases to be employed by us for reason of disability, the optionee's options will expire not later than 1 year after the date that he or she is terminated. During this 1 year period and prior to the expiration of the option under its terms, the optionee may exercise any option granted to him, but only to the extent that the options were exercisable on the date of termination of his employment because of his or her disability. Except as so exercised, optionee's options will expire at the end of the one 1 year period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination by reason of disability has occurred is determined by the board.

Under our Amended and Restated 2002 – 2003 Stock Option Plan, if an optionee ceases to be employed by, or ceases to have a relationship with us for any reason other than for disability or cause, the optionee's options will expire not later than three 3 months thereafter. During the three month period and prior to the expiration of the option by its terms, the optionee may exercise any option granted to him, but only to the extent such options were exercisable on the date of termination of his employment or relationship and except as so exercised, such options shall expire at the end of such three month period unless such options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred are made by the governance, compensation and nominating committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by us.

Termination Under the Employment Agreements

Termination Without Cause or Disability, Including a Change in Control

Under Mr. Watson's employment agreement, if Mr. Watson is terminated not for cause or disability, we will pay Mr. Watson all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination. In addition, he will receive the salary that he would have earned through December 31, 2014. If Mr. Watson is terminated after June 31, 2014, he will also receive an additional sum of $150,000.

Under Mr. Wright's employment agreement, if Mr. Wright is terminated not for cause or disability, we will pay Mr. Wright all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination. If Mr. Wright is terminated after February 15, 2014, he will also receive an additional sum of $35,000.

Termination Because of Disability

Under Mr. Watson's and Mr. Wright's employment agreements, if the employee is terminated because of disability, he is entitled to receive all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination.

Option Exercises for Fiscal 2012

There were no options exercised by our Named Executive Officers in fiscal year 2012.

Grants of Plan-Based Awards in Fiscal Year 2012

We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by our named executive officers as of the fiscal year ended December 31, 2012.

	Option Awards							Stock Awards
Name	Fiscal Year	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Robert G. Watson, Jr.	2010	—	—	900,000	(1)	$0.40	12/31/2015	—	—
Douglas M. Wright	2012	—	—	750,000	(2)	$0.70	7/31/2017	—	—

(1)	Stock options issued to Mr. Watson pursuant to our 2008 Stock Incentive Plan are subject to time-based vesting requirements, which must be satisfied before the options are fully vested and eligible to be exercised. The options vest in equal monthly increments over a period of 48 months, and in full upon a change of control of the company or the sale of all or substantially all of its assets. The options have a term of 5 years.
(2)	We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

Director Compensation

The following table sets forth summary compensation information for the period ended December 31, 2012, for each of our non-employee directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards(1) $	All Other Compensation $	Total $
James G. Miller(2)	$	$35,000	(1)	$-0-	$	$35,000

(1)	Amount represents the estimated fair market value of shares of common stock issued for board retainer fees for the year-end period ended December 31, 2012 under SFAS 123(R).
(2)	For 2012, Mr. Miller received a grant of 50,000 shares of common stock at a fair market value of $.70 per share, as compensation for his services to the company.

Aggregated Option/SAR* Exercises In Last Fiscal Year
and FY End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Exercisable Securities Underlying Unexercised Options at FY-End	Value of Unexercised In-the-money Options At FY-End Exercisable
James G. Miller	50,000	$35,000

*	We have not granted any Stock Appreciation Rights (“SAR”).

For 2012, James G. Miller, the Company's independent director and chairman of its audit and governance, compensation and nominating committees, was compensated for his services by a grant of 50,000 shares of the Company's common stock.

Key 2013 and Recent Compensation-Related Actions

During 2013, EnerJex took a number of actions that supported EnerJex's executive compensation philosophy and objective of ensuring that EnerJex's executive compensation program reinforces pay for performance, is market competitive in order to attract and retain key employees and is aligned with the interests of EnerJex stockholders.

•	At EnerJex's 2013 annual meeting of stockholders, EnerJex stockholders had the opportunity to provide an advisory vote on the compensation paid to EnerJex's named executive officers, or a “say-on-pay” vote. Approximately percent of the votes cast by EnerJex stockholders were in favor of the “say-on-pay” vote. While the governance, compensation and nominating committee believes that such results generally affirmed stockholder support of EnerJex's approach to executive compensation and did not make any significant changes to EnerJex's executive compensation program solely in response to the vote, the governance, compensation and nominating committee, nonetheless, has kept and intends to continue to keep a watchful eye on EnerJex's executive compensation program in order to ensure that it reinforces pay for performance, is market competitive in order to attract and retain key employees and is aligned with the interests of EnerJex stockholders.
•	At EnerJex's 2013 annual meeting of stockholders, EnerJex stockholders had the opportunity to provide an advisory vote on the frequency with which they believed EnerJex should hold a say-on-pay vote. In response to the voting results for the frequency of the say-on-pay vote, in which the frequency of a say-on-pay vote every three years received the highest number of votes, EnerJex intends to provide EnerJex stockholders with the opportunity to provide a say-on-pay advisory vote every three years until the next required vote on the frequency of a say-on-pay vote.

PRINCIPAL STOCKHOLDERS OF ENERJEX

The following table sets forth information known to EnerJex with respect to the beneficial ownership of each class of EnerJex capital stock as of September 13, 2013 for:

•	each person known by EnerJex to beneficially own more than five percent of any class of EnerJex's voting securities;
•	each of EnerJex's directors;
•	each of EnerJex's executive officers; and
•	all of EnerJex's current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of September 13, 2013. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of September 13, 2013 are outstanding for the purpose of computing the percentage of EnerJex capital stock owned by such person or group. However, such unissued shares of EnerJex capital stock are not deemed to be outstanding for calculating the percentage of EnerJex capital stock owned by any other person. EnerJex believes that the beneficial owners of EnerJex capital stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the notes below, the address for each of the stockholders in the table below is c/o EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Outstanding Shares of Common Stock(2)
Robert G. Watson, Jr., CEO and Director(3)	4,618,750	6.80%
R. Atticus Lowe, Director(4)(5)(6)	128,000	0.19%
Lance W. Helfert, Director(4)(5)(7)	202,000	0.30%
James G. Miller, Director	2,173,871	3.21%
West Coast Opportunity Fund LLC(4) 1205 Coast Village Road Montecito, CA 93108	11,812,469	17.40%
Montecito Venture Partners, LLC(5) 1205 Coast Village Road Montecito, California 93108	14,813,923	21.85%
Newman Family Trust	5,000,000	7.37%
John A. Loeffelbein(8)	3,944,648	5.82%
Directors, Officers and Beneficial Owners as a Group(9)	42,694,661	62.88%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Registrant, 4040 Broadway, Suite 508, San Antonio, Texas 78209.
(2)	Figures are rounded to the nearest hundredth of a percent.
(3)	Includes 4,000,000 shares held by RGW Energy, LLC, of which Mr. Watson is the sole member, and 562,500 shares under an option granted to Mr. Watson to purchase 900,000 shares of common stock at $0.40 per share. Mr. Watson vests in that option in equal monthly increments over 48 months commencing January 1, 2011.
(4)	West Coast Asset Management, Inc. (the “Managing Member”) is the Managing Manager of West Coast Opportunity Fund, LLC, which directly owns all of the shares listed opposite its name in the table above. R. Atticus Lowe and Lance W. Helfert serve on the investment committee of the Managing Member.

Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.
(5)	Montecito Venture Partners, LLC, is a controlled affiliate of West Coast Asset Management, Inc. R. Atticus Lowe and Lance W. Helfert are the Managers of Montecito Venture Partners, LLC, which directly owns all of the shares listed opposite its name in the table above. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.
(6)	Includes 128,585 shares held directly held by Mr. Lowe. The remaining shares are held by West Coast Opportunity Fund, LLC (see footnote 4) and Montecito Venture Partners, LLC (see footnote 5). Mr. Lowe disclaims beneficial ownership of all securities reported herein, except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that Mr. Lowe is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes
(7)	Includes 53,577 shares held directly by Mr. Helfert and 148,422 shares held by Mr. Helfert’s children. The remaining shares are held by West Coast Opportunity Fund, LLC (see footnote 4) and Montecito Venture Partners, LLC (see footnote 5). Mr. Helfert disclaims beneficial ownership of all securities reported herein, except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that Mr. Helfert is the beneficial owner of the shares for the purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.
(8)	Includes 3,765,892 shares held by Coal Creek Energy, LLC. Mr. Loeffelbein disclaims beneficial ownership of all securities reported herein, except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that such Mr. Loeffelbein is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.
(9)	Excludes shares beneficially owned by Mr. Lowe and Mr. Helfert that are already counted for by West Coast Opportunity Fund, LLC and Montecito Venture Partners, LLC.

PRINCIPAL STOCKHOLDERS OF BLACK RAVEN

The following table sets forth information known to Black Raven with respect to the beneficial ownership of each class of Black Raven capital stock as of September 13, 2013 for:

•	each person known by Black Raven to beneficially own more than five percent of any class of Black Raven's voting securities;
•	each of Black Raven's directors;
•	each of Black Raven's executive officers; and
•	all of Black Raven's current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options or warrants held by that person that are currently exercisable or that become exercisable within 60 days of September 13, 2013. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options or warrants currently exercisable or that become exercisable within 60 days of September 13, 2013 are outstanding for the purpose of computing the percentage of Black Raven capital stock owned by such person or group. However, such unissued shares of Black Raven capital stock are not deemed to be outstanding for calculating the percentage of Black Raven capital stock owned by any other person. Black Raven believes that the beneficial owners of Black Raven capital stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the notes below, the address for each of the Black Raven stockholders in the table below is c/o Black Raven 1331 17th Street, Suite 350, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Number of Shares	Percent of Outstanding Shares of Common Stock
West Coast Opportunity Fund LLC 1205 Coast Village Road Montecito, CA 93108	16,233,549	91.5849%
Gus John Blass III	80,330	*%
Thomas E. Riley	0	0%
Directors, Officers and Beneficial Owners as a Group	16,313,879	91.5849%

*	less than 1% of the outstanding shares

PRINCIPAL STOCKHOLDERS OF COMBINED COMPANY

The following table sets forth information as of September 13, 2013 with respect to the beneficial ownership of each class of capital stock of the combined company upon completion of the merger for:

•	each person known by EnerJex and Black Raven that is expected to beneficially own more than five percent of any class of voting securities of the combined company upon completion of the merger;
•	each director of the combined company;
•	each named executive officer of the combined company; and
•	all directors and named executive officers of the combined company as a group.

Percentage of beneficial ownership is calculated based on 67,895,279 shares of EnerJex common stock outstanding and 4,779,460 shares of EnerJex Series A preferred stock outstanding and 17,725,134 shares of Black Raven capital stock outstanding as of September 4, 2013. The percent of common stock and Series A preferred stock of the combined company is based on 111,392,279 shares of common stock and 4,779,460 shares of Series A preferred stock of the combined company outstanding upon completion of the merger and assumes that the exchange ratio for the Black Raven common stock is 0.37491 shares of EnerJex common stock for each share of Black Raven common stock.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of September 13, 2013. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options and warrants currently exercisable or that become exercisable within 60 days of September 13, 2013 are outstanding for the purpose of computing the percentage of capital stock of the combined company owned by such person or group. However, such unissued shares of capital stock are not deemed to be outstanding for calculating the percentage of capital stock owned by any other person. EnerJex and Black Raven believe that the beneficial owners of capital stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the notes below, the address for each of the stockholders in the table below is c/o EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209.

	Post-Merger
Name of Beneficial Owner	EnerJex Common Stock and Common Stock Equivalents	Percent of Class
Montecito Venture Partners, LLC	14,814,000	13.3%
West Coast Opportunity Fund, LLC	54,794,469	49.2%
Newman Family Trust	5,000,000	4.5%
Robert G. Watson, Jr.	4,618,750	4.1%
Coal Energy Creek, LLC	3,945,000	3.5%
James G. Miller	2,174,000	2.0%
Lance W. Helfert	202,000	0.2%
R. Atticus Lowe	129,000	0.1%
All current EnerJex directors and executive officers as a group (eight persons)	85,677,219	76.9%

DESCRIPTION OF ENERJEX CAPITAL STOCK

Authorized and Outstanding Capital Stock

EnerJex currently is authorized to issue 250,000,000 shares of common stock, $0.001 par value per share, 4,779,460 shares of EnerJex Series A preferred stock, $0.001 par value per share, and 25,000,000 million shares of undesignated preferred stock, $0.001 par value per share.

As of September 4, 2013, EnerJex had 67,895,279 shares of EnerJex common stock outstanding. As of September 4, 2013, EnerJex had an aggregate of 5 million shares of EnerJex common stock reserved for issuance upon the exercise of outstanding stock options granted under the EnerJex Resources, Inc. 2013 Stock Incentive Plan. As of September 4, 2013, EnerJex had an aggregate of 550,000 shares of EnerJex common stock reserved for issuance upon the exercise of outstanding warrants.

As of September 4, 2013, EnerJex had 4,779,460 shares of EnerJex Series A preferred stock outstanding. Each share of EnerJex Series A preferred stock entitles its holder to one vote per share. Each share of EnerJex Series A preferred stock is convertible, at the option of the holder, for one share of EnerJex common stock, at an exchange price of $1.00 per share, subject to adjustment upon certain capitalization events. Holders of EnerJex Series A preferred stock are entitled to receive dividends. Holders of EnerJex Series A preferred stock are entitled to participate in the distribution of EnerJex's assets upon any liquidation, dissolution or winding-up of EnerJex. The holders of EnerJex Series A preferred stock have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

Common Stock

For all matters submitted to a vote of EnerJex stockholders, each holder of EnerJex common stock is entitled to one vote for each share registered in the holder's name on EnerJex's books. EnerJex common stock does not have cumulative voting rights. The holders of a majority of the shares of EnerJex common stock and Series A preferred stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose. Subject to limitations under Nevada law and preferences that may be applicable to any then outstanding preferred stock, holders of EnerJex common stock are entitled to receive ratably those dividends, if any, as may be declared by the EnerJex board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of EnerJex, the holders of EnerJex common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of EnerJex's debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. All shares of outstanding EnerJex common stock are fully paid and nonassessable. Holders of EnerJex common stock do not have preemptive or subscription rights, and they have no right to convert their EnerJex common stock into any other securities. There are no redemption or sinking fund provisions applicable to the EnerJex common stock. The rights, preferences and privileges of the holders of EnerJex common stock are subject to the rights of the holders of any series of preferred stock which EnerJex may designate in the future. EnerJex's articles of incorporation and bylaws do not restrict the ability of a holder of EnerJex common stock to transfer the holder's shares of EnerJex common stock.

Series A Preferred Stock

Each share of EnerJex Series A preferred stock entitles its holder to one vote per share. Each share of EnerJex Series A preferred stock is exchangeable, at the option of the holder, for one share of EnerJex common stock, at an exchange price of $1.00 per share, subject to adjustment upon certain capitalization events. Holders of EnerJex Series A preferred stock are entitled to receive dividends. Holders of EnerJex Series A preferred stock are entitled to participate in the distribution of EnerJex's assets upon any liquidation, dissolution or winding-up of EnerJex. There are fifteen record holders of EnerJex Series A preferred stock and they have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

Preferred Stock

The EnerJex board of directors is authorized, without approval of EnerJex stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 25 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of EnerJex common stock and Series A preferred stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The EnerJex board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than the EnerJex common stock or Series A preferred stock and with rights that could adversely affect the voting power or other rights of holders of the EnerJex common stock or Series A preferred stock. Prior to issuance of shares of each series of undesignated preferred stock, the EnerJex board of directors is required by the Nevada Revised Statutes and EnerJex's amended and restated articles of incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Nevada, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of EnerJex. EnerJex has no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of EnerJex's Amended and Restated Articles of Incorporation and Bylaws and Nevada Law

Some provisions of EnerJex's amended and restated articles of incorporation and bylaws and Nevada law contain provisions that could make the following transactions more difficult: an acquisition of EnerJex by means of a tender offer; an acquisition of EnerJex by means of a proxy contest or otherwise; or removal of EnerJex's incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of EnerJex to first negotiate with the EnerJex board of directors. The EnerJex board of directors believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure EnerJex outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaws

The following provisions in EnerJex's amended and restated articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control or change in EnerJex's management, including transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

•	Authorized But Unissued Capital Stock. EnerJex has shares of common stock and undesignated preferred stock available for future issuance without stockholder approval. EnerJex may use these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on its capital stock. The existence of unissued and unreserved capital stock may enable the EnerJex board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of EnerJex by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of EnerJex's management. In addition, the ability to authorize undesignated preferred stock makes it possible for the EnerJex board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of EnerJex. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of EnerJex.
•	Stockholder Meetings. EnerJex's bylaws provide that a special meeting of stockholders may be called only by EnerJex's chairman of the board, president and chief executive officer, or by the EnerJex board of directors.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. EnerJex's bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the EnerJex board of directors or a committee of the EnerJex board of directors.
•	No Cumulative Voting Rights. EnerJex's amended and restated articles of incorporation and bylaws do not provide for cumulative voting rights. The holders of a majority of the shares of common stock and Series A preferred stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose.

Nevada Anti-Takeover Law

As a Nevada corporation, EnerJex is subject to Sections 78.378-78.3793 of the Nevada Revised Statutes. This law prohibits a publicly-held Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 78.8783 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the corporation's assets involving the interested stockholder;
•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification

EnerJex's amended and restated articles of incorporation contains certain provisions permitted under the Nevada Revised Statutes relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, EnerJex's amended and restated articles of incorporation contains provisions to indemnify EnerJex's directors and officers to the fullest extent permitted by the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent and registrar for EnerJex common stock is Standard Registrar & Transfer Co., Inc. and Reicker, Pfau, Pyle & McRoy LLP is the transfer agent for EnerJex's Series A preferred stock.

COMPARISON OF RIGHTS OF HOLDERS OF ENERJEX STOCK AND BLACK RAVEN STOCK

Both EnerJex and Black Raven are incorporated under the laws of the State of Nevada. Any differences, therefore, in the rights of EnerJex stockholders and Black Raven stockholders arise primarily from differences in their respective articles of incorporation and bylaws. Upon completion of the merger, holders of Black Raven common stock will receive shares of EnerJex common stock in exchange for their shares of Black Raven common stock. As a result, upon completion of the merger, the rights of holders of Black Raven common stock who become holders of EnerJex common stock in connection with the merger will be governed by the NRS, EnerJex's amended and restated articles of incorporation and amended and restated bylaws.

The following table compares the material differences between the current rights of Black Raven stockholders under Black Raven's amended and restated articles of incorporation and bylaws, which are referred to as the Black Raven charter and Black Raven bylaws, respectively, and the current rights of EnerJex stockholders under EnerJex's current amended and restated articles of incorporation, which is referred to as the EnerJex charter, and EnerJex bylaws.

EnerJex has filed copies of the EnerJex charter and the EnerJex bylaws with the SEC. In addition, copies of the EnerJex charter, the EnerJex bylaws, the Black Raven charter and the Black Raven bylaws will be sent to holders of EnerJex common stock or Black Raven common stock upon request. See “Where You Can Find More Information.” Because this summary does not provide a complete description of these documents, EnerJex and Black Raven urge you to read each of their charters and bylaws as well as the amended EnerJex charter in their entirety.

COMPARISON OF RIGHTS OF HOLDERS OF ENERJEX STOCK
AND BLACK RAVEN STOCK

Black Raven Stockholders	EnerJex Stockholders
Corporate Governance
Before Merger: The rights of Black Raven stockholders currently are governed by Nevada law and the Black Raven charter and bylaws.	Before Merger: The rights of EnerJex stockholders currently are governed by Nevada law and EnerJex's charter, bylaws, and certificate of designation.
After Merger: Upon completion of the merger, the rights of Black Raven stockholders who become EnerJex stockholders in the merger will be governed by Nevada law and EnerJex's charter and bylaws.	After Merger: Upon completion of the merger, the rights of EnerJex stockholders will be governed by Nevada law and EnerJex's charter, bylaws, and certificate of designation.
Authorized Capital
The authorized capital stock of Black Raven is 150,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, no par value per share.	The authorized capital stock of EnerJex, including a description of preferential rights of the undesignated preferred stock, is set forth in “Description of EnerJex Capital Stock - Authorized and Outstanding Capital Stock.”
The EnerJex charter provides that the rights of the holders of EnerJex common stock and Series A preferred stock are subject to the rights and preferences of EnerJex preferred stock as the same may be designated from time to time by the EnerJex board of directors. See “Description of EnerJex Capital Stock — Preferred Stock.”

Black Raven Stockholders	EnerJex Stockholders
Dividends
Under the Black Raven bylaws, dividends upon the outstanding shares of Black Raven, subject to the provisions of the charter, may be declared and paid in cash, property, or shares of the corporation, subject to NRS Chapter 78 and the charter.	The EnerJex bylaws provide that the board of directors may declare that the holders of shares of capital stock are entitled to receive out of the assets of EnerJex which are by law available, dividends, either payable in cash, in property or in shares of capital stock, subject to the provisions of the charter.
Under the charter, such dividends are subject to the preferential rights of the preferred stock.	Holders of common stock are entitled to share ratably dividends if and when declared by the board of directors. The Company's certificate of designation provides that holders of Series A preferred stock are entitled to receive dividends on a quarterly basis. For so long as any shares of Series A preferred stock are issued and outstanding, EnerJex cannot declare, pay or set aside any dividends on shares of any other class or series of capital stock other than Series A preferred stock, unless it concurrently pays to the holder of each issued and outstanding share of Series A preferred stock a dividend in like amount per as converted share of common stock into which the share of Series A preferred stock is convertible as of the record date for the dividend.
Rights on Liquidation
The Black Raven charter authorizes the board of directors to provide for series of preferred stock and empowers the board to fix the amounts payable upon such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation of the corporation.	Upon a voluntary or involuntary liquidation, dissolution or winding up of EnerJex, holders of common stock are entitled to receive all assets of EnerJex available for distribution subject to any preferential liquidation rights on any then outstanding preferred stock. The EnerJex charter also sets forth that the board of directors may designate preferred stock and in connection with such designation fix liquidation rights. Pursuant to the certificate of designation, in the event of any liquidation, dissolution, or winding up of the corporation, the holders of Series A preferred stock are entitled to be paid a liquidation preference out of the assets of the corporation prior and in preference to any payments to holders of common shareholder. The remaining assets will be distributed among the holders of Series A preferred stock as if all such shares were converted into shares of common stock and holders of the common stock ratably based on the number of shares of as-converted shares of common stock held by each.
Conversion Rights
The Black Raven charter sets forth that the board of directors may designate preferred stock and in connection with such designation fix conversion rights.	The EnerJex charter sets forth that the board of directors may issue preferred stock. In accordance with the certificate of designation, each share of Series A preferred stock is convertible into a number of shares of common stock in accordance with the formula and adjustments provided in the certificate of designation.

Black Raven Stockholders	EnerJex Stockholders
Number of Directors
The Black Raven charter and bylaws provide that the board of directors must consist of at least 1 but no more than 9 members. The Black Raven bylaws provided that the number of directors will be fixed, from time to time, as determined by action of the board of directors or stockholders. The current number of directors consists of 3 directors.	The EnerJex charter sets the initial number of directors at 4, but it allows for a different number if the procedures of the bylaws are followed. The EnerJex bylaws provide that the board of directors shall consist of at least 2 members but no more than 7 members. They also provide that the number of directors will be set by a resolution of the board of directors and that the maximum and minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum or minimum numbers unless a majority of the outstanding shares entitled to vote approve a duly adopted amendment to the bylaws. The current number of directors is 5.
Classification of Board of Directors
The Black Raven board is not classified. The Black Raven charter and bylaws provides for one class of directors, meaning each director stands for election on an annual basis.	The EnerJex bylaws provide for one class of directors, meaning each director stands for election on an annual basis, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders.
Removal of Directors
The Black Raven bylaws provides that a director may be removed from office for cause at any special meeting of stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. If any director who is an employee of the corporation is terminated as an employee for cause, the termination constitutes removal as a director without the requirement of a vote of stockholders. Directors may be removed without cause by stockholder vote.	The EnerJex bylaws provides that any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote.
Vacancies on the Board of Directors
The Black Raven bylaws provide that vacancies occurring on the board of directors may be filled by the vote of a majority of the remaining directors. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor. The board of directors may fill a directorship that is to be filled because of an increase in the number of directors only until the next election of one or more directors by the stockholders	The EnerJex bylaws provide that a vacancy occurring on the board of directors may be filed by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director so chosen will hold office until the next election of directors and until such director's successor has been elected and qualified, or until such director's earlier resignation or removal. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the election is done by written consent, the bylaws require that a majority of the outstanding shares entitled to vote must consent. If the resignation is effective at some time in the future, the board of directors may elect a successor to take office when the resignation becomes effective.

Black Raven Stockholders	EnerJex Stockholders
Board Quorum
The Black Raven bylaws provide that 3 directors constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. If the number of directors is less than 3, the number of directors then in place will constitute a quorum. Unless otherwise provided by law, the charter, or the bylaws, an act of the board of directors requires the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.	The EnerJex bylaws provide that a majority of the authorized number of directors will constitute a quorum for the transaction of business. Every act done by a majority of the directors present at a meeting duly held at which a quorum is present is considered an act of the board of directors, subject to certain provisions of the NRS, including provisions applicable to the approval of contracts or transactions by directors having a material financial interest, the appointment of committees, and the indemnification of directors. If at any meeting of the board of directors a quorum initially exists but then some of the directors withdraw, the meeting may continue to transact business, but any action taken requires the approval of at least a majority of the required quorum for such meeting.
Stockholder Quorum
The Black Raven bylaws provide that the holders of a majority of shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is not present or represented, however, the stockholders represented in person or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Any business may be transacted at the adjourned meeting if it might have been transacted at the meeting as originally notified so long as a quorum is present or represented. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present results in an act of the stockholders' meeting, unless a greater number is required by law, the charter, or the bylaws.	The EnerJex bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders constitutes a quorum for the transaction, unless otherwise provided by statute or the charter. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, even if enough stockholders withdraw so as to leave less than a quorum, if any action taken (except for adjournment) is approved by at least a majority of the shares necessary to constitute a quorum.
Stockholder Action by Written Consent
The NRS provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. However, if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.	The EnerJex bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes necessary to take the action at a meeting at which all shares entitled to vote at the meeting were present and voted. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares of a personal representative of the stockholder of their respective proxy holders, may revoke the consent by providing a written notice that complies with certain provisions of the bylaws.

Black Raven Stockholders	EnerJex Stockholders
Special Meetings of Stockholders
The Black Raven bylaws provide that a special meeting of stockholders may be called by the chairman or vice chairman of the board, the president, the chief executive officer or the board of directors. Special meetings of stockholders will be called by the secretary upon the written request of the holders of shares entitled to note less than 25% of all the votes entitled to be cast at such meeting. The meeting request must state the purpose or purposes of the meeting and the proposed actions.	The EnerJex bylaws provide that a special meeting of stockholders, for any purpose, unless prohibited by Nevada law or the charter, may be called at any time by the president and shall be called by the president or secretary at the request in writing of a majority of board of directors, or at the request in writing of stockholders holding an aggregate number of shares that entitle them to cast at least a majority of the votes at any such meeting. The bylaws also set forth applicable requirements for such requests, the notice requirements imposed upon the officer receiving the request, and the timing requirements for the meeting.
Stockholder Proposals
The Black Raven bylaws provide that a stockholder of record of the corporation at the time of giving of notice specified in the bylaws may nominate persons for election to the corporation's board of directors and may make a proposal of business to be transacted by the stockholders at a meeting of stockholders if he or she is entitled to vote for the election of directors or for the business proposed at the meeting. The stockholder must comply with certain notice procedures specified in the bylaws.	The EnerJex bylaws provide that at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at a special meeting, the president of the corporation may call a special meeting of the stockholders for any purpose or purposes, unless prohibited by statute or by the charter. The bylaws specify the form and contents of the request, as well as the delivery requirements. The officer who receives the request must give notice to the stockholders entitled to vote in accordance with certain provisions of the bylaws that a meeting will be held at the time requested by the person or persons calling the meeting not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.
For director nominations, the notice must set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, certain information relating to such person, as specified in the Black Raven bylaws.
As to any other business that the stockholder proposes to bring before the meeting, the notice must include, among other specified items, a brief description of the business that the stockholder proposes to bring before the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the notice must provide certain information about the stockholder giving the notice. The chairman of the meeting determines whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and shall declare that such nomination or proposed business will not be presented for stockholder action at the meeting if he or she determines that any proposed nomination or business is improperly brought.

Black Raven Stockholders	EnerJex Stockholders
Amendment to Bylaws
The Black Raven bylaws provide that the bylaws may be amended or repealed by affirmative vote of a majority vote of the board of directors.	The EnerJex bylaws provide that new bylaws may be adopted or the bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of stockholders entitled to vote such shares, except as otherwise provided by law or by the charter. In addition, subject to the rights of the shareholders stated in the preceding sentence, the board of directors may adopt, amend, or repeal the bylaws. The charter also empowers the board to make, alter, amend, and repeal the bylaws subject to the power of the stockholders to alter or repeal the bylaws made by the board of directors.
Limitation of Liability
Under the Black Raven charter, no director or officer of the corporation shall be personally liable to the corporation or any stockholder of the corporation for damages for breach of fiduciary duty as a director or officer of the corporation except for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS §78.300. If the Private Corporations Law of the State of Nevada is later amended or interpreted to eliminate or limit further the personal liability of directors of officers, then the liability of all directors and officers of the corporation are to be eliminated or limited to the full extent then so permitted. Any amendment or repealing this provision or the adoption of any provisions of the charter inconsistent with this provision must not eliminate or reduce the effect of the provision in respect of any act or omission that occurred prior to the amendment, repealing of, or adoption of an inconsistent provision.	The EnerJex charter provides that except as provided, all past, current and/or future officers and directors of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability does not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distributions prohibited by Nevada Law. Any repeal or modification of Article X of the charter by the stockholders of the corporation must not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Black Raven Stockholders	EnerJex Stockholders
Indemnification
Under the Black Raven charter, the corporation is authorized to provide indemnification for its directors, officers, employees, and agents, and to the extent serving at the request of the corporation, for the directors, officers, employees and agents of any corporation, partnership, joint venture, trust or other enterprise, in each case to the fullest extent permitted by applicable law as then in effect, through bylaw provisions or through agreements, or both. All expenses actually and reasonably incurred by officers or directors in defending a civil or criminal action, suit, or proceeding arising by reason of the fact that such person is or was an officer or director of the corporation, must be paid by the corporation as they are incurred in advance of a final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of the corporation.

The Black Raven bylaws indemnify its directors to the fullest extent permitted by NRS Chapter 78 and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter.	The EnerJex charter provides that the corporation is authorized to provide indemnification of (and advancement of expenses to) its agents, (and any other persons to which Nevada law permits) through bylaw provisions, agreements, vote of stockholders or disinterested directors, subject only to limits provided by applicable Nevada law.

The EnerJex bylaws provide that for actions other than by the corporation, the corporation may indemnify any person in certain conditions, except an action by or in the right of the corporation, if the conditions result because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (such person, an “indemnified person”) against certain expenses if he or she acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The bylaws also provide that for actions by the corporation, the corporation may indemnify an indemnified person against certain expenses if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. For actions by the corporation, indemnification may not be made for certain claims except if certain courts determine that the person is fairly and reasonably entitled to indemnity. If a director, officer, employee or agent of the corporation succeeds in certain types of defense, the corporation is required to indemnify him or her against expenses incurred in connection with the defense. In most cases, indemnification must be made by the corporation only as authorized in the specific case after a determination is made that the indemnification is proper. The bylaws allow the charter, the bylaws, or an agreement made by the corporation to provide that certain expenses of officers and directors must be paid by the corporation as they are incurred and in advance of a final disposition under certain specified conditions. To the extent permitted under applicable law, the rights and powers granted pursuant to the bylaws with respect to indemnification of directors, officers, employees and other agents apply to acts and actions occurring or in progress before its adoption by the board of directors.

Black Raven Stockholders	EnerJex Stockholders
As described above under “The Merger Agreement —
Certain Covenants,” EnerJex has agreed to provide, for a period of six years after the effective date of the merger, officers' and directors' liability insurance covering acts or omissions occurring before the effective time of the merger by each officer or director of EnerJex or its subsidiaries covered by EnerJex's current officers' and directors' liability insurance policy.
Certain Business Combinations/Anti-takeover Provisions
Under Nevada law, a corporation organized in Nevada that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing in the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation is generally subject to sections 78.378-78.3793 of the NRS, which protect Nevada corporations from certain types of transactions by persons who acquire large blocks of stock without prior board approval, unless its certificate of incorporation or bylaws otherwise provides. Black Raven has fewer than 100 stockholders of record with addresses in Nevada appearing in the stock ledger of the corporation and has no charter or bylaw provision imposing stricter requirements on the acquisition of a controlling interest in the corporation than the provisions of NRS 78.378 to 78.3793. Since Black Raven has no such stricter requirements in its charter or bylaws, its board of directors has not adopted a resolution providing stricter requirements, and it does not come within the definition of an “Issuing Corporation” under NRS 78.3788, Black Raven is not subject to the restrictions of sections 78.378 – 78.3793 of the NRS.	EnerJex is subject to the restrictions of sections 78.378 – 78.3793 of the NRS. The NRS generally prohibits a Nevada corporation with 200 or more stockholders of record from engaging in a combination, referred to as a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder, with an Interested Stockholder referred to generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for a period of two years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder’s becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the 2 year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote (and not by written consent) of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than 2 years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of shares meets the minimum requirements set forth in NRS Sections 78.441 through 78.443, and prior to the consummation of the combination, except in limited circumstances, the Interested Stockholder would not have become the beneficial owner of additional voting shares of the corporation.
EnerJex has not adopted an amendment to its articles of incorporation or bylaws expressly electing not to be governed by these sections of the NRS.

APPRAISAL AND DISSENTER’S RIGHTS

EnerJex stockholders are not entitled to appraisal rights in the merger.

Since Black Raven stockholders (other than West Coast Opportunity Fund, LLC) were not asked to vote to approve and adopt the merger, those stockholders have the right to dissent and be paid cash for the “fair value” of their shares of Black Raven common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the Nevada Revised Statutes is attached to this proxy statement/information statement/prospectus as Annex D.

This discussion and Annex D should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute. Under the Nevada dissenters’ rights statute, you have the right to dissent from the merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the Black Raven a written notice of dissent stating that you intend to demand payment for your shares if the merger is consummated. A form of demand for payment is set forth at the end of Annex D. This notice must be sent not later than November 29, 2013. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

Within 10 days after the effective time of the merger, the combined company will give written notice of the effective date of the merger by certified mail to each Black Raven stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the combined company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

Within 30 days after the receipt of the dissenters’ demand for payment, the combined company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the combined company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the combined company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the combined company's payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the combined company's payment for the stockholders’ shares.

If a demand for payment remains unsettled, the combined company will petition the court to determine fair value and accrued interest. If the combined company fails to commence an action within 60 days following the receipt of the stockholder’s demand, the combined company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the combined company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

If you are a holder of Black Raven shares and you wish to seek dissenters’ rights, you are urged to review the applicable Nevada statutes attached to this document as Annex D.

LEGAL MATTERS

The validity of the shares of EnerJex common stock offered by this document will be passed upon for EnerJex by Reicker, Pfau, Pyle & McRoy, LLP, 1421 State Street, Suite B, Santa Barbara, California 93101. Certain U.S. federal income tax consequences relating to the merger will be passed upon by Levine, Garfinkel and Eckersley, L.L.P., Las Vegas, Nevada.

EXPERTS

The financial statements of EnerJex as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, included in the proxy statement/information statement/prospectus, which is part of this registration statement, and the effectiveness of EnerJex's internal control over financial reporting as of December 31, 2012, have been audited by Weaver, Martin & Samyn, LLC, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Black Raven as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, included in this registration statement of EnerJex and the related proxy statement/information statement/prospectus of EnerJex and Black Raven have been audited by L.L. Bradford, LLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information included in this proxy statement/information statement/prospectus, including the annexes, as of December 31, 2011 and 2012 relating to EnerJex’s estimated quantities of oil and gas reserves is derived from reserve reports prepared by MHA Petroleum Consultants LLC. This information is included in this proxy statement/information statement/prospectus in reliance upon such firm as experts in matters contained in the reports.

WHERE YOU CAN FIND MORE INFORMATION

EnerJex is a public company and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document EnerJex files at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. EnerJex's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

In addition, EnerJex maintains a website that contains information, including copies of reports, proxy statements and other information it files with the SEC. The address of EnerJex's website is www.enerjex.com. Information contained on EnerJex's website or that can be accessed through EnerJex's website does not constitute a part of this proxy statement/information statement/prospectus. EnerJex has included its website addresses only as inactive textual references and does not intend it to be an active link to its website.

EnerJex has filed a registration statement on Form S-4 with the SEC for the common stock offered under this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this proxy statement/information statement/prospectus. Whenever EnerJex makes reference in this proxy statement/ information statement/prospectus to any of its contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may:

•	inspect a copy of the Form S-4 registration statement, including the exhibits and schedules, without charge at the public reference room;
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or
•	obtain a copy from the SEC website.

You should rely only on the information contained in this proxy statement/information statement/prospectus to vote your shares at the special meetings. Neither EnerJex nor Black Raven has authorized anyone to provide you with information that differs from that contained in this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus is dated September 13, 2013. You should not assume that the information contained in this proxy statement/ information statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/information statement/prospectus to stockholders nor the issuance of shares of EnerJex common stock in the merger will create any implication to the contrary.

ANNEX A

Execution Copy

Agreement and Plan of Merger

by and among

EnerJex Resources, Inc.
a Nevada corporation
(“Parent”)

BRE Merger Sub, Inc.
a Delaware corporation
(“Merger Sub”)

Black Raven Energy, Inc.
a Nevada corporation
(“BRE”)

and

West Coast Opportunity Fund, LLC
a Delaware limited liability company
(the “Principal Stockholder”)

July 23, 2013

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 23, 2013, is made and entered into by and among ENERJEX RESOURCES, INC., a Nevada corporation (the “Parent”), BRE MERGER SUB, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “EnerJex Parties” or the “Buyer Entities”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“BRE”); and WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company (the “Principal Stockholder ”), with reference to the following facts:

RECITALS:

A. The parties intend that at the Effective Time, Merger Sub shall be merged with and into BRE pursuant to the Merger as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement.

B. The Board of Directors of Parent has (a) unanimously determined (provided, however, that the parties acknowledge any member of the Board of Directors with a conflict may abstain from the vote) that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger and (c) resolved to recommend that Parent stockholders approve the issuance of Parent Common Stock (the “Parent Stockholder Approval”) pursuant to the Merger and the consummation of other Transactions pursuant to the terms of this Agreement.

C. The Board of Directors of BRE has (i) unanimously determined (provided, however, that the parties acknowledge any member of the Board of Directors with a conflict may abstain from the vote) that it is in the best interests of BRE and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, and (iii) resolved to recommend adoption of this Agreement by the stockholders of BRE.

D. For U.S. federal income tax purposes, it is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.

E. Parent and Merger Sub, on the one hand, and BRE and the Principal Stockholder, on the other hand (the “BRE Parties”), desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

THE TRANSACTIONS

Section 1.1 The Merger

(a) At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Chapter 78 and 92A of the Nevada Revised Statutes (the “NRS”) and the Delaware General Corporation Law (the “DGCL” and collectively with the NRS, the “Applicable Statutes”), Merger Sub shall be merged with and into BRE (the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease, and BRE shall continue its existence under Nevada law as the surviving corporation in the Merger and a direct wholly owned subsidiary of Parent.

(b) On the Closing Date, Parent and Merger Sub shall file with the Secretaries of State of the State of Delaware and the State of Nevada a certificate of merger and articles of merger, respectively (the “Certificates of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the Applicable Statutes, in order to effect the Merger. The Merger shall become effective at such time as the Certificates of Merger have been filed with the Secretary of State of

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the State of Nevada or at such other, later date and time as is agreed among the parties and specified in the Certificates of Merger in accordance with the relevant provisions of the Applicable Statutes (such date and time is referred to herein as the “Effective Time”).

Section 1.2 Closing.  The closing of the Transactions (the “Closing”) shall take place at the offices of Reicker, Pfau, Pyle & McRoy, LLP, 1421 State Street, Suite B, Santa Barbara, California, at 10:00 a.m., local time, on the third business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the parties may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date”.

Section 1.3 Effect of the Merger.  The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the Applicable Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Merger Sub shall vest in BRE as the surviving corporation in the Merger, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of BRE, as provided under the Applicable Statutes.

Section 1.4 Organizational Documents.  At the Effective Time, the certificate of incorporation and bylaws of Merger Sub shall be the certificate of incorporation and bylaws of the surviving corporation in the Merger.

Section 1.5 Directors.  Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be, as of the Effective Time, the directors of the surviving corporation in the Merger and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6 Officers.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the surviving corporation in the Merger and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock.

(a) Effect of Effective Time.  At the Effective Time, by virtue of the Merger and without any action on the part of BRE or the Merger Sub or the holder of any shares of BRE Common Stock or shares of Merger Sub Common Stock:

(i) Conversion of Merger Sub Common Stock.  Each share of Merger Sub common stock, par value $0.0001 per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of common stock of BRE as the surviving corporation in the Merger.

(ii) Conversion of BRE Common Stock.  Each share of BRE Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, shall be converted automatically into the right to receive the following consideration:

(A) Each share of BRE Common Stock with respect to which an election to receive cash (a “Cash Election”) has been properly made pursuant to Section 2.2(c) and not lost, revoked, or changed pursuant to Section 2.2(c) (each, a “Cash Electing BRE Share”) shall, subject to Section 2.2(c)(vi), be converted into the right to receive $0.40 per BRE common share in cash without interest (the “Cash Consideration”), up to the maximum Cash Consideration amount of $600,000 (the “Maximum Cash Consideration Amount”).

(B) Each share of BRE Common Stock with respect to which an election to receive stock (a “Stock Election”) has been properly made pursuant to Section 2.2(c) and not lost, revoked

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or changed pursuant to Section 2.2(c) (each, a “Stock Electing BRE Share”) shall, subject to Section 2.2(c)(vi), be converted into the right to receive 0.34791 validly issued, fully paid and nonassesable shares of Parent Common Stock (the “Exchange Ratio”),subject to adjustment pursuant to Section 2.1(c) (such per share amount, together with any cash in lieu of fractional shares of BRE Common Stock to be paid pursuant to Section 2.1(e) is hereinafter referred to as the “Parent Common Stock Consideration” and collectively with the Cash Consideration the “Merger Consideration”).

(C) Each share of BRE Common Stock that is not a Cash Electing BRE Share or a Stock Electing BRE Share (each, a “Non-Electing BRE Share”) shall be converted into the right to receive the Parent Common Stock Consideration as determined pursuant to Section 2.2(c)(vi).

(iii) Conversion of Warrants to purchase BRE Common Stock.  Each warrant to purchase a share of BRE Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted automatically into a warrant to purchase shares of Parent Stock. The number of shares purchasable under such warrant shall be adjusted pursuant to the Exchange Ratio, and the exercise price of each warrant shall have a corresponding adjustment pursuant to the terms thereof.

(iv) Effect of Conversion of BRE Common Stock.  All of the shares of Merger Sub Common Stock converted into the shares of BRE Common Stock pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of BRE Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of BRE Common Stock (a “BRE Certificate”) shall thereafter represent only the right to receive the shares of Parent Common Stock into which the shares of BRE Common Stock represented by such Book-Entry Shares or BRE Certificate have been converted pursuant to this Section 2.1.

(b) Shares of Dissenting Stockholders.  Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of BRE Common Stock held by a person (a “Dissenting Stockholder”) who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of the Applicable Statutes concerning the right of holders of shares of BRE Common Stock to demand appraisal of their shares (the “Appraisal Provisions”) of BRE Common Stock (such shares, the “Dissenting Shares”), to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive shares of Parent Common Stock as set forth in Section 2.1(a)(ii), but instead shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in the Applicable Statutes. If such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the Applicable Statutes, each of such Dissenting Stockholder’s shares of BRE Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive shares of Parent Common Stock as set forth in Section 2.1(a)(ii). BRE shall give Parent prompt notice of any demands for appraisal of shares received by BRE, withdrawals of such demands and any other instruments served pursuant to any Applicable Statutes and shall give Parent the opportunity to participate in all negotiations and proceedings with respect thereto. BRE shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

(c) Recapitalization Adjustment.  If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit any party to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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(d) Exchange Ratio Adjustments based upon Balance on Carlyle Indebtedness.

(i) Excess Balance on Carlyle Indebtedness.  If, as of the Effective Time, the Carlyle Note Payoff Amount (defined in Section 2.1(d)(iv)) is more than $14,500,000, then the Exchange Ratio shall be reduced by the quotient determined by dividing (x) (1) the Carlyle Note Payoff Amount reduced by $14,500,000, divided by (2) $0.70, by (y) the aggregate number of Stock Electing BRE Shares, the Non-Electing BRE Shares, and any other shares of BRE Common Stock to be converted into Parent Common Stock Consideration at the Effective Time (collectively, the “Stock Receiving BRE Shares”).

(ii) Deficit Balance on Carlyle Indebtedness.  If, as of the Effective Time, the Carlyle Note Payoff Amount is less than $14,500,000, then the Exchange Ratio shall be increased by the quotient determined by dividing (x) (1) $14,500,000 reduced by the Carlyle Note Payoff Amount divided by (2) $0.70, by (y) the number of Stock Receiving BRE Shares.

(iii) Examples of Exchange Ratio Adjustment Calculation.  Solely for purposes of illustrating the calculations set forth in the foregoing provisions of this Section 2.1(d), assume that as of the Effective Time there are 125,030,812 shares of BRE Common Stock issued and outstanding (reflecting the shares issued and outstanding as represented in Section 3.2(a) plus the shares to be issued to WCOF pursuant to the Parent closing condition described in Section 6.3(d)), and assume further:

(A) that the Carlyle Note Payoff Amount is $15,900,000 and all issued and outstanding shares of BRE Common Stock (125,030,812 shares) are Stock Receiving BRE Shares. In such event, the Exchange Ratio would be reduced by 0.01600 to 0.33191, in accordance with the following calculations: Exchange Ratio (0.34791) minus the following calculation: ((($15,900,000-$14,500,000)/$0.70)/125,030,812 = 0.01600), with a resulting Exchange Ratio decrease as follows: 0.34791 - 0.01600 = 0.33191.

(B) that the Carlyle Note Payoff Amount is $15,900,000 and 5% of the issued and outstanding shares of BRE Common Stock (907,625 shares) are Cash Electing BRE Shares, resulting in 124,123,187 Stock Receiving BRE Shares. In such event, the Exchange Ratio would be reduced by 0.01611 to 0.33180, in accordance with the following calculations: Exchange Ratio (0.34791) minus the following calculation: (($15,900,000-$14,500,000)/$0.70)/124,123,187 = 0.01611), with a resulting Exchange Ratio decrease as follows: 0.34791- 0.01611 = 0.33180.

(C) that the Carlyle Note Payoff Amount is $13,900,000 and all issued and outstanding shares of BRE Common Stock (125,030,812 shares) are Stock Receiving BRE Shares. In such event, the Exchange Ratio would be increased by 0.00686 to 0.35477, in accordance with the following calculations: Exchange Ratio (0.34791) plus the following calculation: ((($14,500,000 -$13,900,000/$0.70)/125,030,812 = 0.00686), with a resulting Exchange Ratio increase as follows: 0.34791 + 0.00686 = 0.35477.

(D) that the Carlyle Note Payoff Amount is $13,900,000 and 5% of the issued and outstanding shares of BRE Common Stock (907,625 shares) are Cash Electing BRE Shares, resulting in 124,123,187 Stock Receiving BRE Shares. In such event, the Exchange Ratio would be increased by 0.00691 to 0.35482, in accordance with the following calculations: Exchange Ratio (0.34791) plus the following calculation: ((($14,500,000-$13,900,000)/$0.70)/124,123,187 = 0.00691), with a resulting Exchange Ratio increase as follows: 0.34791 + 0.00691 = 0.35482.

(iv) Carlyle Note Payoff Amount. The “Carlyle Note Payoff Amount” shall be the amount required to be paid to the Carlyle Note holders to discharge or acquire the Carlyle Notes in full, reduced by the amount held in the BRE “Capital Reserve Account” as that term is described in Section 8.2 of the Carlyle Note.

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(e) No Fractional Shares.  No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of BRE Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive from the Exchange Agent, in lieu thereof and upon surrender thereof, a cash payment (without interest) in an amount equal to the product of (x) the fraction of a share of Parent Common Stock otherwise issuable to such holder under this Agreement, multiplied times (y) $0.70 (the “Fractional Share Cash Amount”). No such holder shall be entitled to distributions, voting rights or any other rights in respect of any fractional shares of Parent Common Stock.

Section 2.2 Election Procedures; Exchange of Certificates.

(a) Appointment of Exchange Agent.  Parent shall appoint a bank or trust company that is reasonably acceptable to BRE to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration and shall enter into an agreement relating to the Exchange Agent’s responsibilities under this Agreement.

(b) Deposit of Merger Consideration.  As of the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for the benefit of holders of Certificates or evidence of Book-Entry Shares, for exchange in accordance with this Section 2.2, the Cash Consideration and evidence of shares of Parent Common Stock in book-entry form (and/or certificates representing such shares, at Parent's election) representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Parent Common Stock Consideration (including any Excess Merger Shares to be sold pursuant to Section 2.1(e)) (such evidence or certificates, together with any dividends or distributions with respect thereto, the “Exchange Fund”).

(c) Election and Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event within five business days of the Closing Date, Parent and the Surviving Company shall cause the Exchange Agent to mail to each holder of record of shares of BRE Common Stock whose shares were converted pursuant to Section 2.1(a)(ii) into the right to receive the Merger Consideration a letter of transmittal, form of election, and other customary transmittal materials (collectively, the “Letter of Transmittal”) which shall (A) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the parties may reasonably agree upon prior to the Effective Time), (B) provide instructions for each record holder (or in the case of nominee record holders, the beneficial owner, through proper instructions and documentation) of any share of BRE Common Stock as of the date of the action by written consent of the majority of the BRE stockholders to approve the Merger (the “BRE Record Date”) (other than Dissenting Shares) to specify the number of such holder's shares of BRE Common Stock with respect to which such holder makes a Cash Election and/or the number of such holder's shares of BRE Common Stock with respect to which such holder makes a Stock Election, and (C) provide instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration, the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(d). Parent shall mail, or cause to be mailed, reasonably in advance of the Election Deadline, the Letter of Transmittal to all Persons who are holders of shares of BRE Common Stock as of the BRE Record Date. Parent shall use commercially reasonable efforts to make, or cause to be made, the Letter of Transmittal available to all Persons who become holders of record (or beneficial owners) of shares of BRE Common Stock during the period between the BRE Record Date and the close of business on the last business day immediately preceding the Election Deadline. As used in this Agreement, “Election Deadline” means 5:00 p.m., Eastern time, on the date that is five (5) business days immediately preceding the Effective Time (or on such other date as the Parties mutually agree).

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(ii) Any such election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a Letter of Transmittal properly completed and signed and accompanied by Certificates representing the shares of BRE Common Stock to which such Letter of Transmittal relates (or customary affidavits and indemnifications regarding the loss or destruction of such Certificates or by an appropriate guarantee of delivery of such Certificates as set forth in such Letter of Transmittal from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). Holders of record of shares of BRE Common Stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple Letters of Transmittal; provided that each such Letter of Transmittal covers all of the shares of BRE Common Stock held by each such nominee, trustee or representative for a particular beneficial owner. Any share of BRE Common Stock (other than Dissenting Shares) with respect to which a proper Cash Election or Stock Election has not been made as aforesaid shall be deemed to be a Non-Electing BRE Share. After a Cash Election or a Stock Election is properly made with respect to any share of BRE Common Stock, no further registration of transfers of such share shall be made on the stock transfer books of BRE, unless and until such Cash Election or Stock Election is properly revoked.

(iii) Parent and BRE shall publicly announce the anticipated date of the Election Deadline at least 5 business days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and Parent and BRE shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

(iv) Any Cash Election or Stock Election may be revoked or changed with respect to all or any portion of the shares of BRE Common Stock subject thereto (but only in whole share amounts) by the holder who submitted the applicable Letter of Transmittal by such holder submitting to the Exchange Agent a written notice of such revocation or change and such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with ARTICLE VII. If a Cash Election or Stock Election is properly and timely revoked or changed with respect to any shares of BRE Common Stock, the Certificate or Certificates relating to such revoked or changed Letter of Transmittal shall be promptly returned to the holder or representative that submitted the same to the Exchange Agent, except to the extent (if any) a subsequent Cash Election and/or Stock Election is properly made with respect to any or all of the shares of BRE Common Stock represented by such Certificate or Certificates.

(v) The good faith determination of the Exchange Agent (or the joint determination of Parent and BRE, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections and Stock Elections shall have been properly made, revoked or changed pursuant to this Section 2.2 and as to when Cash Elections, Stock Elections, revocations and changes were received by the Exchange Agent. The Exchange Agent shall have reasonable discretion to disregard immaterial defects in the Letters of Transmittal. Neither the Exchange Agent, Parent nor BRE shall be under any obligation to notify any Person of any defect in a Letter of Transmittal. The Exchange Agent (or Parent and BRE jointly, in the event that the Exchange Agent declines to make the following computations) shall also make all computations as to the proration contemplated by Section 2.2(vi), and absent manifest error such computations shall be conclusive and binding on Parent, BRE and all holders of BRE Common Stock. The Exchange Agent may, with the written agreement of Parent and the consent of BRE (such consent not to be unreasonably withheld, conditioned or delayed), make any rules that are consistent with this Section 2.2 for the implementation of the Cash Elections and Stock Elections provided for in this Agreement and shall be necessary or desirable to effect the Cash Elections and Stock Elections.

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(vi) Proration.  Notwithstanding anything in this Agreement to the contrary, with respect to all shares of BRE Common Stock (other than Dissenting Shares) issued and outstanding immediately prior to the Effective Time:

(A) the maximum number of shares of BRE Common Stock that shall be entitled to receive the Cash Consideration Amount shall be equal to the quotient obtained by dividing (x) the Maximum Cash Consideration Amount by (y) $0.40; and

(B) the remainder of the outstanding shares of BRE Common Stock (including the Stock Electing BRE Shares and the Non-Electing BRE Shares, as such terms are respectively defined in Sections 2.1(a)(ii)(B) and (C), above) shall be converted into the right to receive the Parent Common Stock Consideration per share.

(d) Surrender of Certificates or Book-Entry Shares.  Upon surrender of Certificates or Book-Entry Shares to the Exchange Agent together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration deliverable in respect of the shares represented by such Certificates or Book-Entry Shares pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(e). In the event of a transfer of ownership of shares of BRE Common Stock that is not registered in the transfer or stock records of BRE, any cash to be paid upon, or shares of Parent Common Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of BRE Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book-Entry Share. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive, with respect to Certificates and Book-Entry Shares, upon such surrender, the Merger Consideration deliverable in respect of the shares represented by such Certificates or Book-Entry Shares pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such holder of Certificates or Book-Entry Shares becomes entitled in accordance with Section 2.2(e).

(e) Treatment of Unexchanged Shares.  No dividends or other distributions, if any, with a record date after the Effective Time with respect to shares of Parent Common Stock, shall be paid to the holder of any unsurrendered Book-Entry Shares or Certificate until such holder shall surrender such Book-Entry Shares or Certificates in accordance with this Section 2.2. After the surrender in accordance with this Section 2.2 of such Book-Entry Shares or Certificates, the holder thereof shall be entitled to receive (in addition to the Merger Consideration and the Fractional Share Cash Amount payable to such holder pursuant to this Section 2.2(e)) any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of Parent Common Stock to be issued in exchange for such Book-Entry Shares or Certificates.

(f) No Further Ownership Rights in Exchanged Shares.  The shares of Parent Common Stock delivered in accordance with the terms of this Section 2.2 upon conversion of any shares of BRE Common Stock delivered in accordance with the terms of this Section 2.2, together with the payment of any Fractional Share Cash Amounts, shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of BRE Common Stock. From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of BRE other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(d) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry

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Shares become entitled in accordance with Section 2.2(e)), without interest, and (ii) the stock transfer books of BRE shall be closed with respect to all shares of BRE Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of BRE Common Stock are presented to the Surviving Company or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Section 2.2, subject to applicable Law in the case of Dissenting Shares.

(g) Termination of Exchange Fund.  Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration, any Fractional Share Cash Amount and any dividends and distributions which such holder has the right to receive pursuant to this Article II without any interest thereon.

(h) No Liability.  None of the parties or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the Fractional Share Cash Amounts to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares as of the second anniversary of the Effective Time (or immediately prior to such earlier date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

(i) Withholding Rights.  Parent, the Surviving Company and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of a Certificate or Book-Entry Share pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Any amounts so deducted, withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate or Book-Entry Share in respect of whom such deduction or withholding was made.

(j) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.2(g), the Surviving Company) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any Fractional Share Cash Amount and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

Section 2.3 Stock Options.

(a) Prior to the Effective Time, BRE shall provide (i) all option holders the opportunity to exercise their outstanding options to purchase shares of BRE Common Stock that had been granted pursuant to the BRE Stock Plan (each, a “BRE Option”) that are issued and outstanding as of the date hereof; and (ii) that immediately prior to the Effective Time of the Merger, all unexercised BRE Options shall be cancelled and terminated immediately prior to the Effective Time.

(b) Prior to the Effective Time, the BRE Board of Directors and/or the appropriate committee thereof shall adopt such resolutions providing for the treatment of the BRE Options as contemplated by this Section 2.3.

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Section 2.4 Further Assurances.  If at any time before or after the Effective Time, any party reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or any other transaction contemplated by this Agreement (the “Transactions”) or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the parties and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.

Section 2.5 Escrow.

(a) In order to establish a procedure for the satisfaction of claims by Parent or Parent Indemnified Parties for indemnification pursuant to ARTICLE VIII and certain other matters, Parent, the Principal Stockholder, and the Escrow Agent shall enter into an Escrow Agreement (the “Escrow Agreement”), on the Closing Date, pursuant to which, at the Closing, Parent shall deposit with the Escrow Agent into a fund to be managed by the Escrow Agent a number of shares of Parent Common Stock that would otherwise be distributed to the Principal Stockholder that number of shares equal to 5.0% of the total number of shares issued to Principal Stockholder in the Merger (the “Escrow Amount”) (as may be decreased or decreased in accordance with the terms of this Agreement or the Escrow Agreement, the “Escrow Fund”) to be used to satisfy or partially satisfy, as the case may be, the Principal Stockholder's indemnification obligations set forth in ARTICLE VIII.

(b) Parent shall be deemed to have contributed on behalf of the Principal Stockholder the Escrow Amount to the Escrow Fund. The timing and methodology for the release of the Escrow Amount shall be governed by the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BRE

Except as disclosed in the disclosure schedule delivered by BRE to Parent immediately prior to the execution of this Agreement (the “Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), BRE hereby represents and warrants to Parent as follows:

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) BRE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of BRE's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect. Each of BRE and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

(b) BRE has made available prior to the date of this Agreement a true and complete copy of its articles of incorporation and bylaws (collectively, the “Organizational Documents”), and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of BRE, in each case, as amended through the date hereof.

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Section 3.2 Capital Stock.

(a) The authorized capital stock of BRE consists of 150,000,000 shares of BRE Common Stock and 100,000,000 shares of preferred stock. As of the date of this Agreement, (i) 17,725,134 shares of BRE Common Stock were issued and outstanding, (ii) 4,165,241 shares of BRE Common Stock were reserved for issuance under Options, of which reserved shares, 943,500 shares of BRE Common Stock are issuable upon the exercise of outstanding Options, and (iii) 1,500,000 shares were reserved for issuance under outstanding warrants at an exercise price of $2.50 per share, expiring December 31, 2013 and further described in the Disclosure Schedules (the “BRE Warrants”). All outstanding shares of BRE Common Stock are, and shares of BRE Common Stock reserved for issuance with respect to Options and BRE Warrants, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) Except as set forth in Section 3.2(a) (and other than the shares of BRE Common Stock issuable pursuant to the terms of outstanding Options and the BRE Warrants), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which BRE or any of its Subsidiaries is a party (i) obligating BRE or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of BRE or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of BRE Common Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by BRE or its Subsidiaries. No Subsidiary of BRE owns any shares of capital stock of BRE.

(c) Neither BRE nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of BRE on any matter.

(d) There are no voting trusts or other agreements or understandings to which BRE or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of BRE or any of its Subsidiaries.

(e) BRE or a Subsidiary of BRE owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of BRE, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in BRE's Subsidiaries and for the interests described in Section 3.2(e) of the Disclosure Schedule, neither BRE nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Neither BRE nor any of its Subsidiaries has any obligation to acquire any equity interest in, any person.

Section 3.3 Corporate Authority Relative to this Agreement; No Violation.

(a) BRE has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by BRE in connection with the Transactions (together with this Agreement, the “Transaction Documents”) and, subject to the adoption of this Agreement and the approval of the Merger by the holders of a majority of the shares of BRE Common Stock entitled to vote thereon (the “BRE Stockholder Approval”), to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of BRE and, except for the BRE Stockholder Approval, no other corporate proceedings on the part of BRE or vote of any stockholders are necessary to authorize the consummation of the Transactions. The BRE Board of Directors have (i) resolved to

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recommend that BRE's stockholders adopt this Agreement (the “Recommendation”), (ii) determined that this Agreement and the Merger are advisable and fair to and in the best interests of BRE's stockholders, (iii) approved this Agreement and the Merger, and (iv) directed that the adoption of this Agreement be submitted to BRE's stockholders for approval. Each of the Transaction Documents has been duly and validly executed and delivered by BRE and, assuming each such Transaction Document constitutes the legal, valid and binding agreement of the counterparty thereto, each of the Transaction Documents constitutes the legal, valid and binding agreement of BRE and is enforceable against BRE in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Remedies Exceptions”). It is BRE's understanding as of the date hereof that all directors (other than directors abstaining due to a conflict) of BRE intend to vote in favor of the Transactions.

(b) Other than in connection with or in compliance with (i) the filing of the Certificates of Merger with the Secretaries of State of the State of Delaware and Nevada, (ii) the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (iv) applicable state securities, takeover and “blue sky” Laws, and (iv) the approvals set forth in Section 3.3(b) of the Disclosure Schedule (collectively, the “Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any United States, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by BRE of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions or that, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect.

(c) The execution and delivery by BRE of this Agreement does not, and (assuming the Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of BRE or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon BRE or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) other than Permitted Liens, in each case, upon any of the properties or assets of BRE or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of BRE or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4 Financial Statements.  Section 3.4 of the BRE Disclosure Schedule sets forth (i) BRE's unaudited financial statements (balance sheet, profit and loss statement, statement of stockholders’ equity and statement of cash flows) for the fiscal years ended December 31, 2010, 2011 and 2012, (ii) BRE's unaudited financial statements (balance sheet, profit and loss statement, statement of stockholders’ equity and statement of cash flows) for the [six-month period ended June 30, 2013] (the “Balance Sheet Date ”), and (iii) a reasonable estimate of BRE's cash and cash equivalent balances and current liabilities as of the date of this Agreement (together with (i) and (ii), the “BRE Financial Statements”). The BRE Financial Statements

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accurately present in all material respects the financial condition and operating results of BRE as of the dates, and for the periods, indicated therein. The unaudited balance sheet of BRE as of the Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet”.

Section 3.5 [Intentionally Omitted].

Section 3.6 No Undisclosed Liabilities.  There are no liabilities or obligations of BRE or any of its Subsidiaries, whether accrued, absolute, determined or contingent, that would be required by GAAP to be reflected on a consolidated balance sheet of BRE and its consolidated Subsidiaries (including the notes thereto) except for (i) liabilities or obligations disclosed and provided for in the balance sheets included in the BRE Financial Statements (or in the notes thereto), (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations incurred since December 31, 2012 in the ordinary course of business, (iv) liabilities or obligations that have been discharged or paid in full, and (v) liabilities or obligations that have not had and would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the BRE Financial Statements, BRE is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 3.7 Compliance with Law; Permits.

(a) BRE and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, settlement or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation have not had and would not have, individually or in the aggregate, a Material Adverse Effect. Since December 31, 2012, neither BRE nor any of its Subsidiaries has received any written notice or, to BRE's knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(b) BRE and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for BRE and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “ Permits”), except where the failure to have any of the Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Material Adverse Effect. All Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not have, individually or in the aggregate, a Material Adverse Effect. BRE and each of its Subsidiaries is in compliance with the terms and requirements of all Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

(c) Each of BRE, its Subsidiaries and each third-party operator of any of the Oil and Gas Interests of BRE and its Subsidiaries (with respect to such interests) is, and since December 31, 2012 has been, in compliance with applicable Laws and Orders, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

(d) Except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2012, (i) none of BRE, any Subsidiary of BRE, or any director, officer, employee, auditor, accountant or representative of BRE or any Subsidiary of BRE, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of BRE or any Subsidiary of BRE or any material concerns from employees of BRE or any Subsidiary of BRE regarding questionable accounting or auditing matters with respect to BRE any or any Subsidiary of BRE, and (ii) no attorney representing BRE or any Subsidiary of BRE, whether or not employed by BRE or any Subsidiary of BRE, has reported in writing evidence of

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a violation of securities Laws, breach of fiduciary duty or similar violation by BRE, any Subsidiary of BRE or any of their respective officers, directors, employees or agents to the Board of Directors of BRE or any committee thereof, or to the General Counsel or Chief Executive Officer of BRE.

Section 3.8 Environmental Laws and Regulations.  Except as would not have, individually or in the aggregate, a Material Adverse Effect: (i) there are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or to the knowledge of BRE, threatened against BRE or any of its Subsidiaries or any person or entity whose liability BRE or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and, to the knowledge of BRE, there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding, (ii) BRE, its Subsidiaries and each third-party operator of any of the Oil and Gas Interests of BRE and its Subsidiaries (with respect to such interests) are, and except for matters that have been fully resolved with the applicable Governmental Entity, since December 31, 2012 have been, in compliance with all Environmental Laws (which compliance includes the possession by BRE and each of its Subsidiaries of all Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by BRE, its Subsidiaries, or as a result of any operations or activities of their contractors or other third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to BRE or its Subsidiaries, (iv) none of BRE, its Subsidiaries, and any third-party operator of any of the Oil and Gas Interests of BRE and its Subsidiaries (with respect to such interests) and any predecessor of any of them, is subject to any Order or any indemnity obligation (other than asset retirement obligations, plugging and abandonment obligations and other reserves of BRE set forth in Reserve Reports that have been provided to Parent prior to the date of this Agreement) or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases, and (v) none of BRE and its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of Law).

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Disclosure Schedule sets forth a correct and complete list of each Benefit Plan. For purposes of this Agreement, “Benefit Plan” means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by BRE or any Subsidiary, or to which BRE or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of BRE or any of its Subsidiaries.

(b) With respect to the Benefit Plans, each to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by BRE: (i) all Benefit Plans (including all amendments and attachments thereto); (ii) written summaries of any Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the two most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”); (vi) the most recent determination letter from the IRS; (vii) the most recent summary plan description and any summary of material modifications thereto; and (viii) all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation (the “PBGC”), the Department of Labor, or any other Governmental Entity since December 31, 2012. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no material amendments to any material

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Benefit Plans that have been adopted or approved nor has BRE or any of its Subsidiaries undertaken to make any such material amendments or to adopt or approve any new Benefit Plans.

(c) Each Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and all contributions required to be made to any Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of BRE.

(d) Section 3.9(d) of the Disclosure Schedule identifies each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Qualified Plan and its related trust, such determination letter has not been revoked (nor, to the knowledge of BRE, has revocation been threatened), and there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust or increase the costs relating thereto. No trust funding any Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(e) None of BRE and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

(f) None of BRE and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and, except as would not have, individually or in the aggregate, a Material Adverse Effect, none of BRE and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

(g) There are no pending or, to BRE’s knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against BRE with respect to any Benefit Plan, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans.

(h) Neither BRE nor any of its Subsidiaries, has sponsored or has any material obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by applicable Law or pursuant to post-termination continuation provisions not in excess of three years set forth in employment agreements or severance arrangements that are Benefit Plans.

(i) BRE is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(j) The consummation of the Transactions will not, either alone or in combination with another event, except as provided under this Agreement or as required by applicable Law (i) entitle any current or former employee, director, consultant or officer of BRE or any of its Subsidiaries to severance pay or accrued pension benefit or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, consultant or officer, or (iii) trigger any funding obligation under any Benefit Plan or impose any restrictions or limitations on BRE’s rights to administer, amend or terminate any Benefit Plan.

(k) The consummation of the Transactions will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any “disqualified

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individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code or otherwise.

Section 3.10 Absence of Certain Changes or Events.

(a) From December 31, 2012 through the date of this Agreement, the businesses of BRE and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of BRE or any Subsidiary of BRE have undertaken any action that would be prohibited by Section 5.1(b) of this Agreement if such section were in effect at all times since December 31, 2012.

(b) Since December 31, 2012, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

Section 3.11 Investigations; Litigation.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of BRE, threatened) by any Governmental Entity with respect to BRE or any of its Subsidiaries, (b) there are no actions, suits (or, to the knowledge of BRE, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity or any other Person relating to potential violations of Law pending (or, to the knowledge of BRE, threatened) against or affecting BRE or any of its Subsidiaries, or any of their respective properties and (c) there are no orders, judgments or decrees of any Governmental Entity against BRE or any of its Subsidiaries.

Section 3.12 Information Supplied.  The information supplied or to be supplied by BRE in writing expressly for inclusion in the registration statement on Form S-4 to be filed by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the “Form S-4”) shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by BRE with respect to statements made or incorporated by reference therein based on information supplied by any Buyer Entity in writing expressly for inclusion therein. The information supplied or to be supplied by BRE in writing expressly for inclusion in the joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the Parent Stockholders’ Meeting included in the Form S-4 will not, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of Parent, and at the time of any meeting of Parent stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by BRE with respect to statements made or incorporated by reference therein based on information supplied by Parent in writing expressly for inclusion therein. The Form S-4 and the Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by BRE in writing expressly for inclusion therein but excluding any portion thereof based on information supplied by Parent in writing expressly for inclusion therein, with respect to which no representation or warranty is made by BRE) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

Section 3.13 Regulatory Matters.

(a) BRE is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a “holding company,” a “subsidiary company” of a “holding company”, an affiliate of a “holding company”, a “public utility” or a “public-utility company”, as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b) All natural gas pipeline Systems and related facilities constituting BRE’s and its Subsidiaries’ properties are, except to the extent the failure to comply with the following provisions will not have, individually or in the aggregate, a Material Adverse Effect: (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as

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amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 3.14 Tax Matters.

(a) Except as would not have, individually or in the aggregate, a Material Adverse Effect:

(i) (A) BRE and each of its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by BRE and each of its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii) (A) No deficiencies for Taxes with respect to BRE or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of BRE or any of its Subsidiaries, and (C) neither BRE nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii) There are no Liens for Taxes upon any property or assets of BRE or any of its Subsidiaries other than Permitted Liens.

(iv) Neither BRE nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v) No claim has been made by any Taxing Authority in a jurisdiction where BRE or any Subsidiary does not file Tax Returns that BRE or any Subsidiary is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi) Neither BRE nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii) Neither BRE nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which BRE or any Subsidiary is or was the common parent, and neither BRE nor any of its Subsidiaries has any liability for Taxes of any other person (other than Taxes of BRE or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(viii) Within the last two years, neither BRE nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

(b) Neither BRE nor any of its Subsidiaries is aware of any fact, or has taken or agreed to take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.15 Employment and Labor Matters.  As of the date hereof, neither BRE nor any of its Subsidiaries is, or has been, a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”), and no employee is represented by a labor organization for purposes of collective bargaining with respect to BRE or any of its Subsidiaries. To the knowledge of BRE, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of BRE or any of its Subsidiaries. As of the date hereof, no Collective Bargaining Agreement is being negotiated by BRE or, to the knowledge of BRE, any of its Subsidiaries. As of the date

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hereof, there is no strike, lockout, slowdown, or work stoppage against BRE or any of its Subsidiaries pending or, to the knowledge of BRE, threatened, that may interfere in any material respect with the business activities of BRE and its Subsidiaries taken as a whole. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there is no pending charge or complaint against BRE or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of BRE or any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Except as would not have, individually or in the aggregate, a Material Adverse Effect, BRE has complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by BRE pursuant to any workplace safety and insurance/workers’ compensation Laws.

Section 3.16 Intellectual Property.

(a) To the knowledge of BRE, and except as would not have, individually or in the aggregate, a Material Adverse Effect, either BRE or a Subsidiary owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights necessary to their respective businesses as currently conducted (collectively, the “Intellectual Property ”). Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) there are no pending or, to the knowledge of BRE, threatened claims by any person alleging infringement, misappropriation or other violation by BRE or any of its Subsidiaries of any intellectual property rights of any person, (ii) to the knowledge of BRE, the conduct of the business of BRE and its Subsidiaries does not infringe, misappropriate or otherwise violate any intellectual property rights of any person, (iii) neither BRE nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of BRE’s or any its Subsidiaries’ rights to or in connection with the Intellectual Property, and (iv) to the knowledge of BRE, no person is infringing, misappropriating or otherwise violating any Intellectual Property.

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, BRE and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby), and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

Section 3.17 Properties.

(a) BRE and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in the Reserve Reports as attributable to interests owned by BRE and its Subsidiaries, except for such Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2012 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Oil and Gas Lease to which BRE or any of its Subsidiaries is a party is valid and in full force and effect, (ii) none of BRE or any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease, and (iii) none of BRE or any of its Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that BRE or any of its Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) either BRE or a Subsidiary of BRE has good and valid title to each material real property (and each real property at which material operations of BRE or any of its Subsidiaries are conducted) owned by BRE or

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any Subsidiary (but excluding the Oil and Gas Interests of BRE), other than the Real Property Leases (such owned property collectively, the “BRE Owned Real Property”) and (ii) either BRE or a Subsidiary of BRE has a good and valid leasehold interest in each material lease, sublease and other agreement under which BRE or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of BRE or any of its Subsidiaries are conducted) (but excluding the Oil and Gas Interests of BRE) (such property subject to a lease, sublease or other agreement, the “BRE Leased Real Property” and such leases, subleases and other agreements are, collectively, the “BRE Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (A) each BRE Real Property Lease is valid, binding and in full force and effect, subject to the Remedies Exceptions and (B) no uncured default of a material nature on the part of BRE or, if applicable, its Subsidiary or, to the knowledge of BRE, the landlord thereunder, exists under any BRE Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a BRE Real Property Lease.

(c) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the BRE Owned Real Property or the BRE Leased Real Property that would reasonably be expected to adversely affect the existing use of such BRE Owned Real Property or the BRE Leased Real Property by BRE or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among BRE and its Subsidiaries or among BRE’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any BRE Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of the BRE Owned Real Property by BRE in the operation of its business thereon, and (iii) neither BRE nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a BRE Owned Real Property or BRE Leased Real Property that would reasonably be expected to adversely affect the existing use of such BRE Owned Real Property or BRE Leased Real Property by BRE or its Subsidiaries in the operation of its business thereon.

(d) All proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of BRE and its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(e) All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of BRE and its Subsidiaries or otherwise associated with an Oil and Gas Interest of BRE or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(f) All Oil and Gas Interests operated by BRE and its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law, except where the failure to so operate would not have, individually or in the aggregate, a Material Adverse Effect.

(g) None of the material Oil and Gas Interests of BRE or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions, except for any such preferential purchase, consent or similar rights that would not have, individually or in the aggregate, a Material Adverse Effect.

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(h) None of the Oil and Gas Interests of BRE or its Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 3.18 Insurance.  BRE and its Subsidiaries maintain insurance in such amounts and against such risks substantially as BRE believes to be customary for the industries in which it and its Subsidiaries operate and as the management of BRE has in good faith determined to be prudent and appropriate. Except as would not have, individually or in the aggregate, a Material Adverse Effect, all insurance policies maintained by or on behalf of BRE or any of its Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by BRE or its Subsidiaries. Except as would not have, individually or in the aggregate, a Material Adverse Effect, BRE and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of BRE or any of its Subsidiaries as of the date of this Agreement, and neither BRE nor any of its Subsidiaries is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies.

Section 3.19 Opinion of Financial Advisor.  The Board of Directors of BRE has received (a) the opinion of C.K. Cooper & Company to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters contained therein, the Merger Consideration to be received collectively by the holders of BRE Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to the holders of BRE Common Stock, and (b) the consent from C.K. Cooper & Company to include such opinion and a summary of such opinion (subject to such summary being in a form reasonably acceptable to C.K. Cooper & Company and its counsel and consistent with similar descriptions in transactions of the same type as the Merger) in the Information Statement/Prospectus.

Section 3.20 Material Contracts.

(a) Except for this Agreement, the Benefit Plans and agreements filed as exhibits to the BRE SEC Documents, as of the date of this Agreement, neither BRE nor any of its Subsidiaries is a party to or bound by:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any Contract that (A) expressly imposes any restriction on the right or ability of BRE or any of its Subsidiaries to compete with any other person or acquire or dispose of the securities of another person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of BRE or any of its Subsidiaries in a material manner, other than those contained in customary oil and gas leases or customary confidentiality agreements;

(iii) any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of BRE or any of its Subsidiaries in an amount in excess of $250,000, except any transactions among BRE and its wholly owned subsidiaries or among BRE’s wholly owned Subsidiaries;

(iv) any Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with a value, or requiring the payment of an annual amount by BRE and its Subsidiaries, in excess of $250,000;

(v) any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between BRE and its Subsidiaries or among BRE’s Subsidiaries and other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Interests of BRE;

(vi) any Contract expressly limiting or restricting the ability of BRE or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

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(vii) any Contract that obligates BRE or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than (A) advances for expenses required under customary joint operating agreements and customary advances to operators of Oil and Gas Interests of BRE not covered by a joint operating agreement or participation agreement or (B) any loan or capital contribution to, or investment in BRE or one of its wholly owned Subsidiaries;

(viii) any Contract providing for the sale by BRE or any of its Subsidiaries of Hydrocarbons that (A) has a remaining term of greater than 60 days and does not allow BRE or such Subsidiary to terminate it without penalty on 60 days’ notice or less or (B) contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(ix) any Contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, covering in excess of 150 Mcf per day (or, in the case of liquids, in excess of twenty-five (25) barrels of oil equivalent) of Hydrocarbons per day over a period of one month (calculated on a yearly average basis);

(x) any Oil and Gas Lease that contains express provisions (A) establishing bonus obligations in excess of $5,000 that were not satisfied at the time of leasing or signing or (B) providing for a fixed term, even if there is still production in paying quantities;

(xi) any agreement pursuant to which BRE or any of its Subsidiaries has paid amounts associated with any Production Burden in excess of $100,000 during the immediately preceding fiscal year or with respect to which BRE reasonably expects that it will make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $100,000 per year;

(xii) any agreement which is a joint development agreement, exploration agreement or acreage dedication agreement (excluding, in respect of each of the foregoing, customary joint operating agreements) that either (A) is material to the operation of BRE and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require BRE and its Subsidiaries to make expenditures in excess of $100,000 in the aggregate during the 12-month period following the date hereof;

(xiii) any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of BRE set forth in the BRE Reserve Reports that have been provided to Parent prior to the date of this Agreement), that would reasonably be expected to result in payments after the date hereof by BRE or any of its Subsidiaries in excess of $100,000; or

(xiv) any material lease or sublease with respect to a BRE Leased Real Property.

All contracts of the types referred to in clauses (i) through (xiv) above are referred to herein as “BRE Material Contracts”.

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) neither BRE nor any Subsidiary of BRE is in breach of or default under the terms of any BRE Material Contract, (ii) to the knowledge of BRE, no other party to any BRE Material Contract is in breach of or default under the terms of any BRE Material Contract and (iii) each BRE Material Contract is a valid and binding obligation of BRE or the Subsidiary of BRE that is party thereto and, to the knowledge of BRE, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 3.21 Reserve Reports.  BRE has delivered or otherwise made available to Parent true and correct copies of the written report commissioned by BRE and delivered to BRE estimating BRE’s and its Subsidiaries’ proved oil and gas reserves prepared by an unaffiliated person (the “BRE Report Preparer”) concerning the Oil and Gas Interests of BRE and such Subsidiaries as of April 1, 2013 (the “BRE Reserve Report”). The factual, non-interpretive data provided by BRE and its Subsidiaries to the BRE Report Preparer in connection with the preparation of the BRE Reserve Report that was material to such BRE Report

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Preparer’s estimates of the proved oil and gas reserves set forth in the BRE Reserve Report was, as of the time provided (or as modified or amended prior to the issuance of the BRE Reserve Report) accurate in all material respects. The oil and gas reserve estimates of BRE set forth in the BRE Reserve Report are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of BRE at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the BRE Reserve Report that would have, individually or in the aggregate, a Material Adverse Effect.

Section 3.22 Derivatives.  Section 3.22 of the Disclosure Schedule accurately summarizes, in all material respects, the outstanding Derivative positions of BRE and its Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of BRE and its Subsidiaries, as of the dates reflected therein. Section 3.22 of the Disclosure Schedule lists, as of the date of this Agreement, all Derivative Contracts to which BRE or any of its Subsidiaries is a party.

Section 3.23 Finders or Brokers.  Except for C.K. Cooper & Company neither BRE nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 3.24 State Takeover Statutes.  The Board of Directors of BRE has taken all action necessary to render inapplicable to this Agreement and the Transactions all potentially applicable state anti-takeover statutes or regulations and any similar provisions in BRE’s articles of incorporation or bylaws.

Section 3.25 No Additional Representations.

(a) BRE acknowledges that no Buyer Entity makes any representation or warranty as to any matter whatsoever except as expressly set forth in ARTICLE IV or in any certificate delivered by Parent to BRE in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that no Buyer Entity makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to BRE (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its respective Subsidiaries or (ii) the future business and operations of Parent and its respective Subsidiaries, and BRE has not relied on such information or any other representation or warranty not set forth in ARTICLE IV.

(b) BRE has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Parent and its Subsidiaries and acknowledges that BRE has been provided access for such purposes. Except for the representations and warranties expressly set forth in ARTICLE IV or in any certificate delivered to BRE by Parent in accordance with the terms hereof, in entering into this Agreement, BRE has relied solely upon its independent investigation and analysis, and BRE acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent or any of its respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives that are not expressly set forth in ARTICLE IV or in any certificate delivered by Parent to BRE, whether or not such representations, warranties or statements were made in writing or orally. BRE acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE IV or in any certificate delivered by Parent to BRE: (i) Parent does not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the Transactions and BRE is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Parent to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by BRE as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to BRE or any of

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its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in ARTICLE IV.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in Parent SEC Documents filed prior to the date hereof (excluding any disclosures set forth in any such Parent SEC Document in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the disclosure schedule delivered by Parent to BRE immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Parent represents and warrants to BRE as follows:

Section 4.1 Qualification, Capitalization

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed, and has all necessary approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

(b) The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 25,000,000 shares of Preferred Stock. As of the date of this Agreement, (i) 67,926,529 shares of Parent Common Stock were issued and outstanding, (ii) 4,779,460 shares of Parent Series A Preferred Stock were issued and outstanding, and (iii) 6,000,000 shares of Parent Common Stock were reserved for issuance under the Stock Plans, of which reserved shares a total of 1,717,000 shares of Parent Common Stock are issuable upon the exercise of outstanding Options. All outstanding shares of Parent Common Stock are, and shares of Parent Common Stock reserved for issuance with respect to Options, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c) Except as set forth in Section 4.1(b) (and other than (i) the shares of Parent Common Stock issuable pursuant to the terms of outstanding Options and Parent Series A Preferred Stock and (ii) the right of the Parent Series A Preferred Stock to receive priority cash distributions), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Parent or any of its Subsidiaries is a party (i) obligating Parent or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Parent or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from

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or calculated based on the value of Parent Common Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by Parent or its Subsidiaries. No Subsidiary of Parent owns any shares of capital stock of Parent.

(d) Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(e) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of Parent or any of its Subsidiaries.

(f) Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in Parent’s Subsidiaries and for the interests described in Section 4.1(f) of the Disclosure Schedule, neither Parent nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Neither Parent nor any of its Subsidiaries has any obligation to acquire any equity interest in, any person.

Section 4.2 Authority Relative to this Agreement; No Violation.

(a) Each of the EnerJex Parties has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to be entered into by Parent and Merger Sub and, subject, in the case of Parent, to the approval of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon, in each case at a duly called meeting of the holders of shares of Common Stock at which a quorum is present (collectively, the “Parent Shareholder Approvals”) to consummate the Transactions, including the Merger. The execution, delivery and performance by EnerJex Parties of this Agreement and the other Transaction Documents and the consummation by each of them of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Buyer Entity, and no other action on the part of any Buyer Entity is necessary to authorize the execution and delivery by any Buyer Entity of this Agreement and the other Transaction Documents and the consummation of the Merger. The Board of Directors of Parent, acting in accordance with the recommendation of the Special Committee of the Board of Directors of Parent, has approved this Agreement and the Transactions, including the Merger. This Agreement has been duly executed and delivered by each Buyer Entity and, assuming due and valid authorization, execution and delivery hereof by BRE, is the valid and binding obligation of each Buyer Entity enforceable against each of them in accordance with its terms, subject to the Remedies Exceptions.

(b) Other than in connection with or in compliance with (i) the filing of the Certificates of Merger with the Secretaries of State of the State of Delaware and Nevada, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities, takeover and “blue sky” Laws, (v) the rules and regulations of FINRA or Nasdaq, and (vi) the approvals set forth in Section 4.2(b) of Parent Disclosure Schedule (collectively, the “Parent Approvals”), and, subject to the accuracy of the representations and warranties of BRE in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by any Buyer Entity of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions or that, if not obtained or made, would not materially impede or delay the consummation of the Mergers and the other Transactions or have, individually or in the aggregate, a Material Adverse Effect.

(c) The execution and delivery by EnerJex Parties of this Agreement do not, and (assuming Buyer Entity Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of a Buyer

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Entity or its Subsidiaries to own or use any assets required for the conduct of its business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon a Buyer Entity or any of its Subsidiaries or by which or to which any of its properties, rights or assets are bound or subject, or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of a Buyer Entity or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other equivalent organizational document, in each case as amended or restated, of a Buyer Entity or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.3 Reports and Financial Statements.

(a) Each of EnerJex Parties and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2012 (all such documents and reports filed or furnished by a Buyer Entity or any of its Subsidiaries, the “Parent SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in Parent SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(b) The consolidated financial statements (including all related notes and schedules) of each Buyer Entity included in the applicable Parent SEC Documents (the “Parent Financial Statements”) (i) fairly present in all material respects the consolidated financial position of such Buyer Entity and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

(c) As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to Parent SEC Documents.

Section 4.4 Internal Controls and Procedures.  Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2012, and such assessment concluded that such controls were effective.

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Section 4.5 Undisclosed Liabilities.  There are no liabilities or obligations of Parent or any of its Subsidiaries, whether accrued, absolute, determined or contingent, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), except for (i) liabilities or obligations disclosed and provided for in the balance sheets included in Parent Financial Statements included in the applicable Parent SEC Documents filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations that have been discharged or paid in full, (iv) liabilities or obligations incurred since December 31, 2012 in the ordinary course of business, and (v) liabilities or obligations that, individually or in the aggregate, have not had and would not have a Material Adverse Effect.

Section 4.6 Compliance with Law; Permits.

(a) Each Buyer Entity and its Subsidiaries are in compliance with, and are not in default under or in violation of, any Laws, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Material Adverse Effect. Since December 31, 2012, neither Parent nor any of its Subsidiaries has received any written notice or, to the knowledge of EnerJex Parties, other communication from any Governmental Entity regarding any actual or possible material violation of, or material failure to comply with, any Law, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(b) EnerJex Parties and their Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for each of EnerJex Parties and their respective Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of Parent Permits or to have filed such tariffs, reports, notices or other documents would not, individually or in the aggregate, have a Material Adverse Effect. All Parent Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not have, individually or in the aggregate, a Material Adverse Effect. Each Buyer Entity and each of its Subsidiaries is in compliance with the terms and requirements of all Parent Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

(c) Since December 31, 2012, (i) no Buyer Entity or any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of either Buyer Entity or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of such Buyer Entity or any material concerns from employees of such Buyer Entity or any Subsidiary of such Buyer Entity regarding questionable accounting or auditing matters with respect to such Buyer Entity or any Subsidiary of such Buyer Entity, and (ii) to the knowledge of EnerJex Parties, no attorney representing either Buyer Entity or any of its Subsidiaries, whether or not employed by such Buyer Entity or any such Subsidiary, has reported in writing evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by such Buyer Entity, any Subsidiary of such Buyer Entity or any of their respective officers, directors, employees or agents to the Board of Directors of such Buyer Entity or any committee thereof, or to the Chief Executive Officer of such Buyer Entity.

Section 4.7 Absence of Certain Changes or Events.

(a) From January 1, 2013 through the date of this Agreement, the businesses of each Buyer Entity and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and no Buyer Entity or any Subsidiary of a Buyer Entity has undertaken any action that would be prohibited by Section 5.2 of this Agreement if such section were in effect at all times since January 1, 2013.

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(b) Since January 1, 2013, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

Section 4.8 Environmental Laws and Regulations.  Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or, to the knowledge of EnerJex Parties, threatened against any Buyer Entity or any of its Subsidiaries or any person or entity whose liability any Buyer Entity or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and, to the knowledge of EnerJex Parties, there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding, (ii) each Buyer Entity and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since December 31, 2012 have been, in compliance with all Environmental Laws (which compliance includes the possession by such Buyer Entity and each of its Subsidiaries of all Parent Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by any Buyer Entity or any of its Subsidiaries that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to such Buyer Entity or its Subsidiaries, (iv) neither any Buyer Entity nor any of their Subsidiaries nor, to the knowledge of EnerJex Parties, any third-party operator of any of the Oil and Gas Interests of EnerJex Parties or any predecessor of any of them, is subject to any Order or any indemnity obligation or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases, and (v) no Buyer Entity nor any of its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of Law).

Section 4.9 Investigations; Litigation.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of EnerJex Parties, threatened) by any Governmental Entity with respect to any Buyer Entity or any of its Subsidiaries, (b) there are no actions, suits (or, to the knowledge of EnerJex Parties, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity relating to potential violations of Law pending (or, to the knowledge of EnerJex Parties, threatened) against or affecting any Buyer Entity or any of its Subsidiaries, or any of their respective properties and (c) there are no orders, judgments or decrees of any Governmental Entity against any Buyer Entity or any of its Subsidiaries.

Section 4.10 Information Supplied.  The information supplied or to be supplied by EnerJex Parties in writing expressly for inclusion in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by EnerJex Parties with respect to statements made or incorporated by reference therein based on information supplied by BRE in writing expressly for inclusion therein. The information supplied or to be supplied by EnerJex Parties in writing expressly for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is first mailed to the stockholders of Parent, and at the time of any meeting of Parent stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by EnerJex Parties with respect to statements made or incorporated by reference therein based on information supplied by BRE in writing expressly for inclusion therein. The Form S-4 and the Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by a Buyer Entity in writing expressly for inclusion therein, but excluding any portion thereof based on information supplied by BRE in writing expressly for inclusion therein, with respect to which no representation or warranty is made by either Buyer Entity) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

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Section 4.11 Regulatory Matters.

(a) Neither Buyer Entity is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b) All natural gas pipeline Systems and related facilities constituting EnerJex Parties’ and their Subsidiaries’ properties are (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 4.12 Properties.

(a) Except as would not have, individually or in the aggregate, a Material Adverse Effect, each Buyer Entity and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in Parent Reserve Reports as attributable to interests owned by any Buyer Entity or any of their Subsidiaries, except for such Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2012 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Oil and Gas Lease to which any Buyer Entity or any of its Subsidiaries is a party is valid and in full force and effect, (ii) except for violations, acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect upon Parent, none of any Buyer Entity or any of their Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease, and (iii) none of EnerJex Parties or any of their Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that a Buyer Entity or any of its Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) either Parent or a Subsidiary of Parent has good and valid title to each material real property (and each real property at which material operations of any Buyer Entity or any of its Subsidiaries are conducted) owned by any Buyer Entity or any Subsidiary (but excluding the Oil and Gas Interests of EnerJex Parties), other than Parent Real Property Leases (such owned property collectively, the “Parent Owned Real Property”) and (ii) either a Buyer Entity or a Subsidiary of a Buyer Entity has a good and valid leasehold interest in each material lease, sublease and other agreement under which any Buyer Entity or any of their Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of any Buyer Entity or any of their Subsidiaries are conducted) (but excluding the Oil and Gas Interests of EnerJex Parties) (such property subject to a lease, sublease or other agreement, the “Parent Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Parent Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (A) each Real Property Lease is valid, binding and in full force and effect, subject to the Remedies Exceptions and (B) no uncured default of a material nature on the part of any Buyer Entity or, if applicable, its Subsidiary or, to the knowledge of EnerJex Parties, the landlord thereunder, exists under any Parent Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Parent Real Property Lease.

(c) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to adversely affect the

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existing use of such Parent Owned Real Property or Parent Leased Real Property by any Buyer Entity or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among a Buyer Entity and its Subsidiaries or among any Buyer Entity’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of Parent Owned Real Property by EnerJex Parties in the operation of their business thereon, and (iii) neither a Buyer Entity nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to adversely affect the existing use of such Parent Owned Real Property or Parent Leased Real Property by EnerJex Parties or their Subsidiaries in the operation of its business thereon.

(d) Except as would not have, individually or in the aggregate, a Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of EnerJex Parties are being received by EnerJex Parties in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

(e) All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of EnerJex Parties and their Subsidiaries or otherwise associated with an Oil and Gas Interest of a Buyer Entity or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(f) All Oil and Gas Interests operated by EnerJex Parties and their Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law, except where the failure to so operate would not have, individually or in the aggregate, a Material Adverse Effect.

(g) None of the material Oil and Gas Interests of EnerJex Parties or their Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions, except for any such preferential purchase, consent or similar rights that would not have, individually or in the aggregate, a Material Adverse Effect.

(h) None of the Oil and Gas Interests of Parent or its Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 4.13 Insurance.  EnerJex Parties and their Subsidiaries maintain insurance in such amounts and against such risks substantially as EnerJex Parties believe to be customary for the industries in which they and their Subsidiaries operate and as the management of EnerJex Parties has in good faith determined to be prudent and appropriate. Except as would not have, individually or in the aggregate, a Material Adverse Effect, all insurance policies maintained by or on behalf of EnerJex Parties or any of their Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by EnerJex Parties or their Subsidiaries. Except as would not have, individually or in the aggregate, a Material Adverse Effect, EnerJex Parties and their Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of any Buyer Entity or any of their Subsidiaries as of the date of this Agreement, and neither a Buyer Entity nor any of their Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

Section 4.14 Opinion of Financial Advisor.  The Special Committee of the Board of Directors of Parent has received the opinion of Stifel, Nicolaus & Company, Incorporated to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters contained therein, the Merger Consideration to be paid by Parent is fair, from a financial point of view, to Parent, and (b) the consent from Stifel, Nicolaus & Company, Incorporated to include such opinion and a summary of such opinion (subject to

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such summary being in a form reasonably acceptable to Stifel, Nicolaus & Company, Incorporated and its counsel and consistent with similar descriptions in transactions of the same type as the Merger) in the Proxy Statement/Prospectus.

Section 4.15 Material Contracts.

(a) Except for this Agreement and agreements filed as exhibits to Parent's SEC Documents, as of the date of this Agreement, no Buyer Entity nor any of their Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Buyer Entity Material Contract”).

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, no Buyer Entity nor any of its Subsidiaries is in breach of or default under the terms of any Buyer Entity Material Contract and, to the knowledge of EnerJex Parties, no other party to any Buyer Entity Material Contract is in breach of or default under the terms of any Buyer Entity Material Contract. Each Buyer Entity Material Contract is a valid and binding obligation of the applicable Buyer Entity or the Subsidiary of a Buyer Entity that is party thereto and, to the knowledge of EnerJex Parties, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 4.16 Reserve Reports.  EnerJex Parties have delivered or otherwise made available to BRE true and correct copies of all written reports requested or commissioned by any Buyer Entity or its Subsidiaries and delivered to a Buyer Entity or its Subsidiaries in writing on or before the date of this Agreement estimating EnerJex Parties’ and such Subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Parent Report Preparer”) concerning the Oil and Gas Interests of EnerJex Parties and such Subsidiaries as of December 31, 2012 (the “Parent Reserve Reports”). The factual, non-interpretive data provided by EnerJex Parties and their Subsidiaries to each Parent Report Preparer in connection with the preparation of Parent Reserve Reports that was material to such Parent Report Preparer’s estimates of the proved oil and gas reserves set forth in Parent Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of Parent Reserve Reports) accurate in all material respects. The oil and gas reserve estimates of EnerJex Parties set forth in Parent Reserve Reports are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of EnerJex Parties at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in Parent Reserve Reports that, individually or in the aggregate, has had or would have a Material Adverse Effect.

Section 4.17 Finders or Brokers.  Except for Stifel, Nicolaus & Company, Incorporated, no Buyer Entity nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

Section 4.18 Tax Matters.

(a) Except as would not have, individually or in the aggregate, a Material Adverse Effect:

(i) (A) Each of EnerJex Parties and its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by each of EnerJex Parties and its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii) (A) No deficiencies for Taxes with respect to a Buyer Entity or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or

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adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of a Buyer Entity or any of its Subsidiaries, and (C) none of EnerJex Parties or any of their respective Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii) There are no Liens for Taxes upon any property or assets of a Buyer Entity or any of its Subsidiaries other than Permitted Liens.

(iv) Neither of the EnerJex Parties nor any of their respective Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v) No claim has been made by any Taxing Authority in a jurisdiction where a Buyer Entity or any of its Subsidiaries does not file Tax Returns that such Buyer Entity or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi) Neither of the EnerJex Parties nor any of their respective Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii) Neither of the EnerJex Parties nor any of their respective Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which a Buyer Entity or any of its Subsidiaries is or was the common parent, and none of EnerJex Parties or any of their respective Subsidiaries has any liability for Taxes of any other person (other than Taxes of a Buyer Entity or such Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(b) Neither of the EnerJex Parties nor any of their respective Subsidiaries is aware of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.19 Employee Benefit Plans.

(a) For purposes of this Agreement, “Parent Benefit Plan” means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by a Buyer Entity or any Subsidiary of a Buyer Entity, or to which a Buyer Entity or any Subsidiary of a Buyer Entity contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of a Buyer Entity or any Subsidiary of a Buyer Entity.

(b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (ii) all contributions required to be made to any Parent Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the applicable Buyer Entity.

(c) Neither of the EnerJex Parties nor any of their Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

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(d) Neither of the EnerJex Parties nor any of their Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a Multiemployer Plan or a Multiple Employer Plan, and, except as would not have, individually or in the aggregate, a Material Adverse Effect, none of EnerJex Parties and their Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

Section 4.20 Employment and Labor Matters.  As of the date hereof, no Buyer Entity nor any of its Subsidiaries is, or since December 31, 2012 has been, a party to any Collective Bargaining Agreement, and no employee is represented by a labor organization for purposes of collective bargaining with respect to any Buyer Entity or any of its Subsidiaries. To the knowledge of EnerJex Parties, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of the any Buyer Entity or any of its Subsidiaries. As of the date hereof, no Collective Bargaining Agreement is being negotiated by any Buyer Entity or, to the knowledge of EnerJex Parties, any of their respective Subsidiaries. As of the date hereof, there is no strike, lockout, slowdown, or work stoppage against any Buyer Entity or any of its Subsidiaries pending or, to the knowledge of EnerJex Parties, threatened, that may interfere in any material respect with the business activities of any Buyer Entity and its Subsidiaries taken as a whole. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there is no pending charge or complaint against any Buyer Entity or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of EnerJex Parties and their Subsidiaries are a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Except as would have, individually or in the aggregate, a Material Adverse Effect, EnerJex Parties and their Subsidiaries have complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by any Buyer Entity pursuant to any workplace safety and insurance/workers’ compensation Laws.

Section 4.21 No Additional Representations.

(a) Parent acknowledges that BRE does not make any representation or warranty as to any matter whatsoever except as expressly set forth in ARTICLE III or in any certificate delivered by BRE to a Parent in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that BRE makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of BRE and its Subsidiaries or (b) the future business and operations of BRE and its Subsidiaries, and Parent has not relied on such information or any other representations or warranties not set forth in ARTICLE III.

(b) Parent has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of BRE and its Subsidiaries and acknowledges that they have been provided access for such purposes. Except for the representations and warranties expressly set forth in ARTICLE III or in any certificate delivered to Parent by BRE in accordance with the terms hereof, in entering into this Agreement, Parent has relied solely upon their independent investigation and analysis of BRE and its Subsidiaries, and Parent acknowledges and agrees that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by BRE, its Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or other Representatives that are not expressly set forth in ARTICLE III or in any certificate delivered by BRE to Parent, whether or not such representations, warranties or statements were made in writing or orally. Parent acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE III or in any certificate delivered by BRE to Parent: (i) BRE does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and Parent is not relying on any

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representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by BRE to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Parent as having been authorized by BRE, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or any of its Representatives are not and shall not be deemed to be or include representations or warranties of BRE unless any such materials or information is the subject of any express representation or warranty set forth in ARTICLE III. To the knowledge of Parent, nothing contained in the representations and warranties set forth in ARTICLE III as modified by the BRE Disclosure Schedules is inaccurate.

ARTICLE V.

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by BRE.

(a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) with the prior written consent of Parent (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 5.1(a) of the Disclosure Schedule, BRE covenants and agrees that the business of BRE and its Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Permits and preserve their relationships with customers and suppliers; provided, however, that no action by BRE or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b) BRE agrees with EnerJex Parties, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) as may be consented to by Parent (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, or (iv) as set forth in Section 5.1(b) of the Disclosure Schedule, BRE:

(i) shall not adopt any amendments to its certificate of incorporation or bylaws or similar applicable organizational documents, and shall not permit any of its Subsidiaries to adopt any amendments to its articles of incorporation or bylaws or similar applicable organizational documents;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of BRE which remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by BRE or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of BRE or its Subsidiaries), except dividends or distributions by any Subsidiaries only to BRE or to any Subsidiary of BRE in the ordinary course of business;

(iv) shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Mergers and other than any mergers, consolidations, restructurings or reorganizations solely among BRE and its Subsidiaries or among its Subsidiaries, or take any action

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with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement;

(v) shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person;

(vi) shall not, and shall not permit any of its Subsidiaries to, to the extent any expenditures exceed, in the aggregate, $100,000:

(A) sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber any properties or non-cash assets in, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced Hydrocarbons, crude oil and refined products in the ordinary course of business, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among Parent and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(B) authorize any capital expenditures, except for (1) expenditures contemplated by BRE 2013 Reserve Report provided to Parent (whether or not such capital expenditure is made during the 2013 fiscal year), but only to the extent BRE has sufficient cash on hand to make such expenditures without incurring additional debt, (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise, and (3) expenditures made to acquire or re-lease oil and gas leases owned by BRE that will be expiring in 2013;

(vii) shall not, and shall not permit any of its Subsidiaries to, enter into any new Contract to sell Hydrocarbons other than in the ordinary course of business consistent with past practice, but in no event having a duration longer than 30 days;

(viii) except as required by applicable Law or the terms of any BRE Benefit Plan existing and as in effect on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, (1) establish, adopt, amend, modify, commence participation in or terminate (or commit to establish, adopt, amend, modify, commence participation in or terminate) any Collective Bargaining Agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock agreement, plan or arrangement covering any current or former directors, officers, employees, consultants, independent contractors or other service providers of BRE or any of its Subsidiaries or other existing BRE Benefit Plan (other than amendments or modifications to broad-based BRE Benefit Plans in the ordinary course of business that do not materially increase the cost or expense to BRE of providing or administering such benefits), (2) increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of BRE or its Subsidiaries, other than increases in base salary to employees of BRE in the ordinary course of business consistent with past practice or in connection with a promotion of such employee in the ordinary course of business consistent with past practice, provided that such increases in base salary shall not exceed 5% in the aggregate (on an annualized basis) or, in the case of any individual employee with an annual base compensation greater than $150,000, 5% for any individual employee (on an annualized basis), (3) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than in the ordinary course of business, (4) enter into any new or modify any existing employment, severance, termination, retention or consulting agreement with any current or former directors, officers, employees, consultants, independent contractors or other service providers of BRE or any of its Subsidiaries, (5) accelerate any rights or benefits, (6) fund any rabbi trust or similar arrangement, (7) change any actuarial assumptions used to calculate funding obligations with respect to any BRE Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, or (8) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor or consultant who has annual base compensation greater than $150,000;

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provided that BRE may hire any officer, employee, independent contractor or consultant with an annual base compensation greater than $150,000, so long as the annual base compensation of such new hire is on market terms, in order to replace any officer, employee, independent contractor or consultant whose employment or services with BRE or any of its Subsidiaries has been terminated;

(ix) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(x) shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in BRE or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing BRE Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) the sale of shares of BRE Common Stock pursuant to the exercise of BRE Options if necessary to effectuate an option direction upon exercise or for withholding of Taxes, and (2) shares of BRE Common Stock issued pursuant to the conversion of the WCOF-BRE Debenture as contemplated in Section 6.3(d);

(xi) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for transactions among BRE and its Subsidiaries or among its Subsidiaries and other than the acquisition of shares of BRE Common Stock from a holder of a BRE Option in satisfaction of withholding obligations or in payment of the exercise price thereof;

(xii) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except (1) for any indebtedness incurred in the ordinary course of business, (2) for any indebtedness among Parent and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (3) for any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to Parent than such existing indebtedness, and (4) for any guarantees by BRE of indebtedness of Subsidiaries of BRE or guarantees by its Subsidiaries of indebtedness of BRE or any Subsidiary of BRE, which indebtedness is incurred in compliance with this Section 5.1(b); provided, however, that in the case of each of clauses (1) through (4) such indebtedness does not impose or result in any additional restrictions or limitations that would be material to BRE and its Subsidiaries, or, following the Closing, BRE and its Subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which BRE or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof;

(xiii) other than in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries to, modify, amend or terminate, or waive any rights under any BRE Material Contract or under any BRE Permit, or enter into any new Contract which would be a BRE Material Contract, in each case in a manner or with an effect that is adverse to BRE and its Subsidiaries, taken as a whole, or which would reasonably be expected to, after the Effective Time, restrict or limit in any material respect any Buyer Entity, the Surviving Company or any of their respective affiliates from engaging in any business or competing in any geographic location with any person;

(xiv) shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises equal to or lesser than the amounts reserved with respect thereto on the most recent consolidated balance sheet of BRE and its Subsidiaries;

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(xv) shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of BRE or Parent;

(xvi) except as otherwise permitted by this Agreement, any refinancing permitted by clauses (M)(3) and (4) above or for transactions between BRE and its Subsidiaries or among its Subsidiaries, shall not, and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of BRE or any Subsidiary, other than (1) at stated maturity and (2) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof; and

(xvii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (Q) of this Section 5.1(b).

Section 5.2 Conduct of Business by EnerJex Parties.

(a) Ordinary Course.  From and after the date hereof until the earlier of the Effective Time or the Termination Date, and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to EnerJex Parties or any of its Subsidiaries, (ii) with the prior written consent of BRE (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement or (iv) as permitted under Section 5.2(c), below, or as set forth in Section 5.2(a) of Parent Disclosure Schedule, Parent covenants and agrees that the business of Parent and its Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Parent Permits and preserve their relationships with customers and suppliers; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b) Pre-Effective Time Operations.  Each of EnerJex Parties agrees with BRE, on behalf of themselves and their Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to EnerJex Parties or any of their Subsidiaries, (ii) as may be consented to by BRE (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, or (iv) as is permitted under Section 5.2(c), below, or as set forth in Section 5.2(b) of Parent Disclosure Schedule, each of EnerJex Parties:

(i) shall not adopt or agree to adopt any amendments its certificate of incorporation or bylaws or similar applicable organizational documents;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity securities, except for any such transaction by a wholly owned Subsidiary of a Buyer Entity which remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by a Buyer Entity or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, stock or other securities of a Buyer Entity or its Subsidiaries), except (1) dividends or distributions by any Subsidiaries only to a Buyer Entity or

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to any Subsidiary of a Buyer Entity in the ordinary course of business, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement, and (3) the Permitted EnerJex Dividend (as defined in Section 5.17, below);

(iv) shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than any restructurings or reorganizations solely among a Buyer Entity and its Subsidiaries or among its Subsidiaries, or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement;

(v) shall not, and shall not permit any of its Subsidiaries to, make any acquisition (whether through merger, consolidation or otherwise) of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers;

(vi) shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any share of capital stock or other ownership interest in a Buyer Entity or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Parent Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) as contemplated by this Agreement, (2) issuances and sales of shares of Parent Common Stock at a price less than $0.70 per share and not exceeding 10% of the issued and outstanding shares as of the date of this Agreement, (3) the sale of Parent Common Stock pursuant to the exercise of Parent Options if necessary to effectuate an option direction upon exercise or for withholding of Taxes, (4) for transactions among a Buyer Entity and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, or (5) completing grants to officers, directors and employees of compensatory stock options to purchase Parent Common Stock under the existing Parent Benefit Plan adopted for such purpose to the extent such grants do not exceed the number of options referenced in Section 4.1(b);

(vii) shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of a Buyer Entity or any of its Subsidiaries; and

(viii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (H) of this Section 5.2(b).

(c) Sale of Assets.  The parties hereby (i) acknowledge that Parent and its Subsidiaries may desire to sell certain of their respective existing assets (including interests in Subsidiaries and other assets held by Parent and each of its Subsidiaries) in order to generate working capital that would be deployed to develop the assets of BRE after the Effective Time, and (ii) agree that notwithstanding the foregoing provisions of this Section 5.2 or any other provision of this Agreement to the contrary, during the period from and after the date of this Agreement and prior to the Effective Time, Parent and its Subsidiaries (and each of their respective Subsidiaries) may sell or otherwise dispose of any of their respective assets (without regard to whether such sales or other dispositions may be outside the ordinary course of business for Parent or such respective Subsidiary), including but not limited to oil and gas leases, working interests, development rights, and ownership interests in any Subsidiary, to any unrelated third party for fair market value.

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Section 5.3 Mutual Access.

(a) For purposes of furthering the Transactions, each of BRE and Parent shall afford the other party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors, financing sources and agents and other Representatives of each such party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding such party and its Subsidiaries, as such other party may reasonably request. Notwithstanding the foregoing, no party shall be required to afford such access if it would unreasonably disrupt the operations of the other party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law. No party or any of its officers, employees or Representatives shall be permitted to perform any onsite procedures (including an onsite study or any invasive testing or sampling) with respect to any property of another party or any of its Subsidiaries without the prior written consent of such party.

(b) The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the mutual nondisclosure agreement executed by parent and BRE in June 2012 (the “Confidentiality Agreement”).

Section 5.4 No Solicitation; Recommendation of the Board of Directors of BRE.

(a) Except as expressly permitted by this Section 5.4, BRE shall, and shall cause each of its affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause the agents, financial advisors, investment bankers, attorneys, accountants and other representatives (collectively “Representatives”) of BRE or any of its affiliates to: (A) immediately cease any ongoing solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Takeover Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement with BRE within the 24-month period prior to the date of this Agreement in connection with any actual or potential Takeover Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such person or its Representatives and (B) until the Effective Time or, if earlier, the Termination Date, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person (other than any Buyer Entity or any of its directors, officers, employees, affiliates or Representatives) any non-public information regarding BRE or any of its Subsidiaries in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral) with respect to a Takeover Proposal. Except to the extent necessary to take any actions that BRE or any third party would otherwise be permitted to take pursuant to this Section 5.4 (and in such case only in accordance with the terms hereof) or except to the extent that the Board of Directors of BRE concludes, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors of BRE under applicable Law, (A) BRE and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill provision in any agreement to which BRE or any of its Subsidiaries is a party, and (B) BRE shall, and shall cause its Subsidiaries to, enforce the standstill provisions of any such agreement, and BRE shall, and shall cause its Subsidiaries to, promptly take all steps within their power in an effort to terminate any waiver that may have been heretofore granted, to any person (other than EnerJex Parties or any of their respective affiliates), under any such provisions.

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(b) Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time from and after the date of this Agreement and prior to obtaining the BRE Stockholder Approval, BRE, directly or indirectly receives a bona fide, unsolicited written Takeover Proposal from any person that did not result from BRE’s, its affiliates’ or BRE’s or its affiliates’ Representatives’ material breach of this Section 5.4 and if the Board of Directors of BRE determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then BRE may, directly or indirectly, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to BRE and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, Contracts, books and records of BRE and its Subsidiaries, to the person who has made such Takeover Proposal and its Representatives and potential sources of financing; provided, that BRE shall substantially concurrently with the delivery to such person provide to Parent any non-public information concerning BRE or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Parent and (B) engage in or otherwise participate in discussions or negotiations with the person making such Takeover Proposal and its Representatives and potential sources of financing regarding such Takeover Proposal. “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable to BRE than those applicable to Parent that are contained in the Confidentiality Agreement (including standstill restrictions); provided that such confidentiality agreement shall not prohibit compliance by BRE with any of the provisions of this Section 5.4 and such confidentiality agreement shall permit the person making the Takeover Proposal to make non-public Takeover Proposals directly to BRE and the Board of Directors of BRE (as opposed to directly to the shareholders of BRE). Nothing in this Section 5.4 shall prohibit BRE, or the Board of Directors of BRE, directly or indirectly through any officer, employee or Representative, from (1) informing any person that BRE is party to this Agreement and informing such person of the restrictions that are set forth in this Section 5.4, or (2) disclosing factual information regarding the business, financial condition or results of operations of BRE or its Subsidiaries or the fact that a Takeover Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus or otherwise; provided that, in the case of this clause (2), (x) BRE shall in good faith determine that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure is reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (y) BRE complies with the obligations set forth in the proviso in Section 5.4(g).

(c) BRE shall promptly (and in no event later than 24 hours after receipt) notify, orally and in writing, Parent after receipt by BRE or any of its Representatives of any Takeover Proposal, including of the identity of the person making the Takeover Proposal and the material terms and conditions thereof, and shall promptly (and in no event later than 24 hours after receipt) provide copies to Parent of any written proposals, indications of interest, and/or draft agreements relating to such Takeover Proposal. BRE shall keep Parent reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Takeover Proposal (including by promptly (and in no event later than 24 hours after receipt) providing to Parent copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Takeover Proposal). BRE agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits BRE from providing any information to Parent in accordance with this Section 5.4.

(d) Except as expressly permitted by Section 5.4(e) and Section 5.4(f), the Board of Directors of BRE shall not (A) fail to include the BRE Recommendation in the Proxy Statement/Prospectus, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to EnerJex Parties, the BRE Recommendation, (C) make any recommendation or public statement that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of BRE in connection with a tender offer or exchange offer that constitutes a Takeover Proposal (other than (I) a recommendation against such offer or (II) a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act that includes a reaffirmation of the BRE Recommendation or

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refers to the prior BRE Recommendation of the Board of Directors of BRE) (it being understood that the Board of Directors of BRE may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a BRE Adverse Recommendation Change, and such refrain shall not be treated as a BRE Adverse Recommendation Change) or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of BRE a Takeover Proposal (any action described in this sentence being referred to as a “BRE Adverse Recommendation Change”).

(e) Notwithstanding anything to the contrary set forth in this Agreement, with respect to a Takeover Proposal, at any time prior to the time the BRE Stockholder Approval is obtained, the Board of Directors of BRE may make a BRE Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(h) if, after receiving a bona fide, unsolicited Takeover Proposal that did not result from a material breach of Section 5.4(a), the Board of Directors of BRE has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (i) such Takeover Proposal constitutes a Superior Proposal and (ii) in light of such Takeover Proposal, the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of BRE under applicable Law; provided, however, that, prior to making such BRE Adverse Recommendation Change and/or terminating this Agreement pursuant to Section 7.1(h), (A) BRE has given Parent at least three business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and has contemporaneously provided to Parent a copy of the Superior Proposal, a copy of any proposed transaction agreements with the person making such Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to BRE, a written summary of the material terms thereof), (B) BRE has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (C) the Board of Directors of BRE shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by Parent were to be given effect, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, BRE shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the three-business-day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (1) two business days and (2) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time BRE shall be required to comply with the requirements of this Section 5.4(e) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso.

(f) Other than in connection with a Superior Proposal (which shall be subject to Section 5.4(e) and shall not be subject to this Section 5.4(f)), the Board of Directors of BRE may make a BRE Adverse Recommendation Change in response to a BRE Intervening Event if the Board of Directors of BRE determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of BRE to effect a BRE Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors of BRE under applicable Law; provided, however, that, prior to making such BRE Adverse Recommendation Change, (i) BRE has given Parent at least three business days’ prior written notice of its intention to take such action (which shall specify the reasons therefor), (ii) BRE has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement as would not permit the Board of Directors of BRE to make a BRE Adverse Recommendation Change pursuant to this Section 5.4(f), and (iii) the Board of Directors of BRE shall have considered any revisions to the terms of this Agreement proposed

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in writing by Parent and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of BRE to effect a BRE Adverse Recommendation Change in response to a BRE Intervening Event would reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of BRE under applicable Law.

(g) Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit BRE or the Board of Directors of BRE from taking and disclosing to the stockholders of BRE a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any “stop, look and listen” communication or any other similar disclosure to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act; provided that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of BRE with respect to this Agreement or a Takeover Proposal shall be deemed to be a BRE Adverse Recommendation Change unless the Board of Directors of BRE in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Board of Directors of BRE.

Section 5.5 Recommendation of the Board of Directors of Parent.

(a) Except as expressly permitted by Section 5.5(b), the Board of Directors of Parent shall not (A) fail to include Parent Recommendation in the Proxy Statement/Prospectus, or (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to BRE, Parent Recommendation (any action described in this sentence being referred to as a “Parent Adverse Recommendation Change”).

(b) Nothing in this Agreement shall prohibit or restrict the Board of Directors of Parent from making a Parent Adverse Recommendation Change in response to a Parent Intervening Event if the Board of Directors of Parent determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of Parent to effect a Parent Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable Law; provided, however, that, prior to making such Parent Adverse Recommendation Change, (i) Parent has given BRE at least three business days’ prior written notice of its intention to take such action (which shall specify the reasons therefor), (ii) Parent has negotiated, and has caused its Representatives to negotiate, in good faith with BRE during such notice period, to the extent BRE wishes to negotiate, to enable BRE to propose revisions to the terms of this Agreement as would not permit the Board of Directors of Parent to make a Parent Adverse Recommendation Change pursuant to this Section 5.5(b), and (iii) the Board of Directors of Parent shall have considered any revisions to the terms of this Agreement proposed in writing by BRE and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of Parent to effect a Parent Adverse Recommendation Change in response to a Parent Intervening Event would reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of Parent under applicable Law.

Section 5.6 Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and file with the SEC the Form S-4, which will include the Proxy Statement/Prospectus. Each of Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger. Parent will cause the Proxy Statement/Prospectus to be mailed to Parent stockholders as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities Laws in connection with the issuance and reservation of shares of Parent Common Stock in the Merger. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus will be made by Parent, without BRE’s prior consent (which shall not be unreasonably withheld) and without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise BRE promptly after it receives oral or written notice of the time when the Form S-4 has become effective

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or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Form S-4 or the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or BRE, or any of their respective affiliates, officers or directors, is discovered by Parent or BRE which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Parent and BRE, as applicable.

(b) Within 24 hours after the execution of this agreement by the parties, the Principal Stockholder shall execute a stockholder action by written consent in favor of adoption of this Agreement. BRE will, except in the case of a BRE Adverse Recommendation Change, through its Board of Directors, recommend that its stockholders adopt this Agreement and will use reasonable best efforts to solicit from its stockholders written consents in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders to obtain such approvals. BRE will not submit to the vote of its stockholders any Takeover Proposal other than the Merger.

(c) As promptly as reasonably practicable following the clearance of the Proxy Statement/Prospectus by the SEC, Parent shall take all action necessary in accordance with applicable Law and its organizational documents to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining Parent Stockholder Approval (the “Parent Stockholder's Meeting”), and not postpone or adjourn Parent Stockholders' Meeting except to the extent required by applicable Law or to solicit additional proxies and votes in favor of the Merger; provided, that, unless otherwise agreed to by the parties, Parent Stockholders' Meeting may not be postponed or adjourned to a date that is more than 20 days after the date for which Parent Stockholders' Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Parent will, through its Board of Directors, except in the case of a Parent Adverse Recommendation Change, recommend that its stockholders approve the Merger and will use reasonable best efforts to solicit from its stockholders proxies in favor of the Merger and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of FINRA or applicable Law to obtain such approvals.

Section 5.7 Employee Matters.

(a) Following the Closing Date, Parent shall, or shall cause its applicable affiliate to, cause any employee benefit plans sponsored or maintained by Parent or its applicable affiliate in which the employees of BRE (the “BRE Employees”) are eligible to participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each BRE Employee with BRE and its Subsidiaries and their respective predecessors prior to the Closing Date for purposes of eligibility, vesting, benefit levels and benefit accrual rates or contribution rates under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable BRE Benefit Plan in which such BRE Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any defined benefit retirement plan or plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a BRE Employee with respect to the same period of service, (iii) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent or its applicable affiliate do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

(b) If requested by Parent in writing delivered to BRE not less than ten business days before the Closing Date, the Board of Directors of BRE (or the appropriate committee thereof) shall adopt

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resolutions and take such corporate action as is necessary to terminate the BRE 401(k) plans (the “BRE 401(k) Plan”), effective as of the day prior to the Closing Date.

(c) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the BRE Stock Plan and the BRE Benefit Plans identified in Section 3.9(a)of the Disclosure Schedule will occur at or prior to the Effective Time, as applicable.

(d) Nothing in this Agreement shall confer upon any BRE Employee or other service provider any right to continue in the employ or service of Parent or any of its affiliates, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company, BRE or any of their affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any BRE Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any BRE Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Company, BRE or any of their Subsidiaries (including, after the Closing Date, BRE and its Subsidiaries) or affiliates; or (ii) alter or limit the ability of Parent, the Surviving Company or any of their Subsidiaries (including, after the Closing Date, BRE and its Subsidiaries) or affiliates to amend, modify or terminate any BRE Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.7 shall create any third party beneficiary rights in any BRE Employee or current or former service provider of BRE or its affiliates (or any beneficiaries or dependents thereof).

Section 5.8 Regulatory Approvals; Efforts.

(a) Prior to the Closing, the parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity required to be obtained or made by the parties or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In the event that any litigation, administrative or judicial action or other proceeding is commenced challenging the Merger or any of the other Transactions contemplated by this Agreement, the parties shall cooperate with each other and use their respective reasonable best efforts to contest and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Transactions contemplated by this Agreement. Additionally, each of the parties shall use reasonable best efforts to fulfill all conditions precedent to the Transactions and shall not take any action after the date of this Agreement that would reasonably be expected to materially hinder or delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to Closing or to materially hinder or delay the expiration of the required waiting period under any applicable Law. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the parties hereto shall use reasonable best efforts to effect such transfers.

(b) The parties shall each keep the other apprised of the status of matters relating to the completion of the Transactions and the regulatory approvals and work cooperatively in connection with obtaining all

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required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.8. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication from any Governmental Entity regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed communication with any such Governmental Entity. If any party to this Agreement or any Representative of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other parties to this Agreement, an appropriate response in substantial compliance with such request. No party shall participate in any meeting or teleconference with any Governmental Entity (other than teleconferences with respect to non-substantive or ministerial matters) in connection with this Agreement and Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Each party shall furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to the Transactions, and furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that materials provided pursuant to this Section 5.8 may be redacted (i) to remove references concerning the valuation of Parent and Transactions or other confidential information, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

(c) Subject to the terms and conditions herein provided and without limiting the foregoing, Parent and BRE shall use reasonable best efforts to (i) file, as promptly as practicable, but in any event no later than ten (10) business days after the date of this Agreement, all notifications required under the HSR Act, if applicable; (ii) cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions contemplated hereby, (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (C) assuring that all such filings are in material compliance with the requirements of any applicable Law; (iii) ensure the prompt expiration or termination of any applicable waiting period and clearance or approval by any relevant Governmental Entity, including defense against, and the resolution of, any objections or challenges, in court or otherwise, by any relevant Governmental Entity preventing consummation of the Merger or the other Transactions; and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things advisable to consummate and make effective the Merger and the other Transactions contemplated hereby as promptly as practicable. In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the parties will use their respective reasonable best efforts to respond to such Second Request as promptly as practicable, and counsel for each of the parties will closely cooperate during the entirety of any such Second Request review process.

Section 5.9 Takeover Statutes.  If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger or any of the other Transactions, each party shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

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Section 5.10 Public Announcements.  The parties shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the Transactions, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party shall consult with each other before issuing any press release or public statement with respect to the Transactions and, subject to the requirements of applicable Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation. The parties agree to issue a mutually acceptable initial joint press release announcing this Agreement.

Section 5.11 Directors and Officers Insurance.  For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by BRE and its Subsidiaries with respect to matters existing or arising on or before the Effective Time; provided, however, that Parent shall not be required to pay, in respect of any year after the Effective Time, annual premiums in excess of 200% of the last annual premium paid by BRE prior to the date hereof in respect of the coverages (the “Maximum Amount”) required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. If BRE elects, in its sole discretion, then BRE may, prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such its directors and officers, in their capacity as such; provided that in no event shall the cost of such policy, if purchased by BRE, exceed six (6) times the Maximum Amount and, if such a “tail policy” is purchased, Parent shall have no further obligations under this Section 5.11.

Section 5.12 Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give either Parent or BRE, directly or indirectly, the right to control or direct the other Party's operations prior to Effective Time and (b) prior to the Effective Time, each of Parent and BRE shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13 Section 16 Matters.  Prior to the Effective Time, Parent and BRE shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Transaction Litigation.  Subject to applicable Law, BRE shall give Parent the opportunity to participate in BRE's defense or settlement of any stockholder litigation against BRE and/or its directors or executive officers relating to the Transactions, including the Merger. BRE agrees that, except to the extent permitted pursuant to Section 5.1(b)(xiv), it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against BRE or its directors, executive officers or similar persons by any stockholder of BRE relating to this Agreement or the Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld).

Section 5.15 Certain Tax Matters.  The parties shall cooperate and use their respective reasonable efforts in order for Parent and BRE to obtain the tax opinions referenced in Section 6.2(e) and Section 6.2(f). None of Parent, BRE, or any of their respective Subsidiaries shall knowingly take or omit to take any action if such action or failure to act would be reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each party will report the transactions described in the preceding sentence in the manner set forth therein except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.16 Special EnerJex Dividend.  The parties (a) acknowledge that Parent has filed an action against Husch Blackwell LLP, and certain of its principals (the “HB Litigation”) in which Parent is seeking damages from alleged breach of contract, legal malpractice, breach of fiduciary duty, and fraud by the defendants, and (b) agree that Parent may declare a dividend payable to Parent stockholders of record as of a

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date on or after the execution of this Agreement and prior to the Effective Time of the Merger, under which Parent will issue to such stockholders shares of stock, a warrant, or another right or security entitling such stockholders to receive in the aggregate a number of shares of Parent Common Stock equal to the quotient determined by dividing (x) Parent's “Net Recovery” in the HB Litigation, by (y) $0.70 (such dividend, the “Permitted EnerJex Dividend”). For purposes of the foregoing, the term “Net Recovery” means the gross amount received by Parent in settlement of its claim in the HB Litigation or in satisfaction of any judgment entered in favor of Parent in such HB Litigation, reduced by litigation expenses and the portion of such gross amount that Parent is obligated to pay to counsel representing Parent in the HB Litigation.

Section 5.17 Principal Stockholder Covenants.  The Principal Stockholder hereby waives any right to receive any portion of the Cash Consideration in the Merger, and agrees to elect to receive solely shares of Parent Common Stock in exchange for shares of BRE Common Stock held by such Principal Stockholder.

Section 5.18 Acknowledgement of Carlyle Notes.  Parent acknowledges that (a) BRE is currently indebted to Carlyle Energy Mezzanine Opportunities Fund, L.P., Carylyle Energy Mezzanine Opportunities Fund-A, L.P., and CEMOF Coinvestment, L.P. (collectively, “Carlyle Holder”) pursuant to certain promissory notes (collectively, the “Carlyle Notes”), under which there is currently approximately $16,250,000 of Tranche A principal and interest outstanding, and (b) BRE shall not be required to pay down or discharge prior to the Effective Time of the Merger the balance due under the Carlyle Notes. In the event any obligation under this Agreement is construed in a manner that triggers a default under the Carlyle Note, the parties shall negotiate an alternative that reasonably preserves such obligation and does not so trigger the default.

ARTICLE VI.

CONDITIONS TO THE PRINCIPAL TRANSACTIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Principal Transactions.  The respective obligations of each party to effect the Principal Transactions shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) Each of Parent Stockholder Approval and the BRE Stockholder Approval shall have been obtained.

(b) No injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective, in each case that prohibits the consummation of either Merger or any of the other Transactions.

(c) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

Section 6.2 Conditions to Obligation of BRE to Effect the Merger.  The obligation of BRE to effect the Merger is further subject to the fulfillment (or waiver by BRE) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of Parent set forth in this Agreement qualified by Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of Parent set forth in Section 4.1(b) and Section 4.1(c) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, and (iii) the other representations and warranties of Parent set forth in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct have not and would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

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(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) Parent shall have delivered to BRE a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligation of Parent to Effect the Merger.  The obligation of Parent to effect the Merger is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of BRE set forth in this Agreement qualified by Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of BRE set forth in Section 3.2(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, and (iii) the other representations and warranties of BRE set forth in this Agreement shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b) BRE shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) BRE shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of BRE, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d) BRE shall have issued to WCOF approximately, and in any case no more than, 107,305,678 shares of BRE Common Stock in complete satisfaction of all amounts due to WCOF under the WCOF-BRE Debenture (with such final amount to be determined by BRE and WCOF at the date of such issuance and satisfaction), which WCOF-BRE Debenture shall have been discharged in full, and WCOF shall execute and deliver to Parent a certificate confirming that such WCOF-BRE Debenture has been discharged in full.

(e) BRE's auditors shall have delivered to Parent (i) audited financial statements for BRE for the 12-month periods ended December 31, 2011, and December 31, 2012, in form and substance acceptable to Parent, and (ii) a report of agreed procedures acceptable to Parent with respect to the six-month period ended June 30, 2013, in form and substance acceptable to Parent.

(f) Notwithstanding anything to the contrary in this Agreement, the Carlyle Note Payoff Amount shall not exceed $16,343,910 reduced by the balance in the Capital Reserve Account as of September 30, 2013.

Section 6.4 Frustration of Closing Conditions.  No party may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of this Agreement.

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ARTICLE VII.

TERMINATION

Section 7.1 Termination or Abandonment.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Transactions by the stockholders of Parent or BRE:

(a) by the mutual written consent of Parent and BRE;

(b) by Parent or BRE, if the Merger shall not have been consummated on or prior to September 30, 2013 (the “End Date”); provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 6.1(b) or Section 6.1(c), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended by either BRE or Parent from time to time by written notice to the other party up to a date not beyond December 31, 2013, the latest of any of which dates shall thereafter be deemed to be the End Date; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(c) by Parent or BRE, if an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such injunction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a party if such injunction was due to the failure of such party to perform any of its obligations under this Agreement;

(d) by Parent or BRE, if (i) Parent Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and Parent Stockholder Approval shall not have been obtained, or (ii) BRE has not received the BRE Stockholder Approval within 24 hours after the execution of this Agreement by the Parties;

(e) by BRE, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Parent does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from BRE describing such breach or failure in reasonable detail (provided that BRE is not then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b));

(f) by Parent, if BRE shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, BRE does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from any Buyer Entity describing such breach or failure in reasonable detail (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b));

(g) by Parent, prior to receipt of the BRE Stockholder Approval, (i) in the event of a BRE Adverse Recommendation Change or (ii) in the event BRE shall have Willfully Breached Section 5.4, other than in the case where (A) such Willful Breach is a result of an isolated action by a person that is a Representative of BRE, (B) BRE uses reasonable best efforts to remedy such Willful Breach and (C) Parent is not significantly harmed as a result thereof;

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(h) by BRE, prior to receipt of the BRE Stockholder Approval and if Parent has complied in all material respects with its obligations under Section 5.4, in order to enter into a definitive agreement with respect to a Takeover Proposal (which definitive agreement shall be entered into concurrently with, or promptly following, the termination of this Agreement pursuant to this Section 7.1(h)); provided that any such purported termination by BRE pursuant to this Section 7.1(h) shall be void and of no force or effect unless BRE pays the Termination Fee in accordance with Section 7.3(a).

Section 7.2 Effect of Termination.  In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.3 and ARTICLE III), and there shall be no other liability on the part of any party to any other party except as provided in Section 7.3 and, subject to Section 7.3(h), any liability arising out of or the result of, fraud or any willful or intentional breach of any covenant or agreement occurring prior to termination or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Termination Fees; Expenses.

(a) If this Agreement is terminated by BRE pursuant to Section 7.1(h), then BRE shall pay to Parent the Termination Fee and Parent's Expenses, by wire transfer to the account designated by Parent in immediately available funds, upon termination of this Agreement and as a condition to the effectiveness of such termination.

(b) If this Agreement is terminated by BRE pursuant to Section 7.1(d)(ii) and prior to the receipt by BRE of the BRE Stockholder Approval, any person (other than Parent or any of its affiliates) shall have made a Takeover Proposal, which shall have been publicly announced or publicly disclosed or otherwise publicly communicated to the Board of Directors of BRE, then BRE shall pay to Parent the Parent Expenses, by wire transfer to the account designated by Parent in immediately available funds, and, if within twenty-four months after such termination of this Agreement, BRE shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such 24-month period), a Takeover Proposal, then BRE shall pay to Parent an amount equal to the Termination Fee minus Parent Expenses previously paid or reimbursed by BRE, by wire transfer to the account designated by Parent in immediately available funds, on the earlier of the public announcement of BRE's entry into such agreement or the consummation of any such Acquisition Transaction.

(c) If this Agreement is terminated (i) by Parent pursuant to Section 7.1(g), (ii) by BRE pursuant to Section 7.1(b) and, at the time of such termination, (A) the BRE Stockholder Approval shall not have been obtained and (B) Parent would have been permitted to terminate this Agreement pursuant to Section 7.1(g), or (iii) by Parent (1) pursuant to Section 7.1(f) due to a breach of BRE's covenants contained in this Agreement and, at the time of such breach, a Takeover Proposal shall have been announced or disclosed or otherwise communicated to the Board of Directors of BRE and not have been withdrawn or (2) pursuant to Section 7.1(f) due to a breach of BRE's covenants contained in Section 5.6(b), then BRE shall pay to Parent the Termination Fee, by wire transfer to such account designated by Parent in immediately available funds, in the case of any termination by Parent, within two business days of such termination, and in the case of any termination by BRE, prior to or concurrently with such termination. By way of clarification only, the parties acknowledge and agree that if the Agreement is terminated by Parent pursuant to Section 7.1(f) solely by reason of a failure of BRE to meet the condition set forth in Section 6.3(f), no Termination Fee shall be payable.

(d) If this Agreement is terminated by BRE pursuant to Section 7.1(e) due to a breach of Parent's covenants contained in this Agreement (other than due to a breach of Section 5.6(c)), then Parent shall pay to BRE the Termination Fee, by wire transfer to the account designated by BRE in immediately available funds, within two business days following such termination.

(e) If this Agreement is terminated by Parent pursuant to Section 7.1(f) due to a breach of BRE's covenants contained in this Agreement (other than due to a breach for which the Termination Fee is

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payable under Section 7.3(c)), then BRE shall pay to Parent the Termination Fee, by wire transfer to the account designated by Parent in immediately available funds, within two business days following such termination, and Parent's Expenses.

(f) Solely for purposes of this Section 7.3, “Takeover Proposal” shall have the meaning ascribed thereto in Appendix 1 hereto, except that all references to 25% shall be changed to 50%.

(g) For purposes of this Agreement, the term:

(i) “BRE Expenses” shall mean BRE's actual out-of-pocket expenses in connection with the negotiation, preparation, and execution of this Agreement and obtaining approval of its Board of Directors and stockholders for the transactions contemplated herein, up to a maximum of $250,000.

(ii) “Parent Expenses” shall mean Parent's actual out-of-pocket expenses in connection with the negotiation, preparation, and execution of this Agreement and obtaining approval of its Board of Directors and stockholders for the transactions contemplated herein, up to a maximum of $250,000.

(iii) “Termination Fee” shall mean:

(A) Upon any termination of this Agreement by BRE pursuant to Section 7.1(h), a cash amount equal to the sum of Two Million Dollars ($2,000,000); and

(B) Upon any termination of this Agreement by Parent pursuant to Section 7.1(f) or (g), or by BRE pursuant to Section 7.1(e), a cash amount equal to the sum of One Million Dollars ($1,000,000).

(h) Notwithstanding anything to the contrary in this Agreement, (i) if the Termination Fee shall become due and payable in accordance with Section 7.3(a), Section 7.3(b) or Section 7.3(c), or if Parent Expenses shall become due and payable in accordance with Section 7.3(f), then from and after such termination and payment of the Termination Fee or Parent Expenses, as applicable pursuant to and in accordance with Section 7.3(a), Section 7.3(b), Section 7.3(c) or Section 7.3(f), as applicable, Parent shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud or willful misconduct by Parent; and (ii) if the BRE Expenses shall become due and payable in accordance with Section 7.3(e), then from and after such termination and payment of the BRE Expenses, as applicable, pursuant to and in accordance Section 7.3(e), Parent shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud or willful misconduct by Parent.

(i) Each of the parties hereto acknowledges that Termination Fee, Parent Expenses reimbursement, and the BRE Expense reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the parties in the circumstances in which such fees and/or expense reimbursements are due and payable and, in each case, which do not involve fraud or willful misconduct, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to more than one payment of the Termination Fee and Parent Expense reimbursement, and in no event shall BRE be required to pay Parent an amount in excess of the Termination Fee pursuant to all provisions of this ARTICLE VII, in connection with a termination of this Agreement pursuant to which such Termination Fee and/or Parent Expense reimbursement are payable. In no event shall BRE be entitled to more than one payment of the BRE Expense reimbursement, and in no event shall Parent be required to pay to BRE an amount in excess of the BRE Expense reimbursement pursuant to all provisions of this Section 7.3, in connection with a termination of this Agreement pursuant to which such BRE Expense reimbursement is payable.

(j) Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) such party shall reimburse the other party that should have received such amount for

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all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced and (ii) such party shall pay to the other party that should have received such amount interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 3%.

ARTICLE VIII.

SURVIVAL, INDEMNIFICATION, AND ESCROW

Section 8.1 Survival.  The representations and warranties of BRE contained in this Agreement shall survive for thirty (30) days following the date Parent receives from its auditors audited financial statements (the “September 30 Financial Statements”) for BRE for the 9-month period ending September 30, 2013 (such date, the “Survival Date”); provided, however, that the representations and warranties in Section 3.1, Section 3.2, and Section 3.3 (each a “BRE Excluded Representation”) shall survive as set forth below. Parent and BRE agree to cooperate and use their reasonable best efforts to complete the September 30 Financial Statements as promptly as possible following the Closing. Prior to and following the Survival Date, the Indemnified Parties shall have the right to assert claims for indemnification under Section 8.2 hereof that arise from inaccuracy or breach of any BRE Excluded Representation, fraud, intentional misrepresentation or willful breach until the expiration of the applicable statute of limitations plus sixty (60) days, provided that if there is no applicable statute of limitations, such right shall survive indefinitely. The parties acknowledge that the time periods set forth in this Section 8.1 and elsewhere in this Agreement for the assertion of claims and notices under this Agreement are the result of arms’ length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties. The parties further acknowledge that the time periods set forth in this Section 8.1 and elsewhere in the Agreement may be shorter or longer than otherwise provided by law. The representations and warranties of Parent contained in this Agreement shall not survive beyond the Closing Date.

Section 8.2 Indemnification.  By virtue of the Merger the Principal Stockholder agrees to indemnify and hold harmless Parent and its officers, directors, Affiliates, employees, agents and representatives (the “Parent Indemnified Parties”) against all Losses incurred or sustained by Parent Indemnified Parties, or any of them, directly or indirectly, based upon, arising out of, with respect to or by reason of: (i) any breach or inaccuracy of a representation or warranty of BRE contained in this Agreement, any related agreement or any certificate or instrument delivered by BRE pursuant to this Agreement (the “Closing Certificates”), (ii) any failure by BRE or the Principal Stockholder to perform or comply with any covenant, obligation or agreement applicable to it in this Agreement, any related agreement or any Closing Certificate, (iii) any fraud, intentional misrepresentation or willful breach of BRE or any Principal Stockholder with respect to this Agreement, any related agreement or any Closing Certificate, (iv) any claims by or purportedly on behalf of any holder or former holder of any shares of BRE's capital stock or rights to acquire BRE's capital stock, which relate or purport to relate to the Merger or any of the other transactions contemplated hereby, including appraisal or dissenters’ rights proceedings, claims in connection with appraisal rights notices, or claims alleging violations of fiduciary duty (excluding cash payments to such holders of Dissenting Shares not in excess of the consideration to which they would have been entitled for their shares of BRE Common Stock had they received merger consideration payable pursuant to this Agreement rather than exercising dissenters’ rights, but not excluding the costs and expenses incurred in connection with the proceedings relating to such exercise of dissenters’ rights), and (v) all Taxes (or the non-payment thereof) of BRE for all Pre-Closing Tax Periods. BRE (including any officer or director of BRE) and the Principal Stockholder shall not have any right of contribution, indemnification or right of advancement from any Parent Indemnified Party with respect to any Loss claimed by a Parent Indemnified Party.

Section 8.3 Maximum Payments; Limitations.

(a) From and after the Closing Date, the indemnification provisions of this ARTICLE VIII shall be the sole and exclusive remedy for monetary damages of Parent Indemnified Parties and their Affiliates

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with respect to breaches of representations and warranties set forth in this Agreement other than Losses resulting from a claim based on fraud, intentional misrepresentation or willful breach, which shall not be so limited.

(b) There shall be no recovery for claims under clause (i) of Section 8.2 (other than with respect to claims based on an inaccuracy or breach of any BRE Excluded Representations, fraud, intentional misrepresentation or willful breach) unless and until the aggregate amount of Losses of the Indemnified Parties that may be claimed thereunder exceeds $447,000 (the “Threshold”), and once such Threshold has been reached, the Principal Stockholder shall be liable to the Indemnified Parties for the full amount of all Losses, including those which comprised any portion of the Threshold.

(c) The aggregate maximum indemnification obligation of the Principal Stockholder for Losses with respect to breaches of representations and warranties set forth in this Agreement (including the representations and warranties made by the Principal Stockholder) shall not exceed, in the aggregate, the Escrow Amount, other than with respect to Losses resulting from a claim based on an inaccuracy or breach of any BRE Excluded Representations, which shall be limited to the aggregate Purchase Price, or fraud, intentional misrepresentation or willful breach committed with the Principal Stockholder's knowledge, which shall not be so limited.

(d) Notwithstanding anything to the contrary herein, the parties hereto agree and acknowledge that any Parent Indemnified Party may bring a claim for indemnification for any Loss under this ARTICLE VIII notwithstanding the fact that such Parent Indemnified Party had actual or constructive knowledge (regardless of whether such knowledge was obtained through such Parent Indemnified Party’s own investigation or through disclosure by BRE, any Principal Stockholder or any third party) of the breach, event or circumstance giving rise to such Loss prior to the Closing or waived any condition to the Closing related thereto. No Parent Indemnified Party shall be required to take any action to obtain payments from any third party, including an indemnitor, insurer or tax authority, with respect to, or for the purposes of offsetting, any Losses.

(e) Nothing in this ARTICLE VIII shall limit the liability of any party hereto for any breach of any representation, warranty, covenant or agreement contained in this Agreement if the Merger does not close.

Section 8.4 Definition of Losses.  For purposes of this ARTICLE VIII, the term “Losses” shall mean losses, Taxes, liabilities, damages, deficiencies, claims, actions, proceedings, deficiencies, costs, interest, awards, judgments, penalties and expenses, including reasonable attorneys’ and consultants’ fees and expenses (and including any such reasonable out-of-pocket expenses incurred in connection with investigating, defending against or settling any of the foregoing). In the event of any such breach or inaccuracy, for purposes of determining the amount of any Losses (but not whether a breach, inaccuracy or failure occurred), no effect will be given to any qualification as to “materiality,” a Material Adverse Effect, or “in all material respects” qualification contained in any representation, warranty or covenant.

Section 8.5 Escrow Period.  The Escrow Amount shall be retained as of the Closing Date and distributed within 5 business days after the Survival Date (such period referred to herein as the “Escrow Period”), provided, however, that the portion of the Escrow Amount which is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Principal Stockholder prior to termination of the Escrow Period or updated thereafter, shall not be paid and shall not be issued, as applicable, until such claims have been finally resolved, or, if earlier, until paid or issued in accordance with Section 8.6 below.

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Section 8.6 Claims for Indemnification.

(a) Satisfaction of Indemnification Obligations. Subject to the limitations of Section 8.3, the Indemnified Parties shall recover pursuant to the indemnity set forth in Section 8.2 as follows:

(i) First, by a reduction to the Escrow Fund until the Escrow Fund is depleted in full;

(ii) Second, in the case of Losses, the recovery for which are not limited pursuant to this ARTICLE VIII to the Escrow Amount, by recovery directly from the Principal Stockholder.

(b) Procedure.

(i) For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any officer of Parent: (A) stating that a Parent Indemnified Party has paid, sustained, incurred, or accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or accrued, or the basis for such anticipated liability and (in each case to the extent ascertainable) the method of computation of all such amounts, and (C) describing in reasonable detail, to the extent known to Parent Indemnified Party, the facts giving rise to the claim for indemnification and the nature of the misrepresentation, breach of warranty or covenant or other indemnifiable claim to which such item is related, provided that any Officer’s Certificate may be updated and amended from time to time by Parent by delivering an updated or amended Officer’s Certificate to the Principal Stockholder.

(ii) At the time of delivery of any Officer’s Certificate by Parent to the Principal Stockholder and, if any cash or shares remain in the Escrow Fund, the Escrow Agent, and for a period of thirty (30) days after such delivery, no reduction shall be made to the Escrow Amount pursuant to this Section 8.6 unless the Principal Stockholder shall have provided written authorization to Parent to make such reduction. After the expiration of such thirty (30) day period, Parent shall be entitled to instruct the Escrow Agent to release to Parent from the Escrow Fund or recover from the Principal Stockholder in accordance with Section 8.6(a)(ii) an aggregate value not to exceed the amount of the Losses set forth in the Officer’s Certificate in accordance with this Section 8.6, provided that no such reduction or recovery may be made if the Principal Stockholder shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to Parent and the Escrow Agent prior to the expiration of such thirty (30) day period.

(iii) In case the Principal Stockholder shall object in writing to any claim or claims made in any Officer’s Certificate within thirty (30) days after delivery of such Officer’s Certificate, the Principal Stockholder and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Principal Stockholder and Parent should so agree, a memorandum setting forth any agreement reached by the parties with respect to such claim shall be prepared and signed by Parent and the Principal Stockholder and Parent shall be entitled to instruct the Escrow Agent to release shares of Parent Common Stock to Parent from the Escrow Fund in accordance with the terms of such memorandum.

(iv) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer’s Certificate, either Parent or the Principal Stockholder may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third Person, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Principal Stockholder. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Principal Stockholder cannot mutually agree on one arbitrator, then the parties agree that the arbitration will be conducted by one arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

(v) Any such arbitration shall be held under the rules then in effect of the American Arbitration Association. The arbitrator shall determine how all expenses relating to the arbitration shall be paid,

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including the respective expenses of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer’s Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and, in the event the judgment awards an Indemnified Party any Losses under this ARTICLE VIII, Parent and the Principal Stockholder shall instruct the Escrow Agent to release funds or shares of Parent Common Stock, as applicable, to Parent from the Escrow Fund and Parent shall be entitled to receive payment from the Stockholders, in each case, in accordance with such decision of the arbitrator(s).

(vi) Any such arbitration proceeding, as well as all related materials, shall be governed by the terms of the Confidentiality Agreement and shall constitute “Confidential Information” as contemplated thereby. Notwithstanding the foregoing, judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction, subject to Section 9.4. The foregoing arbitration provision shall apply to any dispute between the Principal Stockholder and/or Stockholders, on one hand, and any Indemnified Party, on the other hand, under this ARTICLE VIII hereof.

(vii) In the event a Parent Indemnified Party becomes aware of an action, suit or proceeding initiated by a third party (a, “Third-Party Claim”) which such Parent Indemnified Party believes may result in a demand against the Principal Stockholder under this ARTICLE VIII, Parent shall notify the Principal Stockholder of such Third Party Claim, and the Principal Stockholder shall be entitled, at his expense, to participate in any defense of such Third Party Claim. A Parent Indemnified Party may not effect the settlement of any such claim without the consent of the Principal Stockholder, which consent shall not be unreasonably withheld. In the event that the Principal Stockholder has consented to any such settlement, the Principal Stockholder shall have no power or authority to object to the amount of any claim by such Parent Indemnified Party against the Principal Stockholder for indemnity with respect to such settlement, unless such claim is in an amount in excess of any amount consented to by the Principal Stockholder. For the avoidance of doubt, this ARTICLE VIII provides for indemnification of Losses for damages incurred by a Parent Indemnified Party as well as any Third-Party Claim.

Section 8.7 Tax Treatment.  Any payment under ARTICLE VII of this Agreement shall be treated by the parties for U.S. federal, state, local and non-U.S. income Tax purposes as a purchase price adjustment unless otherwise required by Applicable Law.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Expenses.  Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.

Section 9.2 Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document

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format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.3 Governing Law.  This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 9.4 Jurisdiction; Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.4 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.6; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 9.5 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.6 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 9.6 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 9.6; or (c) when delivered by

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courier (with confirmation of delivery); in each case to the party to be notified at the address, facsimile number, or email address for such party set forth on the signature page hereto or such other address, facsimile number or email address as such party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.7 Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent may assign any of its rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of BRE or any other party hereto, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the first sentence of this Section 9.7, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 9.7 shall be null and void.

Section 9.8 Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.9 Entire Agreement.  This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 9.10 Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto; provided, however, that after receipt of Parent Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of FINRA require further approval of the stockholders of Parent, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of Parent. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.11 Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.12 No Third-Party Beneficiaries.  Each of Parent and BRE agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) after the Effective Time, except for (i) the provisions of Section 5.11 and (ii) the right of BRE's stockholders to receive the Merger Consideration on the terms and conditions of this Agreement, this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 9.13 Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the

55

words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 9.14 Definitions.  All capitalized terms that appear in this Agreement and are not defined herein shall have the respective meanings ascribed thereto in Appendix 1 hereto. References in this Agreement to “Subsidiaries” of any party means any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner or managing member on the date hereof. References in this Agreement (except as specifically otherwise defined) to “affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Parent, the actual knowledge of the individuals listed in Section 9.14(a) of Parent Disclosure Schedule and (ii) with respect to BRE, the actual knowledge of the individuals listed on Section 9.14(a) of the BRE Disclosure Schedule. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by Law to remain closed.

[Signatures begin on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“EnerJex Parties:”

“Parent:”

EnerJex Resources, Inc., a Nevada corporation

By	Robert G. Watson, Jr. Chief Executive Officer

Address, Facsimile No., & Email for Notices:

EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, TX 78209

Facsimile No.: (210) 829-1224
Email: rwatson@enerjexresources.com

With a copy to:

Michael E. Pfau, Esq.
Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, California 93101

Facsimile No. (805) 966-3320
Email: mpfau@rppmh.com

And to:

R. Scott Falk, Esq.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654

Facsimile No.: (312) 862-2200
Email: sfalk@kirkland.com

“Merger Sub:”

BRE Merger Sub, Inc., a Delaware corporation

By	Robert G. Watson, Jr. Chief Executive Officer

Address, Facsimile No., & Email for Notices:

BRE Merger Sub, Inc.
c/o EnerJex Resources, Inc.
4040 Broadway, Suite 508
San Antonio, TX 78209

Facsimile No.: (210) 829-1224
Email: rwatson@enerjexresources.com

With a copy to:

Michael E. Pfau, Esq.
Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, California 93101

Facsimile No. (805) 966-3320
Email: mpfau@rppmh.com

[Signatures continued on following page.]

Signature Page to Agreement and Plan of Merger

“BRE Parties:”

“BRE:”

Black Raven Energy, Inc., a Nevada corporation

By	Name & title:

Address, Facsimile No., & Email for Notices:

Black Raven Energy, Inc.
ATTN: Mr. Thomas E. Riley

Facsimile No.: (   )
Email: triley@blackravenenergy.com

With a copy to:

Ira S. Levine, Esq.
Levine Garfinkel & Katz
8880 W. Sunset Road, Suite 290
Las Vegas, NV 89148

Facsimile No.: (702) 735-2198
Email: ilevine@lgkattorneys.com

“Principal Stockholder:”

West Coast Opportunity Fund, LLC, a Delaware
limited liability company

By	Name & title:

Address, Facsimile No., & Email for Notices:

West Coast Opportunity Fund, LLC
c/o West Coast Asset Management
1205 Coast Village Road
Montecito, CA 93108

Facsimile No.: (805) 648-6466
Email: lance@wcam.com

Signature Page to Agreement and Plan of Merger

Appendix 1

Definitions

For purposes of the foregoing Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“BRE Intervening Event” means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board of Directors of BRE as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Board of Directors of BRE as of the date of this Agreement), which event, fact, circumstance, development, occurrence, magnitude or material consequences becomes known to or by the Board of Directors of BRE prior to obtaining the BRE Stockholder Approval; provided, however, (A) if the BRE Intervening Event relates to an event, fact, circumstance, development or occurrence involving BRE, then such event, fact, circumstance, development or occurrence shall not constitute a BRE Intervening Event if such event, change, effect, development or occurrence: (i) generally affects the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world; or (ii) results from or arises out of (a) any changes or developments in the industries in which BRE or its Subsidiaries conducts its business, (b) any changes or developments in prices for oil, natural gas or other commodities or for raw material inputs and end products, (c) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of BRE or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), and (d) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, and (B) if the BRE Intervening Event relates to an event, fact, circumstance, development or occurrence involving Parent, then such event, fact, circumstance, development or occurrence shall not constitute a BRE Intervening Event unless it has a Material Adverse Effect; provided that, in determining whether a Material Adverse Effect has occurred for these purposes, the Board of Directors of BRE may consider changes in Law after the date hereof that would, or would reasonably be expected to, have a material adverse consequence on the amount of Parent’s U.S. federal income tax payments.

“BRE Stock Plans” means the Black Raven Energy, Inc., Equity Compensation Plan.

“Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation, whether oral or written.

“Derivative” means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

“Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials), in each case as in effect as of the date of this Agreement.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“good and defensible title” means such title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably.

“Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. §300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

“IT Assets” means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of Parent and its Subsidiaries that are required in connection with the operation of the business of Parent and its Subsidiaries.

“Material Adverse Effect” means an event, change, effect, development or occurrence that has had, or would be reasonably likely to have, a material adverse effect on the business, financial condition or continuing results of operations of a Party or its Subsidiaries, taken as a whole, other than any event, change, effect, development or occurrence resulting from or arising out of: (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates), (2) any changes or developments generally in the industries in which such Party or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of such Party or any of their respective Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to any of the Transactions (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Sections 3.2, 4.2, 3.15, or 4.15 (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any taking of any action at the request of the other Party; (5) any changes or developments in prices for oil, natural gas or other commodities or such Party's raw material inputs and end products, (6) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards or interpretations thereof, (8) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by such Party to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (10) any changes in the share price or trading volume of the such Party's stock or its credit ratings (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8), to the extent disproportionately affecting such Party and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such and its Subsidiaries operate.

“Oil and Gas Contracts” means any of the following Contracts to which the applicable Person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, areas of mutual interest agreements, joint venture agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering and processing Contracts and agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder.

“Oil and Gas Interests” means (A) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (B) Hydrocarbons or revenues therefrom; (C) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in units with which the Oil and Gas Leases may have been pooled or united; (D) all Oil and Gas Contracts; (E) surface interests, fee interests, reversionary interests, reservations and concessions; (F) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (G) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (A) and (C) above and the units created thereby which accrue or are attributable to the interests of the holder thereof; (H) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering Systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, and (I) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements under which Parent or any of its Subsidiaries leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of Parent’s business.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

“Parent's Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 3, 2011, by and among Parent, certain of its Subsidiaries, Texas Capital Bank, N.A., a national banking association (as a Bank, L/C Issuer, and Administrative Agent), and the “Banks” identified therein, as amended by the First Amendment thereto dated December 14, 2011, the Second Amendment thereto dated August 31, 2012, the Third Amendment thereto dated November 2, 2012, and the Fourth Amendment thereto dated December 31, 2012.

“Parent Intervening Event” means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board of Directors of Parent as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Board of Directors Parent as of the date of this Agreement), which event, fact, circumstance, development, occurrence, magnitude or material consequences becomes known to or by the Board of Directors of Parent prior to obtaining Parent Stockholder Approval, provided, however, (A) if Parent Intervening Event relates to an event, fact, circumstance, development or occurrence involving Parent, then such event, fact, circumstance, development or occurrence shall not constitute a Parent Intervening Event if such event, change, effect, development or occurrence: (i) generally affects the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world; or (ii) results from or arises out of (a) any changes or developments in the industries in which Parent or its respective Subsidiaries conduct business, (b) any changes or developments in prices for oil, natural gas or other commodities or for raw material inputs and end products, (c) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its respective Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Merger or any of the other transactions contemplated by this Agreement), or (d) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, and (B) if Parent Intervening Event relates to an event, fact, circumstance, development or occurrence involving Parent, then such event, fact, circumstance, development or occurrence shall not constitute a Parent Intervening Event unless it has a Material Adverse Effect.

“Parent's Lender” means Texas Capital Bank, N.A., a national banking association, and the other “Banks” identified in the Parent Credit Agreement.

“Permitted Lien” means (A) any Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (B) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among BRE and its wholly owned Subsidiaries, (F) Liens arising under or pursuant to the organizational documents of BRE or any of its Subsidiaries, or (G) as applied to Parent and its Subsidiaries, the lien of the mortgages, deeds of trust, and security agreements pledged to Parent's Lender as collateral security for the obligations of Parent to Parent's Lender under Parent's Credit Agreement.

“Production Burden” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Superior Proposal” means a bona fide, unsolicited written Takeover Proposal (A) that if consummated would result in a third party (or in the case of a merger in which Parent issues stock to such third party, the stockholders of such third party) acquiring, directly or indirectly, 75% or more of the outstanding BRE Common Stock or more than 75% of the consolidated assets (based on the fair market value thereof) of BRE and its Subsidiaries, taken as a whole, (B) that the Board of Directors of BRE determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Takeover Proposal and (C) that the Board of Directors of BRE determines in good faith, after consultation with its outside financial advisor and outside legal counsel (taking into account at the time of determination any changes to this Agreement irrevocably offered by Parent in response to such Takeover Proposal, and all financial, legal, regulatory and other aspects of such Takeover Proposal, including all conditions contained therein and the person making such proposal, and this Agreement and any other factors deemed relevant by the Board of Directors of BRE), is more favorable to the stockholders of BRE than the Merger.

“Systems” means the refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery and equipment that are owned by BRE or any of its Subsidiaries and used for the conduct of the business of BRE or any of its Subsidiaries as presently conducted.

“Takeover Proposal” means any bona fide proposal or offer made by a third party (other than any offer or proposal by Parent or its affiliates) for or with respect to any acquisition, whether by a merger, consolidation, tender offer, exchange offer, business combination, recapitalization, binding share exchange, joint venture or other similar transaction, of (A) more than 25% or more of BRE's consolidated assets (based on the fair market value thereof), or (B) more than 25% of the outstanding BRE Common Stock or securities of BRE representing more than 25% of the voting power of BRE.

“Tax” or “Taxes” means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, branch profits, capital, sales, use, ad valorem, value added, transfer, registration, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, premium, windfall profits, environmental, real property, personal property, alternative, add-on minimum and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with respect thereto, whether disputed or not.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments with respect thereto).

“Units” means all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease.

“WCOF-BRE Debenture” means that certain Amended and Restated Senior Secured Debenture dated February 2, 2009, in the original principal amount of $18,450,000 as amended from time to time and most recently by that certain Seventh Amendment to Amended and Restated Senior Secured Debenture dated effective May 10, 2013.

“Wells” means all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable Person or any of its Subsidiaries, together with all oil, gas and mineral production from such well.

“Willful Breach” means a material breach, or failure to perform, that is the consequence of an act or omission of a Representative or a Subsidiary of BRE with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

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ANNEX B

July 22, 2013

The Special Transactions Committee of Independent Directors
EnerJex Resources, Inc.
4040 Broadway Street, Suite 508
San Antonio, TX 78209

Members of the Special Transactions Committee:

Stifel, Nicolaus & Company, Incorporated (“Stifel” or “we”) has been advised that EnerJex Resources, Inc. (the “Company”) is considering entering into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, BRE Merger Sub, Inc., a direct wholly-owned subsidiary of the Company (“Merger Sub”), Black Raven Energy, Inc. (the “Target”) and West Coast Opportunity Fund, LLC, pursuant to which Merger Sub will be merged with and into the Target with the Target continuing as the surviving corporation, and each issued and outstanding share of the Target’s common stock (a “Target Share”) will be converted into the right to receive, at the election of the holders of the Target Shares, (a) .35 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”) or (b) $0.40 per Target Share in cash (the “Cash Consideration”), up to the Maximum Cash Consideration Amount (as defined in the Merger Agreement) ((a) and (b) collectively, the “Merger Consideration”), subject to adjustments and on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

The Special Transactions Committee (the “Special Transactions Committee”) of the Board of Directors of the Company (the “Board”) has requested Stifel’s opinion, as investment bankers, as to the fairness to the Company, from a financial point of view as of the date hereof, of the Merger Consideration proposed to be paid by the Company pursuant to the Merger Agreement in connection with the Merger (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	reviewed the audited consolidated financial statements of the Company contained in its Annual Reports on Form 10-K for the three years ended December 31, 2012 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;
(ii)	reviewed (a) the audited consolidated financial statements of the Target contained in its Annual Report on Form 10-K for the year ended December 31, 2010, and (b) the Target’s unaudited financial statements for the years ended December 31, 2011 and December 31, 2012 and for the four months ended April 30, 2013 provided to us by the Target’s management;
(iii)	reviewed a draft of the Merger Agreement dated July16, 2013;
(iv)	reviewed the Company’s reserve report prepared by MHA Petroleum Consultants LLC (“MHA”) dated 3/25/2013, the Target’s Niobrara reserve report prepared by MHA dated 7/1/2013 and the Target’s Adena Field reserve report prepared by William M. Cobb & Associates, Inc. dated 4/12/2013 (collectively, the “Reserve Reports”);
(v)	reviewed and discussed with the Company’s management certain other publicly available information concerning the Company and the Target;
(vi)	reviewed certain non-publicly available information concerning the Company and the Target, including internal reserve and resource information, financial analyses and forecasts and projections prepared by the Company’s and the Target’s management teams respectively, and held discussions with the Company’s and the Target’s senior management regarding recent developments;
(vii)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(viii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;
(ix)	reviewed the reported prices and trading activity of the equity securities of the Company;
(x)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our Opinion; and
(xi)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company or the Target, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts and projections supplied to us by the Company, we have assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company or the Target, as applicable, as to the future operating and financial performance of the Company or the Target, as applicable, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either the Company or the Target since the date of the last financial statements of the Company and the Target, respectively, made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of either the Company’s or the Target’s assets or liabilities, or the potential realization of the value of any such assets, nor have we been furnished with any such evaluation or appraisal, other than the Reserve Reports on which we relied without independent verification. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft Merger Agreement we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the draft Merger Agreement we reviewed, without any waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company, the Target or the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have assumed for purposes of our analysis that the Merger does not constitute a sale of the Company. We have assumed for purposes of our analysis, with your consent, that no eligible shareholder of the Target will elect to receive any Cash Consideration. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement.

Our Opinion is limited to whether the Merger Consideration proposed to be paid by the Company in connection with the Merger pursuant to the Merger Agreement is fair to the Company, from a financial point of view as of the date hereof, and does not address any other terms, aspects or implications of the Merger including, without limitation, the fairness of the Merger Consideration to the Target and its shareholders, the form or structure of the Merger, any consequences of the Merger on the Company, its shareholders, creditors or otherwise, or any terms, aspects or implications of any other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Special Transactions Committee, the Board or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company securities; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of the Company, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) whether the Company has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration component of the Merger Consideration to the holders of Target Shares at the closing of the Merger; (vi) the election by holders of Target Shares to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation of the Merger Consideration between the Stock Consideration and the Cash Consideration among holders of Target Shares (including, without limitation, any re-allocation of the Merger Consideration pursuant to the Merger Agreement); (vii) the treatment of, or effect of the Merger on, the Company’s stock options, warrants, or restricted stock; or (viii) the closing conditions, termination fees or any other provision of the Merger Agreement or aspect of the Merger. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of our Opinion. It is understood that subsequent developments may affect the conclusion reached in our Opinion and that Stifel does not have any obligation to update, revise or reaffirm our Opinion. Our Opinion is solely for the information of, and directed to, the Special Transactions Committee for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Special Transactions Committee or the Board as to how the Special Transactions Committee or the Board should vote on the Merger or to any shareholder of the Company or the Target as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, whether to elect to receive the Cash Consideration or the Stock Consideration (or any combination thereof), or whether or not any shareholder of the Company should exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Special Transactions Committee, the Board or the Company to proceed with or effect the Merger. We were not requested to, and we did not, explore alternatives to the Merger or solicit the interest of any other parties in pursuing transactions with the Company.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Transactions Committee in connection with the Merger and will receive a fee upon the delivery of our Opinion that is not contingent upon consummation of the Merger. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Stifel served as placement agent in an offering of senior notes by the Target in July 2011 for which Stifel received customary fees, and Stifel is currently in discussions with the Company to advise on an asset divestiture. There are no other material relationships that existed during the two years prior to the date of our Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Merger. Stifel may seek to provide investment banking services to the Company, the Target or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity and debt securities of each of the Company and the Target and may at any time hold a long or short position in such securities.

Stifel’s Fairness Opinion Committee has approved the issuance of our Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

Based upon and subject to the foregoing, we are of the Opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger pursuant to the Merger Agreement is fair to the Company, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

July 19, 2013

Board of Directors
Black Raven Energy, Inc.
1331 17th Street, Suite 350
Denver, CO 80202

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders, referred to herein as “Stockholders”, of common stock (“Common Stock”), of Black Raven Energy, Inc., a Nevada corporation (the “Company”), of the Merger Consideration (as defined below) to be paid by EnerJex Resources, Inc., a Nevada corporation (the “Acquiror”), pursuant to a July 16, 2013 draft of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among the Company, the Acquiror, a newly formed, direct wholly-owned subsidiary of the Acquiror (“Merger Sub”) and West Coast Opportunity Fund, LLC, a Delaware limited liability company (“WCOF”).

The Merger Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Common Stock, other than dissenting shares, will be converted as follows: (A) Each share of Common Stock with respect to which an election to receive cash (a “Cash Election”) has been made (a “Cash Electing Share”) shall be converted into the right to receive $0.40 per Common Share in cash (the “Cash Consideration”), up to the maximum Cash Consideration amount of $600,000 (the “Maximum Cash Consideration Amount”); (B) Each share of Common Stock with respect to which an election to receive stock (a “Stock Election”) has been made (a “Stock Electing Share”) shall be converted into the right to receive 0.3479 validly issued, fully paid and nonassessable shares of Acquiror common stock (the “Exchange Ratio”), subject to adjustment relating to the Carlyle Notes, as defined in the Merger Agreement (such per share amount, together with any cash in lieu of fractional shares of Common Stock to be paid (the “Acquiror Common Stock Consideration”), and collectively with the Cash Consideration, the “Merger Consideration”; or (C) Each share of Common Stock that is not a Cash Electing Share or a Stock Electing Share (each, a “Non-Electing Share”) shall be converted into the right to receive the Cash Consideration or the Acquiror Common Stock Consideration as set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In connection with our review of the Merger, and in arriving at our opinion described below, we have, among other things:

•	Reviewed and analyzed the financial terms of the Merger Agreement;
•	Reviewed and analyzed certain publicly available business and financial information relating to the Acquiror that we deemed relevant;
•	Reviewed and analyzed certain non-public internal financial information and other operating data and planning materials relating to the business and financial prospects of the Company, including estimates and financial projections prepared by the management of the Company and provided to us by the Company for the purpose of our analysis;
•	Reviewed the current and historical share price(s) and trading history for the Acquiror and the trading histories for certain other publicly traded companies which we deemed relevant;
•	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving companies we deemed relevant;
•	Compared the financial performance of the Company with that of other companies that we deemed relevant; and
•	Performed such other financial studies, analyses, investigations and such other factors which we deemed relevant.

In addition, we have held multiple conversations with senior management and the Board of Directors of the Company, including, in particular, regarding the course of discussions of the Merger. These conversations also entailed recent developments in the business operations of the Company, including a review of business opportunities and anticipated production schedules prepared by management along with the corresponding financial projections.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Merger Agreement.

In addition, we have not conducted a physical inspection or made an independent evaluation or appraisal of assets of the Company, nor have we been furnished with any such evaluation or appraisal. Our opinion relates to the Company as a going concern and, accordingly, we express no opinion on its liquidation value. In rendering our opinion, we have assumed that in the course of obtaining any necessary regulatory and governmental approvals for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Our opinion is based on circumstances as they exist and can be evaluated on, and the information made available to us at, the date hereof and is without regard to any market, economic, financial, legal or other circumstances or event of any kind of nature that may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have assumed that the executed Merger Agreement will be in all material respects identical to the above draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder.

We have acted as financial advisor to the Company in connection with the Merger and have received a fee for our services. We will also receive a fee for rendering this opinion. The fee for this opinion is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagements for the Company. We and our affiliates have in the past provided financial advisory services to the Company and the Acquiror and may in the future provide investment banking and financial services to the Acquiror for which we would expect to receive, compensation.

As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities that may directly or indirectly, affect or be affected by the Merger.

It is understood that this letter is for the information of the Board of Directors of the Company, solely in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without our prior written consent. However, notwithstanding the foregoing, we consent to the inclusion of this opinion in the Information Statement/Prospectus relating to the merger.

Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage. This opinion is not intended to be and does not constitute a recommendation to any Stockholder regarding whether such holder should vote on the approval and adoption of the Merger. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by Stockholders in the Merger or with respect to the fairness of any such compensation.

Our opinion does not provide assurance that the best possible price was obtained, nor have we been retained to comment on the strategic merit of the Merger or the future operations of the Company. Future business conditions are subject to change and are beyond our control and the parties involved in the Merger. This opinion has been reviewed and approved by the fairness opinion committee of C. K. Cooper.

Based upon, and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,

C. K. Cooper & Company, Inc.

ANNEX D

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined.  “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

a)	Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
(1)	If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
(2)	If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
b)	Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.
c)	Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent:  Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

a)	The articles of incorporation of the corporation issuing the shares provide otherwise; or

b)	The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
(1)	Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:
(I)	The surviving or acquiring entity; or
(II)	Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or
(2)	A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent:  Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

a)	He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
b)	He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

a)	Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
b)	Must not vote his shares in favor of the proposed action.

2.  A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice:  Delivery to stockholders entitled to assert rights; contents.

1.  If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2.  The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

a)	State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
b)	Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
c)	Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;
d)	Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
e)	Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.  A stockholder to whom a dissenter’s notice is sent must:

a)	Demand payment;
b)	Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
c)	Deposit his certificates, if any, in accordance with the terms of the notice.

2.  The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.  The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares:  Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.  The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

a)	Of the county where the corporation’s registered office is located; or

b)	At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

a)	The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
b)	A statement of the subject corporation’s estimate of the fair value of the shares;
c)	An explanation of how the interest was calculated;
d)	A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
e)	A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares:  Shares acquired on or after date of dissenter’s notice.

1.  A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value:  Notification of subject corporation; demand for payment of estimate.

1.  A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.  A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value:  Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.  A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

a)	For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
b)	For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value:  Assessment of costs and fees.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

a)	Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
b)	Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

DEMAND FOR PAYMENT

NOTE: THIS FORM IS TO BE COMPLETED AND RETURNED ONLY IF YOU DESIRE TO EXERCISE DISSENTERS’ RIGHTS AND PURSUE THE APPRAISAL PROCEEDINGS REQUIRED IN CONNECTION THEREWITH.

Pursuant to the dissenters’ rights granted under the Nevada Dissenter’s Rights Stature (the “Dissenters Rights Section”) of the Nevada Revised Statues (the “NRS”), the undersigned, in connection with the merger of BLACK RAVEN ENERGY, INC. (the “Company”) and BRE Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with the Company as the surviving corporation, does hereby certify as follows:

(1)  The undersigned has received a copy of the Proxy Statement/Information Statement/Prospectus, dated as of September 10, 2013 distributed by the Company, with all Appendixes referred to therein including, without limitation, the text of the Dissenters’ Rights Section of the NRS.

(2)  The undersigned is the (CHECK ONE) [ ] record holder [ ] beneficial owner of the number of shares of the Common Stock of the Company (the “Shares”) set forth in the lettered paragraphs below. The undersigned certifies that he or she acquired beneficial ownership of the shares before July 29, 2013, which is the date of the first announcement to the stockholders of the terms of the proposed merger.

(3)  If a record holder, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, on behalf of (CHECK ONE) [ ] itself and/or [ ] the beneficial owner(s) whose name(s) and address(es) is (are) listed below, with respect to all Shares owned by the undersigned as set forth in paragraph A below and/or held on behalf of such beneficial owner(s) as set forth in paragraph B below. If the undersigned is asserting dissenter’s rights on behalf of a beneficial owner, the undersigned has received a representation from the beneficial owner that such owner owns the total number of Shares set forth with respect to such holder in paragraph B below.

(4)  If a beneficial owner, the undersigned hereby asserts dissenter’s rights and demands payment, pursuant to the Dissenters’ Rights Section, with respect to all Shares owned by the undersigned whether held as record owner or as beneficial owner, including, without limitation, those held on the undersigned’s behalf by the record holder Specified in paragraph C below.

NOTE: A BENEFICIAL OWNER WHO ASSERTS DISSENTER’S RIGHTS ON HIS OR HER OWN BEHALF MUST OBTAIN THE WRITTEN CONSENT OF THE RECORD HOLDER OF HIS OR HER SHARES TO DO SO, a form of which is attached hereto as Exhibit A.

NOTE: IF THE SPACE PROVIDED HEREIN IS INADEQUATE, THE CERTIFICATE NUMBERS AND/OR THE NUMBER OF SHARES SHOULD BE LISTED ON A SEPARATE SCHEDULE ATTACHED TO THIS DEMAND FOR PAYMENT FORM.

A.  To be completed by record holders asserting dissenters’ rights on behalf of themselves:

_____________________________	_____________________________	_____________________________
Exact name and address of beneficial owner (including zip code)	Date(s) Shares were acquired	Number of shares held of record and beneficially owned by record holders

_____________________________	_____________________________
Taxpayer Identification or Social Security Number	Telephone number, including area code

B.  To be completed by record holders asserting dissenters’ rights on behalf of beneficial owners:

_____________________________	_____________________________	_____________________________
Exact name and address of record holder (including zip code)		Taxpayer Identification or Social Security

_____________________________	_____________________________	_____________________________
Exact name and address (including zip code) of beneficial owner on whose behalf record holder is asserting dissenters rights	Date(s) beneficial ownership was acquired	Number of shares held by record holder on behalf of beneficial owner

_____________________________	_____________________________
Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A RECORD HOLDER WHO IS ASSERTING DISSENTERS’ RIGHTS ON BEHALF OF MORE THAN ONE BENEFICIAL OWNER MUST COMPLETE PARAGRAPH B ON A SEPARATE SHEET FOR EACH SUCH BENEFICIAL OWNER.

C.  To be completed by beneficial owners exercising dissenters’ rights on behalf of themselves:

_____________________________	_____________________________	_____________________________
Exact name and address of beneficial owner (including zip code)	Date(s) beneficial ownership was acquired	Total number of shares owned, beneficially or otherwise, by the beneficial owner

_____________________________	_____________________________
Taxpayer Identification of Social Security Number	Telephone number, including area code

_____________________________		_____________________________
Exact name and address of record holder of Shares owned by beneficial owner		Number of shares owned by beneficial owner and held by record owner

_____________________________	_____________________________
Taxpayer Identification of Social Security Number	Telephone number, including area code

NOTE: A BENEFICIAL OWNER WHO DESIRES TO EXERCISE DISSENTER’S RIGHTS MUST COMPLETE PARAGRAPH C ON A SEPARATE SHEET FOR EACH RECORD HOLDER INCLUDING SUCH BENEFICIAL OWNER, IF APPLICABLE.

SHAREHOLDERS OF RECORD AND BENEFICIAL OWNERS WHO DESIRE TO EXERCISE THEIR DISSENTERS’ RIGHTS MUST DEMAND PAYMENT FOR THEIR SHARES BY COMPLETING THIS DEMAND FOR PAYMENT FORM AND RETURNING IT AS INSTRUCTED IN THE DISSENTERS’ NOTICE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, CERTIFICATES REPRESENTING ALL SHARES OWNED OR HELD (AS DESCRIBED ABOVE) AND ANY OTHER REQUIRED DOCUMENTS, SO THAT SUCH DOCUMENTS AND CERTIFICATES ARE RECEIVED BY THE COMPANY BY _________, 2013 (THE “DEMAND DATE”).

FOR DISSENTERS’ RIGHTS TO BE PERFECTED, THE COMPANY MUST HAVE RECEIVED THE COMPLETED DEMAND FOR PAYMENT FORM AND THE CERTIFICATES REPRESENTING SHARES, AND ANY OTHER REQUIRED DOCUMENTS, BY THE DEMAND DATE. A SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTER’S RIGHTS SHOULD MAIL THE COMPLETED DEMAND FOR PAYMENT FORM, THE CERTIFICATES REPRESENTING THE SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE ADDRESS AND PURSUANT TO THE INSTRUCTIONS CONTAINED IN THE DISSENTERS’ NOTICE.

SIGN HERE

IN WITNESS WHEREOF, the undersigned has executed this Demand for Payment Form on the date set forth below.

__________________________________________________________________________________________
Signature of Record Holder/Beneficial Owner
Dated: _______________ ___, 20__
Name(s):	__________________________________________________________
(Please Print)
Capacity (full title):	__________________________________________________________
Address:	__________________________________________________________
__________________________________________________________
(zip code)
Area Code and Tel. No.:	__________________________________________________________

TO DEMAND FOR PAYMENT FORM CONSENT BY RECORD HOLDER TO ASSERTION OF DISSENTERS’ RIGHTS BY BENEFICIAL OWNER

The undersigned is the record holder for the benefit of the below-named beneficial owner (the “Beneficial Owner”) of the number of shares (the “Shares”) of Common Stock of BLACK RAVEN ENERGY, INC., a Nevada corporation (the “Company”) set forth opposite the signature of the undersigned. In connection with the merger of the Company and BRE Merger Sub, Inc., a Nevada corporation, with the Company as the surviving corporation, the undersigned does hereby consent to the assertion by the Beneficial Owner of dissenter’s rights under the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned record holder has executed this Consent on the date set forth below.

____________________________	__________________________________________________________
Number of Shares held by record holder on behalf of beneficial owner	Signature of Record Holder
__________________________________________________________
Taxpayer Identification or Social Security Number
Dated: ___________________ __, 20__
Exact name(s) of beneficial owner(s):___________________________
(Please Print)
Capacity (full title): _________________________________________
Address:___________________________________________________
Area Code and Tel. No.: _____________________________________

NOTE: A RECORD HOLDER WHO DESIRES TO CONSENT TO THE ASSERTION OF DISSENTERS’ RIGHTS BY MORE THAN ONE BENEFICIAL OWNER MUST PROVIDE A SEPARATE EXHIBIT A FOR EACH SUCH BENEFICIAL OWNER.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

In reviewing the agreements included as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about EnerJex, Black Raven or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about EnerJex may be found elsewhere in this registration statement and their other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated July 26, 2013,by and among EnerJex Resources, Inc., BRE Merger Sub, Inc., Black Raven Energy, Inc., and West Coast Opportunity Fund, LLC (included as Annex A to the proxy statement/information statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).
5.1	Opinion of Reicker, Pfau, Pyle & McRoy LLP as to the validity of the EnerJex common shares being registered pursuant to this registration statement.*
8.1	Opinion of Levine, Garfinkel and Eckersley, LLP as to certain tax matters.*
23.1	Consent of L.L. Bradford & Company, LLC, independent registered public accounting firm.*
23.2	Consent of MHA Petroleum Consultants LLC.*
23.3	Consent of C.K. Cooper & Company, Inc.*
23.4	Consent of Stifel, Nicolaus & Co., Inc.*
23.5	Consent of Weaver, Martin & Samyn, LLC, independent registered public accounting firm.*
24.1	Power of Attorney (included on signature pages to this Registration Statement).*
99.1	Form of Proxy Card of EnerJex Resources, Inc.*
(b) Financial Statement Schedules

Exhibit No.	Exhibit Description
13.1	Black Raven 2011 and 2012 Consolidated Financial Statements++
13.2	Black Raven — Six Month Financial Statements as of June 30, 2013++
13.3	EnerJex 2011 and 2012 Consolidated Financial Statements*
13.4	EnerJex — Six Month Financial Statements as of June 30, 2013++

(c) Reports, Opinions or Appraisals

Fairness Opinion Reports provided by Stifel Nicolaus & Company, Incorporated and C.K. Cooper & Company (included as Annex B and C to the proxy statement/information statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).*

*	Filed herewith.
++	Previously filed.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the application form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on September 13, 2013.

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert G. Watson, Jr. Robert G. Watson, Jr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Robert G. Watson, Jr., and acting singly, as the person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated.

Signature	Title	Date
/s/ Robert G. Watson Robert G. Watson	Director and Chief Executive Officer (Principal Executive Officer)	September 13, 2013
/s/ Douglas M. Wright Douglas M. Wright	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 13, 2013
/s/ R. Atticus Lowe R. Atticus Lowe	Director and Senior Vice President of Corporate Marketing	September 13, 2013
/s/ Lance Helfert Lance Helfert	Director	September 13, 2013
/s/ James G. Miller James G. Miller	Director	September 13, 2013
/s/ Richard Menchaca Richard Menchaca	Director	September 13, 2013